                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 33-65816

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final form of this prospectus supplement and the prospectus to which it relates. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED MAY 26, 1998
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MAY 26, 1998)

                          $655,773,143 (APPROXIMATE)
               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  DEPOSITOR
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1998-C1

   The Series 1998-C1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of fifteen classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are collectively referred to herein as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class I, Class J and Class K Certificates are referred to collectively herein as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to herein collectively as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are collectively referred to herein as the "Residual Certificates." Only the Class A, Class B, Class C, Class D and Class E Certificates are being offered hereby (collectively, the "Offered Certificates").
                                                       (continued on page S-2)
------------------------------------------------------------------------------

               INITIAL CLASS                    ASSUMED FINAL      RATED FINAL       CERTIFICATE
                CERTIFICATE     PASS-THROUGH     DISTRIBUTION     DISTRIBUTION          RATING
                BALANCE (1)       RATE (2)         DATE (3)         DATE (4)
--------------------------------------------------------------------------------   MOODY'S*     DCR**
                                                                                 ----------   -------
Class A-1  ..   $129,564,000          %         October 16, 2007   June 16, 2030     Aaa          AAA
------------  --------------- --------------  ----------------- ---------------  ----------   -------
Class A-2  ..   $417,211,428          %            June 16, 2008   June 16, 2030     Aaa          AAA
------------  --------------- --------------  ----------------- ---------------  ----------   -------
Class B .....   $ 35,736,956          %        December 16, 2012   June 16, 2030     Aa2           AA
------------  --------------- --------------  ----------------- ---------------  ----------   -------
Class C .....   $ 32,163,260          %         January 16, 2013   June 16, 2030      A2            A
------------  --------------- --------------  ----------------- ---------------  ----------   -------
Class D .....   $ 32,163,260          %           April 16, 2013   June 16, 2030    Baa2          BBB
------------  --------------- --------------  ----------------- ---------------  ----------   -------
Class E .....   $  8,934,239          %             May 16, 2013   June 16, 2030    Baa3          BBB-
------------  --------------- --------------  ----------------- ---------------  ----------   -------

 * Moody's Investors Service, Inc.
** Duff & Phelps Credit Rating Company

(Footnotes to table on page S-2)

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR ANY OF ITS AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page S-30 herein and page 17 in the Prospectus before purchasing any Offered Certificate.


   The Offered Certificates will be purchased from the Depositor by Bear, Stearns & Co. Inc. (the "Underwriter") and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the
Depositor estimated to be approximately $         , will be     % of the
initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from the Cut-Off Date. The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC") on or about June 29, 1998 (the "Closing Date").

                           BEAR, STEARNS & CO. INC.

                                      , 1998.

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1998-C1

                                     (MAP)

WASHINGTON
1 property
$8,491,609
1.19% of total

OREGON
2 properties
$6,609,138
0.92% of total

CALIFORNIA
29 properties
$195,924,576
27.41% of total

NEVADA
3 properties
$3,940,645
0.55% of total

ARIZONA
8 properties
$33,853,457
4.74% of total

UTAH
3 properties
$14,600,000
2.04% of total

COLORADO
3 properties
$4,096,566
0.57% of total

TEXAS
3 properties
$18,729,899
2.62% of total

MINNESOTA
14 properties
$9,392,598
1.31% of total

ILLINOIS
3 properties
$10,713,889
1.50% of total

MICHIGAN
4 properties
$17,128,519
2.40% of total

OHIO
1 property
$1,991,257
0.28% of total

PENNSYLVANIA
8 properties
$24,412,619
3.42% of total

VERMONT
2 properties
$9,435,216
1.32% of total

NEW HAMPSHIRE
1 property
$4,393,682
0.61% of total

MAINE
1 property
$774,546
0.11% of total

MASSACHUSETTS
11 properties
$51,294,926
7.18% of total

CONNECTICUT
7 properties
$36,246,605
5.07% of total

HODE ISLAND


RHODE ISLAND
2 properties
$6,734,094
0.94% of total

NEW YORK
32 properties
$118,179,358
16.53% of total

NEW JERSEY
3 properties
$16,796,040
2.35% of total

DELAWARE
4 properties
$19,380,562
2.71% of total

MARYLAND
4 properties
$17,350,000
2.43% of total

VIRGINIA
2 properties
$7,122,151
1.00% of total

NORTH CAROLINA
2 properties
$7,868,330
1.10% of total

FLORODA
15 properties
$63,543,057
8.89% of total

ALABAMA
1 property
$1,435,783
0.20% of total

LOUISIANA
1 property
$4,300,000
0.60% of total

is less than 1.00% of Cut-Off Date Allocated Loan Amount [         ]
1.00 - %.99% of Cut-Off Date Allocated Loan Amount [         ]
6.00 - 9.99% of Cut-Off Date Allocated Loan Amount [         ]
is greater than 9.99% of Cut-Off Date Allocated Loan Amount [         ]

[GRAPHIC of Sunrise Highway Property]

1851 & 1871 sunrise Highway
Bay Share, NY

[GRAPHIC of Torrey Reserve Property]

Torrey Reserve - South Court
San Diego, CA


[GRAPHIC of Lomas Santa Fe Plaza Property]
Lomas Santa Fe Plaza
San Diego, CA


[GRAPHIC of Back Bay Manor Boston Property]

Back Bay Manor
Boston, MA

[GRAPHIC of Naples Beach Hotel Property]

Naples Beach Hotel & Golf Club
Naples, FL

[GRAPHIC of Broadway/Palace Property]

1564 Broadway/The Palace Theatre
New York, NY

[GRAPHIC of Shaw Plaza Property]

Shaw's Plaza Shopping Center
Southington, CT

[GRAPHIC of Mission Marketplace Property]

Mission Marketplace
Oceanside, CA

[GRAPHIC of Kerr McGee Property]

Kerr McGee Center
Houston, TX

[GRAPHIC of White Road Plaza Property]
White Road Plaza
San Jose, CA

(continued from cover page)
------------
(1)    Approximate, subject to a permitted variance of plus or minus 5%.

(2) In no event will the Pass-Through Rate of the Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificates exceed the lesser of
       (x) the annual percentage rate described on the cover and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date).

(3) The Assumed Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

(4) The Rated Final Distribution Date is the first Distribution Date after the 24th month following the end of the amortization term of the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

   The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor, which will consist primarily of a segregated pool (the "Mortgage Pool") of commercial, multifamily and mobile home community fixed-rate, fully amortizing and balloon mortgage loans (the "Mortgage Loans"). Retail properties will represent security for a material concentration of the Mortgage Loans constituting the Trust Fund, based on the principal balances of the Mortgage Loans as of the Cut-Off Date. As of the Cut-Off Date, the Mortgage Loans are expected to have an aggregate principal balance of approximately $714,739,121 (the "Initial Pool Balance"), after application of all payments of principal due on or before such date, whether or not received. As used herein, the "Cut-Off Date" is June 1, 1998. Certain anticipated characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool." The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Trust Fund will be subordinate to the rights of the holders of the Senior Certificates, and the rights of the holders of each Class of Subordinate Certificates to receive distributions with respect to the Trust Fund will be subordinate to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation, in each case to the extent described herein and in the Prospectus.

   It is a condition of their issuance that the Class A Certificates be rated not lower than "Aaa" and "AAA", the Class B Certificates be rated not lower than "Aa2" and "AA", the Class C Certificates be rated not lower than "A2" and "A", the Class D Certificates be rated not lower than "Baa2" and "BBB", and the Class E Certificates be rated not lower than "Baa3" and "BBB-" by Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Company ("DCR"), respectively. See "Ratings" herein.

   There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--Secondary Market" in the Prospectus.

   If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Offered Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

   The Offered Certificates will be represented initially by certificates registered in the name of Cede & Co., as nominee of DTC. The interests of the beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available in exchange for the Offered Certificates only under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" herein and in the Prospectus.

   Elections will be made to treat designated portions of the Trust Fund (each, a "REMIC Pool") as two separate "real estate mortgage investment conduits" (each, a "REMIC" and, respectively, the "Upper-

Tier REMIC" and the "Lower-Tier REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Certificates other than the Residual Certificates will be designated as "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates will be designated as the "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   Distributions on the Certificates will be made, to the extent of available funds, on the 16th day of each month or, if any such 16th day is not a business day, then on the next succeeding business day, beginning on July 16, 1998 (each, a "Distribution Date"). As more fully described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date at the pass-through rate (the "Pass-Through Rate") then applicable to such Class on the Certificate Balance of such Class outstanding immediately prior to such Distribution Date. Interest will accrue on each Class of Offered Certificates from the first day of the month preceding the month in which the related Distribution Date occurs through the last day of such month (each such period, an "Interest Accrual Period") on the Certificate Balance of such Class immediately preceding such Distribution Date. Distributions of interest and distributions of principal on each Class of Offered Certificates will be made in the amounts and in accordance with the priorities described herein. See "Description of the Certificates--Distributions" herein.

   The yield to maturity on each Class of Offered Certificates will depend on, among other things, fluctuations in the Pass-Through Rate of such Class, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and principal losses on the Mortgage Loans. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

   THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF THE DEPOSITOR'S COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES REFERRED TO IN THE DEPOSITOR'S PROSPECTUS DATED MAY 26, 1998, WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

                          FORWARD-LOOKING STATEMENTS

   IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL POLITICAL, SOCIAL, ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH, ANY SUCH STATEMENT IS BASED.

                           CREDIT SUPPORT STRUCTURE

                                                                                                     CLASS SIZE AS
                                                                                                      A PERCENT OF
                                                                                                       AGGREGATE
                                                                                                        CUT-OFF
                                                                                                          DATE
                                                 PRINCIPAL AND      INITIAL                            BALANCE OF
APPROXIMATE INITIAL        INTEREST-ONLY           INTEREST       CERTIFICATE                           MORTGAGE
   CREDIT SUPPORT           CERTIFICATES         CERTIFICATES       BALANCE         RATINGS(1)           LOANS
-------------------  ------------------------- ---------------  -------------- -------------------  ---------------
                                                  Class A-1      $129,564,000    ("Aaa"/"AAA")          18.13%
       23.50%                                     Class A-2      $417,211,428    ("Aaa"/"AAA")          58.37%
       18.50%                                     Class B        $ 35,736,956    ("Aa2"/"AA")            5.00%
       14.00%                                     Class C        $ 32,163,260    ("A2"/"A")              4.50%
        9.50%        Class X                      Class D        $ 32,163,260    ("Baa2"/"BBB")          4.50%
        8.25%        $714,739,121                 Class E        $  8,934,239    ("Baa3"/"BBB-")         1.25%
        6.50%        (Initial Notional Amount)    Class F        $ 12,507,935      Not Offered           1.75%
        4.75%        Not Offered                  Class G        $ 12,507,935      Not Offered           1.75%
        4.00%                                     Class H        $  5,360,543      Not Offered           0.75%
        1.50%                                     Class I        $ 17,868,478      Not Offered           2.50%
        0.85%                                     Class J        $  4,645,804      Not Offered           0.65%
         N/A                                      Class K        $  6,075,283      Not Offered           0.85%
-------------------  ------------------------- ---------------  -------------- -------------------  ---------------
                            (1) Ratings: Moody's/DCR
 -----------------------------------------------------------------------------------------------------------------

                           SUMMARY OF CERTIFICATES

                                INITIAL
                               AGGREGATE                                              WEIGHTED
                              CERTIFICATE                                             AVERAGE     PRINCIPAL OR
                              BALANCE OR              PASS-THROUGH                      LIFE        NOTIONAL
                               NOTIONAL       % OF        RATE        PASS-THROUGH    (APPROX.     PRINCIPAL
 CLASS      RATINGS (1)         AMOUNT       TOTAL   DESCRIPTION (3)      RATE       YEARS)(5)     WINDOW (5)
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
Senior Classes
---------------------------------------------------------------------------------------------------------------
   A-1      "Aaa"/"AAA"      $129,564,000    18.13        Fixed             %            5.8     7/1998-10/2007
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
   A-2      "Aaa"/"AAA"      $417,211,428    58.37        Fixed             %            9.8     10/2007-6/2008
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    X       Not Offered      $714,739,121(2)  N/A       Variable            %(4)        10.1      7/1998-6/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
Subordinate Classes
---------------------------------------------------------------------------------------------------------------
    B        "Aa2"/"AA"      $ 35,736,956     5.00        Fixed             %           12.1     6/2008-12/2012
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    C         "A2"/"A"       $ 32,163,260     4.50        Fixed             %           14.5     12/2012-1/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    D       "Baa2"/"BBB"     $ 32,163,260     4.50        Fixed             %           14.7      1/2013-4/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    E      "Baa3"/"BBB-"     $  8,934,239     1.25        Fixed             %           14.9      4/2013-5/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    F       Not Offered      $ 12,507,935     1.75        Fixed             %           14.9      5/2013-5/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    G       Not Offered      $ 12,507,935     1.75        Fixed             %           14.9      5/2013-5/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    H       Not Offered      $  5,360,543     0.75        Fixed             %           14.9      5/2013-5/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    I       Not Offered      $ 17,868,478     2.50        Fixed             %           14.9      5/2013-5/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    J       Not Offered      $  4,645,804     0.65        Fixed             %           14.9      5/2013-5/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------
    K       Not Offered      $  6,075,283     0.85        Fixed             %           14.9      5/2013-6/2013
-------  ----------------- ---------------  ------- ---------------  -------------- ----------  ---------------

(1)      Ratings: Moody's/DCR

(2) The Class X Certificates will not have a Certificate Principal Balance or entitle their holders to distributions of principal. The Class X Certificates will, however, have a notional amount (the "Notional Amount") equal to the aggregate Stated Principal Balance of the Mortgage Loans from time to time for purposes of calculating the interest distributions to which such Class is entitled.

(3) The Pass-Through Rates of each Class of Certificates (other than Class X and the Residual Certificates) shall equal the lesser of (x) the fixed rate per annum described under "Pass-Through Rate" for such Class and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date).

(4) The Class X Pass-Through Rate with respect to any Distribution Date shall be equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Mortgage Loans as of the immediately preceding Distribution Date after giving effect to distributions of principal on such Distribution Date, over (ii) the weighted average of the Pass-Through Rates of the other Classes of Certificates (other than the Residual Certificates) as described herein.

(5) The weighted average life ("Weighted Average Life") and period during which distributions of principal would be received (or, in the case of the Class X Certificates, reductions in the Notional Amount would occur) (the "Principal Window" and the "Notional Principal Window," respectively) set forth in the foregoing table with respect to each Class of Certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein and on the assumptions that there are no prepayments (other than on the Anticipated Repayment Date in the case of the one ARD Loan), no delinquencies or losses on the Mortgage Loans and no extensions of Maturity Dates (as defined herein) of the Mortgage Loans.

                              TABLE OF CONTENTS

                                                                                             PAGE
                                                                                         -----------
SUMMARY OF PROSPECTUS SUPPLEMENT                                                              S-9

RISK FACTORS                                                                                 S-30
  Exposure of the Mortgage Pool to Adverse Economic or Other Developments
   Based on Geographic Concentration                                                         S-30
  Increased Risk of Loss Associated With Concentration of Mortgage Loans,
   Borrowers and Managers                                                                    S-30
  Limitations on Enforceability of Cross-Collateralization                                   S-31
  Other Financing and Additional Debt                                                        S-31
  Risks Associated with Balloon Payments and the ARD Loan                                    S-32
  Borrower Default; Nonrecourse Mortgage Loans                                               S-32
  Risks Associated with Commercial and Multifamily Lending Generally                         S-33
  Dependence on Tenants                                                                      S-33
  Risks Particular to Retail Properties                                                      S-34
  Risks Particular to Multifamily Properties                                                 S-34
  Risks Particular to Office Properties                                                      S-35
  Risks Particular to Hotel Properties                                                       S-35
  Risks Particular to Industrial Properties                                                  S-35
  Management                                                                                 S-36
  Risks Relating to Lack of Certificateholder Control Over Trust Fund                        S-36
  Special Servicer May Purchase Certificates                                                 S-37
  Yield Risk Associated With Changes in Concentrations                                       S-37
  Subordination of Subordinate Offered Certificates                                          S-37
  Potential Liability to the Trust Fund Relating to a Materially Adverse Environmental
   Condition                                                                                 S-37
  Tax Considerations Related to Foreclosure                                                  S-38
  Earthquake Insurance                                                                       S-38
  Zoning Compliance                                                                          S-38
  Litigation                                                                                 S-38

DESCRIPTION OF THE MORTGAGE POOL                                                             S-39
  General                                                                                    S-39
   Additional Debt                                                                           S-39
   The ARD Loan                                                                              S-40
  Certain Terms and Conditions of the Mortgage Loans                                         S-40
   Prepayment Provisions                                                                     S-41
   Defeasance                                                                                S-42
   "Due-on-Sale" and "Due-on-Encumbrance" Provisions                                         S-43
  Additional Mortgage Loan Information                                                       S-43
  Ten Largest Mortgage Loans                                                                 S-56
  Rady Family Trust and American Assets                                                      S-59
  Underwritten Net Cash Flow                                                                 S-60
   Revenue                                                                                   S-60
   Vacancy                                                                                   S-60
   Expenses                                                                                  S-60
   Replacement Reserves                                                                      S-60
   Tenant Improvements and Leasing Commissions                                               S-61

                               S-6

Assessments of Property Condition                                                            S-61
   Property Inspection                                                                       S-61
   Appraisals                                                                                S-61
   Environmental Reports                                                                     S-61
   Building Condition Reports                                                                S-61
  The Mortgage Loan Seller                                                                   S-61
  Underwriting Standards                                                                     S-62
   General                                                                                   S-62
   Debt Service Coverage Ratio and LTV Ratio                                                 S-62
   Borrower                                                                                  S-63
   Escrow Requirements                                                                       S-63
  Representations and Warranties; Repurchases                                                S-63
  Mortgaged Property Accounts                                                                S-73
   Lock Box Accounts                                                                         S-73

DESCRIPTION OF THE CERTIFICATES                                                              S-74
  General                                                                                    S-74
  Book-Entry Registration and Definitive Certificates                                        S-75
   General                                                                                   S-75
   Definitive Certificates                                                                   S-75
  Distributions                                                                              S-76
   Method, Timing and Amount                                                                 S-76
   Available Distribution Amount                                                             S-77
   Priority                                                                                  S-78
   Pass-Through Rates                                                                        S-80
   Interest Distribution Amount                                                              S-81
   Principal Distribution Amount                                                             S-81
   Certain Calculations with Respect to Individual Mortgage Loans                            S-82
   Allocation of Yield Maintenance Charges                                                   S-82
   Assumed Final Distribution Date; Rated Final Distribution Date                            S-83
  Subordination; Allocation of Collateral Support Deficit                                    S-83
  Advances                                                                                   S-85
  Appraisal Reductions                                                                       S-86
  Reports to Certificateholders; Available Information                                       S-88
   Trustee Reports                                                                           S-88
   Servicer Reports                                                                          S-89
   Annual Reports                                                                            S-91
  Voting Rights                                                                              S-92
  Termination; Retirement of Certificates                                                    S-92
  The Trustee                                                                                S-93
  The Fiscal Agent                                                                           S-93
 Paying Agent, Certificate Registrar and Authenticating Agent                                S-94

YIELD AND MATURITY CONSIDERATIONS                                                            S-95
  Yield Considerations                                                                       S-95
   General                                                                                   S-95
   Pass-Through Rate                                                                         S-95
   Rate and Timing of Principal Payments                                                     S-95
   Losses and Shortfalls                                                                     S-96
   Certain Relevant Factors                                                                  S-96

                               S-7

 Delay in Payment of Distributions                                                           S-96
   Unpaid Distributable Certificate Interest                                                 S-97
  Weighted Average Life                                                                      S-97
SERVICING OF THE MORTGAGE LOANS                                                             S-101
  General                                                                                   S-101
  The Servicer                                                                              S-103
  The Special Servicer                                                                      S-103
  Servicing and Other Compensation and Payment of Expenses                                  S-104
  Maintenance of Insurance                                                                  S-105
  Modifications, Waiver and Amendments                                                      S-106
  Realization Upon Defaulted Mortgage Loans                                                 S-107
  Inspections; Collection of Operating Information                                          S-109
  Certain Matters Regarding the Servicer, the Special Servicer and the Depositor            S-110
  Events of Default                                                                         S-111
  Rights Upon Event of Default                                                              S-111
  Amendment                                                                                 S-112

CERTAIN FEDERAL INCOME TAX CONSEQUENCES                                                     S-113

METHOD OF DISTRIBUTION                                                                      S-114

LEGAL MATTERS                                                                               S-114

RATINGS                                                                                     S-115

LEGAL INVESTMENT CONSIDERATIONS                                                             S-115

ERISA CONSIDERATIONS                                                                        S-116

INDEX OF PRINCIPAL DEFINITIONS                                                              S-119

MORTGAGE LOAN SCHEDULE                                                                      ANNEX A

FORMS OF SERVICING REPORTS                                                                  ANNEX B

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the respective meanings specified in the Prospectus.

Title of Certificates .........  Bear Stearns Commercial Mortgage Securities
                                 Inc. Commercial Mortgage Pass-Through
                                 Certificates, Series 1998-C1.

Depositor .....................  Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation. The Depositor is an affiliate of Bear, Stearns & Co. Inc. (the "Underwriter"). The Depositor maintains its principal office at 245 Park Avenue, New York, New York 10167. See "The Depositor" in the Prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

Servicer ......................  Banc One Mortgage Capital Markets, LLC, a
                                 Delaware limited liability company. See
                                 "Servicing of the Mortgage Loans--The
                                 Servicer" herein.

Special Servicer ..............  AMRESCO Management, Inc., a Texas
                                 corporation. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" herein.

Trustee .......................  LaSalle National Bank, a nationally chartered bank. See "Description of the
                                 Certificates--The Trustee" herein.

Fiscal Agent ..................  ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate
                                 parent of the Trustee. The Trustee is an affiliate of the Fiscal Agent. See "Description of the Certificates--The Fiscal Agent" herein.

Mortgage Loan Seller ..........  Bear, Stearns Funding, Inc., a Delaware
                                 corporation ("Bear Stearns"). The Mortgage
                                 Loan Seller is an affiliate of the Depositor and the Underwriter. See "Description of the Mortgage Pool--The Mortgage Loan Seller" herein.

Cut-Off Date ..................  June 1, 1998.

Closing Date ..................  On or about June 29, 1998.

Distribution Date .............  Distributions on the Certificates will be made monthly on the 16th day of the month or, if such day is not a business day, the next succeeding business day, commencing in July 1998.

Determination Date ............  With respect to any Distribution Date, the
                                 6th Business Day preceding the Distribution
                                 Date.

Interest Accrual Period .......  With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Interest on the Certificates is calculated based on a 360-day year consisting of twelve 30-day months.

Due Period ....................  With respect to each Distribution Date, the period beginning on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Due Date ......................  With respect to any Mortgage Loan, the date in each month on which scheduled payments are due on such Mortgage Loan (without regard to grace periods), which date is the first day of the month.

Assumed Final
 Distribution Date ............  The Assumed Final Distribution Dates set
                                 forth below for each Class of the Offered
                                 Certificates have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

      CLASS          ASSUMED FINAL
  DESIGNATION      DISTRIBUTION DATE
---------------  ---------------------
Class A-1.......     October 16, 2007
Class A-2.......     June 16, 2008
Class B.........     December 16, 2012
Class C.........     January 16, 2013
Class D.........     April 16, 2013
Class E.........     May 16, 2013

Rated Final Distribution Date .  The Rated Final Distribution Date for each
                                 Class of Offered Certificates is June 16,
                                 2030, which is the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

Denominations .................  The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $25,000 initial Certificate Balance, and integral multiples of $1,000 in excess thereof, with one Certificate of each Class evidencing an additional amount equal to the remainder of the Certificate Balance of such Class.

Certificate Registration ......  Each Class of Offered Certificates will be represented by one or more global
                                 Certificates registered in the name of Cede
                                 & Co., as nominee of DTC. No person
                                 acquiring an interest in the Offered
                                 Certificates (any such person, a
                                 "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form (a "Definitive Certificate") except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" herein and in the Prospectus.

The Mortgage Pool .............  The Mortgage Pool will consist of 106 commercial, 32 multifamily and 8 mobile home community fixed-rate Mortgage Loans with an Initial Pool Balance of approximately $714,739,121. On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase and Sale Agreement dated as of June 1, 1998 between the Depositor and the Mortgage Loan Seller (the "Mortgage Loan Purchase Agreement"). As of the Cut-Off Date, none of the Mortgage Loans is delinquent.

                                 Each Mortgage Loan is secured by a first priority lien on (i) with respect to 142 Mortgage Loans, representing 96.4% of the Initial Pool Balance, a fee simple estate in one or more commercial, multifamily or mobile home community properties, (ii) with respect to one Mortgage Loan, representing approximately 1.4% of the Initial Pool Balance, a leasehold estate and a fee simple estate in a commercial property, (iii) with respect to three Mortgage Loans, representing approximately 2.2% of the Initial Pool Balance, a leasehold estate in a commercial, multifamily or mobile home community property (each, a "Mortgaged Property"). The term of any ground lease securing any Mortgage Loan, in whole or in part, that is not also secured by the related fee interest, extends at least 10 years beyond the scheduled maturity of such Mortgage Loan (including extensions at the lender's option).

                                 One of the Mortgage Loans described in
                                 clause (i) of the preceding paragraph is secured in part by unused development rights relating to the air space above the Mortgaged Property (the "Air Rights"), which Air Rights have been leased by the related borrower on a net basis (the "Air Rights Lease") to the operator of a 43-story DoubleTree Guest Suites Hotel.

                                 The following tables set forth certain
                                 anticipated characteristics of the Mortgage
                                 Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Cut-Off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date.

                                            SUMMARY OF MORTGAGE POOL

Initial Pool Balance.......................... $714,739,121
Number of Mortgage Loans .....................          146 (1)
Number of Mortgaged Properties ...............          170
Number of Balloon Loans/ARD Loan..............          141 (2)
Number of Fully-Amortizing Loans..............            5
Average Cut-Off Date Balance.................. $  4,895,473
Weighted Average Mortgage Rate................       7.2790%
Weighted Average Original Term to Maturity  ..          136 months(3)
Weighted Average Remaining Term to Maturity ..          134 months
Weighted Average Original Amortization Term ..          327 months
Weighted Average DSCR as of the Cut-Off Date .         1.62x(4)
Weighted Average LTV Ratio as of the Cut-Off
 Date.........................................         63.8%(4)
Weighted Average LTV Ratio as of Maturity  ...         51.3%
Weighted Average Current Occupancy Rate for
 Commercial, Multifamily and Mobile Home
 Properties...................................         96.1%
Weighted Average Current Occupancy Rate for
 Hotels.......................................         69.1%
Balloon Loans/ARD Loan as a Percentage of the
 Initial Pool Balance.........................         98.0%
Fully Amortizing Loans as a Percentage of the
 Initial Pool Balance.........................          2.0%

                                 See "Risk Factors" and "Description of the
                                 Mortgage Pool--Additional Mortgage Loan
                                 Information" herein.

                                 (1) A number of groups of Mortgage Loans
                                     made to the same borrower or related
                                     borrowers are comprised of Mortgage
                                     Loans that are cross-collateralized and
                                     cross-defaulted with each other. Except
                                     in the case of two such groups, the
                                     Mortgage Loans within such a group are
                                     treated as a single Mortgage Loan for
                                     purposes of this Prospectus Supplement
                                     and the related Prospectus except where
                                     the context otherwise requires.

                                 (2) One of the Mortgage Loans is an ARD
                                     Loan. "ARD Loan" is defined on page
                                     S-40. For purposes of the tables and
                                     descriptions herein, the ARD Loan is
                                     treated as a Balloon Loan with a
                                     Maturity Date on the same date as the
                                     Anticipated Repayment Date.

                                 (3) The Maturity or Maturity Date of a
                                     Mortgage Loan, as used herein with
                                     respect to any Mortgage Loan other than
                                     the ARD Loan, shall refer to the stated
                                     maturity of the Mortgage Loan and, in
                                     the case of the ARD Loan, shall refer to the Anticipated Repayment Date.

                                 (4) "DSCR", "LTV Ratio" and "Current
                                     Occupancy Rate" are calculated as
                                     described under "Description of the
                                     Mortgage Pool--Additional Mortgage Loan
                                     Information" herein.


                                     PROPERTY TYPE

                                   AGGREGATE       % OF
                        NUMBER      CUT-OFF      INITIAL    CUT-OFF
                          OF          DATE         POOL      DATE
     PROPERTY TYPE       LOANS      BALANCE      BALANCE      LTV
---------------------  -------- --------------  --------- ---------
Retail, Anchored  ....     30     $228,775,963     32.01%   67.09%
Office ...............     26     $123,160,731     17.23%   60.16%
Multifamily...........     32     $100,791,477     14.10%   65.93%
Industrial/Warehouse       18     $ 81,568,383     11.41%   70.92%
Hotel.................      6     $ 43,316,967      6.06%   38.72%
Retail, Unanchored  ..     10     $ 31,139,672      4.36%   65.46%
Mobile Home ..........      8     $ 29,430,611      4.12%   69.96%
Mixed-Use ............      6     $ 25,463,530      3.56%   69.73%
Theater/Air Rights ...      1     $ 16,000,000      2.24%   34.86%
Medical Office .......      3     $ 12,404,862      1.74%   68.25%
Self-Storage .........      2     $  8,020,347      1.12%   60.00%
Other ................      1     $  5,850,000      0.82%   68.82%
Parking ..............      2     $  4,816,577      0.67%   74.11%
Multiple .............      1     $  4,000,000      0.56%   58.48%
                       -------- --------------  --------- ---------
Totals/Weighted Avg. .    146     $714,739,121    100.00%   63.82%

                      GEOGRAPHIC DISTRIBUTION OF MORTGAGED
                                   PROPERTIES

                                  AGGREGATE       % OF
                     NUMBER        CUT-OFF      INITIAL
                       OF            DATE         POOL
      STATE        PROPERTIES      BALANCE      BALANCE
----------------  ------------ --------------  ---------
California ......       29       $195,924,576     27.41%
New York ........       32       $118,179,358     16.53%
Florida .........       15       $ 63,543,057      8.89%
Massachusetts  ..       11       $ 51,294,926      7.18%
Connecticut .....        7       $ 36,246,605      5.07%
Arizona .........        8       $ 33,853,457      4.74%
22 Other States         68       $215,697,142     30.20%
                  ------------ --------------  ---------
Totals ..........      170       $714,739,121    100.00%

                         RANGE OF CUT-OFF DATE BALANCES

                                           AGGREGATE       % OF
                                NUMBER      CUT-OFF      INITIAL
       RANGE OF CUT-OFF           OF          DATE         POOL
         DATE BALANCES           LOANS      BALANCE      BALANCE
-----------------------------  -------- --------------  --------- --
$0 to $999,999 ...............      3     $  2,768,180      0.39%
$1,000,000 to $1,999,999  ....     36     $ 56,336,958      7.88%
$2,000,000 to $3,999,999  ....     45     $126,496,874     17.70%
$4,000,000 to $5,999,999  ....     27     $135,931,580     19.02%
$6,000,000 to $7,999,999  ....     11     $ 76,339,665     10.68%
$8,000,000 to $9,999,999  ....      6     $ 55,436,673      7.76%
$10,000,000 to $11,999,999  ..      6     $ 65,172,900      9.12%
$12,000,000 to $13,999,999  ..      4     $ 50,813,332      7.11%
$14,000,000 to $15,999,999  ..      3     $ 44,230,555      6.19%
$16,000,000 to $17,999,999  ..      2     $ 33,000,000      4.62%
$20,000,000 to $24,999,999  ..      3     $ 68,212,404      9.54%
                               -------- --------------  ---------
Totals .......................    146     $714,739,121    100.00%

The average Cut-Off Date Balance is $4,895,473.

                     RANGE OF DSCRS AS OF THE CUT-OFF DATE

                              AGGREGATE       % OF
  RANGE OF DEBT    NUMBER      CUT-OFF      INITIAL
SERVICE COVERAGE     OF          DATE         POOL
      RATIOS        LOANS      BALANCE      BALANCE
----------------  -------- --------------  ---------
1.25x to 1.29x  .     10     $ 42,432,335      5.94%
1.30x to 1.34x  .     17     $ 56,364,469      7.89%
1.35x to 1.39x  .      9     $ 54,918,334      7.68%
1.40x to 1.44x  .     19     $113,722,506     15.91%
1.45x to 1.49x  .     21     $130,433,175     18.25%
1.50x to 1.54x ..      9     $ 28,033,130      3.92%
1.55x to 1.59x  .     13     $ 46,547,589      6.51%
1.60x to 1.69x  .     16     $ 53,061,857      7.42%
1.70x to 1.79x  .     10     $ 37,271,871      5.21%
1.80x to 1.89x  .      7     $ 43,674,013      6.11%
1.90x to 1.99x  .      3     $ 16,287,375      2.28%
2.00x to 2.19x ..      3     $ 10,988,956      1.54%
2.20x to 2.49x  .      7     $ 63,711,560      8.91%
2.50x to 3.00x  .      2     $ 17,291,949      2.42%
                  -------- --------------  ---------
Totals ..........    146     $714,739,121    100.00%


The weighted average DSCR as of the Cut-Off Date is approximately 1.62x.

                   RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

     RANGE OF                  AGGREGATE       % OF
      CUT-OFF       NUMBER      CUT-OFF      INITIAL
     DATE LTV         OF          DATE         POOL
      RATIOS         LOANS      BALANCE      BALANCE
-----------------  -------- --------------  ---------
20.01% to 30.00%        1     $ 10,000,000      1.40%
30.01% to 40.00%        4     $ 52,634,527      7.36%
40.01% to 45.00%        3     $ 17,017,857      2.38%
45.01% to 50.00%        9     $ 26,950,845      3.77%
50.01% to 55.00%        4     $  8,786,143      1.23%
55.01% to 60.00%       19     $ 72,331,730     10.12%
60.01% to 65.00%       23     $122,808,987     17.18%
65.01% to 70.00%       25     $117,481,523     16.44%
70.01% to 75.00% .     48     $233,027,007     32.60%
75.01% to 80.00% .     10     $ 53,700,503      7.51%
                   -------- --------------  ---------
Totals ...........    146     $714,739,121    100.00%

The weighted average LTV Ratio as of the Cut-Off Date is approximately 63.8%.

                   RANGE OF REMAINING TERM TO MATURITY AS OF
                                THE CUT-OFF DATE

                          AGGREGATE       % OF
   RANGE OF    NUMBER      CUT-OFF      INITIAL
  REMAINING      OF          DATE         POOL
TERMS (MOS.)    LOANS      BALANCE      BALANCE
------------  -------- --------------  ---------
 81 to 100...      2     $  3,947,015      0.55%
101 to 120 ..    113     $516,296,238     72.24%
121 to 140 ..      1     $  2,689,234      0.38%
161 to 180 ..     30     $191,806,634     26.84%
              -------- --------------  ---------
Totals.......    146     $714,739,121    100.00%

The weighted average remaining term to Maturity as of the Cut-Off Date is approximately 134 months.

The following table sets forth the Range of Mortgage Rates as of the Cut-Off Date.

                   RANGE OF MORTGAGE RATES AS OF THE CUT-OFF
                                      DATE

                                   AGGREGATE       % OF
                        NUMBER      CUT-OFF      INITIAL
                          OF          DATE         POOL
    MORTGAGE RATES       LOANS      BALANCE      BALANCE
---------------------  -------- --------------  ---------
6.2500% to  6.5000%  .      1     $ 11,969,867      1.67%
6.5001% to  6.7500%  .      3     $  7,011,479      0.98%
6.7501% to  7.0000%  .     25     $174,385,452     24.40%
7.0001% to  7.2500%  .     34     $181,852,672     25.44%
7.2501% to  7.5000%  .     34     $179,832,989     25.16%
7.5001% to  7.7500%  .     22     $ 81,161,990     11.36%
7.7501% to  8.0000%  .     12     $ 36,442,256      5.10%
8.0001% to  8.2500%  .      9     $ 33,469,426      4.68%
8.2501% to  8.7500%  .      4     $  6,275,994      0.88%
8.7501% to  9.2500%  .      1     $  1,562,449      0.22%
9.2501% to 10.0000%  .      1     $    774,546      0.11%
                       -------- --------------  ---------
Totals ...............    146     $714,739,121    100.00%

The weighted average Mortgage Rate as of the Cut-Off Date is 7.2795%.

                           SUMMARY OF CALL PROTECTION

                                               AGGREGATE       % OF
                                    NUMBER      CUT-OFF      INITIAL
                                      OF          DATE         POOL
   CALL PROTECTION DESCRIPTION       LOANS      BALANCE      BALANCE
---------------------------------  -------- --------------  ---------
Loans Locked-out through Maturity
 Date ............................    125     $635,266,157     88.88%
Loans Locked-out through 1-3
 months prior to Maturity Date  ..     10     $ 41,678,650      5.83%
Loans Locked-out through 4-6
 months prior to Maturity Date  ..      2     $  8,500,000      1.19%
Loans with yield maintenance
 through Maturity Date ...........      2     $  9,435,216      1.32%
Loans with yield maintenance
 through 1-3 months prior to
 Maturity Date ...................      3     $ 14,659,699      2.10%
Loans with yield maintenance
 through 4-6 months prior to
  Maturity Date ..................      4     $  5,199,399      0.73%
---------------------------------  -------- --------------  ---------
Totals ...........................    146     $714,739,121    100.00%

                                           TEN LARGEST MORTGAGE LOANS

                                 AGGREGATE       % OF
                                  CUT-OFF      INITIAL            CUT-OFF
    LOAN           LOAN             DATE         POOL               DATE     MATURITY
   NUMBER          NAME           BALANCE      BALANCE    DSCR      LTV        LTV
-----------  ---------------- --------------  --------- -------  --------- ----------
    6100     Mission
             Marketplace......  $ 23,912,270     3.35%    1.42x    74.73%     58.30%
    6008     Naples Beach
             Hotel & Resort ..  $ 22,913,783     3.21%    2.37x    36.26%     28.58%
 9671-9675   Retail
             Portfolio........  $ 22,201,914     3.11%    1.33x    68.32%     61.23%
    9119     Lomas Santa Fe
             Plaza............  $ 21,386,351     2.99%    1.48x    64.81%     49.49%
    9140     1851 & 1871
             Sunrise Hwy......  $ 17,000,000     2.38%    1.42x    71.43%     62.83%
    5906     1564 Broadway ...  $ 16,000,000     2.24%    2.87x    34.86%     27.96%
    9121     Torrey Reserve
             South Court......  $ 15,739,803     2.20%    1.61x    63.72%     48.55%
    9115     White Road
             Plaza............  $ 14,490,752     2.03%    1.49x    67.09%     51.23%
    6605     Kerr McGee
             Center...........  $ 14,000,000     1.96%    1.85x    55.12%     52.15%
    8785     Shaw's Plaza
             Shopping Center .  $ 13,300,000     1.86%    1.46x    73.08%     58.67%
                              --------------  --------- -------  --------- ----------
Totals/Weighted Avg. . . . . .  $180,944,873    25.32%    1.72x    60.85%     49.74%

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" herein.

                                 All of the Mortgage Loans provide for
                                 scheduled payments of principal and/or
                                 interest ("Monthly Payments") to be due on the first day of each month (the "Due Date"), and all of the Mortgage Loans provide for no more than a ten-day grace period. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

                                 Five of the Mortgage Loans, representing approximately 2.0% of the Initial Pool Balance, provide for monthly payments of principal sufficient to fully amortize each such Mortgage Loan by its Maturity Date. 140 of the Mortgage Loans, representing approximately 96.6% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective Maturity Dates, unless prepaid prior thereto. One of the Mortgage Loans (the "ARD Loan"), representing approximately 1.3% of the Initial Pool Balance, provides that after a certain date (the "Anticipated Repayment Date") (i) the Mortgage Rate of such Mortgage Loan will increase to a rate (the "Revised Rate") equal to the sum of (a) the Mortgage Rate in effect immediately prior to the Anticipated Repayment Date and
                                 (b) 2% per annum (any interest accrued at the excess of the

                                 Revised Rate over the stated Mortgage Rate, the "Excess Interest"), and (ii) property cash flow in excess of that required for debt service (other than Excess Interest) and other items with respect to the related Mortgaged Property is required to be applied towards the payment of principal of the ARD Loan until the principal balance has been reduced to zero. Excess Interest may be paid only after the principal balance of the ARD Loan has been reduced to zero. A substantial principal payment will be required to pay off the ARD Loan on its Anticipated Repayment Date; however, the ARD Loan is scheduled to fully amortize by its stated final maturity date if it is not prepaid in full on its Anticipated Repayment Date. See "Description of the Mortgage
                                 Pool--General--ARD Loan" herein.

                                 144 Mortgage Loans, representing
                                 approximately 96.6% of the Initial Pool
                                 Balance, accrue interest on the principal balance thereof on the basis of the actual number of days in a month, assuming a 360-day year. The remaining two Mortgage Loans, representing approximately 3.4% of the Initial Pool Balance, accrue interest on the principal balance thereof on the basis of a 30-day month, assuming a 360-day year.

                                 137 Mortgage Loans, representing
                                 approximately 95.9% of the Initial Pool
                                 Balance, grant the related Borrower the
                                 right, at any time commencing generally
                                 three to four years after the date of
                                 origination, to obtain the release of the lien of the related Mortgage on the related Mortgaged Property or Mortgaged Properties, as applicable, by substituting for such Mortgaged Property or Mortgaged Properties, as the case may be, as collateral for the Mortgage Note, direct non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and the Maturity Date, of amounts at least equal to the amounts which would have been payable on each such date under the terms of the related Mortgage Loan; provided, however, that no such defeasance will be permitted if it will result in a downgrade, withdrawal or qualification of the then current rating on the Offered Certificates (as evidenced by notice to that effect in writing from each Rating Agency then rating the Certificates).

                                 Ten of such Mortgage Loans, representing
                                 5.7% of the Initial Pool Balance, are
                                 secured by two or more Mortgaged Properties and grant the related borrower the right, at any time commencing generally three to four years after the date of origination, (i) to obtain the release of all of such Mortgaged Properties from the lien of the related Mortgage on terms substantially similar to those described in the immediately preceding paragraph and (ii) to obtain the release of one or more (but less than all) of such Mortgaged Properties (the "Partial Release Mortgaged Properties") by substituting for such Partial Release Mortgaged Properties direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date in an amount equal to 125% (or, in the case of one Mortgage Loan representing 0.4% of the Initial Pool Balance, 110%) of the amounts that would have been payable on each such date that are allocable to such Partial Release Mortgaged Property; provided, however, that a borrower may not obtain the release of any Partial Release Mortgaged Property unless, immediately following such partial release, the remaining Mortgaged Property will have a minimum DSCR that is generally not less than the underwritten DSCR at origination of the Mortgage Loan.

                                 One group of cross-collateralized Mortgage
                                 Loans, representing 3.1% of the Initial Pool
                                 Balance, consists of five Notes each of
                                 which is secured by a first lien on one of the related Mortgaged Properties and guarantees of payment secured by liens on the other four Mortgaged Properties. The Mortgage Loan documents with respect to such Mortgage Loans permit the borrowers to obtain the release of one or more of the Mortgaged Properties (the "Released Mortgaged Properties") from the liens thereon securing the related Notes and guarantees of payment by substituting for such Released Mortgaged Properties direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and the Maturity Date in an amount equal to 125% of the amounts that would have been payable on each such date under the terms of the Note or Notes which had been secured by first liens on the Released Mortgaged Property or Properties. Accordingly, on each Due Date and on the Maturity Date following such a release and substitution, the payments received on the related government obligations will be applied, first, to pay the amounts due on such date on the Note or Notes that had been secured by first liens on the Released Mortgaged Property or Properties, and second, to pay amounts due on the remaining Notes (effectively supporting the borrower's ability to make payments with respect to such remaining Notes).

                                 One group of cross-collateralized Mortgage
                                 Loans, representing 0.5% of the Initial Pool
                                 Balance, consists of two Notes each of which is secured by a first lien on one related Mortgaged Property and a guarantee of payment secured by liens on the other Mortgaged Property. The Mortgage Loan documents with respect to such Mortgage Loans permit the borrowers to obtain the release of their Mortgaged Property (the "Released Mortgaged Property") from the liens thereon securing the related Note and guarantee of payment by substituting for such Released Mortgaged Property direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and the Maturity Date in an amount equal to the amounts that would have been payable on each such date under the terms of the related Note.

Information Available
 to Certificateholders ........  Based on information provided in monthly reports prepared by the Servicer and the Special Servicer, the Trustee will prepare and forward on each Distribution Date to each Certificateholder and, if requested, any potential investors in the Certificates a monthly Distribution Date Statement and a loan level report, each containing the items described herein under "Description of the Certificates--Reports to Certificateholders;
                                 Available Information."

                                 In addition, commencing in August 1998, the Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is required to deliver to each Certificateholder and, if requested, any potential investors in the Certificates, on such Distribution Date (a) the following two Commercial Real Estate Secondary Market and Securitization Association ("CSSA") data files: (i) the "CSSA Loan Periodic Update File" and (ii) to the extent received from the Servicer, the "CSSA Property Data File" and (b) the following six reports: a "Comparative Financial Status Report," a "Delinquent Loan Status Report," a "Historical Loan Modification Report," a "Historical Loss Estimate Report," an "REO Status Report" and a "Watch List," each containing the information described under "Description of the Certificates--Reports to Certificateholders; Available Information."
                                 See "Annex B" to this Prospectus Supplement.

                                 In addition, the Servicer is required to deliver on an annual basis an "Operating Statement Analysis Report" and an "NOI Adjustment Worksheet" with respect to the Mortgage Loans. Such reports will be made available to Certificateholders upon request.

                                 See "Description of the Certificates--Reports to Certificateholders; Available Information."

Description of the
 Certificates .................  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-Off Date, among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Pool and certain related assets.

                                 The aggregate Certificate Balance of the Certificates as of the Closing Date will equal the Initial Pool Balance. Each Class of Offered Certificates will have the initial Certificate Balance set forth on the cover page, subject to a permitted variance of plus or minus 5%.

                                 The Class F, Class G, Class H, Class I,
                                 Class J and Class K Certificates will have an aggregate initial Certificate Balance of approximately $58,965,978. The Class X Certificates will have an initial Notional Amount of approximately $714,739,121. Neither the Class R Certificates nor the Class LR Certificates will have a Certificate Balance or a Notional Amount. The Class X, Class F, Class G, Class H, Class I, Class J, Class K, Class R and Class LR Certificates are referred to herein collectively as the "Non-Offered Certificates." See "Description of the Certificates--General" herein.

                                 The Pass-Through Rate applicable to each Class of Offered Certificates for each Distribution Date will equal the rate for such Class set forth on the cover page; provided, however, that in no event shall the Pass-Through Rate of any such Class for any Interest Accrual Period exceed the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage
                                 Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date). See "Description of the Certificates--Distributions --Pass-Through Rates" and "--Distributions --Certain Calculations with Respect to Individual Mortgage Loans" herein.

Distribution of Principal
 and Interest .................  Available Distribution Amount. Distributions
                                 on the Certificates will be made on each Distribution Date to the extent of the "Available Distribution Amount" (as defined below) for such Distribution Date. The "Available Distribution Amount" with respect to the Certificates for any Distribution Date will, in general, equal the amount of the monthly payments due in the month in which such Distribution Date occurs (to the extent received by the second Business Day before the Distribution Date or advanced by the Servicer) and the amount of any principal prepayments (but exclusive of Yield Maintenance Charges) and Balloon Payments received during the related Due Period, less expenses of the Trust Fund, including without limitation, fees and other compensation of the Servicer and Special Servicer and any expenses including any indemnity payments reimbursable to the Servicer, the Special Servicer or the Trustee. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Certain Matters Regarding the Servicer, the Special Servicer and the Depositor."

                                 Interest Distributions. On each Distribution
                                 Date, to the extent of the Available
                                 Distribution Amount, and subject to the
                                 distribution priorities described herein, each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to all Distributable Certificate Interest with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (such amount, for such Class, the "Interest Distribution

                                 Amount"). No interest will accrue on such overdue amounts. See "Description of the Certificates--Distributions" herein.

                                 The "Distributable Certificate Interest" in respect of any Class of Certificates (other than the Class R and Class LR Certificates) for any Distribution Date will equal one month's interest at the then-applicable Pass-Through Rate accrued during the Interest Accrual Period that ended immediately prior to such Distribution Date on the Certificate Principal Balance or Notional Amount as applicable, outstanding immediately prior to such Distribution Date. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Certificates-- Distributions--Method, Timing and Amount" herein.

                                 Principal Distributions. Distributions in respect of principal will be made on each Distribution Date, to the extent of the Available Distribution Amount, in an amount equal to the Principal Distribution Amount (defined below). Such distribution will be made to the Classes of Certificates (other than the Class X and Residual Certificates) in the order of their alphabetical Class designation until the Certificate Balance of each such class is reduced to zero. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Scheduled Principal Distribution Amount for such Distribution Date, (b) the Unscheduled Principal Distribution Amount for such Distribution Date and (c) the Principal Shortfall for such Distribution Date. See "Description of the Certificates--Distributions" herein.

                                 Yield Maintenance Charges. On each
                                 Distribution Date, any Yield Maintenance
                                 Charges collected on the Mortgage Loans
                                 during the related Due Period will be
                                 distributed separately from the Available
                                 Distribution Amount for such Distribution
                                 Date to the Class X Certificates and the Class A, Class B, Class C, Class D or Class E Certificates, in the amounts described herein under "Description of the Certificates--Allocation of Yield
                                 Maintenance Charges" herein.

Certain Yield and Prepayment
 Considerations ...............  In General. The yield on the Offered
                                 Certificates of any Class will depend on, among other things, the Pass-Through Rate for such Certificates. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by
                                 (i) the rate and timing of principal
                                 payments (including voluntary and
                                 involuntary principal prepayments and
                                 delinquent payments) and principal losses on the Mortgage Loans and (ii) the extent to which such principal payments or losses are applied or losses are allocated on any Distribution Date in reduction of the Certificate Balance of the Class to which such Certificate belongs. See "Description of the Certificates--Distributions--Priority" and "--Distributions--Principal Distribution
                                 Amount" herein.

                                 An investor that purchases an Offered
                                 Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                                 The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. All of the Mortgage Loans contain provisions prohibiting voluntary prepayments for a specified amount of time after origination and/or allow voluntary prepayments only with the payment of a Yield Maintenance Charge (defined herein) for a specified amount of time from origination. 125 Mortgage Loans, representing approximately 88.9% of the Initial Pool Balance, contain provisions that prohibit all voluntary prepayments. 12 of the Mortgage Loans, representing approximately 7.0% of the Initial Pool Balance, prohibit voluntary prepayments until a specified date (generally between one and six months prior to the Maturity Date of such Mortgage Loans) during which there are no restrictions on voluntary prepayments. Two Mortgage Loans, representing approximately 1.3% of Initial Pool Balance, contain provisions that allow voluntary prepayment at any time with the payment of a Yield Maintenance Charge. Seven Mortgage Loans, representing approximately 2.8% of the Initial Pool Balance, contain provisions that prohibit voluntary prepayment for a specified period of time (generally between two and five years) after origination and permit voluntary prepayments thereafter with the prepayment of a Yield Maintenance Charge until a specified date (generally between one and six months prior to the Maturity Date of such Mortgage Loan) and without restriction thereafter. See the table entitled "Remaining Pool Balance Subject to Prepayment Restrictions" set forth in "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans (whether voluntary or otherwise) being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate, and even if the actual yield is equal to the yield anticipated at that time, an investor may not realize its expected total return on investment or expected weighted average life of the Offered Certificate.

                                 For a discussion of certain factors
                                 affecting prepayment of the Mortgage Loans, see "Yield and Maturity Considerations" herein. IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

                                 The structure of the Offered Certificates causes the yield of certain Classes to be sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors. Allocation on each Distribution Date to the outstanding Class or Classes of Certificates having the highest priority with respect to distributions of principal, for so long as such Class remains outstanding, of the entire Principal Distribution Amount for such Distribution Date will generally cause such Certificates to amortize at a faster rate than the actual amortization rate of the Mortgage Loans.

Advances ......................  The Servicer will be required to make advances (each, a "P&I Advance") of
                                 delinquent principal and interest on the Mortgage Loans or, in the case of each Mortgage Loan that is delinquent in respect of its Balloon Payment, advances of Assumed Scheduled Payments under the circumstances and subject to the limitations set forth herein. Subject to the limitations set forth herein, the Servicer will also be required to make advances ("Servicing Advances," and collectively with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the Mortgaged Property, to maintain the lien of the Mortgage on the related Mortgaged Property or enforce the related Mortgage Loan documents. In the event the Servicer fails to make any required Advance, the Trustee will be required to make such Advance in accordance with the terms of the Pooling and Servicing Agreement. In the event the Trustee fails to make any required Advance, the Fiscal Agent will be required to make such Advance in accordance with the terms of the Pooling and Servicing Agreement. None of the Servicer, the Trustee or the Fiscal Agent will be required to make P&I Advances with respect to Excess Interest.

                                 P&I Advances are intended to maintain a
                                 regular flow of scheduled interest and
                                 principal payments to the Certificateholders and are not intended to guarantee payments on the Certificates or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related Mortgage Loans (each a "Nonrecoverable Advance") will be reimbursable directly from any other collections on the Mortgage Loans as provided herein, and this will cause losses to be borne by Certificateholders in the priority specified herein.

                                 The Servicer, the Trustee and the Fiscal
                                 Agent, as the case may be, will be entitled to receive interest on any Advances made, such interest accruing at the rate and payable under the circumstances described herein. Interest accrued on outstanding Advances may result in reductions in amounts otherwise available for payment on the Certificates. See "Description of the Certificates--Advances" and
                                 "--Subordination; Allocation of Collateral
                                 Support Deficit" herein and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

Subordination; Allocation of
 Collateral Support Deficit ...  Credit enhancement for each Class of Offered
                                 Certificates will be provided by the Classes of Certificates which are subordinate to such Offered Certificates with respect to
                                 (i) rights to receive certain distributions of interest and of principal and (ii) the allocation of Collateral Support Deficit. Such subordination referred to in clause (i) above will be accomplished by the application of the Available Distribution Amount on each Distribution Date to make distributions on the respective Classes of Certificates in the order described herein under "Description of the Certificates-- Distributions--Priority." No other form of credit support will be available for the benefit of the Holders of the Offered Certificates.

                                 Allocation of the Principal Distribution
                                 Amount on each Distribution Date to the
                                 outstanding Class of Certificates (other than the Class X Certificates) having the highest priority (relative to the other outstanding Classes of Certificates) with respect to distributions of principal, for so long as such Class remains outstanding, will generally accelerate the amortization of the Certificates of such Class relative to the actual amortization of the Mortgage Loans. To the extent that such Certificates are amortized faster than the Mortgage Loans, the percentage interest in the Trust Fund evidenced by such Class of Certificates will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the remaining Classes of Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Certificates by such remaining Classes of Certificates.

                                 As a result of losses and other shortfalls experienced with respect to the Mortgage Loans or otherwise with respect to the Trust Fund (which may include, but are not limited to, shortfalls arising from the payment of interest accrued on Advances and Nonrecoverable Advances and from expenses of the Trust Fund not directly related to any Mortgage Loan), the aggregate Stated Principal Balance of the Mortgage Pool expected to be outstanding immediately following any Distribution Date may be less than the aggregate Certificate Balance of the Certificates immediately following the distributions on such Distribution Date. Such deficit (the "Collateral Support Deficit") will be allocated (in reduction of their respective Certificate Balances) first to the Class K Certificates, then to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, and then to the Class B Certificates, in each case until the related Certificate Balance has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes of Certificates to zero, Collateral Support Deficit will be allocated, pro rata, to the Class A-1 and Class A-2 Certificates until the Certificate Balances of such Classes have been reduced to zero. See

                                 "Description of the
                                 Certificates--Subordination; Allocation of
                                 Collateral Support Deficit" herein.

                                 A Class of Offered Certificates will be
                                 considered outstanding until its Certificate
                                 Balance is reduced to zero; provided,
                                 however, that reimbursement of any
                                 previously allocated Collateral Support
                                 Deficit may thereafter be made to such
                                 Class.

Optional Termination ..........  At its option, on any Distribution Date on which the remaining aggregate Stated
                                 Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, the Controlling Class Certificateholder may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the
                                 Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Controlling Class Certificateholder does not exercise such purchase option, then the Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Properties) may purchase all of the Mortgage Loans or Specially Serviced
                                 Mortgage Loans and REO Properties, as the case may be, and thereby effect termination of the Trust Fund in the manner described in the preceding sentence upon purchase by them, in the aggregate, of all of the Mortgage Loans and REO Properties. See "Description of the Certificates--Termination; Retirement of Certificates" herein and "Description of the Certificates--Termination" in the Prospectus.

Ratings .......................  It is a condition of the issuance of the
                                 Offered Certificates that they receive the following credit ratings from Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Company ("DCR") (the "Rating Agencies").

                  MOODY'S RATING      DCR RATING
                ------------------ --------------
Class A-1......         Aaa              AAA
Class A-2 .....         Aaa              AAA
Class B........         Aa2               AA
Class C........          A2                A
Class D .......        Baa2              BBB
Class E........        Baa3              BBB-

                                 A rating addresses the likelihood of timely payment of interest on the Certificates, and ultimate payment of all principal thereof by the Rated Final Distribution Date. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. Each rating assigned to the Offered Certificates should be evaluated independently of any other rating.

                                 A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans or payments of Excess Interest on the

                                 ARD Loan, whether and to what extent
                                 payments of Yield Maintenance Charges will be received or the corresponding effect on yield to investors. See "Rating" herein and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

Form, Registration and Transfer  The Offered Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $25,000 initial Certificate Balance, and integral multiples of $1,000 in excess thereof. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

                                 The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through DTC's Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC's Participants in accordance with DTC's procedures. See "Description of the Certificates--Book-Entry Registration and
                                 Definitive Certificates" herein and in the Prospectus.

                                 Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Certain Federal Income Tax
 Consequences .................  For federal income tax purposes, elections will be made to treat the assets comprising the Trust Fund as two separate real estate mortgage investment conduits. All of the Classes of Offered Certificates and the Class X, Class F, Class G, Class H, Class I, Class J and Class K Certificates will be designated as "regular interests" in the Upper-Tier REMIC. The Class R and Class LR Certificates will be designated as residual interests in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

                                 Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments issued by the REMIC for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is also anticipated that the Class D and Class E Certificates will be issued with OID in an amount equal to the excess of the initial Certificate Balances thereof over their respective issue prices (including accrued interest). It is further anticipated that the Class A-1 and Class A-2 Certificates will be issued at a premium and that the Class B and Class C Certificates will be issued with de minimis OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID for federal income tax purposes or whether such OID is de minimis, and that may be used to amortize premium, is 0% Constant Prepayment Rate ("CPR"); provided that it is further assumed that the ARD Loan will be prepaid on its Anticipated Repayment Date. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THAT RATE OR AT ANY OTHER RATE.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or governmental plans, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA, Section 4975 of the Code or Similar Law. See "ERISA Considerations" herein and in the Prospectus.

                                 The U.S. Department of Labor has issued to Bear, Stearns & Co. Inc. an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-33, 55 Fed. Reg. 21,461 (May 24, 1990), as amended by
                                 Prohibited Transaction Exemption 97-34, 62
                                 Fed. Reg. 39,021 (July 21, 1997) (the
                                 "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed by
                                 Section 4975(a) and (b) of the Code,
                                 transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter, Bear, Stearns & Co. Inc., and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                 The Depositor expects that the Exemption will generally apply to the Senior Certificates but that it will not apply to the Subordinate Certificates. ACCORDINGLY, THE SUBORDINATE OFFERED CERTIFICATES SHOULD NOT BE ACQUIRED BY, ON BEHALF OF OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND THE RELATED EXCISE TAX PROVISIONS OF SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment/Secondary
 Mortgage Market Enhancement
 Act ..........................  The Offered Certificates will not constitute
                                 "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

                                 Investors should consult their legal
                                 advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

Risk Factors ..................  See "Risk Factors" immediately following this Summary of Prospectus Supplement for a discussion of certain factors that should be considered in connection with the purchase of the Offered Certificates.

                                 RISK FACTORS

   Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

EXPOSURE OF THE MORTGAGE POOL TO ADVERSE ECONOMIC OR OTHER DEVELOPMENTS BASED ON GEOGRAPHIC CONCENTRATION

   29 Mortgage Loans, representing approximately 27.4% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California. 23 Mortgage Loans, representing 16.5% of the Initial Pool Balance, are secured by liens on 32 Mortgaged Properties located in New York. Other states also represent significant percentages of the Initial Pool Balance, as set forth in the tables under "Description of the Mortgage Pool--Additional Mortgage Loan Information." In general, such concentrations increase the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature (which may result in uninsured losses) that may occur in California, New York and such other states. Therefore, to the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

INCREASED RISK OF LOSS ASSOCIATED WITH CONCENTRATION OF MORTGAGE LOANS, BORROWERS AND MANAGERS

   Several of the Mortgage Loans have Cut-Off Date Balances that are substantially higher than the average Cut-Off Date Balance of the Mortgage Loans. The largest Mortgage Loan in the Trust Fund (identified as Loan Number 6100 on the Mortgage Loan Schedule) has a Cut-Off Date Balance of approximately $23,912,270, which represents approximately 3.3% of the Initial Pool Balance. The ten largest Mortgage Loans have Cut-Off Date Balances that represent, in the aggregate, approximately 25.3% of the Initial Pool Balance. See the table entitled "Ten Largest Mortgage Loans" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. In general, concentrations of larger-than-average balances in a mortgage pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool was more evenly distributed.

   Certain groups of the Mortgage Loans have been made to the same borrower or related borrowers. One such group of Mortgage Loans referred to herein as the "Rady Loans" (see "Description of the Mortgage Pool--Rady Family Trust and American Assets"), constitutes approximately 12.2% of the Initial Pool Balance and each other group of Mortgage Loans made to the same borrower or related borrowers represents less than 3.1% of the Initial Pool Balance. A number of groups of Mortgage Loans made to the same borrower or related borrowers (but not including the Rady Loans) are comprised of Mortgage Loans that are cross-collateralized and cross-defaulted with each other. Except in the case of two such groups, the Mortgage Loans within such a group are treated as a single Mortgage Loan for purposes of this Prospectus Supplement and the related Prospectus except where the context otherwise requires. In the case of two such groups of Mortgage Loans (one such group including the Mortgage Loans identified on the Mortgage Loan Schedule as Loan Numbers 9671, 9672, 9673, 9674 and 9675, and the other such group including the Mortgage Loans identified on the Mortgage Loan Schedule as Loan Numbers 6341 and 6397 ) the Mortgage Loans are treated as separate Mortgage Loans for purposes of this Prospectus Supplement because of differences in payment terms or other features among or between such Mortgage Loans.

   Concentration of related borrowers in a mortgage pool can pose increased risks. Mortgaged Properties that are owned by a group of related borrowers are likely to have common management. If a mortgage pool has a concentration of mortgage loans secured by properties owned by a group of related borrowers or having common property management, financial or other difficulties experienced by the property manager would have a greater impact on the mortgage pool than would be the case if the properties did not have common management. In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, such as a common general partner or the owner of a common general partner, would have a greater impact on the Mortgage Pool than a financial failure or bankruptcy filing involving only one borrower. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the Trustee on the related Mortgaged Property, and the Servicer is required to make Advances through liquidation unless the Servicer determines that such Advances will not be recoverable. See "Description of the Certificates--Advances" herein. In addition, although the borrowers with respect to certain Mortgage Loans are not special purpose entities, the terms of the Mortgage Loans generally require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property and limit the borrowers' ability to incur additional indebtedness. However, there can be no assurance that such borrowers will comply with such requirements. Further, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION

   As described above, two groups of the Mortgage Loans, representing in the aggregate approximately 3.6% of the Initial Pool Balance, are cross-collateralized with other Mortgage Loans within the same respective group. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

   Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and
(i) was insolvent at the time of entering into or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which its capital was unreasonably small or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that
(i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

OTHER FINANCING AND ADDITIONAL DEBT

   With respect to one Mortgage Loan, representing approximately 3.0% of the Initial Pool Balance, the related borrower has secured debt (the "Pari Passu Debt") with an original principal balance of $2.5 million in addition to the Mortgage Loan. Such Pari Passu Debt is secured by a lien on the Mortgaged Property that is pari passu with the lien of the Mortgage securing the Mortgage Loan. Such Pari Passu Debt is also secured by a $2.5 million letter of credit issued by Bank of America that may be drawn and applied to the repayment of the Pari Passu Debt if the gross income (as defined in the loan documents) of the Mortgaged Property does not increase by $320,000 by May 1, 1999 (the "LC Release Date"). In the event that the earn-out target is met in full by the LC Release Date, the letter of credit will be released to the borrower. In the event that the earn-out target is not met by the LC Release Date, the Letter of Credit will be drawn upon and applied to repay Pari Passu Debt to the extent necessary so that the Mortgage Loan and the remaining Pari Passu Debt have an aggregate DSCR that is no less than 1.43x and an aggregate current loan-to-value ratio that is no more than 75%. The payment and other terms of the Pari Passu Debt are substantially similar to those of the related Mortgage Loan. The right to exercise remedies with respect to the Pari Passu Debt, including without limitation seeking foreclosure, are exercisable only by the holder of the Mortgage Loan.

   With respect to one Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance, the related borrower has incurred approximately $2 million of secured debt (the "Additional Debt") owed to an affiliate of the managing member of the related borrower, which is secured by a lien on the related Mortgaged Property that is subordinate to the lien of the Mortgage securing the Mortgage Loan. The holder of such Additional Debt has executed a subordination and standstill agreement that provides that the subordinated lender may not receive any payments, assign or pledge its interests in the Additional Debt or take any enforcement action with respect to such Additional Debt at any time until the related Mortgage Loan is paid in full.

   Except for the existing Additional Debt described above, the Mortgage Loans generally prohibit borrowers from incurring any other debt that is secured by the related Mortgaged Properties. The Mortgage Loans do, however, generally permit the related borrowers to incur unsecured indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business, such as equipment and, in the case of certain of the Mortgage Loans, limited amounts of secured (but not by the related Mortgaged Properties) or unsecured debt is permitted for other purposes. The existence of additional debt may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of additional debt files for bankruptcy or is placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. Accordingly, the existence of additional debt could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financing or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the Prospectus.

RISKS ASSOCIATED WITH BALLOON PAYMENTS AND THE ARD LOAN

   140 of the Mortgage Loans, representing approximately 96.6% of the Initial Pool Balance, do not fully amortize over their stated term to maturity and will have substantial payments of principal ("Balloon Payments") due at maturity unless previously prepaid. In addition, the ARD Loan, which represents approximately 1.3% of the Initial Pool Balance, has an Anticipated Repayment Date and has a substantial scheduled principal balance as of such date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of the borrower under the ARD Loan to repay the ARD Loan on the Anticipated Repayment Date will depend on its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above and below affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily, commercial or mobile home park properties (as the case may be) generally.

BORROWER DEFAULT; NONRECOURSE MORTGAGE LOANS

   The Mortgage Loans are not insured or guaranteed by any governmental entity, any private mortgage insurer, the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriter or any of their respective affiliates.

   Each Mortgage Loan is generally a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific Mortgaged Properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Pool" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net cash flow of the related Mortgaged Property, and at maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of maturity, upon the then market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on the market value of the Mortgaged Property) or the ability of the related borrower to refinance the

Mortgaged Property. 131 Mortgage Loans, representing approximately 91.8% of the Initial Pool Balance, were originated within 6 months prior to the Cut-Off Date. Consequently, such Mortgage Loans do not have as long-standing a payment history as Mortgage Loans originated on earlier dates.

RISKS ASSOCIATED WITH COMMERCIAL AND MULTIFAMILY LENDING GENERALLY

   The Mortgage Loans are secured by anchored and unanchored retail properties, multifamily properties, office buildings, industrial properties and other types of commercial properties and hotels and mobile home community properties. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants. Lenders typically look to the debt service coverage ratio (i.e. the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

   Commercial and multifamily property values and cash flows are subject to volatility and may be insufficient to cover debt service on the related Mortgage Loans at any given time. The volatility of property values and cash flows depends upon a number of factors, including (i) the volatility of property revenue, and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue or occupancy and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rent permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results.

   If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan.

   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related loan, than would be the case if such Mortgaged Property were readily adaptable to other uses.

DEPENDENCE ON TENANTS

   The borrower under a mortgage loan secured by an income-producing property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the mortgage loan and any other debt or obligations it may have outstanding. There can be no guaranty that tenants will renew leases upon expiration (or, in the case of such renewal, whether the renewal rent will be equal to the rent previously paid) or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. The income of borrowers under the Mortgage Loans would be adversely affected if tenants were unable to pay rent or if space was unable to be rented on favorable terms or at all. In addition, upon reletting or renewing existing leases, the borrower under a Mortgage Loan secured by commercial properties will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

RISKS PARTICULAR TO RETAIL PROPERTIES

   40 of the Mortgage Loans, representing approximately 36.4% of the Initial Pool Balance, are secured by mortgages on fee and/or leasehold interests in retail properties. See the table entitled "Types of Mortgaged Properties" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Mortgage loans that are secured by liens on such types of properties are exposed to certain unique risks. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the performance of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property to the extent that a component of the total rent paid by retail tenants is tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" by a large retail tenant is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky than those that do not have an anchor tenant. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related Mortgaged Property. Two of the Mortgage Loans, representing approximately 0.4% of the Initial Pool Balance, are secured by single-tenant retail properties.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. For example, catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs than traditional retail properties) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Retail Properties" in the Prospectus.

RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

   32 of the Mortgage Loans, representing approximately 14.1% of the Initial Pool Balance, are secured by mortgages on fee or leasehold interests in multifamily properties. See the table entitled "Type of Mortgaged Properties" under "Description of the Mortgage Pool--Additional Mortgage Loan
Information" herein.

   The successful operation of a multifamily property will depend on, among other factors, its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. In some cases, that operation may be affected by circumstances outside the control of the borrower or lender, such as the deterioration of the surrounding neighborhood, the development of competitive projects, the imposition of rent control or changes in tax laws. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

   Certain states regulate the relationship of landlord and its tenants. Commonly, these laws require a written lease, good cause for eviction and disclosure of fees, while prohibiting unreasonable rules and retaliatory evictions. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or

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unconscionable leasing and sales practices. A few states offer especially significant protection to tenants. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization regulations on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control or rent stabilization laws do not permit vacancy decontrol or destabilization. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net cash flow or the proceeds of a sale or refinancing of the related Mortgaged Property. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Retail Properties" in the Prospectus.

RISKS PARTICULAR TO OFFICE PROPERTIES

   26 of the Mortgage Loans, representing approximately 17.2% of the Initial Pool Balance, are secured by office properties. See the table entitled "Type of Mortgaged Properties" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Office Properties."

RISKS PARTICULAR TO HOTEL PROPERTIES

   Six of the Mortgage Loans, representing approximately 6.1% of the Initial Pool Balance, are secured by full service hotels or limited service hotels. See the table entitled "Type of Mortgaged Properties" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

   In the event of a foreclosure on a hotel property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such hotel property would be entitled to the rights under any liquor license for such hotel property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Hotel and Motel Properties in the Prospectus."

RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

   18 of the Mortgage Loans, representing approximately 11.4% of the Initial Pool Balance, are secured by industrial properties. See the table entitled "Type of Mortgaged Properties" under "Description of the

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Mortgage Pool--Additional Mortgage Loan Information" herein. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

   Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Industrial Properties."

MANAGEMENT

   Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

   All of the Mortgage Loans provide for the right of the lender to terminate the related management agreement if the borrower defaults on the Mortgage Loan and the borrower or an affiliate of the borrower is the manager. However, in the case of one Mortgage Loan, representing approximately 0.2% of the Initial Pool Balance, such termination is subject to the consent of the limited partner of the related borrower. The limited partner is not an affiliate of the manager of the Mortgaged Property. In addition, 13 Mortgage Loans, representing approximately 18.2% of the Initial Pool Balance, provide for the termination of the related management agreement if the DSCR for the related Mortgaged Property falls below a predetermined level even in the absence of a default on the related Mortgage Loan.

   There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST FUND

   Certificateholders generally do not have a right to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement and, in certain cases, to replace parties to the Pooling and Servicing Agreement. Furthermore, Certificateholders will generally not have the right to make decisions with respect to the administration of the Trust Fund, except for the right of the Controlling Class to replace the Special Servicer and the right of the Directing Certificateholder to object to any Asset Status Report. See "Servicing of the Mortgage Loans--General" herein. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Servicer, the

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Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the Trust Fund, even if made in the best interests of the Certificateholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular Class or Classes of Offered Certificates and may negatively affect the interests of such holders.

SPECIAL SERVICER MAY PURCHASE CERTIFICATES

   The Special Servicer or an affiliate thereof may (but it is not currently anticipated that it will) purchase a portion of the Class K Certificates. Such a purchase by the Special Servicer could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate. However, the Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the Servicing Standards without regard to ownership of any Certificate by the Servicer, the Special Servicer or any affiliate thereof. See "Servicing of the Mortgage Loans--General" herein.

YIELD RISK ASSOCIATED WITH CHANGES IN CONCENTRATIONS

   To the extent payments in respect of principal (including any principal prepayments, liquidations and the principal portion of the repurchase prices of any Mortgage Loans repurchased due to breaches of representations) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

   As and to the extent described herein, the rights of the holders of the Subordinate Offered Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Senior Certificates. Furthermore, the rights of the holders of the Class E Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will also be subordinated to those of the holders of the Class D, Class C and Class B Certificates, the rights of the holders of the Class D Certificates will also be subordinated to those of the holders of the Class C and Class B Certificates, and the rights of the holders of the Class C Certificates will also be subordinated to those of the holders of the Class B Certificates. See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" herein.

POTENTIAL LIABILITY TO THE TRUST FUND RELATING TO A MATERIALLY ADVERSE ENVIRONMENTAL CONDITION

   An environmental site assessment was performed at each of the Mortgaged Properties during the 12-month period prior to the date of origination of the related Mortgage Loan. In certain cases, the environmental consultant identified a condition or circumstance (i) which was remediated or an escrow for such remediation was established and/or (ii) for which an entity, other than the related borrower, is responsible for remediation or the cost of such remediation and/or (iii) for which the consultant recommended an operations and maintenance plan or periodic monitoring of the subject properties and/or nearby properties, which recommendations were implemented in a manner consistent with industrywide practices. With respect to one Mortgage Loan identified on the Mortgage Loan Schedule as Loan No. 5829, representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property is part of a site that has been listed on the National Priorities List of Superfund sites and contains groundwater contamination from an adjacent site for which a plan of remediation has been approved and for which a party other than the borrower is obligated to complete such remediation.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any

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

required remedial action is thereafter taken) but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" herein and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

   If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust Fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. The Trust Fund will generally be permitted to receive such taxable "net income from foreclosure property" if the Special Servicer determines that the net after-tax recovery to the Trust Fund would be greater than if such REO Property were leased to a third party at a fixed rental so as to produce qualifying "rents from real property" or such property could not reasonably be so leased.

EARTHQUAKE INSURANCE

   29 Mortgage Loans, representing approximately 27.4% of the Initial Pool Balance are secured by Mortgaged Properties located in California. Seismic studies have been completed for 25 of such Mortgage Loans, representing approximately 25.1% of the Initial Pool Balance. Of the Mortgage Loans for which seismic studies have been completed, only three Mortgage Loans, representing 1.0% of the Initial Pool Balance, have a "probable maximum loss" or "bounded maximum loss" estimate exceeding 20%. Only one of such Mortgaged Properties, securing a Mortgage Loan which represents approximately 0.3% of the Initial Pool Balance, is insured against losses resulting from an earthquake. No other Mortgaged Property in California is insured for any loss resulting from an earthquake.

ZONING COMPLIANCE

   Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and setback requirements, but in certain cases qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow.

LITIGATION

   There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the performance of the related Mortgage Properties and, thus, the distributions to Certificateholders.

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                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to herein without further description are approximate percentages of the Initial Pool Balance. The Trust Fund will consist primarily of 106 commercial, 32 multifamily and 8 mobile home community Mortgage Loans. The Initial Pool Balance of the Mortgage Loan is approximately $714,739,121. Each Mortgage Loan is evidenced by one or more promissory notes (a "Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that collectively create a first mortgage lien (i) with respect to 142 Mortgage Loans, representing approximately 96.4% of the Initial Pool Balance, on a fee simple estate in one or more commercial, multifamily or mobile home community properties, (ii) with respect to one Mortgage Loan, representing approximately 1.4% of the Initial Pool Balance, on the fee simple estate and a leasehold estate in a commercial property, or
(iii) with respect to three Mortgage Loans, representing approximately 2.2% of the Initial Pool Balance, on a leasehold estate in a commercial or multifamily property (each, a "Mortgaged Property"). The term of any ground lease securing any Mortgage Loan, in whole or in part, that is not also secured by the related fee interest, extends at least 10 years beyond the Maturity Date of such Mortgage Loan (including extensions exercisable at the lender's option). The "Cut-Off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of the Cut-Off Date, after application of all payments due on or before such date, whether or not received.

   On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to the Purchase Agreement and will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Seller" and "Representations and Warranties; Repurchases" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

   The Mortgage Loans were originated between 1997 and 1998. With the exception of seven of the Mortgage Loans, representing 2.8% of the Initial Pool Balance (the "Purchased Loans"), each of the Mortgage Loans has been underwritten in accordance with the Mortgage Loan Seller's underwriting standards. The Purchased Loans were purchased by the Mortgage Loan Seller from an unaffiliated loan originator in 1997 and, in connection with such purchase, the Mortgage Loan Seller underwrote the Purchased Loans generally in accordance with the Mortgage Loan Seller's underwriting standards but with certain exceptions. For instance, no seismic reports were required for Purchased Loans secured by Mortgaged Properties in California and more limited Phase I environmental reports were obtained with respect to Purchased Loans. All of the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Seller within the twelve month period preceding the Cut-Off Date to assess their general condition, which in virtually all cases was determined to be average or better than average. See "--Underwriting Standards" below.

   The Mortgage Loans are not insured or guaranteed by the Mortgage Loan Seller, any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of any of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a Mortgage Loan.

   Additional Debt. With respect to two of the Mortgage Loans, identified as Loan Numbers 9119 and 6310, respectively, on the Mortgage Loan Schedule and representing, in the aggregate, approximately 4.0% of the Initial Pool Balance, the related borrowers have debt in addition to the debt under their respective Mortgage Loans that is secured by a lien on the related Mortgaged Property, in each case as described below.

   With respect to one Mortgage Loan identified as Loan Number 9119 on the Mortgage Loan Schedule, representing approximately 3.0% of the Initial Pool Balance, the related borrower has secured debt (the "Pari Passu Debt") with an original principal balance of $2.5 million in addition to the Mortgage

Loan. Such Pari Passu Debt is secured by a lien on the Mortgaged Property that is pari passu with the lien of the Mortgage securing the Mortgage Loan. Such Pari Passu Debt is also secured by a $2.5 million letter of credit issued by Bank of America that may be drawn and applied to the repayment of the Pari Passu Debt if the gross income (as defined in the loan documents) of the Mortgaged Property does not increase by $320,000 by May 1, 1999 (the "LC Release Date"). In the event that the earn-out target is met in full by the LC Release Date, the letter of credit will be released to the borrower. In the event that the earn-out target is not met by the LC Release Date the Letter of Credit will be drawn upon and applied to repay Pari Passu Debt to the extent necessary so that the Mortgage Loan and the remaining Pari Passu Debt have an aggregate DSCR that is no less than 1.43x and an aggregate current loan-to-value ratio that is no more than 75%. The payment and other terms of the Pari Passu Debt are substantially similar to those of the related Mortgage Loan. The right to exercise remedies with respect to the Pari Passu Debt, including without limitation seeking foreclosure, are only exercisable by the holder of the Mortgage Loan.

   With respect to the Mortgage Loan identified as Loan Number 6310 on the Mortgage Loan Schedule, representing approximately 1.0% of the Initial Pool Balance, the related borrower has incurred approximately $2 million of secured debt ("Additional Debt") owed to an affiliate of the managing member of the related borrower, which is secured by a lien on the related Mortgaged Property that is subordinate to the lien of the Mortgage securing the Mortgage Loan. The holder of such Additional Debt has executed a subordination and standstill agreement that provides that the subordinated lender may not receive any payments, assign or pledge its interests in the Additional Debt or take any enforcement action with respect to the Additional Debt at any time until the related Mortgage Loan is paid in full.

   Certain risks relating to additional debt are described in "Risk Factors--Other Financing and Additional Debt" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

   The ARD Loan. One of the Mortgage Loans (the "ARD Loan"), representing approximately 1.3% of the Initial Pool Balance, provides that if the related borrower has not prepaid the ARD Loan in full on or before April 1, 2008 (the "Anticipated Repayment Date"), any principal outstanding on such date shall accrue interest at an increased interest rate (the "Revised Rate") rather than at the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date is 120 months after the first Due Date for the ARD Loan. The Revised Rate for the ARD Loan will be equal to the sum of (x) the Initial Rate, plus (y) 2% per annum. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant monthly payment required under the terms of the related loan documents and all escrows and expenses required under the related loan documents will be used to accelerate amortization of principal on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after the Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan ("Excess Interest") will be deferred and will be paid only after the outstanding principal balance of the ARD Loan has been paid in full. The foregoing features are designed to increase the likelihood that the ARD Loan will be repaid by the borrower on the Anticipated Repayment Date. The failure of the related borrower to repay the ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to related borrower's failure to pay Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the scheduled maturity of the related Mortgage Loan, provided, that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan documents.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   All of the Mortgage Loans have Due Dates that occur on the first day of each month, and all of the Mortgage Loans provide for grace periods which do not exceed 10 days. All prepayments, if any, on the Mortgage Loans are required to be made on a Due Date or, if not so required, provide that payments made on a date other than a Due Date will be deemed to be paid on a Due Date, so that prepayments are required to include one month's interest on the amount prepaid. All of the Mortgage Loans bear fixed interest rates. 144 Mortgage Loans, representing approximately 96.6% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360 day year. Two Mortgage Loans, representing approximately 3.4% of the Initial Pool Balance, accrue interest on the basis of a 30-day month, assuming a 360-day year. Approximately 97.8% of the Mortgage Loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. In addition, the ARD Loan, representing approximately 1.3% of the Initial Pool Balance, amortizes principal (prior to its Anticipated Repayment Date) at a rate that will result in a substantial principal payment being required to be paid on the related Anticipated Repayment Date.

   Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or both of the following ways: (i) by prohibiting any prepayments for a specified period of time generally three to four years after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below). 125 Mortgage Loans, representing approximately 88.9% of the Initial Pool Balance, contain provisions that prohibit all voluntary prepayments. 12 of the Mortgage Loans, representing approximately 7.0% of the Initial Pool Balance, prohibit voluntary prepayments until a specified date (generally between one and six months) prior to the Maturity Date of such Mortgage Loans during which there are no restrictions on voluntary prepayments. Two Mortgage Loans, representing approximately 1.3% of Initial Pool Balance, contain provisions that allow voluntary prepayment at any time with the payment of a Yield Maintenance Charge. Seven Mortgage Loans, representing approximately 2.8% of Initial Pool Balance, contain provisions that prohibit voluntary prepayment for a specified period of time (generally between two and five years) after origination and permit voluntary prepayments thereafter with the prepayment of a Yield Maintenance Charge until a specified date (generally between one and six months prior to the Maturity Date of such Mortgage Loan) and without restriction after this time. Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. In addition, the enforceability of provisions that provide for prepayment fees or penalties is unclear under the laws of many states. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

   The yield maintenance provisions contained in those Mortgage Loans that provide for the payment of a yield maintenance charge in connection with a Principal Prepayment (a "Yield Maintenance Charge") are intended to compensate the lender on a present value basis for the remaining interest payments that would have become due had such prepayment not occurred to the extent such interest payments would have accrued at a rate in excess of the yield to maturity as of the date of the prepayment on United States Treasury securities with a maturity generally corresponding to the maturity date of the related Mortgage Loan. A Yield Maintenance Charge is determined utilizing a discount rate generally equal to the rate which, when compounded monthly, is equal to the bond equivalent yield of the corresponding Treasury securities described in the preceding sentence (the "Yield Rate").

   Yield Maintenance Charges are distributable as described herein under "Description of the Certificates--Distribution--Allocation of Yield Maintenance Charges."

   Unless a Mortgage Loan is relatively near its stated Maturity Date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. All but one of the Mortgage Loans

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(representing approximately 1.0% of the Initial Pool Balance) prohibit voluntary partial prepayments. Notwithstanding the foregoing, as described under "General--ARD Loan" above, after the Anticipated Repayment Date, the ARD Loan will be freely prepayable in whole or in part on and after the Anticipated Repayment Date.

   Defeasance. 137 Mortgage Loans, representing approximately 95.9% of the Initial Pool Balance, grant the related Borrower the right, at any time commencing generally three to four years after the date of origination, to obtain the release of the lien of the related Mortgage on the related Mortgaged Property or Mortgaged Properties, as applicable, by substituting for such Mortgaged Property or Mortgaged Properties, as the case may be, as collateral for the Mortgage Note, direct non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and the Maturity Date, of amounts at least equal to the amounts which would have been payable on each such date under the terms of the related Mortgage Loan; provided, however, that no such defeasance will be permitted if it will result in a downgrade, withdrawal or qualification of the then current rating on the Offered Certificates (as evidenced by notice to that effect in writing from each Rating Agency then rating the Certificates).

   Ten of such Mortgage Loans, representing 5.7% of the Initial Pool Balance, are secured by two or more Mortgaged Properties and grant the related borrower the right, at any time commencing generally three to four years after the date of origination, (i) to obtain the release of all of such Mortgaged Properties from the lien of the related Mortgage on terms substantially similar to those described in the immediately preceding paragraph and (ii) to obtain the release of one or more (but less than all) of such Mortgaged Properties (the "Partial Release Mortgaged Properties") by substituting for such Partial Release Mortgaged Properties direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date in an amount equal to 125% (or, in the case of one Mortgage Loan representing 0.4% of the Initial Pool Balance, 110%) of the amounts that would have been payable on each such date that are allocable to such Partial Release Mortgaged Property; provided, however, that a borrower may not obtain the release of any Partial Release Mortgaged Property unless immediately following such partial release the remaining Mortgaged Properties will have a minimum DSCR that is generally not less than the underwritten DSCR at origination of the Mortgage Loan.

   One group of cross-collateralized Mortgage Loans, representing 3.1% of the Initial Pool Balance, consists of five Notes each of which is secured by a first lien on one of the related Mortgaged Properties and guarantees of payment secured by liens on the other four Mortgaged Properties. The Mortgage Loan documents with respect to such Mortgage Loans permit the borrowers to obtain the release of one or more of the Mortgaged Properties (the "Released Mortgaged Properties") from the liens thereon securing the related Notes and guarantees of payment by substituting for such Released Mortgaged Properties direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and the Maturity Date in an amount equal to 125% of the amounts that would have been payable on each such date under the terms of the Note or Notes which had been secured by first liens on the Released Mortgaged Property or Properties. Accordingly, on each Due Date and on the Maturity Date following such a release and substitution, the payments received on the related government obligations will be applied, first, to pay the amounts due on such date on the Note or Notes that had been secured by first liens on the Released Mortgaged Property or Properties, and second, to pay amounts due on the remaining Notes (effectively supporting the borrower's ability to make payments with respect to such remaining Notes).

   One group of cross-collateralized Mortgage Loans, representing 0.5% of the Initial Pool Balance, consists of two Notes each of which is secured by a first lien on one related Mortgaged Property and guarantees of payment secured by liens on the other Mortgaged Property. The Mortgage Loan documents with respect to such Mortgage Loans permit the borrowers to obtain the release of their Mortgaged Property (the "Released Mortgaged Property") from the liens thereon securing the related Note and guarantee of payment by substituting for such Released Mortgaged Property direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and the Maturity Date in an amount equal to the amounts that would have been payable on each such date under the terms of the related Note.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, that under the terms of certain of the Mortgage Loans such consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "General" above. The Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) will be required to exercise (or waive its right to exercise) any right it may have with respect to a Mortgage Loan containing a "due-on-sale" clause (i) to accelerate the payments thereon, or (ii) to withhold its consent to any such sale or transfer, consistent with the Servicing Standards. With respect to a Mortgage Loan with a "due-on-encumbrance" clause, the Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) will be required to exercise (or waive its right to exercise) any right it may have with respect to a Mortgage Loan containing a "due-on-encumbrance" clause (i) to accelerate the payments thereon, or (ii) to withhold its consent to the creation of any additional lien or other encumbrance, in each case consistent with the Servicing Standards; provided, however, that the Servicer and Special Servicer will not be permitted to waive rights under a due-on-sale or due-on-encumbrance provision under a Mortgage Loan with a Stated Principal Balance greater than 2% of the aggregate Stated Principal Balance of the Mortgage Pool without confirming that such waiver will not result in a downgrade, withdrawal or qualification of the then current rating on the Offered Certificates.

ADDITIONAL MORTGAGE LOAN INFORMATION

   The following tables set forth the specified characteristics of the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Cut-Off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Mortgage Loans may be removed from the Mortgage Pool (i.e. not sold by the Mortgage Loan Seller to the Depositor) as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

   The following table sets forth the types of Mortgaged Properties. As used in the following tables, "Cut-Off Date LTV" refers to the LTV Ratio based on the scheduled Cut-Off Date Balance and "Maturity LTV" refers to the LTV Ratio as of the Maturity Date of the Mortgage Loan based on the scheduled principal balance of the Mortgage Loan on its Maturity Date.

   The following table sets forth the Types of Mortgaged Properties as of the Cut-Off Date.

                        TYPES OF MORTGAGED PROPERTIES


                                                                ------------------------------
                                                         % OF              STATED   REMAINING
                       NUMBER    NUMBER     AGGREGATE   INITIAL           REMAINING   AMORT.
                         OF        OF     CUT-OFF DATE   POOL   MORTGAGE    TERM       TERM
     PROPERTY TYPE      LOANS  PROPERTIES    BALANCE    BALANCE   RATE     (MOS.)     (MOS.)
---------------------  ------ ----------  ------------ -------  -------- ---------  ---------
RETAIL, ANCHORED......    30       30     $228,775,963   32.01%  7.2923%     141       336
OFFICE................    26       26     $123,160,731   17.23%  7.2973%     127       332
MULTIFAMILY...........    32       43     $100,791,477   14.10%  7.0592%     135       325
INDUSTRIAL/WAREHOUSE .    18       24     $ 81,568,383   11.41%  7.4845%     122       326
HOTEL.................     6        6     $ 43,316,967    6.06%  7.1076%     119       289
RETAIL, UNANCHORED ...    10       10     $ 31,139,672    4.36%  7.4410%     146       311
MOBILE HOME...........     8       11     $ 29,430,611    4.12%  7.2840%     149       346
MIXED-USE.............     6        7     $ 25,463,530    3.56%  7.4640%     133       327
THEATER/AIR RIGHTS  ..     1        1     $ 16,000,000    2.24%  7.0800%     120       300
MEDICAL OFFICE........     3        3     $ 12,404,862    1.74%  7.1138%     135       279
SELF-STORAGE..........     2        2     $  8,020,347    1.12%  7.2105%     117       270
OTHER.................     1        1     $  5,850,000    0.82%  7.4700%     120       300
PARKING GARAGE OR
 LOT..................     2        2     $  4,816,577    0.67%  7.9919%     146       326
MULTIPLE..............     1        4     $  4,000,000    0.56%  7.0000%     180       180
                       ------ ----------  ------------ -------  -------- ---------  ---------
TOTALS/WEIGHTED AVG.     146      170     $714,739,121  100.00%  7.2790%     134       325





                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

       WEIGHTED AVERAGES
----------------------------------------------------------------

                                           AVERAGE   AVERAGE
        CUT-OFF DATE MATURITY             LOAN PER  NUMBER OF
 DSCR       LTV         LTV       OCCUPANCY  UNIT/SF  UNITS/SF
-----  ------------  --------   ---------  -------- ---------
 1.50X     67.09%      53.98%      94.74%   $    97   133,596
 1.64X     60.16%      50.55%      97.53%   $    77    87,306
 1.64X     65.93%      52.37%      97.75%   $36,224        97
 1.46X     70.86%      59.00%      98.02%   $    34   179,583
 2.22X     38.72%      29.38%      69.08%   $36,631       151
 1.53X     65.46%      49.81%      98.48%   $   112    27,926
 1.44X     69.96%      57.07%      88.79%   $15,320       269
 1.53X     69.73%      57.37%      94.77%   $    78   132,542
 2.87X     34.86%      27.96%     100.00%   $   304    52,657
 1.55X     68.25%      47.99%      92.70%   $    85    62,797
 1.84X     60.00%      45.89%      90.12%   $    25   184,035
 1.44X     68.82%      55.86%     100.00%   $    80    73,500

 1.44X     74.11%      60.35%     100.00%   $    40   113,163
 1.65X     58.48%       1.08%      96.84%   $    37   107,965
-----  ------------  --------   ---------  -------- ---------
 1.62X     63.82%      51.29%     N/A        N/A       N/A

   The following table sets forth the Range of Mortgage Rates as of the Cut-Off Date.

                  RANGE OF MORTGAGE RATES AS OF CUT-OFF DATE



                                                             % OF
                           NUMBER    NUMBER     AGGREGATE   INITIAL   CUM. % OF
 RANGE OF MORTGAGE RATES     OF        OF     CUT-OFF DATE   POOL   CUT-OFF DATE
            (%)             LOANS  PROPERTIES    BALANCE    BALANCE    BALANCE
-------------------------  ------ ----------  ------------ -------  ------------
6.2501 TO  6.5000........     1        1     $ 11,969,867    1.67%      1.67%
6.5001 TO  6.7500........     3        3     $  7,011,479    0.98%      2.66%
6.7501 TO  7.0000........    25       38     $174,385,452   24.40%     27.05%
7.0001 TO  7.2500........    34       34     $181,852,672   25.44%     52.50%
7.2501 TO  7.5000........    34       41     $179,832,989   25.16%     77.66%
7.5001 TO  7.7500........    22       26     $ 81,161,990   11.36%     89.01%
7.7501 TO  8.0000........    12       12     $ 36,442,256    5.10%     94.11%
8.0001 TO  8.2500........     9        9     $ 33,469,426    4.68%     98.79%
8.2501 TO  8.7500........     4        4     $  6,275,994    0.88%     99.67%
8.7501 TO  9.2500........     1        1     $  1,562,449    0.22%     99.89%
9.2501 TO 10.0000........     1        1     $    774,546    0.11%    100.00%
                           ------ ----------  ------------ -------  ------------
TOTALS/WEIGHTED AVG. ....   146      170     $714,739,121  100.00%    100.00%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                            WEIGHTED AVERAGES
                            ----------------------------------------------------------------
                                       STATED    REMAINING
                                      REMAINING   AMORT.
 RANGE OF MORTGAGE RATES     MORTGAGE    TERM      TERM           CUT-OFF    DATE  MATURITY
            (%)                RATE     (MOS.)    (MOS.)    DSCR    LTV            LTV
-------------------------   --------  --------- ---------  -----  --------   --------------
6.2501 TO  6.5000........    6.4700%    118        298     1.87X     61.86%       48.79%
6.5001 TO  6.7500........    6.7100%    130        269     2.06X     50.53%       31.18%
6.7501 TO  7.0000........    6.9159%    150        329     1.82X     56.50%       43.13%
7.0001 TO  7.2500........    7.1267%    125        314     1.67X     63.24%       50.53%
7.2501 TO  7.5000........    7.3616%    140        338     1.49X     69.49%       56.61%
7.5001 TO  7.7500........    7.6276%    119        319     1.53X     64.88%       54.08%
7.7501 TO  8.0000........    7.8633%    130        334     1.35X     70.49%       59.53%
8.0001 TO  8.2500........    8.0892%    111        339     1.35X     70.77%       62.82%
8.2501 TO  8.7500........    8.5967%    110        300     1.67X     57.11%       48.64%
8.7501 TO  9.2500........    9.1250%    171        171     1.55X     35.71%        1.11%
9.2501 TO 10.0000........    9.8750%    172        172     1.44X     63.75%        2.36%
                            --------  --------- ---------  -----    ------------ --------
TOTALS/WEIGHTED AVG. ....    7.2790%    134        325     1.62X     63.82%       51.29%

   The following table sets forth the Mortgaged Properties by State.

                        MORTGAGED PROPERTIES BY STATE

                                                                                           WEIGHTED AVERAGES
                                                              ---------------------------------------------------------------------
                                                       % OF
                          NUMBER       AGGREGATE     INITIAL                 STATED      REMAINING
                            OF        CUT-OFF DATE     POOL     MORTGAGE   REMAINING    AMORT. TERM          CUT-OFF DATE  MATURITY
         STATE          PROPERTIES      BALANCE      BALANCE      RATE    TERM (MOS.)     (MOS.)       DSCR      LTV         LTV
---------------------  ------------ --------------  --------- ----------  ----------- -------------  ------- ----------------------
California............       29       $195,924,576     27.41%    7.2936%      156           345       1.57x       64.56%     51.50%
New York..............       32       $118,179,358     16.53%    7.2615%      125           309       1.64x       63.94%     48.99%
Florida...............       15       $ 63,543,057      8.89%    7.1469%      118           301       1.94x       52.20%     41.97%
Massachusetts.........       11       $ 51,294,926      7.18%    7.2490%      143           333       1.79x       55.65%     45.15%
Connecticut...........        7       $ 36,246,605      5.07%    7.3199%      119           329       1.56x       67.84%     57.13%
Arizona...............        8       $ 33,853,457      4.74%    7.3012%      145           315       1.48x       67.20%     51.37%
Pennsylvania..........        8       $ 24,412,619      3.42%    7.2011%      119           306       1.45x       72.34%     58.98%
Delaware..............        4       $ 19,380,562      2.71%    7.2259%      122           352       1.45x       71.53%     61.91%
Texas.................        3       $ 18,729,899      2.62%    7.0831%      116           344       1.78x       57.56%     52.35%
Maryland..............        4       $ 17,350,000      2.43%    7.2515%      120           309       1.69x       63.66%     52.14%
Michigan..............        4       $ 17,128,519      2.40%    6.6097%      124           286       1.82x       58.65%     42.55%
New Jersey............        3       $ 16,796,040      2.35%    7.2804%      119           299       1.48x       70.95%     57.36%
Utah..................        3       $ 14,600,000      2.04%    7.2900%      120           360       1.51x       74.68%     65.64%
Illinois..............        3       $ 10,713,889      1.50%    7.7038%      116           313       1.36x       66.99%     56.39%
Vermont...............        2       $  9,435,216      1.32%    7.6333%      119           322       1.50x       70.51%     58.64%
Minnesota.............       14       $  9,392,598      1.31%    7.1862%      162           308       1.66x       67.45%     47.99%
Washington............        1       $  8,491,609      1.19%    7.2400%      119           299       1.51x       64.33%     51.91%
North Carolina........        2       $  7,868,330      1.10%    7.7638%      114           331       1.26x       71.86%     61.89%
Virginia..............        2       $  7,122,151      1.00%    7.8145%      115           334       1.38x       75.18%     65.43%
Rhode Island..........        2       $  6,734,094      0.94%    8.0544%      114           331       1.60x       65.57%     57.48%
Oregon................        2       $  6,609,138      0.92%    7.4506%      131           285       1.43x       68.14%     50.89%
New Hampshire.........        1       $  4,393,682      0.61%    7.0400%      118           358       1.41x       77.08%     67.41%
Louisiana.............        1       $  4,300,000      0.60%    7.0700%      120           360       1.50x       74.78%     65.35%
Colorado..............        3       $  4,096,566      0.57%    7.0135%      134           330       2.08x       48.19%     34.23%
Nevada................        3       $  3,940,645      0.55%    7.8704%      114           354       1.41x       66.39%     59.33%
Ohio..................        1       $  1,991,257      0.28%    7.9700%      113           353       1.34x       47.41%     42.54%
Alabama...............        1       $  1,435,783      0.20%    8.6250%      110           290       1.60x       59.04%     48.90%
Maine.................        1       $    774,546      0.11%    9.8750%      172           172       1.44x       63\.75%     2.36%
                       ------------ --------------  --------- ----------  ----------- -------------  ------- ------------- ---------
Totals/Weighted Avg.        170       $714,739,121    100.00%    7.2790%      134           325       1.62x       63.82%     51.29%





   The following table sets forth the original term and the remaining term of the Mortgage Loans.

                      RANGE OF ORIGINAL TERMS IN MONTHS

                                                                                                                 WEIGHTED  AVERAGES
                                                                                    -----------------------------------------------
                                                  AGGREGATE      % OF     CUM. % OF
                         NUMBER      NUMBER        CUT-OFF      INITIAL    CUT-OFF                  STATED     REMAINING
RANGE OF ORIGINAL TERM     OF          OF           DATE         POOL        DATE      MORTGAGE   REMAINING     AMORT.
  TO MATURITY (MOS.)      LOANS    PROPERTIES      BALANCE      BALANCE    BALANCE       RATE    TERM (MOS.)  TERM (MOS.)   DSCR
----------------------  -------- ------------  -------------- ---------  ----------- ----------  ----------- -----------  -------
 71 TO 100.............      2          2       $  3,947,015      0.55%       0.55%     7.5919%       83          311       1.64X
101 TO 120.............    111        123       $510,123,089     71.37%      71.92%     7.3077%      118          320       1.65X
121 TO 140.............      2          2       $  6,173,149      0.86%      72.79%     8.0100%      114          353       1.34X
141 TO 160.............      1          1       $  2,689,234      0.38%      73.16%     7.6200%      138          354       1.48X
161 TO 180.............     30         42       $191,806,634     26.84%     100.00%     7.1681%      177          337       1.56X
                        -------- ------------  -------------- ---------  ----------- ----------  ----------- -----------  -------
TOTALS/WEIGHTED AVG. ..    146        170       $714,739,121    100.00%     100.00%     7.2790%      134          325       1.62X



(RESTUBBED TABLE CONTINUED FROM ABOVE)

                       ------------------------


RANGE OF ORIGINAL TERM   CUT-OFF DATE    MATURITY
  TO MATURITY (MOS.)          LTV          LTV
----------------------  -------------- ----------
 71 TO 100.............       60.97%       54.70%
101 TO 120.............       63.52%       53.25%
121 TO 140.............       71.17%       63.82%
141 TO 160.............       72.68%       62.08%
161 TO 180.............       64.31%       45.46%
                          -------------- ----------
TOTALS/WEIGHTED AVG. ..       63.82%       51.29%







                      RANGE OF REMAINING TERMS IN MONTHS

                                                                                                                  WEIGHTED AVERAGES
                                                                                          -----------------------------------------
                                                    AGGREGATE      % OF     CUM. % OF
                           NUMBER      NUMBER        CUT-OFF      INITIAL    CUT-OFF                  STATED     REMAINING
RANGE OF REMAINING TERMS     OF          OF           DATE         POOL        DATE      MORTGAGE   REMAINING     AMORT.
          (MOS.)            LOANS    PROPERTIES      BALANCE      BALANCE    BALANCE       RATE    TERM (MOS.)  TERM (MOS.)    DSCR
------------------------  -------- ------------  -------------- ---------  ----------- ----------  ----------- -----------   ------
 71 TO 100...............      2          2       $  3,974,015      0.55%       0.55%     7.5919%       83          311      1.64X
101 TO 120...............    113        125       $516,296,238     72.24%      72.79%     7.3161%      118          320      1.64X
121 TO 140...............      1          1       $  2,689,234      0.38%      73.16%     7.6200%      138          354      1.48X
161 TO 180...............     30         42       $191,806,634     26.84%     100.00%     7.1681%      177          337      1.56X
                          -------- ------------  -------------- ---------  ----------- ----------  ----------- -----------  -------
TOTALS/WEIGHTED AVG. ....    146        170       $714,739,121    100.00%     100.00%     7.2790%      134          325      1.62X





(RESTUBBED TABLE CONTINUED FROM ABOVE)



----------------------------


RANGE OF REMAINING TERMS    CUT-OFF DATE    MATURITY
          (MOS.)                LTV          LTV
------------------------   -------------- ----------
 71 TO 100...............      60.97%       54.70%
101 TO 120...............      63.61%       53.38%
121 TO 140...............      72.68%       62.08%
161 TO 180...............      64.31%       45.46%
                           -------------- ----------
TOTALS/WEIGHTED AVG. ....      63.82%       51.29%

   The following table sets forth the range of original amortization periods of the Mortgage Loans.

                RANGE OF ORIGINAL AMORTIZATION TERMS IN MONTHS

                                                                                                        WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                                  AGGREGATE      % OF
   RANGE OF ORIGINAL     NUMBER      NUMBER        CUT-OFF      INITIAL                STATED     REMAINING
   AMORTIZATION TERM       OF          OF           DATE         POOL     MORTGAGE    REMAINING     AMORT.            CUT-OFF DATE
         (MOS.)           LOANS    PROPERTIES      BALANCE      BALANCE     RATE     TERM (MOS.) TERM (MOS.)   DSCR       LTV
----------------------  -------- ------------  -------------- ---------  ---------- -----------  ----------- -------  -------------
180 TO 200 ............      5          8       $ 14,572,293      2.04%    7.4379%       176         176       1.49X    54.12%
201 TO 300 ............     77         90       $319,439,822     44.69%    7.2293%       121         294       1.75X    59.43%
301 TO 330 ............      1          1       $  1,947,015      0.27%    8.0150%        82         322       1.45X    64.90%
331 TO 360 ............     63         71       $378,779,992     53.00%    7.3111%       143         357       1.52X    67.88%
                        -------- ------------  -------------- ---------  ---------- -----------  ----------- -------   ------------
TOTALS/WEIGHTED AVG. ..    146        170       $714,739,121    100.00%    7.2790%       134         325       1.62X    63.82%



(RESTUBBED TABLE CONTINUED FROM ABOVE)

                         ------------

   RANGE OF ORIGINAL
   AMORTIZATION TERM      MATURITY
         (MOS.)            LTV
----------------------   ----------
180 TO 200 ............        1.12%
201 TO 300 ............       46.83%
301 TO 330 ............       59.32%
331 TO 360 ............       56.95%
                            --------
TOTALS/WEIGHTED AVG. ..       51.29%

   The following table sets forth the years of scheduled maturity of the Mortgage Loans.

              YEARS OF SCHEDULED MATURITY OF THE MORTGAGE LOANS

                                                                                                   WEIGHTED AVERAGES
                                                                                    -------------------------------------------
                                                AGGREGATE      % OF      CUM. %
                       NUMBER      NUMBER        CUT-OFF      INITIAL   CUT-OFF                 STATED     REMAINING
      SCHEDULED          OF          OF           DATE         POOL       DATE     MORTGAGE   REMAINING     AMORT
    MATURITY YEAR       LOANS    PROPERTIES      BALANCE      BALANCE   BALANCE      RATE    TERM (MOS.)  TERM (MOS.)   DSCR
--------------------  -------- ------------  -------------- ---------  --------- ----------  ----------- -----------  -------
2005.................      2          2       $  3,947,015      0.55%      0.55%    7.5919%       83          311       1.64X
2007.................     12         12       $ 45,493,262      6.37%      6.92%    8.0862%      112          335       1.38X
2008.................    101        113       $470,802,976     65.87%     72.79%    7.2417%      119          319       1.67X
2009.................      1          1       $  2,689,234      0.38%     73.16%    7.6200%      138          354       1.48X
2012.................      3          3       $ 13,284,826      1.86%     75.02%    7.3022%      174          322       2.10X
2013.................     27         39       $178,521,808     24.98%    100.00%    7.1581%      177          338       1.52X
                      -------- ------------  -------------- ---------  --------- ----------  ----------- -----------  -------
TOTALS/WEIGHTED AVG..    146        170       $714,739,121    100.00%    100.00%    7.2790%      134          325       1.62X




(RESTUBBED TABLE CONTINUED FROM ABOVE)

                   ----------------------------



      SCHEDULED
                    CUT-OFF DATE    MATURITY
    MATURITY YEAR      LTV             LTV
------------------- -------------- ----------
2005...............       60.97%       54.70%
2007...............       69.22%       61.02%
2008...............       63.06%       52.64%
2009...............       72.68%       62.08%
2012...............       46.31%       29.59%
2013...............       65.65%       46.64%
                     ------------     -------
TOTALS/WEIGHTED AVG       63.82%       51.29%
                     ------------     -------

   The following table sets forth the range of years in which the Mortgaged Properties were built or renovated.

           RANGE OF YEARS BUILT/RENOVATED FOR MORTGAGED PROPERTIES

                                                                                           WEIGHTED AVERAGES
                                                              ---------------------------------------------------------------------
                                                       % OF
                          NUMBER       AGGREGATE     INITIAL                 STATED     REMAINING
       RANGE OF             OF        CUT-OFF DATE     POOL     MORTGAGE   REMAINING   AMORT. TERM           CUT-OFF DATE  MATURITY
YEARS BUILT/RENOVATED   PROPERTIES      BALANCE      BALANCE      RATE    TERM (MOS.)    (MOS.)       DSCR        LTV        LTV
---------------------  ------------ --------------  --------- ----------  ----------- -------------  ------- ------------  --------
1900 to 1919..........        3       $ 11,380,920      1.59%    7.0666%      122          300        1.38x      64.09%      51.08%
1920 to 1939..........       10       $ 16,156,479      2.26%    7.1367%      122          308        1.71x      61.74%      49.87%
1940 to 1959..........        3       $ 39,880,461      5.58%    6.8097%      125          305        2.10x      48.41%      37.94%
1960 to 1969..........       12       $ 13,773,426      1.93%    6.9740%      146          303        1.97x      54.09%      31.74%
1970 to 1979..........       19       $ 50,867,038      7.12%    7.4286%      140          315        1.47x      68.16%      53.25%
1980 to 1989..........       53       $251,801,451     35.23%    7.3596%      135          330        1.51x      67.37%      55.21%
1990 to 1998..........       70       $330,879,346     46.29%    7.2782%      134          328        1.65x      62.87%      50.57%
                       ------------ --------------  --------- ----------  ----------- ------------  ------- --------------   -----
Totals/Weighted Avg.        170       $714,739,121    100.00%    7.2790%      134          325        1.62x      63.82%      51.29%

   The following tables set forth a range of Debt Service Coverage Ratios for the Mortgage Loans as of the Cut-Off Date. The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to
(ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-Off Date.

         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------
                                                                % OF
                        NUMBER      NUMBER       AGGREGATE     INITIAL                STATED      REMAINING
RANGE OF DEBT SERVICE     OF          OF       CUT-OFF DATE     POOL     MORTGAGE    REMAINING   AMORT. TERM           CUT-OFF DATE
    COVERAGE RATIOS      LOANS    PROPERTIES      BALANCE      BALANCE     RATE     TERM (MOS.)     (MOS.)      DSCR        LTV
---------------------  -------- ------------  -------------- ---------  ---------- -----------  ------------- -------    -----------
1.25X TO 1.29X........     10         10       $ 42,432,335      5.94%    7.6765%       117          325        1.28X       75.05%
1.30X TO 1.34X........     17         19       $ 56,364,469      7.89%    7.6788%       124          306        1.32X       69.83%
1.35X TO 1.39X........      9          9       $ 54,918,334      7.68%    7.3845%       126          337        1.38X       69.02%
1.40X TO 1.44X........     19         22       $113,722,506     15.91%    7.4058%       142          342        1.42X       72.35%
1.45X TO 1.49X........     21         23       $130,433,175     18.25%    7.2064%       150          342        1.47X       69.20%
1.50X TO 1.54X........      9          9       $ 28,033,130      3.92%    7.2505%       122          308        1.52X       65.30%
1.55X TO 1.59X........     13         19       $ 46,547,589      6.51%    7.3089%       129          315        1.57X       67.51%
1.60X TO 1.69X........     16         20       $ 53,061,857      7.42%    7.1517%       142          312        1.64X       64.54%
1.70X TO 1.79X........     10         14       $ 37,271,871      5.21%    7.1361%       122          299        1.72X       59.93%
1.80X TO 1.89X........      7          7       $ 43,674,013      6.11%    6.9089%       119          327        1.86X       59.30%
1.90X TO 1.99X........      3          5       $ 16,287,375      2.28%    7.1615%       172          343        1.93X       43.93%
2.00X TO 2.19X........      3          3       $ 10,988,956      1.54%    7.3183%       116          321        2.04X       52.23%
2.20X TO 2.49X........      7          8       $ 63,711,560      8.91%    7.0084%       128          308        2.33X       36.38%
2.50X TO 3.00X........      2          2       $ 17,291,949      2.42%    7.0636%       120          300        2.84X       35.70%
                       -------- ------------  -------------- ---------  ---------- -----------  ------------- -------   -----------
TOTALS/WEIGHTED AVG. .    146        170       $714,739,121    100.00%    7.2790%       134          325        1.62X       63.82%



(RESTUBBED TABLE CONTINUED FROM ABOVE)

                       -------------------------


RANGE OF DEBT SERVICE         MATURITY
    COVERAGE RATIOS             LTV
---------------------       ----------
1.25X TO 1.29X........        63.05%
1.30X TO 1.34X........        53.70%
1.35X TO 1.39X........        58.57%
1.40X TO 1.44X........        59.19%
1.45X TO 1.49X........        55.54%
1.50X TO 1.54X........        52.86%
1.55X TO 1.59X........        53.00%
1.60X TO 1.69X........        47.31%
1.70X TO 1.79X........        47.40%
1.80X TO 1.89X........        50.50%
1.90X TO 1.99X........        32.97%
2.00X TO 2.19X........        43.92%
2.20X TO 2.49X........        28.58%
2.50X TO 3.00X........        28.63%
                           ----------
TOTALS/WEIGHTED AVG...        51.29%

   The following table sets forth the range of Scheduled Principal Balances as of the Cut-Off Date.

         RANGE OF SCHEDULED PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                             WEIGHTED AVERAGES
                                                                               --------------------------------------------
                                                                     % OF
                               NUMBER      NUMBER       AGGREGATE     INITIAL                STATED      REMAINING
      RANGE OF CUT-OFF           OF          OF       CUT-OFF DATE     POOL     MORTGAGE    REMAINING   AMORT. TERM
       DATE BALANCES            LOANS    PROPERTIES      BALANCE      BALANCE     RATE     TERM (MOS.)     (MOS.)      DSCR
-----------------------------  -------- ------------  -------------- ---------  ---------- -----------  ------------- -------
$         0 TO $   999,999 ..      3          3       $  2,768,180      0.39%    8.2042%       154          241        1.40X
$ 1,000,000 TO $ 1,999,999 ..     36         43       $ 56,336,958      7.88%    7.5215%       128          310        1.56X
$ 2,000,000 TO $ 3,999,999 ..     45         53       $126,496,874     17.70%    7.3508%       125          310        1.61X
$ 4,000,000 TO $ 5,999,999 ..     27         31       $135,931,580     19.02%    7.4029%       128          326        1.48X
$ 6,000,000 TO $ 7,999,999 ..     11         11       $ 76,339,665     10.68%    7.3162%       133          322        1.40X
$ 8,000,000 TO $ 9,999,999 ..      6         11       $ 55,436,673      7.76%    7.4386%       117          327        1.52X
$10,000,000 TO $11,999,999 ..      6          6       $ 65,172,900      9.12%    7.0612%       148          328        1.87X
$12,000,000 TO $13,999,999 ..      4          4       $ 50,813,332      7.11%    7.1167%       133          328        1.65X
$14,000,000 TO $15,999,999 ..      3          3       $ 44,230,555      6.19%    6.9118%       159          359        1.65X
$16,000,000 TO $17,999,999 ..      2          2       $ 33,000,000      4.62%    7.2036%       120          331        2.12X
$18,000,000 TO $24,999,999 ..      3          3       $ 68,212,404      9.54%    7.0938%       157          337        1.76X
                              -------- ------------  -------------- ---------  ---------- -----------  ------------- -------
TOTALS/WEIGHTED AVG.  .......    146        170       $714,739,121    100.00%    7.2790%       134          325        1.62X


(RESTUBBED TABLE CONTINEUD FROM ABOVE)

      RANGE OF CUT-OFF          CUT-OFF DATE         MATURITY
       DATE BALANCES                LTV                 LTV
-----------------------------  -----------------    ---------------
$         0 TO $   999,999 ..     70.07%                  33.39%
$ 1,000,000 TO $ 1,999,999 ..     60.77%                  47.26%
$ 2,000,000 TO $ 3,999,999 ..     65.62%                  52.63%
$ 4,000,000 TO $ 5,999,999 ..     69.80%                  56.86%
$ 6,000,000 TO $ 7,999,999 ..     70.87%                  55.47%
$ 8,000,000 TO $ 9,999,999 ..     68.36%                  58.29%
$10,000,000 TO $11,999,999 ..     50.97%                  40.01%
$12,000,000 TO $13,999,999 ..     62.21%                  59.86%
$14,000,000 TO $15,999,999 ..     62.105                  50.57%
$16,000,000 TO $17,999,999 ..     53.70%                  45.92%
$18,000,000 TO $24,999,999 ..     58.69%                  45.55%
                               -------------         --------------
TOTALS/WEIGHTED AVG.  .......     63.82%                  51.29%

   The following two tables set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-Off Date and the Maturity Date of the Mortgage Loans. An "LTV Ratio" for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to such date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. The LTV Ratio as of the Maturity Date described below was calculated based on the principal balance of the related Mortgage Loan on the Maturity Date, assuming that all Mortgage Loans are repaid at their expected Maturity Dates. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property or of the borrower's equity in each Mortgaged Property as of the Maturity Date of the Mortgage Loan. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination, and the LTV Ratio of a Mortgage Loan as of the Maturity Date may be higher than its LTV Ratio at origination, even after taking into account amortization since origination.

             RANGE OF LOAN TO VALUE RATIOS AS OF THE CUT-OFF DATE

                                                                                                      WEIGHTED AVERAGES
                                                                                       -------------------------------------------
                                                                % OF
                        NUMBER      NUMBER       AGGREGATE     INITIAL     CUM. % OF                  STATED     REMAINING
RANGE OF CUT-OFF DATE     OF          OF       CUT-OFF DATE     POOL        CUT-OFF      MORTGAGE   REMAINING     AMORT.
      LTV RATIOS         LOANS    PROPERTIES      BALANCE      BALANCE   DATE BALANCE      RATE    TERM (MOS.)  TERM (MOS.)  DSCR
---------------------  -------- ------------  -------------- ---------  -------------- ----------  ----------- -----------  ------
20.01% TO 30.00%......      1          1       $ 10,000,000      1.40%        1.40%       7.5700%      120          300    2.32X
30.01% TO 40.00%......      4          4       $ 52,634,527      7.36%        8.76%       7.0400%      120          294    2.48X
40.01% TO 45.00%......      3          4       $ 17,017,857      2.38%       11.14%       7.0778%      162          346    1.98X
45.01% TO 50.00%......      9          9       $ 26,950,845      3.77%       14.91%       7.2518%      139          320    2.09X
50.01% TO 55.00%......      4          4       $  8,786,143      1.23%       16.14%       7.0257%      138          266    1.80X
55.01% TO 60.00%......     19         24       $ 72,331,730     10.12%       26.26%       7.1698%      132          300    1.70X
60.01% TO 65.00%......     23         29       $122,808,987     17.18%       43.45%       7.0853%      139          319    1.61X
65.01% TO 70.00%......     25         34       $117,481,523     16.44%       59.88%       7.4244%      141          337    1.46X
70.01% TO 75.00%......     48         49       $233,027,007     32.60%       92.49%       7.3550%      133          335    1.43X
75.01% TO 80.00%......     10         12       $ 53,700,503      7.51%      100.00%       7.5211%      117          345    1.33X
                       -------- ------------  -------------- ---------  -------------- ----------  ----------- ----------- -----
TOTALS/WEIGHTED AVG. .    146        170       $714,739,121    100.00%      100.00%       7.2790%      134          325    1.62X



(RESTUBBED TABLE CONTINUED FROM ABOVE)

                       -------------------------


RANGE OF CUT-OFF DATE    CUT-OFF DATE    MATURITY
      LTV RATIOS              LTV          LTV
---------------------   -------------- ----------
20.01% TO 30.00%......      26.35%       21.45%
30.01% TO 40.00%......      34.43%       26.56%
40.01% TO 45.00%......      41.34%       32.15%
45.01% TO 50.00%......      47.39%       37.46%
50.01% TO 55.00%......      51.73%       30.93%
55.01% TO 60.00%......      57.24%       40.27%
60.01% TO 65.00%......      63.50%       49.90%
65.01% TO 70.00%......      67.76%       55.11%
70.01% TO 75.00%......      73.06%       60.28%
75.01% TO 80.00%......      77.78%       68.13%
                       -------------- ----------
TOTALS/WEIGHTED AVG. .      63.82%       51.29%

                  RANGE OF LOAN TO VALUE RATIOS AT MATURITY

                                                                                                      WEIGHTED  AVERAGES
                                                                                     ---------------------------------------------
                                                               % OF
                       NUMBER      NUMBER       AGGREGATE     INITIAL     CUM. % OF                  STATED     REMAINING
  RANGE OF MATURITY      OF          OF       CUT-OFF DATE     POOL        CUT-OFF      MORTGAGE   REMAINING     AMORT.
      LTV RATIOS        LOANS    PROPERTIES      BALANCE      BALANCE   DATE BALANCE      RATE    TERM (MOS.)  TERM (MOS.)   DSCR
--------------------  -------- ------------  -------------- ---------  -------------- ----------  ----------- -----------  --------
 0.00% TO 10.00%.....      5          8       $ 14,572,293      2.04%        2.04%       7.4379%      176          176     1.49X
10.01% TO 30.00%  ...      6          6       $ 66,282,667      9.27%       11.31%       7.0980%      123          293     2.41X
30.01% TO 35.00%  ...      4          4       $ 17,914,423      2.51%       13.82%       7.1069%      163          320     1.95X
35.01% TO 40.00%  ...      7         10       $ 24,215,054      3.39%       17.21%       6.9291%      149          324     2.12X
40.01% TO 45.00%  ...      9         16       $ 18,371,335      2.57%       19.78%       7.4812%      125          302     1.72X
45.01% TO 50.00%  ...     15         17       $ 87,649,894     12.26%       32.04%       6.9727%      149          328     1.65X
50.01% TO 55.00%  ...     34         35       $160,363,834     22.44%       54.48%       7.2225%      137          327     1.57X
55.01% TO 60.00%  ...     27         28       $140,068,030     19.60%       74.07%       7.4789%      136          324     1.44X
60.01% TO 65.00%  ...     24         29       $109,035,175     15.26%       89.33%       7.3335%      119          343     1.43X
65.01% TO 70.00%  ...     13         15       $ 64,516,755      9.03%       98.36%       7.4607%      118          356     1.39X
70.01% TO 75.00%  ...      2          2       $ 11,749,660      1.64%      100.00%       7.9422%      113          353     1.29X
                      -------- ------------  -------------- ---------  -------------- ----------  ----------- -----------  ------
TOTALS/WEIGHTED AVG..    146        170       $714,739,121    100.00%      100.00%       7.2790%      134          325     1.62X


(RESTUBBED TABLE CONTINEUD FROM ABOVE)

                     ------------------------


  RANGE OF MATURITY  CUT-OFF DATE    MATURITY
      LTV RATIOS         LTV          LTV
-------------------- ------------- ----------
 0.00% TO 10.00%.....     54.12%        1.12%
10.01% TO 30.00%  ...     35.00%       26.24%
30.01% TO 35.00%  ...     44.27%       31.59%
35.01% TO 40.00%  ...     48.13%       36.40%
40.01% TO 45.00%  ...     53.45%       41.70%
45.01% TO 50.00%  ...     62.38%       48.24%
50.01% TO 55.00%  ...     64.47%       52.09%
55.01% TO 60.00%  ...     71.68%       58.20%
60.01% TO 65.00%  ...     72.22%       62.18%
65.01% TO 70.00%  ...     76.03%       67.28%
70.01% TO 75.00%  ...     79.66%       71.43%
                      -------------- ----------
TOTALS/WEIGHTED AVG..     63.82%       51.29%

   The following table sets forth the Mortgage Loans subject to lockout/prepayment restrictions, expressed a percentage of the outstanding principal balance at each period, assuming that each Mortgage Loan is repaid on its respective Maturity Date.

          REMAINING POOL BALANCE SUBJECT TO PREPAYMENT RESTRICTIONS

                                                                              PREPAYABLE
                              LOCKOUT--NOT     GREATER THAN   GREATER THAN     WITHOUT
          PERIOD               PREPAYABLE      3% OR YM(1)      1% OR YM       PENALTY                 TOTALS
-------------------------- ----------------- -------------- -------------- --------------  -------------------------------
                             $ (MM)     %     $ (MM)    %    $ (MM)    %    $ (MM)    %     $ (MM)      %     % OF IPB(2)
                           --------  ------- ------  ------ ------  ------ ------  ------  -------- --------  -----------
Current Period     6/1/98    $705.3    98.7%   $9.4    1.3%  $  --    0.0%  $  --    0.0%   $714.7    100.0%     100.0%
Year 1             6/1/99     697.0    98.7%    9.3    1.3%     --    0.0%     --    0.0%    706.4    100.0%      98.8%
Year 2           6/1/2000     688.3    98.7%    9.2    1.3%     --    0.0%     --    0.0%    697.5    100.0%      97.6%
Year 3           6/1/2001     672.9    97.8%    9.1    1.3%    5.7    0.8%     --    0.0%    687.7    100.0%      96.2%
Year 4           6/1/2002     662.6    97.9%    8.9    1.3%    5.6    0.8%     --    0.0%    677.2    100.0%      94.7%
Year 5           6/1/2003     639.9    96.1%    8.8    1.3%   17.2    2.6%     --    0.0%    665.9    100.0%      93.2%
Year 6           6/1/2004     628.2    96.1%    8.6    1.3%   16.9    2.6%     --    0.0%    653.7    100.0%      91.5%
Year 7           6/1/2005     610.9    95.9%    8.4    1.3%   17.6    2.8%     --    0.0%    636.9    100.0%      89.1%
Year 8           6/1/2006     597.4    95.9%    8.2    1.3%   17.2    2.8%     --    0.0%    622.8    100.0%      87.1%
Year 9           6/1/2007     582.9    95.9%    8.0    1.3%    1.3    0.2%   15.4    2.5%    607.6    100.0%      85.0%
Year 10          6/1/2008     160.8    99.3%     --    0.0%    1.1    0.7%     --    0.0%    161.9    100.0%      22.6%
Year 11          6/1/2009     156.2    99.4%     --    0.0%    0.9    0.6%     --    0.0%    157.1    100.0%      22.0%
Year 12          6/1/2010     149.0    99.6%     --    0.0%    0.7    0.4%     --    0.0%    149.7    100.0%      20.9%
Year 13          6/1/2011     143.8    99.7%     --    0.0%    0.4    0.3%     --    0.0%    144.2    100.0%      20.2%
Year 14          6/1/2012     138.2    99.9%     --    0.0%    0.1    0.0%    0.1    0.1%    138.3    100.0%      19.4%
Year 15          6/1/2013        --     0.0%     --    0.0%     --    0.0%     --    0.0%       --      0.0%       0.0%

------------
(1)     As used above, "YM" means Yield Maintenance Charge.
(2)     As used above, "IPB" means Initial Pool Balance.

   The following table sets forth certain characteristics of the ten largest Mortgage Loans.

                          TEN LARGEST MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                              -----------------------------------------------------------
                                       AGGREGATE       % OF                  STATED
                          NUMBER        CUT-OFF      INITIAL               REMAINING
                            OF            DATE         POOL     MORTGAGE      TERM              CUT-OFF DATE    MATURITY
PROPERTY NAME           PROPERTIES      BALANCE      BALANCE      RATE       (MOS.)     DSCR         LTV          LTV
---------------------  ------------ --------------  --------- ----------  ----------- -------  -------------- ----------
Mission Marketplace ..       1        $ 23,912,270     3.35%     7.3650%      175       1.42x       74.73%       58.30%
Naples Beach Hotel &
 Resort...............       1        $ 22,913,783     3.21%     6.9600%      117       2.37x       36.26%       28.58%
Retail Portfolio......       5        $ 22,201,914     3.11%     7.9450%      113       1.33x       68.32%       61.23%
Lomas Santa Fe Plaza .       1        $ 21,386,351     2.99%     6.9340%      179       1.48x       64.81%       49.49%
1851 & 1871 Sunrise ..       1        $ 17,000,000     2.38%     7.3200%      120       1.42x       71.43%       62.83%
1564 Broadway ........       1        $ 16,000,000     2.24%     7.0800%      120       2.87x       34.86%       27.96%
Torrey Reserve South
 Court................       1        $ 15,739,803     2.20%     6.8840%      179       1.61x       63.72%       48.55%
White Road Plaza......       1        $ 14,490,752     2.03%     6.9340%      179       1.49x       67.09%       51.23%
Kerr McGee Center ....       1        $ 14,000,000     1.96%     6.9200%      116       1.85x       55.12%       52.15%
Shaw's Plaza Shopping
 Center...............       1        $ 13,300,000     1.86%     7.1100%      120       1.46x       73.08%       58.67%
---------------------  ------------ --------------  --------- ----------  ----------- -------  -------------- ----------
Totals/Weighted Avg. .      14        $180,944,873    25.32%     7.1750%      143       1.72x       60.85%       49.74%

TEN LARGEST MORTGAGE LOANS

   Below is a brief summary of the ten largest Mortgage Loans in the pool. The ten largest Mortgage Loans represent, in the aggregate, 25.3% of the Initial Pool Balance and no single Mortgage Loan represents more than 3.4% of the Initial Pool Balance. The terms of these Mortgage Loans require that the related borrower be, and each of the borrowers has represented that it is, a single purpose entity. A "single purpose entity" for these purposes means an entity other than an individual that does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage Loan documents, has its own books and records separate and apart from any other person and holds itself out as being a legal entity, separate and apart from any other person. However, there can be no assurance that any borrower will comply with such requirements or its representation and warranty, or that a borrower will not file for bankruptcy protection or that a creditor of a borrower will not initiate a bankruptcy proceeding against such borrower. See "Risk Factors--Increased Risk of Loss Associated with Concentration of Mortgage Loans, Borrowers and Managers" and representation 30 described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases."

   In addition, with respect to eight of these ten Mortgage Loans (i.e., each of the following Mortgage Loans other than "Kerr McGee Center" and "Shaw's Plaza Shopping Center"), counsel to the borrowers have delivered opinions to the Mortgage Loan Seller to the effect that in the event of a bankruptcy proceeding involving certain significant affiliates of the borrower, the borrower's assets and liabilities would not be substantively consolidated with the assets and liabilities of such affiliates. However, such opinions are based upon and subject to a number of facts and assumptions, as well as counsel's analysis of analogous case law and statutes. The Cut-Off Date Balance of each of such Mortgage Loans is indicated in parentheses following the name of the related Mortgaged Property.

   Mission Marketplace ($23,912,270). This shopping center, located in the heart of North San Diego County, California, consists of four anchor buildings, five outparcel buildings, a thirteen screen multi-cinema theater, shop space and a child day care facility, for a total of 344,009 gross leasable square feet ("GLA"). The anchors, shop space and two outparcel buildings were constructed in 1989, three additional outparcel buildings were developed in 1994, and the theater was expanded in 1997, from eight to thirteen screens. The anchor tenants are Kmart (89,483 GLA), Ralph's (45,000
GLA), Thrifty Drug

(19,000 GLA), Pic-N-Save (17,250 GLA) and CinemaStar Theater (43,940 GLA). Other tenants include McDonald's, Dairy Queen, Hometown Buffet, Hancock Fabrics, and One Price Clothing Store. As of November 11, 1997, the appraised value was $32,000,000, with a Cut-Off Date LTV of 74.73%. As of March 24, 1998, the shopping center was 96% leased, and Underwritten Net Cash Flow indicated a DSCR of 1.42x. See Loan No. 6100 in the Mortgage Loan Schedule.

   Naples Beach & Golf Club ($22,913,784). This 284-key family oriented resort hotel, located directly on the beach in Naples, Florida, includes 1,000 feet of private beachfront, an 18-hole championship golf course, tennis courts, 12,500 square feet of meeting/banquet space and a swimming pool. The property, which was established in 1946, and has been continually expanded and upgraded throughout the years, is the only resort in the area that features both beach frontage and a golf course. As of January 1, 1998, the appraised value was $63,200,000, with a Cut-Off Date LTV of 36.26%. As of February 28, 1998, the average occupancy was 67%, and Underwritten Net Cash Flow indicated a DSCR of 2.73x. See Loan No. 6008 in the Mortgage Loan Schedule.

   Equity Investment Group Retail Portfolio ($22,201,914).(1) This portfolio consists of five cross-defaulted Mortgage Loans secured by five cross-collateralized shopping centers, located in five cities, for a total of 753,398 GLA. The general partner of each borrowing entity is an affiliate of Equity Investment Group ("Equity"). The company's current retail portfolio comprises over 3.0 million square feet in almost 30 properties. The management of Equity combines over 90 years of real estate management expertise to create a fully integrated real estate operation concentrating in acquisition, management, marketing, finance and development of predominantly retail properties. The weighted average DSCR of the Equity portfolio is 1.33x and the Cut-Off Date LTV is 68.32%. The property breakdown is as follows:

     Interchange Square ($1,493,504). This shopping center, located in Palm Bay, Florida, consists of two one-story buildings, constructed in 1986 and 1989, with a total of 97,250 GLA. Tenants include Dollar General and a U.S. Post Office. As of October 1, 1997, the appraised value was $3,000,000. As of April 2, 1998, the property was 52% leased. See Loan No. 9671 in the Mortgage Loan Schedule.

     Mountainview Square ($4,679,645). This shopping center, located in Wytheville, Virginia, and constructed in 1989, is a one-story strip center, containing a total of 122,529 GLA. The anchor tenant is Kmart (86,479 GLA). As of October 25, 1997, the appraised value was $6,000,000. As of April 2, 1998, the center was 90% leased. See Loan No. 9672 in the Mortgage Loan Schedule.

     Dixie Village ($6,370,622). This shopping center, located in Gastonia, North Carolina, consists of eleven one-story buildings, with a total of 221,203 GLA. The center was constructed in 1965 and was renovated in 1995. The anchor tenants are Winn-Dixie (42,000 GLA) and Matthews Belk (34,500
    GLA). Other tenants include the Salvation Army, Radio Shack, and Firestone. As of October 6, 1997, the appraised value was $8,600,000. As of April 2, 1998, the shopping center was 98% leased. See Loan No. 9673 in the Mortgage Loan Schedule.

     Eastland Square ($1,911,257). This shopping center, located in Columbus, Ohio, and constructed in 1980, consists of two one-story buildings, with a total of 133,588 GLA. The anchor tenants are Big Bear (38,300 GLA) and Hancock Fabrics (11,320 GLA). Other tenants include Family Dollar and Jenny Craig. As of October 21, 1997, the appraised value was $4,200,000. As of April 2, 1998, the center was 66% leased. See Loan No. 9674 in the Mortgage Loan Schedule.

     Swansea Crossing ($7,666,887). This shopping center, located in Swansea, Massachusetts, consists of a one-story strip center containing 178,828 GLA. The center was constructed in 1975 and was renovated in 1985. The anchor tenants are Sears (44,285 GLA), Marshalls (27,000 GLA), Rx

------------
(1) The Mortgage Loans comprising the Equity Investment Group Retail Portfolio are treated as individual Mortgage Loans in the other sections of this Prospectus Supplement (see "Risk Factors--Increased Risk of Loss Associated with Concentration of Mortgage Loans, Borrowers and Managers") but are treated as a single Mortgage Loan in this section for purposes of providing this summary of such Mortgage Loans.

    Place (26,100 GLA) and Jo Ann's Fabrics (12,944 GLA). Other tenants include Payless Shoe Source and Jenny Craig. As of October 20, 1997, the appraised value was $11,500,000. As of April 2, 1998, the center was 78% leased. See Loan No. 9675 in the Mortgage Loan Schedule.

   Lomas Santa Fe Plaza ($21,386,351). This shopping center, located in an affluent residential area in San Diego County, California, contains eight buildings comprised of three two-story office/retail buildings, four one story retail buildings and one two-story building, with a total of 214,093 GLA. The center, which was originally constructed in 1964, has been remodeled and renovated a number of times over the years, most recently in 1998. The anchor tenants are Vons (49,895 GLA), Ross Dress for Less (30,531 GLA), and We-R-Fabrics (13,926 GLA). Other tenants include Baskin Robbins, Einstein Bagels, Big 5 Sporting Goods, Blockbuster Video, and Wells Fargo Bank. As of March 5, 1998, the appraised value was $33,000,000, with a Cut-Off Date LTV of 64.81%. As of February 19, 1998, the shopping center was 90% leased, and Underwritten Net Cash Flow indicated a DSCR of 1.48x. See Loan No. 9119 in the Mortgage Loan Schedule.

   1851 & 1871 Sunrise Highway ($17,000,000). This shopping center, located in Bayshore, Long Island, and constructed in 1983, contains three one story buildings with a total of 173,723 GLA. The anchor tenants are Toys 'R Us (43,123 GLA), Waldbaum's (39,478 GLA), Kids 'R Us (25,000 GLA), and Rock Bottom (20,965 GLA). Other tenants include Pier One Imports, Fashion Bug, and Dress Barn. As of March 27, 1998, the appraised value was $23,800,000, with a Cut-Off Date LTV of 73.91%. As of April 1, 1998, the shopping center was 100% leased, and Underwritten Net Cash Flow indicated a DSCR of 1.42x. See Loan No. 9140 in the Mortgage Loan Schedule.

   1564 Broadway ($16,000,000). This property consists of (i) a 1,784-seat theater and (ii) unused development rights relating to the air space above the theater (the "Air Rights"). The theater, which was originally constructed in 1912 and was completely renovated in 1990, is located in the heart of Manhattan's "Times Square" theater district. It is leased to Walt Disney Theatrical Productions under a terminable license agreement for the staging of the musical "Beauty and the Beast." The Air Rights have been leased to the operator of a 43-story DoubleTree Guest Suites Hotel pursuant to a net lease (the "Air Rights Lease") which expires in 2037 with three consecutive thirty-year renewal options. The Air Rights Lease represents approximately 27% of Underwritten Net Cash Flow for this property. As of February 19, 1998, the theater was 100% leased, and Underwritten Net Cash Flow indicated a DSCR of 2.87x. As of January 29, 1998, the appraised value was $45,900,000, with a Cut-Off Date LTV of 34.86%. See Loan No. 5906 in the Mortgage Loan Schedule.

   Torrey Reserve South Court ($15,739,803). This office property, located in San Diego, California, and constructed in 1997, consists of one four-story, elevator-served office building and one three-story, elevator-served office building, with a total of 130,641 net rentable square feet ("NRA"). The primary tenants are Household Automotive Finance (46,307 NRA), the Herb Farm (17,444 NRA), LSI Logic Corporation (13,291 NRA), and A.G. Edwards (11,917
NRA). One of the tenants, the Herb Farm, is currently subject to a proceeding under Chapter 11 of the Bankruptcy Code. It is anticipated that the Herb Farm will elect to affirm the related lease, but there can be no assurance that it will do so. A letter of credit has been obtained by the related borrower for the benefit of the lender under the Mortgage Loan in an amount sufficient to cover anticipated costs of tenant improvements, leasing commissions and other losses that could be incurred in connection with re-leasing the Herb Farm space. Other tenants include First American Title Insurance Company and American Express Travel. As of March 4, 1998, the appraised value was $24,700,000, with a Cut-Off Date LTV of 63.72%. As of March 1, 1998, the office building was 100% leased, and Underwritten Net Cash Flow indicated a DSCR of 1.61x. See Loan No. 9121 in the Mortgage Loan Schedule.

   White Road Plaza ($14,490,752). This shopping center, located in San Jose, California, consists of nine one story buildings, with a total of 153,849 GLA. Six of the buildings were constructed in 1997 and the remaining three buildings were constructed in 1989, 1995, and 1997. The anchor tenants are Lucky Food Store (39,880 GLA), Pic-n-Save (25,500 GLA) and Payless Drugs (23,672 GLA). Other tenants include Blockbuster Video, Payless Shoe Source, and Boston Market. As of March 6, 1998, the appraised value was $21,600,000, with a Cut-Off Date LTV of 67.09%. As of March 1, 1998, the shopping center was 95% leased, and Underwritten Net Cash Flow indicated a DSCR of 1.49x. See Loan No. 9115 in the Mortgage Loan Schedule.

   Kerr McGee Center ($14,000,000). This office property, located in the northern suburbs of Houston, Texas, consists of one six-story elevator-served atrium office building which was constructed in 1984 and one three-story elevator-served atrium office building which was completed in 1974, for a total of 233,860 NRA. Both buildings were substantially renovated in 1997. The primary tenant is the Kerr-McGee Corporation (208,006 NRA). Other tenants include Dobbs Temporary Services, Uniglobe Travel and Clearinghouse, Inc. As of January 21, 1998, the appraised value was $25,400,000, with a Cut-Off Date LTV of 55.12%. As of April 1, 1998, the property was 100% leased, and Underwritten Net Cash Flow indicated a DSCR of 1.85x. See Loan No. 6605 in the Mortgage Loan Schedule.

   Shaw's Plaza Shopping Center ($13,300,000). This shopping center is located in Southington, Connecticut, in the Hartford MSA just east of the I-84 interchange. The property includes one single story building, which was originally constructed in 1961 and renovated in 1988, with a total of 151,846 GLA. The anchor tenants include Shaw's Supermarket (60,000 GLA), Toy Works (14,450 GLA), Bernie's TV & Appliances (13,490 GLA), Petco (13,082 GLA) and CVS Pharmacy (8,496 GLA). Other tenants include Town Fair Tire Center, Burger King and Woodworkers Warehouse. As of March 23, 1998 the appraised value was $18,200,000 with a Cut-Off Date LTV of 73.08%. As of February 1, 1998, the property was 98% leased, and Underwritten Net Cash Flow indicated a DSCR of 1.46x. See Loan No. 8785 in the Mortgage Loan Schedule.

RADY FAMILY TRUST AND AMERICAN ASSETS

   Nine of the Mortgage Loans (each, a "Rady Loan," and collectively, the "Rady Loans") were made to single purpose entities that are owned directly or indirectly in part by the Ernest S. Rady Family Trust (the "Rady Family Trust"), although the ownership structure of each of such entities differs from that of each of the other such entities. The Rady Family Trust was created in March 1983. The Rady Loans were originated by Bear Stearns in December, 1997 and in April, 1998. Each Rady Loan is secured by a mortgage encumbering a fee interest in a commercial property (each a "Rady Property" and collectively the "Rady Properties"). The Rady Loans had a total original principal balance of $87,425,000, and as of the Cut-Off Date the aggregate combined principal balance of the Rady Loans was $87,296,600, which represents approximately 12.2% of the Initial Pool Balance. The Rady Loans range in size from $1,875,000 to $21,386,351. The Rady Loans are not cross-defaulted or cross-collateralized with each other or with any other Mortgage Loans.

                            SUMMARY OF RADY LOANS

                                                                                   % OF
                                                                                  INITIAL
                              PROPERTY     SQ. FT/    OCCUPANCY   CUT-OFF DATE     POOL     CUT-OFF DATE
LOAN NO.    PROPERTY NAME       TYPE        UNITS      PERCENT       BALANCE      BALANCE        LTV        DSCR
----------  -------------- -------------  --------- -----------  -------------- ---------  -------------- -------
9119....... Lomas Santa Fe Anchored        214,093      90.30%     $21,386,351      2.99%       64.81%      1.48x
            Plaza          Retail
9121....... Torrey Reserve Office          130,641     100.00%     $15,739,803      2.20%       63.72%      1.61x
            South Court
9115....... White Road     Anchored        153,849      95.40%     $14,490,752      2.03%       67.09%      1.49x
            Shopping       Retail
            Center
6101....... Carmel Country Unanchored       77,781     100.00%     $12,255,038      1.71%       72.09%      1.48x
            Plaza          Retail
5351....... Clairemont     Anchored        127,148      97.25%     $10,262,346      1.44%       67.07%      1.48x
            Village        Retail
9114....... Coast          Industrial/     127,226     100.00%     $ 6,995,535      0.98%       69.96%      1.47x
            Distributing   Warehouse
6102....... Sante Fe Park  Mobile Home         129      69.76%     $ 2,241,775      0.31%       64.05%      1.87x
                           Park
9488....... ICW-Encino     Office           24,845      91.60%     $ 2,050,000      0.29%       73.21%      1.42x
9489....... ICW-Walnut     Office           29,343      95.30%     $ 1,875,000      0.26%       59.71%      1.50x
            Creek
            -------------- -------------  --------- -----------  -------------- ---------  -------------- -------
Totals/Weighted Avg. ......                             95.46%     $87,296,600     12.21%       66.76%      1.51x

   The Rady Properties, in addition to one other property representing 0.7% of the Initial Pool Balance, are managed by American Assets, Inc. ("American Assets"), a company founded by Ernest S. Rady in 1967. As of March 31, 1998, The Rady Family Trust was the largest shareholder of American Assets. American Assets is the parent company for a diverse group of operating entities including, among others, real estate, insurance, and banking operations. American Assets provides managerial expertise in real estate acquisition, development, construction, property and asset management for many of its affiliates. As of March 31, 1998, American Assets employed 41 real estate professionals, and managed over 1,800 apartment units and approximately 2.4 million square feet of office, retail, and industrial properties. Since 1967, American Assets has developed over 1,150 apartment units and 1.5 million square feet of retail, industrial, and office space in the San Diego, California, area. Mr. Rady currently serves as the chairman of the board of American Assets and John W. Chamberlain currently serves as chief executive officer.

UNDERWRITTEN NET CASH FLOW

   The "Underwritten Net Cash Flow" for a Mortgaged Property is the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property, less the following: (i) variable annual expenses, including such operating expenses as utilities, administrative expenses, repairs and maintenance, management fees and advertising; (ii) fixed expenses, including insurance and real estate taxes; (iii) capital expenditures for annual estimated replacement reserves, tenant improvements and leasing commissions. In calculating Underwritten Net Cash Flow certain non-operating items such as depreciation, amortization, partnership distributions and financing fees were not included as expenses.

   Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Seller generally annualized the potential rent as presented in the latest available rent roll or used the potential gross revenue received over a consecutive 12-month period or used historical operating statements for 1997. In determining other income for each Mortgaged Property, the Mortgage Loan Seller generally relied on historical operating statements for 1997, or, if available and more recent, the other income received over a consecutive 12-month period ("Rolling 12 Months"). Operating statements were generally certified but unaudited.

   Vacancy. In determining the vacancy allowance for each Mortgaged Property (other than a hotel property), the Mortgage Loan Seller generally used the greatest of (i) the actual vacancy rate, (ii) the vacancy rate in the related sub-market, and (iii) a 5% vacancy rate. With respect to certain Mortgage Loans, the Mortgage Loan Seller used the greater of (i) the Rolling 12 Months vacancy rate (or in certain cases, the actual 1997 vacancy rate) and (ii) a 5% vacancy rate. With respect to the vacancy allowance for Mortgaged Properties secured by a hotel property, the Mortgage Loan Seller underwrote the hotel's occupancy based on either (i) the trailing 12 months average occupancy or (ii) the average occupancy for 1997, whichever was available. In either case, the Mortgage Loan Seller further imposed a cap on the underwritten occupancy of 75% for a hotel property.

   Expenses. In determining expenses for each Mortgaged Property, the Mortgage Loan Seller relied on either historical operating statements for calendar year 1997, or the Rolling 12 Months. In all cases where historical operating statements did not, in the opinion of the Mortgage Loan Seller, reflect the true stabilized level of an expense, other data such as prior year expense levels or comparable property expenses were considered. Property management fees were generally assumed to be as follows: 5% of effective gross income (i.e., gross rental revenue including base rent, expense reimbursements and other income less a vacancy factor) for most commercial and multi-family properties with the exception of hotels (3.5%-5.0% of gross revenues) and self-storage facilities (6% of effective gross income).

   Replacement Reserves. Replacement reserves were calculated in accordance with the expected useful life of the components of the related Mortgaged Property during the term of the Mortgage Loan. The useful life and cost of replacements were based upon estimates provided by licensed engineers pursuant to building condition reports completed for each Mortgaged Property, subject to certain minimum underwritten replacement reserves which are described under the heading "Escrow Requirements" set forth under "Underwriting Standards" below.

   Tenant Improvements and Leasing Commissions. For commercial properties (with the exception of hotel properties and self-storage facilities), an annual estimate of capital expenditures for the cost of re-tenanting a property are calculated in determining Underwritten Net Cash Flow. Such costs are commonly referred to as tenant improvements ("TIs"), which generally include items such as repainting, wall covers, window treatments, carpeting, demising walls, ceiling tiles and lighting fixtures, and leasing commissions ("LCs"), which are the gross commissions paid to real estate leasing brokers for finding a new tenant (or re-signing an existing tenant to a new lease) to occupy rentable space in a commercial property. Depending on market conditions, the amount and frequency of TIs and LCs will vary. In addition, the lease expiration schedule of a particular commercial property will determine when TIs and LCs, if any, will be required. The underwriter estimates that the annual expected capital expenditure for TIs and LCs based on the Mortgaged Property's lease expiration schedule, market rents, average term of lease, probability of renewal, and the market cost for new TIs versus renewal TIs as well as market leasing commissions for a new tenant lease versus a renewal of an existing tenant lease. The total costs for TIs and LCs are calculated and then averaged over the term of the loan to determine an annual estimated amount for such re-tenanting costs.

ASSESSMENTS OF PROPERTY CONDITION

   Property Inspection. All of the Mortgaged Properties were inspected by a member of Bear Stearns' professional staff to assess the Mortgaged Property's general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves have not been established.

   Appraisals. All of the Mortgaged Properties were appraised in connection with the origination of the related Mortgage Loans. Each such appraisal was in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA").

   The purpose of each appraisal was to provide an opinion as to the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of fair market value.

   Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property at the time of origination of the related Mortgage Loan. See "--Representations and Warranties; Repurchases" below.

   Building Condition Reports. In connection with the origination of each Mortgage Loan, a professional engineer, licensed architect or qualified consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related Mortgage Loan, which were used to establish replacement reserve requirements.

THE MORTGAGE LOAN SELLER

   On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from Bear, Stearns Funding, Inc., a Delaware corporation ("Bear Stearns" or the "Mortgage Loan Seller") pursuant to a Mortgage Loan Purchase Agreement, dated as of June 1, 1998, between the Depositor and the Mortgage Loan Seller (the "Mortgage Loan Purchase Agreement"). The Mortgage Loan Seller originated 139 of the Mortgage Loans, which represent 97.2% of the Initial Pool Balance, and acquired the remaining Mortgage Loans from one unaffiliated institution, generally in accordance with the underwriting criteria described below under "--Underwriting Standards."

   The Mortgage Loan Seller is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, a corporation organized under the laws of the State of Delaware and an affiliate of Bear, Stearns & Co. Inc., the Underwriter. As of March 27, 1998 the Mortgage Loan Seller had a net worth of approximately $25.7 million.

   The information set forth herein concerning the Mortgage Loan Seller and the underwriting standards has been provided by the Mortgage Loan Seller, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

UNDERWRITING STANDARDS

   General. 139 of the Mortgage Loans, representing 97.2% of the Initial Pool Balance, were originated by Bear Stearns and seven of the Mortgage Loans, representing 2.8% of the Initial Pool Balance, were acquired by Bear Stearns from an unaffiliated institution, in each case, generally in accordance with the underwriting criteria described herein (however, with respect to the Mortgage Loans acquired by Bear Stearns, see "Description of the Mortgage Pool--General" for a description of certain exceptions with respect thereto). The Bear Stearns credit underwriting team for each Mortgage Loan was comprised exclusively of professional full-time real estate employees of Bear, Stearns & Co. Inc. Members of the underwriting team are not paid a commission or success fee for the origination of Mortgage Loans.

   Bear Stearns originates loans secured by retail, office, industrial, multifamily, self-storage, other commercial property types, hotel properties and mobile home communities located in the United States. Generally, mortgage loans funded by Bear Stearns are fixed rate loans with amortization schedules of 30 years or less.

   The underwriting team for each Mortgage Loan is required to conduct an extensive review of the related Mortgaged Property, including an analysis of the appraisal, building condition report, environmental report and historical property operating statements. A review of the property casualty, liability and special hazard insurance for each Mortgaged Property, if applicable, is conducted by a third party risk management firm to confirm that the insurance meets the requirements of the mortgage loan documents. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. The credit of key tenants is also examined as part of the underwriting process. A member of the Bear Stearns underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's condition and market and the utility of the property within the market.

   Prior to commitment, all mortgage loans must be approved by a loan committee composed of senior Bear Stearns real estate professionals who may reject a mortgage loan, approve a mortgage loan, recommend further due diligence or a restructuring of the loan terms or a re-underwriting of the property cash flow.

   Debt Service Coverage Ratio and LTV Ratio. Bear Stearns' underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum Loan-to-Value Ratios for each of the indicated property types:

                           DSCR MINIMUM   MAXIMUM LTV RATIO
PROPERTY TYPE                GUIDELINE        GUIDELINE
------------------------  -------------- -----------------
Anchored Retail .........      1.25x             80%
Unanchored Retail .......      1.30x             75%
Multifamily .............      1.20x             80%
Industrial ..............      1.25x             75%
Office ..................      1.25x             75%
Hotel....................      1.40x             70%
Mobile Home Communities        1.25x             80%

   The debt service coverage ratio guidelines listed above are calculated based on anticipated Underwritten Net Cash Flow at the time of origination. Therefore, the Debt Service Coverage Ratio for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the amount calculated at the time of origination.

   Borrower. The quality and financial condition of the borrower is an important consideration to Bear Stearns and therefore a thorough investigation is performed as part of the underwriting process. Credit analysis on a borrower includes a review of historical financial statements (which are not necessarily audited), historical income tax returns for the borrowing entity and/or its principals, third party credit reports and public records searches ordered by Bear Stearns, periodical searches, industry contacts and internal and published Bear Stearns debt and equity research. Qualitative analysis is performed through conversations with individuals and companies with whom the borrower has conducted business. Borrowers are generally required to be single asset entities.

   Escrow Requirements. Bear Stearns generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for Mortgage Loans originated by Bear Stearns are as follows:

     o TAXES AND INSURANCE--Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     o REPLACEMENT RESERVES--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for Bear Stearns or the following minimum amounts:

Retail ...................... $0.15 per square foot
Multifamily ................. $250 per unit
Industrial .................. $0.10 per square foot
Office ...................... $0.20 per square foot
Hotel ....................... 4% of gross revenue
Mobile Home Communities  .... $50 per pad

     O DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION--An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125%, and in any case no less than 100%, of the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment unless such repairs or remediations have been completed prior to closing.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan, as of the Cut-Off Date, or as of such other date specifically provided in the representation and warranty, among other things, that:

     (1) Title. Immediately prior to the sale, transfer and assignment to the Purchaser the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan;

     (2) No Other Security Interests. The Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (3) Documents Valid. Each related Mortgage Note, Mortgage, Assignment of Leases (if any) and other agreement executed in connection with such Mortgage Loan (collectively, the "Mortgage Loan Documents") are legal, valid and binding obligations of the related Mortgagor, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable law, but such unenforceability of such provisions does not render such Mortgage Loan Documents inadequate for the practical realization of the principal rights and benefits intended to be afforded thereby;

     (4) Assignment of Leases. The Mortgage File with respect to such Mortgage Loan contains an assignment of leases either as a separate instrument or incorporated into the related Mortgage, which creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property;

     (5) Assignment of Mortgage. Each related assignment of Mortgage, assignment of Mortgage Loan Documents and Mortgage Note allonge from the Mortgage Loan Seller to the Purchaser and any related reassignment of Assignment of Leases, if any, and assignment of any other agreement executed in connection with the assignment of such Mortgage Loan, from the Mortgage Loan Seller to the Purchaser has been duly authorized, executed and delivered by the Mortgage Loan Seller and constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Purchaser, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (6) No Modification; No Release. Since origination of such Mortgage Loan neither such Mortgage Loan nor any related Mortgage Loan Document has been modified, altered, satisfied, canceled, subordinated, impaired, waived or rescinded, and no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage; and (except with respect to Mortgage Loan Nos. 5237, 5819, 5867, 5874, 5876, 5995, 6187, 6189, 6191, 6599, 6605, 9204 and 9496, which permit partial defeasance) the terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage (except in consideration of payment therefor) in any manner that would materially and adversely affect the value of the Mortgage Loan or materially interfere with the security intended to be provided by such Mortgage;

     (7) No Mechanics' Liens. Each related Mortgage is a valid and enforceable first priority lien on the related Mortgaged Property (subject to the matters described in clause (8) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are superior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described in clause (8) below);

     (8) First Priority Lien. The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule) after all advances of principal, is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property; the Mortgage Loan Seller and its successors or assigns are the only named insureds of such policy; such policy is assignable to the Purchaser without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and to Mortgage Loan Seller's knowledge, no prior holder of the related Mortgage has done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy, and the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located;

     (9) Proceeds Fully Disbursed. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related Mortgagor;

     (10) Physical Condition of Mortgaged Property. To the Mortgage Loan Seller's knowledge, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property (including the review of any engineering report prepared in connection with the origination of, or obtained in connection with the Mortgage Loan Seller's acquisition of, each Mortgage Loan), each related Mortgaged Property is free and clear of any damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and there is no proceeding pending or, to the knowledge of the Mortgage Loan Seller, threatened, seeking the total or partial condemnation of such Mortgaged Property, other than proceedings as to partial condemnation which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan;

     (11) Licenses and Authorizations. With the exception of Mortgage Loan No. 9329, with respect to which funds have been escrowed to remediate a fire code violation, as of the date of origination of such Mortgage Loan, to the Mortgage Loan Seller's best knowledge, the related Mortgagor was in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws with regard to Mortgagor's ownership and operation of the related Mortgaged Property and all such licenses, permits and authorizations were valid and in full force and effect, except to the extent the failure to obtain or maintain such licenses, permits and other authorizations does not materially impair the current use of the related Mortgaged Property or the rights of a holder of the related Mortgage Loan;

     (12) Property Inspection. The Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past 12 months;

     (13) No Contingent Interest or Negative Amortization. Such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization feature (except with respect to Mortgage Loan No. 5995, which is the ARD Loan, as to which negative amortization may be permitted in certain circumstances);

     (14) Whole Loan. Such Mortgage Loan is a whole loan and contains no equity participation by the lender;

     (15) No Usury. The Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, all applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (16) Taxes. All taxes, governmental assessments, water charges, sewer rents or other similar charges with respect to the related Mortgage Property that prior to the Closing Date became due and payable in respect of such Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

     (17) Escrow Deposits. All escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Purchaser and identified as such with appropriate detail;

     (18) Hazard Insurance. Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, and in an amount not less than the greater of (a) the replacement cost and (b) the amount necessary to avoid the operation of any co-insurance provisions with respect to the

    Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance (or rent loss insurance) and comprehensive general liability insurance in amounts generally required by institutional commercial mortgage lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the mortgagee of termination or cancellation, and no such notice has been received; each related Mortgage or loan agreement obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to acquire and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor;

     (19) No Default. There is no material monetary default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and, to the Mortgage Loan Seller's best knowledge, no material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan Documents. To the Mortgage Loan Seller's knowledge, there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach, violation or event of acceleration. Notwithstanding the foregoing, the Mortgage Loan Seller makes no representation or warranty with respect to any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Mortgage Loan Seller;

     (20) Delinquency. No Monthly Payment on such Mortgage Loan has been more than 30 days delinquent (without giving effect to any applicable grace period) from the later of the date of origination of such Mortgage Loan or, if applicable, the date of acquisition by the Mortgage Loan Seller of such Mortgage Loan, through the Cut-Off Date; the Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration that was material in nature and existed under the related Mortgage Loan Documents;

     (21) Customary Provisions. The related Mortgage contains customary and enforceable provisions such as to render the principal rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity, and there is no exemption available to the Mortgagor which would interfere with such right to foreclose;

     (22) Environmental Matters. A Phase I environmental report (or an update to an existing Phase I environmental report) was conducted by a reputable environmental consultant within 12 months of the origination of such Mortgage Loan which report (or update) did not indicate any material existence of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances ("Hazardous Materials"), except for those conditions (the "Existing Conditions") that were remediated prior to the Cut-Off Date, or for which an operations and maintenance plan is in effect or with respect to which a hold-back or other escrow of funds not less than the costs of such remediation as estimated in such environmental report (or update) has been created to be held by the Mortgage Loan Seller or its agent until such remediation has been completed. To the best of the Mortgage Loan Seller's knowledge (based on the Phase I environmental reports or updates and a representation of the related Borrower at the time of origination of each Mortgage Loan), except for the Existing Conditions, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority. In each Mortgage, the related Mortgagor represents and warrants that, except for the Existing Conditions, it will not use or cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives relating to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. In each Mortgage, the Mortgagor represents and warrants that no Hazardous Materials exist on the related Mortgaged Property in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives relating to hazardous materials; provided, however, that in certain instances this representation is limited to the Mortgagor's knowledge; the related Mortgagor agrees to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind whatsoever (including attorney's fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from any inaccuracy in any representation or warranty or any material breach of any covenant pertaining to Hazardous Materials given by the related Mortgagor under the related Mortgage;

     (23) Acceleration Provisions. Each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, (A) without obtaining the written consent of the mortgagee, the related Mortgaged Property is transferred, sold or encumbered in connection with any additional financing (other than any existing Other Debt referenced in clause (43) below), or (B) without complying with the requirements of the Mortgage or loan agreement, any controlling interest in the related Mortgagor is directly or indirectly transferred or sold, and each related Mortgage or loan agreement prohibits the pledge or encumbrance of the Mortgaged Property (except for matters of the type described in clause (8) above) without the consent of the holder of the Mortgage Loan;

     (24) Mortgage. The Mortgage Loan is directly secured by a Mortgage on a commercial property, multifamily residential property or mobile home community property, and either (1) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in such real property which, as of the origination date, was the sole security for such Mortgage Loan (unless the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (2) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (i) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis) and (ii) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis);

     (25) Mortgage Loan Schedule. The Mortgage Loan Schedule in the Mortgage Loan Purchase and Sale Agreement is complete and accurate in all material respects as of the Cut-Off Date;

     (26) REMIC Qualification. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860 G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and each Mortgage Loan bears interest at a "fixed rate" or at a "variable rate" within the meaning of
    Section 860G(a)(1)(B) of the Code;

     (27) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property which appraisal is signed by a qualified appraiser, who, to the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all in effect on the date the Mortgage Loan was originated;

     (28) Encroachments. None of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except for (i) de minimis encroachments for which the related title insurance policy provides affirmative insurance or (ii) Mortgaged Properties which are legal non-conforming uses), and no improvements on adjoining properties materially encroach upon such Mortgaged Property, or the requisite title insurance has been obtained with respect to the foregoing;

     (29) Compliance with Law. As of the date of origination of such Mortgage Loan, and, to the Mortgage Loan Seller's knowledge, as of the Cut-Off Date, (A) each Mortgaged Property was in material compliance with all applicable laws, zoning ordinances (including legal non-conforming uses), rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property (except that in the case of Mortgage Loan No. 9329, the fire prevention system violated the fire code and the related Mortgagor contracted to have the corrective work completed within 90 days), and (B) all material inspections, licenses and certificates, including certificates of occupancy, required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property were issued or made and were in full force and effect, or, in the case of certificates of occupancy, an opinion of counsel or architect, or a letter from the appropriate municipal authority was delivered which provides that (i) all certificates of occupancy have been issued, or (ii) no certificates of occupancy are required, or (iii) there are no violations of existing building codes;

     (30) Single-Purpose Borrower. Except with respect to Mortgage Loan No. 8874, the related Mortgagor is an entity which has represented in connection with the origination of the Mortgage Loan, or whose organizational documents provide, that so long as the Mortgage Loan is outstanding it will be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other documents in the Mortgage Loan File, has its own books and records separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person);

     (31) Underwriting Standards. The Mortgage Loan complied, in all material respects, with all of the terms, conditions and requirements of the Mortgage Loan Seller's underwriting standards in effect at the time of the origination or acquisition of such Mortgage Loan, which are described in the Prospectus Supplement;

     (32) No Insolvency. To the Mortgage Loan Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

     (33) Interests in Mortgaged Property. Such Mortgage Loan was originated or acquired by the Mortgage Loan Seller for sale or securitization. The interest of the related Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold estate in real property (and, in the case of Mortgage Loan No. 5906, also includes ownership of the air rights appurtenant to the related Mortgaged Property);

     (34) No Defense to Payment. There is no right of rescission, offset, abatement, diminution, defense or counterclaim to the Mortgage Loan (including the defense of usury), nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any rights thereunder, render the Mortgage Note or the Mortgage unenforceable (excluding provisions relating to default interest, yield maintenance charges or prepayment premiums), or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim (including the defense of usury or the violation of any applicable disclosure or consumer credit laws), except in any such case as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto;

     (35) Mortgages Secured by Deeds of Trust. In the case of any Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are, or will become, payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor or in connection with the release of the Mortgaged Property or related security for the Mortgage Loan following the payment of the Mortgage Loan in full;

     (36) Flood Hazard. The improvements located on the related Mortgaged Property are either not located in a federally designated special flood hazard area or the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements;

     (37) Leasehold Interests. If the Mortgaged Property is subject to any leases, the Mortgagor (or in the case of multiple Mortgagors, one of the parties constituting the Mortgagor) is the owner and holder of the landlord's interest under any leases (other than "ground leases") and the related Mortgage or Assignment of Leases provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to mortgagee in the event of a default;

     (38) Collateral. Each Mortgage Note is not secured by any collateral except the lien of the related Mortgage, the related Assignment of Leases (if any) and any related security agreement;

     (39) Cross-Collateralization. Such Mortgage Loan, if cross-collateralized, is cross-collateralized only with one or more other Mortgage Loans being transferred to the Purchaser;

     (40) Origination. The origination (or acquisition, as the case may be), servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have complied in all material respects with all requirements of relevant federal, state and local law, rules and regulations (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure) and are consistent with the servicing standard set forth in the Pooling and Servicing Agreement;

     (41) No Advance of Funds from Person other than Mortgagor. To the knowledge of the Mortgage Loan Seller, no advance of funds has been made after the Cut-Off Date, directly or indirectly, by any holder of such Mortgage Loan, nor have any funds been received from any person other than the related Mortgagor, for or on account of payments due on the related Mortgage Note or the related Mortgage;

     (42) UCC Financing Statements. (a) UCC Financing Statements covering all furniture, fixtures, equipment and other personal property owned by a Mortgagor and located on the related Mortgaged Property (i) which are collateral under the related Mortgage or under a security agreement, chattel mortgage or equivalent document executed and delivered in connection with such Mortgage Loan, and (ii) in which a security interest can be perfected by the filing of UCC Financing Statements under applicable law have been filed and/or recorded (or have been sent for filing or recording) in all UCC filing offices necessary to perfect a valid security interest in such furniture, fixtures, equipment and other personal property, and the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loans establish and create a valid and enforceable security interest on such furniture, fixtures, equipment and other personal property; and (b) with respect to each Mortgaged Property improved with a hotel, such UCC Financing Statements, together with the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan, establish and create a valid and enforceable first priority security interest in the furniture, fixtures and equipment located thereon and owned by the related Mortgagor, to the extent a security interest in such furniture, fixtures and equipment can be perfected by the filing of UCC Financing Statements under applicable law; except, in each case, as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of the rules of equity, and except that certain provisions of the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loans are or may be unenforceable in whole or in part under applicable law, but such unenforceability of such provisions does not render such documents inadequate for the practical realization of the principal rights and benefits intended to be afforded thereby;

     (43) Other Indebtedness of Mortgagor. Except with respect to Mortgage Loan Nos. 6310 and 9119, to the best of the Mortgage Loan Seller's knowledge, the Mortgagor has no indebtedness for borrowed money other than the Mortgage Loan and trade debt incurred in the ordinary course of business. With respect to Mortgage Loan No. 6310, the creditor (the "Subordinate Lender") under the other indebtedness for borrowed money ("Other Debt") of the Mortgagor has entered into a subordination agreement with the Mortgage Loan Seller pursuant to which (A) the Subordinate Lender has agreed to fully subordinate the Other Debt to the Mortgage Loan and any renewals, extensions, modifications, replacements, refinancings or consolidations of the Mortgage Loan (collectively, the "Senior Debt"), (B) the Subordinate Lender has agreed not to declare a default or exercise any remedies against the related Mortgagor or its assets with respect to the Other Debt until the Senior Debt has been paid in full, (C) the Subordinate Lender has agreed that it is prohibited from collecting or receiving payments in respect of the Other Debt from the related Mortgagor or its assets until the Senior Debt is paid in full, (D) the Subordinate Lender may not assign or pledge its interests on the Other Debt, (E) such subordination agreement is assignable to the Purchaser and its successors and assigns and is being assigned pursuant to the Mortgage Loan Purchase and Sale Agreement and is part of the Mortgage File, and (F) such subordination agreement provides that the Subordinate Lender will assign to the Mortgage Loan Seller or its successors and assigns any right of the Subordinate Lender to vote or consent with respect to any plan of reorganization under the federal Bankruptcy Code or other similar state or federal bankruptcy, insolvency or reorganization proceedings. With respect to Mortgage Loan No. 9119, the other indebtedness for borrowed money is secured debt with an original principal balance of $2.5 million (the "Pari Passu Debt"), which Pari Passu Debt (i) is secured by a lien on the related Mortgaged Property that is pari passu with the lien of the Mortgage securing the related Mortgage Loan and (ii) is on payment and other terms substantially similar to those of the related Mortgage Loan;

     (44) Ground Leases. No Mortgage Loan is secured in whole or in part by the interest of a Borrower as lessee under a ground lease underlying the related Mortgaged Property unless (i) the Mortgage Loan is also secured by a first priority lien (subject to the matters described in clause (8) above) on the related fee interest, (ii) the ground lease represents a non-essential portion of the Mortgaged Property, or (iii) the ground lease satisfies the following criteria:

        (a) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

        (b) The lessor under such ground lease has agreed in a writing included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns, except if an event of default occurs under the ground lease and notice is provided to the Mortgagee and such default is curable by the Mortgagee, but remains uncured beyond the applicable cure period;

        (c) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the related Mortgagor, or the mortgagee if the mortgagee acquires the related Mortgaged Property upon foreclosure, assignment in lieu-of-foreclosure or otherwise) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

        (d) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to the matters described in clause (8) above, and such ground lease does not provide that it shall be subordinate, and is not subordinate (subject to the matters described in clause (8) above), to any mortgage or other lien or encumbrance upon the related fee interest;

        (e) The ground lease is assignable to the mortgagee under the leasehold estate without the consent of the lessor thereunder or such consent has been obtained;

        (f) The ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

        (g) The ground lease or ancillary agreement between the lessor and the lessee or separate agreement between the lessor and the mortgagee requires the lessor to give notice of any default by the lessee to the mortgagee. The ground lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the ground lease or such ancillary or other agreement;

        (h) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagor under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

        (i) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor;

        (j) Under the terms of the ground lease and/or a separate agreement between the related lessor and the mortgagee and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not typically be viewed as commercially unreasonable by an institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan); and

        (k) Under the terms of the ground lease and/or a separate agreement between the related lessor and the mortgagee and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest if such proceeds have not been used to restore the premises (except in cases where a different allocation would not typically be viewed as commercially unreasonable by an institutional investor, talking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of rent; and

        (l) The terms of the related ground lease and/or a separate agreement between the lessor and the mortgagee require the related lessor to enter into a new lease upon termination of the ground lease due to the default of the lessee thereunder, including rejection of the ground lease in a bankruptcy proceeding;

     (45) Concentration. Except with respect to Mortgage Loan Nos. 5351, 6101, 6102, 9114, 9115, 9119, 9121, 9488 and 9489, such Mortgage Loans, together with all other Mortgage Loans to the same Mortgagor and/or affiliates of such Mortgagor, do not constitute more than 5% of the aggregate outstanding principal balance of all Mortgage Loans transferred by the Mortgage Loan Seller to the Purchaser. For purposes of the foregoing, an "affiliate" of, or person or entity "affiliated with", a specified person or entity, is a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person or entity;

     (46) No Proceedings. As of the date of origination and, to the best of the Mortgage Loan Seller's knowledge, as of the Cut-Off Date, there was no pending, or, to the knowledge of the Mortgage Loan Seller, threatened action, suit, proceeding, arbitration or governmental investigation against any Mortgagor or the related Mortgaged Property an adverse outcome of which would materially affect either such Mortgagor's performance under the related Mortgage Loan documents or the holders of the Certificates;

     (47) Defeasance. Each Mortgage Loan which grants the related Mortgagor the option to obtain the release of the lien of the Mortgage on the related Mortgaged Property by substituting U.S. Treasury securities for such Mortgaged Property, as collateral for the related Mortgage Notes, requires that the related Mortgagor pay all of the reasonable costs and expenses incurred in connection with the exercise of such options; and

     (48) Annual Reports. The related Mortgage Loan Documents require the related Mortgagor to furnish to the mortgagee at least annually an operating statement and (except in the case of the mortgagor-occupied or single tenant Mortgaged Property) a rent roll with respect to the related Mortgage Property or, in the case of mortgagor-occupied Mortgaged Property, a financial statement with respect to the related Mortgagor.

   If the Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties and if the Mortgage Loan Seller cannot cure such breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the breach, then the Mortgage Loan Seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the Mortgage Loans, by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

   The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole Warranting Party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriter or any of its affiliates (other than the Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any Mortgage Loan in the Mortgage Pool if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the Prospectus.

MORTGAGED PROPERTY ACCOUNTS

   Lock Box Accounts. With respect to 11 Mortgage Loans (the "Lock Box Loans"), representing approximately 7.0% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been, or may be, established in the name of the lender pursuant to the related loan documents. With respect to one Lock Box Loan, representing approximately 1.3% of the Initial Pool Balance, the tenants are required to deposit their rent directly into the Lock Box Account. The terms of ten Lock Box Loans, representing approximately 5.7% of the Initial Pool Balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the failure of certain major tenants to renew or extend their respective leases, the failure of the related borrower to lease such premises to new tenants acceptable to the lender, or the failure of the Mortgaged Property to meet certain DSCR requirements. The agreement which governs the existing Lock Box Account provides, and in the event that a Lock Box Account is required to be established in the case of any of the other Lock Box Loans, such agreements will provide, that the borrower has no withdrawal or transfer rights with respect thereto except to the extent that funds on deposit in the related Lockbox Account are released to the borrower in accordance with the applicable agreements. Pursuant to the terms of the agreement governing the Lockbox Account for the ARD Loan, the funds in the Lockbox Account may be released to the related borrower prior to the Anticipated Repayment Date to the extent that such amounts are in excess of amounts needed to pay debt service and property operating expenses and reserves. After the Anticipated Repayment Date all funds on deposit in the Lock Box, in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the Mortgage Loan. The Lock Box Accounts will not be assets of either REMIC.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-Off Date (exclusive of payments of principal and interest due on or before the Cut-Off Date); (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Interest Reserve Account and the REO Account, if established; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans.

   The Certificates will consist of the following fifteen classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively herein as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates are referred to collectively herein as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to collectively herein as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively herein as the "Residual Certificates."

   Only the Class A, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class F, Class G, Class H, Class I, Class J, Class K, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

   The "Pass-Through Rate" of any Class of Certificates (other than the Residual Certificates) is a per annum rate that has been assigned to such Class of Certificates for purposes of calculating the maximum amount of distributions allocable to interest that the holders of such Class of Certificates are entitled to receive from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. Accordingly, on each Distribution Date each Class of Certificates (other than the Residual Certificates) shall be entitled to receive distributions of interest accrued as described herein at the Pass-Through Rate of such Class on the Certificate Balance or, in the case of the Class X Certificates, the Notional Amount thereof (as described below), in each case subject to available funds.

   The "Certificate Balance" of any Class of Certificates (other than the Class X and Residual Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class X and Residual Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement. The Class X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal.

   The Class X Certificates will, however, be assigned a notional amount (the "Notional Amount") which, with respect to each Distribution Date, will equal the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, prior to the first Distribution Date, the Cut-Off Date. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent a right to receive any distribution allocable to principal.

   The Offered Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $25,000 initial Certificate Balance and integral multiples of $1,000 in excess thereof, with one Certificate of each Class evidencing an additional amount equal to the remainder of the Certificate Balance of such Class. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance of the Class to which it belongs.

   The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through DTS's Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC's procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

   Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   General. Certificate Owners that are not direct or indirect participants of DTC ("Participants") but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through direct and indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its direct and indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its direct and indirect Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their direct and indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

   None of the Depositor, the Servicer, the Paying Agent, the Certificate Registrar, the Underwriter, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions with respect to payments made by DTC to its participants on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

   Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, direct Participants of DTC who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer will recognize the holders of such definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

   For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 16th day of each month or, if any such 16th day is not a business day, then on the next succeeding business day, commencing in July 1998 (each, a "Distribution Date"). All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which such Distribution Date occurs. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

   The Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated trust accounts (or subaccounts) (collectively, the "Certificate Account"), into which the Servicer is required to deposit, on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-Off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, Insurance and Condemnation Proceeds and Liquidation Proceeds), and from which the Servicer will be permitted to make withdrawals to pay (including without limitation certain fees and expenses of the Trust Fund, including without limitation the Servicing Fee, the Special Servicer's Fee and indemnities to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor. See "Servicing of the Mortgage Loans--Servicing and Other Compensations and Payment of Expenses" and "--Certain Matters Regarding the Servicer, the Special Servicer and the Depositor").

   The Trustee will establish and maintain an account or subaccount (the "Lower-Tier Distribution Account"), and a second account or subaccount (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts") for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described herein.

   The Trustee will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loans that accrue on the basis of actual days and a year of 360 days that are identified as Loan
Numbers     on the Mortgage Loan Schedule (collectively, the "Interest
Reserve Loans"), an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account. The Servicer is authorized but not required to direct the investment of funds held in the Interest Reserve Account, the Certificate Account and the Distribution Accounts in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds. The Servicer will be required to bear any losses resulting from the investment of such funds.

   Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

   (a) the total amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

     (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

     (ii) all principal prepayments, Balloon Payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

     (iii) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders (including without limitation the Servicing Fee, the Special Servicer's Fee, indemnities to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor and certain expenses of the Trust Fund. See "Servicing of the Mortgage Loans--Servicing and Other Compensations and Payment of Expenses" and "--Certain Matters Regarding the Servicer, the Special Servicer and the Depositor");

     (iv) all Yield Maintenance Charges;

     (v) with respect to each Interest Reserve Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent such funds are on deposit in the Certificate Account or the Lower-Tier Distribution Account;

     (vi) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error; and

   (b) all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to such Distribution Date. See
"Description of the Pooling Agreement Certificate Account" in the Prospectus;
and

   (c) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account on the related Servicer Remittance Date.

   The "Due Period" for each Distribution Date and each Mortgage Loan will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Due Period on the business day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period. For purposes of the discussion in the Prospectus, the Due Period is also the Prepayment Period (as defined in the Prospectus).

   Priority. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount in the following order of priority:

   first, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for such Classes;

   second, (i) to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero, and (ii) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A-1 Certificates on such Distribution Date) until the Certificate Balance of such Class is reduced to zero;

   third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

   fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

   seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal
Distribution Amount (or portion thereof remaining after distributions on the Class A and Class B Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

   tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   eleventh, following reduction of the Certificate Balances of the Class A, Class B, and Class C Certificates to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B and Class C Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

   thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof, amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

   sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

   nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

   twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

   twenty-fifth, to the Class I Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twenty-seventh, to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

   twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, and Class I Certificates to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, and Class I Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   thirtieth, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

   thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, and Class J Certificates to zero, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, and Class J Certificates on such Distribution
Date), until the Certificate Balance of such Class is reduced to zero;

   thirty-third, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full; and

   thirty-fourth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

   Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

   Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (such date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Classes of Class A Certificates without regard to the priorities set forth above.

   Pass-Through Rates. During each Interest Accrual Period, interest will accrue on the Certificate Principal Balance (or, in the case of the Class X Certificates on the Notional Amount) of each Class (other than the Residual Certificates) at the Pass-Through Rate of such Class. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate per annum specified on the cover of this Prospectus Supplement; provided, however that in no event will the Pass-Through Rate of any such Class exceed the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without giving effect to any reduction of the Mortgage Rates as a result of the modification of any Mortgage Loans after the Cut-Off Date).

   The "Net Mortgage Rate" for each Mortgage Loan is equal to the related Mortgage Rate less the Servicing Fee Rate (which Servicing Fee Rate shall be a rate equal to (a) 0.08% per annum with respect to 17 Mortgage Loans, representing 9.6% of the Initial Pool Balance, and (b) 0.055% per annum with respect to 129 Mortgage Loans, representing 90.4% of the Initial Pool Balance).

   The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note without giving effect to any default rate or Revised Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Class X Pass-Through Rate and the limit on the Pass-Through Rate for the Classes of Offered Certificates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (i) preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and (ii) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note.

   Interest Distribution Amount. The "Interest Distribution Amount" for any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

   The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Scheduled Principal Distribution Amount for such Distribution Date, (b) the Unscheduled Principal Distribution Amount for such Distribution Date and (c) the Principal Shortfall for such Distribution Date.

   The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Servicer or the Trustee, as applicable, and (b) all Balloon Payments to the extent received during the related Due Period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent Balloon Payment, regardless of the timing of such late payments, except to the extent such late payments are otherwise reimbursable to the Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

   The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan.

   The "Assumed Scheduled Payment" for any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

   For purposes of the foregoing definitions of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date, exceeds (ii) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates on such preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

   Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-Off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred (and notwithstanding that a loss may have occurred in connection with any such liquidation), the Stated Principal Balance of such Mortgage Loan shall be zero.

   For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan", "Mortgage Loans" and "Mortgage Pool" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer or the Special Servicer as if received on the predecessor Mortgage Loan.

   Allocation of Yield Maintenance Charges. On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be distributed by the Paying Agent on the Classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

   The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Offered Certificates and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

   No Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I, Class J, Class K or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to holders of the Class X Certificates.

   For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. See also "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Yield Maintenance Charges.

   Assumed Final Distribution Date; Rated Final Distribution Date. The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

 CLASS DESIGNATION       ASSUMED FINAL DISTRIBUTION DATE
---------------------  -----------------------------------
Class A-1 ............           October 16, 2007
Class A-2 ............            June 16, 2008
Class B ..............          December 16, 2012
Class C ..............           January 16, 2013
Class D ..............            April 16, 2013
Class E ..............             May 16, 2013

   THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS, WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT AND ASSUMING THE ARD LOAN IS PREPAID ON THE ANTICIPATED REPAYMENT DATE. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS (OR IN THE EVENT THE ARD LOAN IS NOT PREPAID ON THE ANTICIPATED REPAYMENT DATE), THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

   In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund and that no losses were experienced as a result of a default on any of the Mortgage Loans.

   The "Rated Final Distribution Date" for each Class of Offered Certificates will be June 16, 2030, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

   The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates. Moreover, to the extent described herein, the rights of the holders of the Class K Certificates will be subordinated to the rights of holders of the Class J Certificates, the rights of the holders of the Class J and Class K Certificates will be subordinated to the rights of the holders of the Class I Certificates, the rights of the holders of the Class I, Class J and Class K Certificates will be subordinated to the rights of the holders of the Class H Certificates, the rights of the holders of the Class H, Class I, Class J and Class K Certificates will be subordinated to the rights of the holders of the Class G Certificates, the rights of the holders of the Class G, Class H, Class I, Class J and Class K Certificates will be subordinated to the rights of the holders of the Class F Certificates, the rights of the holders of the Class F, Class G, Class H, Class I, Class J and Class K Certificates will be subordinated to the rights of the holders of the Class E Certificates, the rights of the holders of the Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates will be subordinated to the rights of the holders of the Class D Certificates, the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates will be subordinated to the rights of the holders of the Class C Certificates, and the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates will be subordinated to the rights of the holders of the Class B Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior

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Certificates of the full amount of all interest payable in respect of the
Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

   Allocation to the Class A Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until the Certificate Balance has been reduced to zero and then to the Class A-2 Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

   Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each such Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical Class designations.

   On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, the Trustee will be required to allocate any such Collateral Support Deficit among the Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

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   In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, Nonrecoverable Advances made in respect thereof, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein, and the payment of interest on Advances and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Servicer and the Depositor" in the Prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the Prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund.

   A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

ADVANCES

   On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make an advance (a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (i) all Monthly Payments (net of the applicable Servicing Fee), other than Balloon Payments, which were due on the Mortgage Loans during the related Due Period and delinquent (or not advanced by any subservicer) as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make such required P&I Advance pursuant to the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make such required P&I Advance pursuant to the Pooling and Servicing Agreement.

   The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicer, the Trustee nor the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

   In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of such failure, the Trustee will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

   The Servicer, the Trustee or the Fiscal Agent, as the case may be, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer, the Trustee nor the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

   In connection with its recovery of any Advance, each of the Servicer, the Trustee and the Fiscal Agent, as appropriate, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement. The "Prime Rate" shall be the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

   Each Distribution Date Statement delivered by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein and "Description of Certificates--Reports to Certificateholders" in the Prospectus.

APPRAISAL REDUCTIONS

   After an Appraisal Reduction Event has occurred, an Appraisal Reduction will be calculated. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension that is the result of a modification of such Mortgage Loan by the Special Servicer) occurs, (iv) 60 days after a receiver has been appointed, (v) 60 days after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as an Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, over (ii) the sum as of the Due Date occurring in the month of such Distribution Date of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable, all unpaid interest on such

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Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer, the Trustee or the Fiscal Agent and/or for which funds have not been escrowed). Within 60 days after the Appraisal Reduction Event, the Special Servicer will be required to receive such appraisal; provided, however, that with respect to an Appraisal Reduction Event described in clause (ii), the Special Servicer will be required to receive such appraisal within the 120-day period set forth in such clause (ii). On the first Determination Date occurring on or after the delivery of such MAI appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal. In the event that the Special Servicer has not received such MAI appraisal within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Amount described in clause (i), within 60 days following the 120-day period set forth in such clause (i)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 35% of the current Stated Principal Balance of the related Mortgage Loan until such MAI appraisal is received. The "Determination Date" for each Distribution Date is the sixth Business Day immediately preceding the Distribution Date. Notwithstanding the foregoing, within six months of receiving any appraisal required to be obtained as described above, the Controlling Class Representative shall have the right to require the Special Servicer to obtain a new appraisal of the same Mortgaged Property from an appraiser chosen by the Special Servicer. The cost of such appraisal shall be paid, without right of reimbursement, by the Controlling Class, and the Special Servicer shall not be required to seek to obtain any such appraisal unless the Special Servicer has received reasonable assurance of payment for such appraisal and any expenses related thereto. Upon receipt of the new appraisal, the Special Servicer will be required to recalculate the related Appraisal Reduction and Appraisal Reduction Amount with respect to the related Mortgage Loan on the basis of such new appraisal (until the next Appraisal Reduction Event or as otherwise required by the Pooling and Servicing Agreement).

   As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount (defined below), which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i e., first to the Class K Certificates, then to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date shall equal the product of (i) the applicable per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated, and (ii) the sum of all Appraisal Reductions with respect to such Distribution Date. In addition, Appraisal Reductions will be allocated to the most subordinate Class of Certificates then outstanding (i.e., first to the Class K Certificates, then to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) for purposes of determining Voting Rights and the identity of the Controlling Class. See "--Voting Rights" below and "Servicing of the Mortgage Loans--General" herein.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal), the cost of which shall be a Servicing Advance. Based upon such appraisal, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal with respect to a Mortgage Loan which is the subject of an Appraisal

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Reduction Event to the extent the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days of the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal), the cost of which shall be a Servicing Advance. Based upon such appraisal, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

   Trustee Reports. Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates:

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (A) Distributable Certificate Interest and/or (B) Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding Due Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the Loan Number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business for the related Due Period, the Loan Number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period, (A) the Loan Number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Collateral Support Deficits; (x) the aggregate amount of Unscheduled Principal Distribution Amount received during the related Due Period; (xi) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (xii) the aggregate amount of the Servicing Fee, Special Servicing Fee, Workout Fee, Liquidation Fee and any other servicing or special servicing compensation retained by or paid to the Servicer, or the Special Servicer for the related Due Period; (xiii) the amount of

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    Collateral Support Deficits, if any, incurred with respect to the Mortgage
    Loans during the related Due Period and in the aggregate for all prior Due Periods (except to the extent reimbursed or paid); (xiv) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer, the Trustee and the Fiscal Agent; (xv) the amount of any Appraisal Reduction allocable to the related Due Period on a loan-by-loan basis and the total Appraisal Reduction
    Amount as of such Distribution Date. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Pool--Additional Mortgage Loan Information" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Yield Maintenance Charges received. Such loan-by-loan listing is required to be made available electronically; provided, however, the Trustee is required to provide Certificateholders with a written copy of such report upon request.

   Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 335. Additionally, certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle National Bank at www.linbabs.com or their electronic bulletin board service at 714-282-3990 or such other mechanism as the Trustee may have in place from time-to-time.

   After all of the Certificates have been sold by the Underwriters, certain information will be made accessible at the website maintained by the Servicer at www.bomcm.com.

    Servicer Reports. Commencing in August, 1998, the Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, the Underwriter, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date,

   (i) The following two Commercial Real Estate Secondary Market and Securitization Association ("CSSA") data files:

     (a) the "CSSA Loan Periodic Update File;" and

     (b) to the extent received from the Servicer, the "CSSA Property Data File"; and

   (ii) The following six reports:

     (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, underwritten cash flow and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods; (i) the most current available year-to-date, (ii) the previous two full fiscal years (if made available to the Servicer), and (iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date).

     (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, were delinquent 30-59 days, 60-89 days, 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (c) A "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

     (d) A "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the related Due Period and historically, and (ii) the amount of Collateral Support Deficits occurring during the related Due Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the respective Distribution Date (but which became an REO Property during or prior to the related Due Period), (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" as of the close of business on the Determination Date immediately preceding the respective Distribution Date setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

   Commencing in August 1998, subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA Reports; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. See "Annex B" to this Prospectus Supplement for the forms of Servicing Reports.

   The Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before September 30, 1998 and thereafter annually by June 30 of each year, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver or otherwise agrees to provide such information and has in fact delivered such items) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Promptly upon receipt by the Servicer (or within twenty days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

   The Trustee is to deliver a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, the Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

   The Trustee, the Servicer and the Special Servicer will be indemnified by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party. None of the above reports will include any information that the Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer no later than at least one business day after the related Determination Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable. See "Annex B" to this Prospectus Supplement for the forms of Servicing Reports.

   Annual Reports. In addition, within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1)(i), (ii) and
(ix) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Servicer deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

   The Pooling and Servicing Agreement will require that the Trustee make available at its offices primarily responsible for administering the Trust Fund, during normal business hours, for review by any holder of an Offered Certificate, originals or copies of, among other things, the following items:
(a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements, if any, collected by or on behalf of the Servicer, and (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer. Copies of any and all of the foregoing items will be available from the Servicer upon request.

   Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for enforcing all provisions of the Mortgage Loan documents relating to the submission of financial and property information.

   The Pooling and Servicing Agreement will require the Trustee, subject to certain restrictions set forth therein, to provide the reports available to Certificateholders set forth above, as well as certain other information received by the Trustee, to any Certificateholder, the Underwriter, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided, however, that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

   Except as otherwise set forth in this paragraph, until such time as Definitive Certificates are issued, the foregoing information will be available to Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Trustee, the Fiscal Agent, the Depositor, the Paying Agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co. as nominee for DTC.

VOTING RIGHTS

   At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates with Certificate Balances, each determined as of the Distribution Date immediately preceding such time. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. See "Description of the Certificates--Voting Rights" in the Prospectus.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

   At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, the Controlling Class Certificateholder may purchase all, but not less than all, of the Mortgage Loans and REO properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund. Any such purchase of Mortgage Loans, Specially Serviced Mortgage Loans or REO Properties is required to be made at a price equal to the aggregate Purchase Price of all of the Mortgage Loans, Specially Serviced Mortgaged Loans (exclusive of REO Loans) or REO Properties being purchased. The "Purchase Price" for any Mortgage Loan or Specially Serviced Mortgage Loan is an amount equal to the sum of (i) the Stated Principal Balance of such Mortgage Loan or Specially Serviced Mortgage Loan, (ii) all accrued and unpaid interest on such Mortgage Loan or Specially Serviced Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Due Period of purchase, (iii) (except where the Servicer is the purchaser of such Mortgage
Loan) all related unreimbursed Servicing Advances, together with accrued interest thereon and (iv) (except where the Special Servicer is the purchaser of such Specially Serviced Mortgage Loan) any unpaid Special Servicing Fees allocable to such Specially Serviced Mortgage Loan. The "Purchase Price" for any REO Property is the fair market value of such REO Property (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Special Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only Class of Certificates outstanding.

   On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus), will be applied generally as described above under "Distributions--Priority."

   Any optional termination by the Controlling Class Certificateholders, the Servicer, the Special Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans (without, however, the payment of any Yield Maintenance Charges) and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" herein.

THE TRUSTEE

   LaSalle National Bank, a nationally chartered bank, will act as trustee (the "Trustee") on behalf of the Certificateholders. LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt (or that of its fiscal agent) is rated not less than "AA" or its equivalent by each of Moody's and DCR (or such lower rating as would not result, as confirmed in writing by each Rating Agency, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1998-C1. As of December 31, 1997, the Trustee had assets of approximately $19 billion.

   Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to receive a monthly fee from the Servicer. The Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. See "Description of the Pooling Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

   The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Administrative Matters" in the Prospectus.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a Netherlands banking corporation ("ABN AMRO"), will act as Fiscal Agent on behalf of the Certificateholders and will be obligated to make any Advance required to be made, but not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement; provided, however, that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1997, the Fiscal Agent had assets of approximately $414 billion. In the event that LaSalle National Bank shall for any reason cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

   The Trustee will act as initial paying agent (in such capacity, the "Paying Agent"), as initial registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of definitive certificates, if issued, and as initial authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").

                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Offered Certificate; (iii) the aggregate amount of distributions on such Offered Certificate and (iv) the aggregate amount of Collateral Support Deficit amounts allocated to the Class of Offered Certificates.

   Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this Prospectus Supplement; provided, however, that in no event will the Pass-Through Rate of any such Class exceed the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date). Certain of the Mortgage Loans have a Net Mortgage Rate which may be less than the Pass-Through Rate of a Class of the Offered Certificates. However, the shortfall between the Net Mortgage Rate of such Mortgage Loans and the fixed Pass-Through Rates of the Offered Certificates is expected to be covered at all times during the life of the Offered Certificates by the amount of interest payments on the other Mortgage Loans in the Mortgage Pool, all of which bear interest at Mortgage Rates (and with corresponding Net Mortgage Rates) greater than the Mortgage Rate for such Mortgage Loans. However, in the very unlikely event that substantially all of the other Mortgage Loans pay off or are otherwise liquidated before the Offered Certificates are retired it is possible that the Pass-Through Rate could be adjusted downward to avoid a mismatch between such rate and the Net Mortgage Rate of such Mortgage Loans. See "Description of the Certificates" herein.

   Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extensions of maturity dates by the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrower under the ARD Loan may have certain incentives to repay the Mortgage Loan on the related Anticipated Repayment Date, there can be no assurance that the borrower under the ARD Loan will be able to repay such Mortgage Loan on the related Anticipated Repayment Date. The failure of the related borrower to repay the ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan; provided, that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan documents. See "Risk Factors--Risks Associated with Balloon Payments and ARD Loan" herein.

   Prepayments and, assuming the respective Maturity Dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

   The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne by the holders of the Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of such Class of Certificates. In the event of the reduction of the Certificate Balances of all such Classes of Certificates to zero, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest).

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

   The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the Mortgage Loans voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Periods, although the enforceability of such provision is doubtful in certain states. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

   The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

   Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 16 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

   Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

   The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the Mortgage Loan Maturity Date. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

   The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others: (i) scheduled monthly payments of principal and/or interest on the Mortgage Loans, in each case prior to any prepayment of the Mortgage Loan, will be timely received (with no defaults) and will be distributed on the 16th day of each month commencing on July 16, 1998; (ii) the Mortgage Rate in effect for each Mortgage Loan as of the Cut-Off Date will remain in effect to the Maturity Date of such Mortgage Loan; (iii) the monthly principal and interest payment due for each Mortgage Loan on the first Due Date following the Cut-Off Date will continue to be due on each Due Date until the Maturity Date of such Mortgage Loan; (iv) any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables; (v) the Mortgage Loan Seller will not be required to repurchase any Mortgage Loan, and none of the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the Trust Fund; (vi) no Yield Maintenance Charges are included in any allocations or calculations; (vii) any principal prepayments received on the Mortgage Loans are prepayments in full; (vii) the Closing Date is June 29, 1998; and (ix) the ARD Loan prepays on the Anticipated Repayment Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Class of Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                               0%CPR    3%CPR   6%CPR    9%CPR   12%CPR
---------------------------------  ------- -------  ------- -------  --------
Initial Percent ..................   100      100     100      100      100
June 16, 1999 ....................    94       94      94       94       94
June 16, 2000 ....................    87       87      87       87       87
June 16, 2001 ....................    79       79      79       79       79
June 16, 2002 ....................    71       71      71       71       71
June 16, 2003 ....................    62       62      62       62       62
June 16, 2004 ....................    53       53      53       53       53
June 16, 2005 ....................    40       40      40       40       40
June 16, 2006 ....................    29       29      29       29       29
June 16, 2007 ....................    17       17      17       17       17
June 16, 2008.....................     0        0       0        0        0
Weighted Average Life (Years)(A)     5.8      5.8     5.8      5.8      5.8

------------
(A) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-1 Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                               0%CPR    3%CPR   6%CPR    9%CPR   12%CPR
---------------------------------  ------- -------  ------- -------  --------
Initial Percent ..................   100      100     100      100      100
June 16, 1999 ....................   100      100     100      100      100
June 16, 2000 ....................   100      100     100      100      100
June 16, 2001 ....................   100      100     100      100      100
June 16, 2002 ....................   100      100     100      100      100
June 16, 2003 ....................   100      100     100      100      100
June 16, 2004 ....................   100      100     100      100      100
June 16, 2005 ....................   100      100     100      100      100
June 16, 2006 ....................   100      100     100      100      100
June 16, 2007 ....................   100      100     100      100      100
June 16, 2008 ....................     0        0       0        0        0
Weighted Average Life (Years)(A)     9.8      9.8     9.8      9.8      9.8

------------
(A) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                               0%CPR    3%CPR   6%CPR    9%CPR   12%CPR
---------------------------------  ------- -------  ------- -------  --------
Initial Percent ..................    100     100      100     100      100
June 16, 1999 ....................    100     100      100     100      100
June 16, 2000 ....................    100     100      100     100      100
June 16, 2001 ....................    100     100      100     100      100
June 16, 2002 ....................    100     100      100     100      100
June 16, 2003 ....................    100     100      100     100      100
June 16, 2004 ....................    100     100      100     100      100
June 16, 2005 ....................    100     100      100     100      100
June 16, 2006 ....................    100     100      100     100      100
June 16, 2007 ....................    100     100      100     100      100
June 16, 2008 ....................     83      83       83      83       83
June 16, 2009 ....................     70      70       70      70       70
June 16, 2010 ....................     49      49       49      49       49
June 16, 2011 ....................     33      33       33      33       33
June 16, 2012 ....................     17      17       17      17       17
June 16, 2013.....................      0       0        0       0        0
Weighted Average Life (Years)(A)     12.1    12.1     12.1    12.1     12.1

------------
(A) The weighted average life of the Class B Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                               0%CPR    3%CPR   6%CPR    9%CPR   12%CPR
---------------------------------  ------- -------  ------- -------  --------
Initial Percent ..................    100     100      100     100      100
June 16, 1999 ....................    100     100      100     100      100
June 16, 2000 ....................    100     100      100     100      100
June 16, 2001 ....................    100     100      100     100      100
June 16, 2002 ....................    100     100      100     100      100
June 16, 2003 ....................    100     100      100     100      100
June 16, 2004 ....................    100     100      100     100      100
June 16, 2005 ....................    100     100      100     100      100
June 16, 2006 ....................    100     100      100     100      100
June 16, 2007 ....................    100     100      100     100      100
June 16, 2008 ....................    100     100      100     100      100
June 16, 2009 ....................    100     100      100     100      100
June 16, 2010 ....................    100     100      100     100      100
June 16, 2011 ....................    100     100      100     100      100
June 16, 2012 ....................    100     100      100     100      100
June 16, 2013.....................      0       0        0       0        0
Weighted Average Life (Years)(A)     14.5    14.5     14.5    14.5     14.5

------------
(A) The weighted average life of the Class C Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                               0%CPR    3%CPR   6%CPR    9%CPR   12%CPR
---------------------------------  ------- -------  ------- -------  --------
Initial Percent ..................    100     100      100     100      100
June 16, 1999 ....................    100     100      100     100      100
June 16, 2000 ....................    100     100      100     100      100
June 16, 2001 ....................    100     100      100     100      100
June 16, 2002 ....................    100     100      100     100      100
June 16, 2003 ....................    100     100      100     100      100
June 16, 2004 ....................    100     100      100     100      100
June 16, 2005 ....................    100     100      100     100      100
June 16, 2006 ....................    100     100      100     100      100
June 16, 2007 ....................    100     100      100     100      100
June 16, 2008 ....................    100     100      100     100      100
June 16, 2009 ....................    100     100      100     100      100
June 16, 2010 ....................    100     100      100     100      100
June 16, 2011 ....................    100     100      100     100      100
June 16, 2012 ....................    100     100      100     100      100
June 16, 2013.....................      0       0        0       0        0
Weighted Average Life (Years)(A)     14.7    14.7     14.7    14.7     14.7

------------
(A) The weighted average life of the Class D Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class D Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                               0%CPR    3%CPR   6%CPR    9%CPR   12%CPR
---------------------------------  ------- -------  ------- -------  --------
Initial Percent ..................    100     100      100     100      100
June 16, 1999 ....................    100     100      100     100      100
June 16, 2000 ....................    100     100      100     100      100
June 16, 2001 ....................    100     100      100     100      100
June 16, 2002 ....................    100     100      100     100      100
June 16, 2003 ....................    100     100      100     100      100
June 16, 2004 ....................    100     100      100     100      100
June 16, 2005 ....................    100     100      100     100      100
June 16, 2006 ....................    100     100      100     100      100
June 16, 2007 ....................    100     100      100     100      100
June 16, 2008 ....................    100     100      100     100      100
June 16, 2009 ....................    100     100      100     100      100
June 16, 2010 ....................    100     100      100     100      100
June 16, 2011 ....................    100     100      100     100      100
June 16, 2012 ....................    100     100      100     100      100
June 16, 2013.....................      0       0        0       0        0
Weighted Average Life (Years)(A)     14.9    14.9     14.9    14.9     14.9

------------
(A) The weighted average life of the Class E Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class E Certificates.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information herein supersedes any contrary information set forth in the Prospectus. See "Description of the Pooling Agreements" in the Prospectus.

   Each of the Servicer (directly or through one or more subservicers) and the Special Servicer will be required to service and administer the Mortgage Loans. The Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more affiliates so long as such delegation and/or assignment, in and of itself, does not cause the qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates as confirmed in writing by the Rating Agencies. Each of the Servicer and the Special Servicer is permitted to appoint subservicers; provided, however, that the Servicer and the Special Servicer, as the case may be, will remain primarily liable for the actions and omissions of any subservicer appointed by it.

   Each of the Servicer and the Special Servicer will service and administer the respective Mortgage Loans for which each is responsible on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:
(i) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, and multifamily mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and mobile home community mortgage loans owned by the Servicer or the Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the respective Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances; and
(D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicing Standards").

   Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Servicer initially will be responsible for the servicing of the entire Mortgage Pool. With respect to any Mortgage Loan
(i) as to which a payment default has occurred at its Maturity Date, or, if the Maturity Date has been extended, at its extended maturity, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent, (iii) as to which the Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the related borrower within 60 days, (iv) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for such a proceeding (provided that if such appointment, decree or order is stayed or discharged, or such consent revoked within 60 days such Mortgage Loan shall not be considered a Specially Serviced Mortgage Loan during such period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (v) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (vi) as to which, in the judgment of the Servicer, a payment default has occurred or is reasonably foreseeable and is not likely to be cured by the borrower within 60 days, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, (vii) as to which a default of which the Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days), or (viii) as to which the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property, the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans". The Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

   If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes current and remains current for three consecutive monthly payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

   The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below) and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer will request a vote by all Certificateholders. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders.

   The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling

Class will be the Directing Certificateholder. The Directing Certificateholder will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By accepting any Certificates the related Holder will be deemed to have acknowledged and agreed that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class and may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, that the Directing Certificateholder shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct solely by reason of its having acted in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted.

   A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

   The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to the lesser of (a) 1% of the Initial Pool Balance,
(b) 50% of the Initial Certificate Balance of such Class, in the case of the Class A, Class B, Class C, Class D and Class E Certificates and (c) 25% of the initial Certificate Balance of such Class in the case of any other Class of Certificates (other than the Residual Certificates). For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

   The Controlling Class as of the Closing Date will be the Class K
Certificates.

   The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

THE SERVICER

   Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Servicer and in such capacity will be responsible for servicing the Mortgage Loans. The principal offices of Banc One Mortgage Capital Markets, LLC are located at 1717 Main Street, Dallas, Texas 75201.

   As of December 31, 1997, Banc One and its affiliates were responsible for servicing approximately 5,829 commercial and multifamily loans with an aggregate principal balance of approximately $7.38 billion, the collateral for which is located in 49 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 4,441 loans with an aggregate principal balance of approximately $4.34 billion pertain to commercial and multifamily mortgage backed securities.

   The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Seller, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof. The Servicer (except for the information under this heading) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement, the Prospectus or any related documents.

THE SPECIAL SERVICER

   AMRESCO Management, Inc., a Texas corporation ("AMI") (in such capacity, the "Special Servicer"), will enter into the Pooling and Servicing Agreement, pursuant to which the Special Servicer will, among other things, be responsible for servicing Mortgage Loans that are in default or as to which default is imminent and administering REO Property, act as disposition manager of REO Properties acquired on behalf of the Trustee through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide certain monthly reports to the Servicer and the Trustee with respect to Specially Serviced Mortgage Loans and REO Property. The principal offices of the Special Servicer are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201.

   As of December 31, 1997, the Special Servicer was the designated special servicer for securitized pools containing approximately $13.5 billion (face value) of loans, $459.2 million (face value) of which has been assigned to the Company for resolution in its capacity as special servicer.

   The information concerning the Special Servicer set forth herein has been provided by the Special Servicer, and none of the Mortgage Loan Seller, the Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

   The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to (i) 0.08% per annum with respect to 17 Mortgage Loans, representing 9.6% of the Initial Pool Balance and (ii) 0.055% per annum with respect to 129 Mortgage Loans, representing 90.4% of the Initial Pool Balance, and will be computed on the basis of the Stated Principal Balance of the related Mortgage Loan. The Servicer will be responsible for paying the Trustee Fee from the Servicing Fee. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) all assumption fees paid by the borrowers on Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account and the Distribution Accounts in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent such interest is not required to be paid to the related borrowers. The Servicer will be obligated to pay the annual fees of each Rating Agency and the fees of the Trustee.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such

Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.00% to the Net Liquidation Proceeds (defined below). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds (defined below) received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of all assumption fees on or with respect to Specially Serviced Mortgage Loans and all modification fees with respect to all Mortgage Loans (without regard to whether such Mortgage Loans are Specially Serviced Mortgage Loans). The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such amounts are not needed to pay interest on Advances. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loan. "Liquidation Proceeds" means cash (other than insurance and condemnation proceeds and revenues from REO Properties) received or paid by the Servicer in connection with (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, (ii) the realization upon any deficiency judgment obtained against a borrower; (iii) any sale of a defaulted Mortgage Loan less related expenses. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan, which consent may not be unreasonably withheld; provided that if the Special Servicer does not respond to a request for consent to an assumption within ten Business Days of such request it will be deemed to have consented to such assumption. The Special Servicer will be entitled to a fee of $2,500 for every Mortgage Loan that is not a Specially Serviced Mortgage Loan with respect to which it consents to an assumption.

   Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Pool in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

   As and to the extent described herein under "Description of the Certificates--Advances," the Servicer will be entitled to receive interest on Advances, such interest to be paid contemporaneously with the reimbursement of the related Advance.

   Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any subservicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" herein and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

MAINTENANCE OF INSURANCE

   To the extent permitted by the related Mortgage Loan and required by the Servicing Standards, the Servicer will use its reasonable best efforts to cause each borrower to maintain, and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with Servicing Standards), a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related Mortgage Loan documents. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use its reasonable best efforts to cause each borrower to maintain (to the extent required by the related Mortgage Loan), and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related Mortgage Loan permits the lender to require such coverage and maintaining such coverage is consistent with the Servicing Standards. The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (i) an amount necessary to avoid the application of any co-insurance clause and (ii) the full replacement cost of the improvements on such REO Property. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the Mortgage Loans and REO Properties. Any losses incurred with respect to Mortgage Loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining any such required insurance or other earthquake insurance obtained by the Special Servicer shall be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Servicer as a Servicing Advance.

   Such costs may be recovered by the Servicer from reimbursements received from the borrower or, if the borrower does not pay such amounts, as Servicing Advances as set forth in the Pooling and Servicing Agreement.

   No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

   The Special Servicer may agree to extend the Maturity Date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, however, that, no such extension entered into by the Special Servicer shall extend the Maturity Date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the expiration of such leasehold estate; and provided further that, if such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original Maturity

Date of such Mortgage Loan, the Special Servicer must obtain the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or in certain circumstances the Servicer) may not waive, modify or amend any provision of a Mortgage Loan which is not in default or as to which default is not reasonably foreseeable except for
(i) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (ii) any waiver, modification or amendment that would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Special Servicer has provided the Trustee with an opinion of counsel that such waiver, modification or amendment will not constitute such a "significant modification."

   If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will use its best efforts to the extent possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date.

   The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

     (i) extend the Maturity Date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date ten years prior to the expiration of such leasehold;

     (ii) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any Class of Certificates (other than the Class X Certificates); or

     (iii) provide for the deferral of interest unless (A) interest accrues thereon, generally, at the related Mortgage Rate and (B) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of such Specially Serviced Mortgage Loan.

   In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes.

   The Special Servicer or the Servicer, as the case may be, will notify each other, the Rating and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, is required to exercise reasonable efforts, consistent with the servicing standard set forth in the Pooling and Servicing Agreement, to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property. The Special Servicer may not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid by the Servicer as a Servicing Advance) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.

   The Pooling and Servicing Agreement grants to the Servicer, the Special Servicer and the Controlling Class Certificateholder a right of first refusal to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan as to which two scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any such defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

   If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund longer than such period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code
Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

   Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool--Net Income from Foreclosure Property" in the Prospectus.

   To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon and (iii) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest thereon) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (ii) the Servicer determines that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The Servicer will perform (at its own expense), or shall cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 1999; provided, however, that if the Servicer has a reasonable basis to believe that (i) the DSCR with respect to any Mortgage Loan has decreased by 25% or more from the DSCR as of the Cut-off Date or (ii) the DSCR with respect to any Mortgaged Property has decreased to 1.05x or less, the Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance). The Special Servicer or the Servicer, as applicable, will prepare a written report of each such inspection describing the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any waste committed thereon.

   With respect to each Mortgage Loan that requires the borrower to deliver such statements, the Special Servicer or the Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

   Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.

CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

   The Pooling and Servicing Agreement permits the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) in the case of the Servicer only, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of reckless disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

   In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account therefor.

   Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

   Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

   "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Servicer to make any remittance required to be made by the Servicer on the day and by the time such remittance is required to be made under the terms of the Pooling and Servicing Agreement; (ii) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; (iii) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and (v) the Trustee shall have received written notice from either Rating Agency that the continuation, of the Servicer or the Special Servicer in such capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the date of any P&I Advance would not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received a satisfactory opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates and (3) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee, as evidenced by a satisfactory opinion of counsel (at the expense of the party requesting the amendment) (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus), (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency.

   The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class without the consent of the holders of all Certificates of such Class then outstanding or (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding of (iv) amend the amendment provisions of the Pooling and Servicing.

   Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Upon the issuance of the Offered Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will deliver its opinion that, assuming (i) the making of appropriate elections, (ii) compliance with the provisions of the Pooling and Servicing Agreement and (iii) compliance with applicable changes in the Code, including the REMIC Provisions, for federal income tax purposes, the Trust Fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (i) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (ii) the Class R and Class LR Certificates will be the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date hereof. The Offered Certificates are "Regular Certificates" as defined in the Prospectus.

   Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class D and Class E Certificates will be issued with OID for federal income tax purposes in an amount equal to the excess of the initial Certificate Balances thereof over their respective issue prices (including accrued interest). It is also anticipated that the Class A-1 and Class A-2 Certificates will be issued at a premium and that the Class B and Class C Certificates will be issued with de minimis OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether such OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%; provided, however, that it is further assumed that each ARD Loan prepays on its Anticipated Repayment Date (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Premium" in the Prospectus.

   Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described herein under "Description of the Certificates--Allocation of Yield Maintenance Charges." It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Servicer's actual receipt of a Yield Maintenance Charge. It appears that Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that result is not entirely clear and Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

   The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for
 . . . persons under care" to the extent such loans are secured by multifamily properties and mobile home communities or congregate care facilities, respectively. As of the Cut-Off Date, Mortgage Loans secured by multifamily properties represented approximately 14.1% of the Initial Pool Balance; the Mortgage Loans secured by mobile home communities represented approximately 4.1% of the Initial Pool Balance; and the Mortgage Loans secured by congregate care facilities represented approximately 0.0% of the Initial Pool Balance. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the Prospectus.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor
estimated to be approximately $       , will be     % of the initial
aggregate Certificate Balance thereof, plus accrued interest.

   The Depositor has been advised by the Underwriter that it proposes to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor, estimated to
be approximately $       , will be     % of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from the Cut-off Date. The Underwriter may effect such transactions by selling Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

   Bear, Stearns & Co. Inc. is an affiliate of the Mortgage Loan Seller and the Depositor.

   There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter expects to make, but is not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

   If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by Bear, Stearns & Co. Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor and the Underwriter by O'Melveny & Myers LLP, New York, New York.

                                   RATINGS

   It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by the Rating Agencies:

 CLASS       MOODY'S      DCR
---------  ----------- -------
A-1 ...... Aaa         AAA
A-2 ...... Aaa         AAA
B ........ Aa2         AA
C ........ A2          A
D ........ Baa2        BBB
E ........ Baa3        BBB-

   A securities rating on mortgage pass-through certificates addresses the likelihood of the timely payment of interest on the Certificates and ultimate payment of principal thereof by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood or frequency of prepayments (whether voluntary or involuntary) on the Mortgage Loans. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, payment of Excess Interest, or whether and to what extent payments of Yield Maintenance Charges will be received or the corresponding effect on yield to investors.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or DCR.

   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to, revision or withdrawal at any time by the assigning rating agency.

                       LEGAL INVESTMENT CONSIDERATIONS

   The Offered Certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

   The Depositor makes no representation as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of ERISA, or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law and whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   The U.S. Department of Labor has issued to Bear, Stearns & Co. Inc. an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-33, 55 Fed. Reg. 21,461 (May 24, 1990), as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39,021 (July 21, 1997) (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Class A Certificates, underwritten by the Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

   The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Class A Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by at least one of Standard & Poor's Ratings Group, Moody's, DCR or Fitch IBCA, Inc. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of the Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class A Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class A Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   Because the Class A Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by DCR. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that, at the time of such purchase the Class A Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a

Plan contemplating purchasing a Class A Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Class A Certificate.

   The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P's, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of Class A Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Class A Certificates by a Plan and (iii) the holding of Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by a Plan and (3) the holding of Class A Certificates by a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool.

   Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm that (i) the Class A Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemption, including with respect to governmental plans, any exemptive relief afforded under Similar Laws. See "ERISA Considerations" in the Prospectus. A purchaser of a Class A Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

   Because the characteristics of the Subordinate Offered Certificates do not meet the requirements of the Exemption, the purchase or holding of such Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. In no event may any transfer of a Subordinate Offered Certificate or any interest therein be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and the related excise tax provisions of Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriter, any sub-servicer and any borrower with respect to the Mortgage Loans that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60. See "ERISA Considerations" in the Prospectus.

   ANY PLAN FIDUCIARY CONSIDERING WHETHER TO PURCHASE AN OFFERED CERTIFICATE ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE
APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE TO SUCH INVESTMENT.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                       INDEX OF SIGNIFICANT DEFINITIONS

A
ABN AMRO  .................................         S-93
Advances  .................................   S-24, S-85
affiliate  ................................         S-72
Air Rights  ...............................   S-11, S-58
Air Rights Lease  .........................   S-11, S-58
American Assets  ..........................         S-60
AMI  ......................................        S-103
anchored  .................................         S-34
Anticipated Repayment Date  ...............   S-17, S-40
Appraisal Reduction  ......................         S-86
Appraisal Reduction Amount  ...............         S-87
Appraisal Reduction Event  ................         S-86
ARD Loan  .................................   S-13, S-40
Asset Status Report  ......................        S-102
Assumed Final Distribution Date  ..........         S-83
Assumed Scheduled Payment  ................         S-81
Authenticating Agent  .....................         S-94
Available Distribution Amount  ............   S-21, S-77
B
Balloon Payment  ..........................         S-17
Banc One  .................................        S-103
Base Interest Fraction  ...................         S-82
base year  ................................         S-89
Bear Stearns  .............................    S-9, S-61
bounded maximum loss  .....................         S-38
C
Certificate Account  ......................         S-76
Certificate Balance  ......................         S-74
Certificate Owner  ........................         S-10
Certificate Registrar  ....................         S-94
Certificates  .............................    S-1, S-74
Class  ....................................    S-1, S-74
Closing Date  .............................          S-1
Code  .....................................         S-28
Collateral Support Deficit  ...............   S-25, S-84
Comparative Financial Status Report  ......         S-89
Constant Prepayment Rate  .................         S-97
Controlling Class  ........................        S-103
Controlling Class Certificateholder  ......        S-103
Corporate Trust Office  ...................         S-93
Corrected Mortgage Loan  ..................        S-102
CPR  ......................................         S-28
Cross-Over Date  ..........................         S-80
Current Occupancy Rate  ...................         S-13
Cut-Off Date  .............................          S-2
Cut-Off Date Balance  .....................         S-39
Cut-Off Date LTV  .........................         S-43

                              S-119

D
DCR  ......................................    S-2, S-26
Debt Service Coverage Ratio  ..............         S-51
Definitive Certificate  ...................         S-10
Delinquent Loan Status Report  ............         S-89
Determination Date  .......................         S-87
Directing Certificateholder  ..............        S-102
Distributable Certificate Interest  .......   S-22, S-81
Distribution Accounts  ....................         S-76
Distribution Date  ........................         S-76
Distribution Date Statement  ..............         S-88
DSCR  .....................................   S-13, S-51
DTC  ......................................          S-1
Due Date  .................................         S-17
Due Period  ...............................         S-77
due-on-encumbrance  .......................         S-43
due-on-sale  ..............................         S-43
E
Equity  ...................................         S-57
ERISA  ....................................         S-28
ERISA Plan  ...............................        S-116
Events of Default  ........................        S-111
Excess Interest  ..........................   S-18, S-40
Excluded Plan  ............................        S-117
Exemption  ................................  S-28, S-116
Existing Conditions  ......................         S-66
F
Final Recovery Determination  .............         S-88
FIRREA  ...................................         S-61
Form 8-K  .................................         S-43
G
GLA  ......................................         S-56
H
Hazardous Materials  ......................         S-66
Historical Loan Modification Report  ......         S-90
Historical Loss Estimate Report  ..........         S-90
I
Initial Pool Balance  .....................          S-2
Initial Rate  .............................         S-40
Interest Accrual Period  ..................          S-3
Interest Distribution Amount  .............   S-21, S-81
Interest Reserve Account  .................         S-77
Interest Reserve Loans  ...................         S-77
IRS  ......................................        S-108
L
LC Release Date  ..........................   S-31, S-40
LCs  ......................................         S-61
Liquidation Fee  ..........................        S-105
Liquidation Fee Rate  .....................        S-105
Liquidation Proceeds  .....................        S-105
Lock Box Accounts  ........................         S-73

                              S-120

Lock Box Loans  ...........................         S-73
Lockout Period  ...........................         S-41
Lower-Tier Distribution Account  ..........         S-76
Lower-Tier REMIC  .........................   S-3, S-113
LTV Ratio  ................................   S-13, S-53
M
Maturity LTV  .............................         S-43
Monthly Payments  .........................         S-17
Moody's  ..................................    S-2, S-26
Mortgage  .................................         S-39
Mortgage Loan Documents  ..................         S-63
Mortgage Loan Purchase Agreement  .........   S-11, S-61
Mortgage Loan Seller  .....................         S-61
Mortgage Loans  ...........................    S-2, S-82
Mortgage Note  ............................         S-39
Mortgage Pool  ............................          S-2
Mortgage Rate  ............................         S-80
mortgage related securities  ..............  S-29, S-115
Mortgaged Property  .......................   S-11, S-39
mortgagee-in-possession  ..................        S-108
N
Net Mortgage Rate  ........................         S-80
NOI Adjustment Worksheet  .................         S-90
Non-Offered Certificates  .................         S-74
Non-Offered Subordinate Certificates  .....         S-84
Nonrecoverable Advance  ...................         S-86
Notional Amount  ..........................    S-5, S-74
Notional Principal Window  ................          S-5
NRA  ......................................         S-58
O
Offered Certificates  .....................    S-1, S-74
Operating Statement Analysis Report  ......         S-90
Other Debt  ...............................         S-70
P
Pari Passu Debt  .......................S-31, S-39, S-70
Partial Release Mortgaged Properties  .....   S-18, S-42
Participants  .............................         S-75
Pass-Through Rate  .......................S-3, S-5, S-74
Paying Agent  .............................         S-94
Percentage Interest  ......................   S-27, S-75
P&I Advance  ..............................   S-24, S-85
Plan  .....................................  S-28, S-116
Pooling and Servicing Agreement  ..........         S-20
Prepayment Assumption  ....................        S-113
Prime Rate  ...............................         S-86
Principal Distribution Amount  ............         S-81
Principal Shortfall  ......................         S-81
Principal Window  .........................          S-5
probable maximum loss  ....................         S-38
Purchase Price  ...........................   S-72, S-92
Purchased Loans  ..........................         S-39

                              S-121

Q
qualified mortgage  .......................         S-67
R
Rady Family Trust  ........................         S-59
Rady Loans  ...............................         S-59
Rady Properties  ..........................         S-59
Rated Final Distribution Date  ............         S-83
Rating Agencies  ..........................         S-26
real estate assets  .......................        S-113
Record Date  ..............................         S-76
Regular Certificates  .....................        S-113
Reimbursement Rate  .......................         S-86
Related Proceeds  .........................         S-86
REMIC  ....................................   S-2, S-113
REMIC Administrator  ......................         S-93
REMIC Pool  ...............................          S-2
REMIC Provisions  .........................        S-113
REO Account  ..............................        S-106
REO Loan  .................................         S-82
REO Property  .............................        S-102
REO Status Report  ........................         S-90
Residual Certificates  ....................    S-1, S-74
residual interests  .......................        S-113
Restricted Group  .........................        S-116
Revised Rate  .............................   S-17, S-40
Rolling 12 Months  ........................         S-60
Rules  ....................................         S-75
S
Scheduled Principal Distribution Amount  ..         S-81
Senior Certificates  ......................    S-1, S-74
Senior Debt  ..............................         S-70
Servicer Remittance Date  .................         S-85
Servicing Advances  .......................   S-24, S-85
Servicing Fee  ............................        S-104
Servicing Fee Rate  .......................        S-104
Servicing Standards  ......................        S-101
significant modification  .................        S-107
Similar Law  ..............................  S-28, S-116
single-purpose entity  ....................         S-68
SMMEA  ....................................  S-29, S-115
special purpose entities  .................         S-31
Special Servicer  .........................        S-103
Special Servicing Fee  ....................        S-104
Special Servicing Fee Rate  ...............        S-104
Specially Serviced Mortgage Loans  ........        S-102
Stated Principal Balance  .................         S-82
Subordinate Certificates  .................         S-74
Subordinate Lender  .......................         S-70
Subordinate Offered Certificates  .........    S-1, S-74
T
TIs  ......................................         S-61

                              S-122

Trust Fund  ...............................          S-2
Trustee  ..................................         S-93
U
Underwriter  ..............................          S-1
Underwritten Net Cash Flow  ...............         S-60
Unscheduled Principal Distribution Amount           S-81
Upper-Tier Distribution Account  ..........         S-76
Upper-Tier REMIC  .........................        S-113
V
Voting Rights  ............................         S-92
W
Watch List  ...............................         S-90
Weighted Average Life  ....................          S-5
Withheld Amounts  .........................         S-77
Workout Fee  ..............................        S-104
Workout Fee Rate  .........................        S-104
Y
Yield Maintenance Charge  .................         S-41
Yield Maintenance Period  .................         S-41
Yield Rate  ...............................         S-41
Z
Zoning Laws  ..............................         S-38

Loan Characteristics
Annex A

   LOAN NUMBER                        LOAN NAME                                        PROPERTY NAME
-------------------------------------------------------------------------------------------------------------------------
6100              Mission Marketplace                               Mission Marketplace
6008              Naples Beach Hotel & Golf Club                    Naples Beach Hotel & Golf Club
-------------------------------------------------------------------------------------------------------------------------
9671 - 9675       Retail Portfolio
             9671 Retail Portfolio - Interchange Square             Retail Portfolio - Interchange Square
             9672 Retail Portfolio - Mountainview Square            Retail Portfolio - Mountainview Square
             9673 Retail Portfolio - Dixie Village                  Retail Portfolio - Dixie Village
             9674 Retail Portfolio - Eastland Sq.                   Retail Portfolio - Eastland Sq.
             9675 Retail Portfolio - Swansea Crossing               Retail Portfolio - Swansea Crossing
-------------------------------------------------------------------------------------------------------------------------
9119              Lomas Santa Fe Plaza                              Lomas Santa Fe Plaza
9140              1851 & 1871 Sunrise Highway                       1851 & 1871 Sunrise Highway
5906              1564 Broadway/The Palace Theatre                  1564 Broadway/The Palace Theatre
9121              Torrey Reserve South Court                        Torrey Reserve South Court
9115              White Road Plaza                                  White Road Plaza
-------------------------------------------------------------------------------------------------------------------------
6605              Kerr McGee Center                                 Kerr McGee Center
8785              Shaw's Plaza Shopping Center                      Shaw's Plaza Shopping Center
8489              Computer Science Corp.                            Computer Science Corp.
6101              Carmel Country                                    Carmel Country
6204              Biltmore Hotel & Suites                           Biltmore Hotel & Suites
-------------------------------------------------------------------------------------------------------------------------
6430              Rio Entertainment Center                          Rio Entertainment Center
6151              Lincoln Park Shopping  Center                     Lincoln Park Shopping  Center
5005              Back Bay Manor                                    Back Bay Manor
5351              Clairemont Village Shopping Center                Clairemont Village Shopping Center
8976              701-709 Madison Avenue                            701-709 Madison Avenue
8587              The L.A. Mart                                     The L.A. Mart
5857              Cromwell Field Shopping Center                    Cromwell Field Shopping Center
-------------------------------------------------------------------------------------------------------------------------
5995              Federal Express Buildings I
             5995a                                                  Federal Express Buildings - Warwick, RI
             5995b                                                  Federal Express Buildings I- Hatfield, MA
             5995c                                                  Federal Express Buildings I - North Haven, CT
6233              Park Plaza on Maine                               Park Plaza on Maine
-------------------------------------------------------------------------------------------------------------------------
5237              Boulter Warehouse Portfolio
             5237a                                                  Boulter Warehouse - 680 Basket
             5237b                                                  Boulter Warehouse - 2 Potomac
             5237c                                                  Boulter Warehouse - 691 Phillips
             5237d                                                  Boulter Warehouse - 1750A Basket Road
-------------------------------------------------------------------------------------------------------------------------
5615              301 Boulevard West                                301 Boulevard West
6082              Continental Plaza                                 Continental Plaza
5828              Edwards Medical Plaza                             Edwards Medical Plaza
6310              Rockaway Industrial Complex                       Rockaway Industrial Complex
9333              Brynwood Apartments                               Brynwood Apartments
-------------------------------------------------------------------------------------------------------------------------
9114              The Coast Distributing  Bldg.                     The Coast Distributing  Bldg.
9305              Plaza Del Sol Mobile Home Park                    Plaza Del Sol Mobile Home Park
9495              Creekview Shopping Center                         Creekview Shopping Center
5833              Eastgate Plaza                                    Eastgate Plaza
5819              Green Mountain Mall                               Green Mountain Mall
-------------------------------------------------------------------------------------------------------------------------
6072              127-131 Second Avenue                             127-129-131 Second Avenue
8669              Prestige MHP                                      Prestige MHP
6386              Parking Palace                                    Parking Palace
-------------------------------------------------------------------------------------------------------------------------
9204              365 & 405 Fifth Ave. South
             9204a                                                  365 Fifth Ave.

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                           % OF        CUM. %
                                                         INITIAL    OF INITIAL        NUMBER      GROSS        INTEREST
LOAN                    ORIGINAL            CUT-OFF DATE  POOL         POOL             OF      MORTGAGE        ACCRUAL    SERVICING
NUMBER                   BALANCE              BALANCE    BALANCE      BALANCE       PROPERTIES   RATE           METHOD        FEE
------------------ -----------------------------------------------------------------------------------------------------------------
6100                     $24,000,000        $23,912,270   3.35%       3.35%           1          7.3650%      Actual/360      0.055%
6008                      23,000,000         22,913,783   3.21%       6.55%           1          6.9600%        30/360        0.055%
------------------ -----------------------------------------------------------------------------------------------------------------
9671 - 9675               22,300,000         22,201,914   3.11%       9.66%                      7.9450%      ACTUAL/360      0.055%
             9671          1,500,000          1,493,504   0.21%       9.66%           1          8.0100%      Actual/360      0.055%
             9672          4,700,000          4,679,645   0.65%       9.66%           1          8.0100%      Actual/360      0.055%
             9673          6,400,000          6,370,622   0.89%       9.66%           1          7.7600%      Actual/360      0.055%
             9674          2,000,000          1,991,257   0.28%       9.66%           1          7.9700%      Actual/360      0.055%
             9675          7,700,000          7,666,887   1.07%       9.66%           1          8.0400%      Actual/360      0.055%
------------------ -----------------------------------------------------------------------------------------------------------------
9119                      21,400,000         21,386,351   2.99%       12.65%          1          6.9340%      Actual/360      0.055%
9140                      17,000,000         17,000,000   2.38%       15.03%          1          7.3200%      Actual/360      0.055%
5906                      16,000,000         16,000,000   2.24%       17.27%          1          7.0800%      Actual/360      0.055%
9121                      15,750,000         15,739,803   2.20%       19.47%          1          6.8840%      Actual/360      0.055%
9115                      14,500,000         14,490,752   2.03%       21.50%          1          6.9340%      Actual/360      0.055%
------------------ -----------------------------------------------------------------------------------------------------------------
6605                      14,000,000         14,000,000   1.96%       23.46%          1          6.9200%      Actual/360      0.055%
8785                      13,300,000         13,300,000   1.86%       25.32%          1          7.1100%      Actual/360      0.080%
8489                      13,100,000         13,100,000   1.83%       27.15%          1          7.1200%      Actual/360      0.055%
6101                      12,300,000         12,255,038   1.71%       28.86%          1          7.3650%      Actual/360      0.055%
6204                      12,200,000         12,158,294   1.70%       30.57%          1          6.8700%      Actual/360      0.055%
------------------ -----------------------------------------------------------------------------------------------------------------
6430                      12,000,000         11,992,857   1.68%       32.24%          1          7.1600%      Actual/360      0.055%
6151                      12,000,000         11,969,867   1.67%       33.92%          1          6.4700%      Actual/360      0.055%
5005                      11,000,000         10,947,831   1.53%       35.45%          1          6.8600%      Actual/360      0.055%
5351                      10,300,000         10,262,346   1.44%       36.89%          1          7.3650%      Actual/360      0.055%
8976                      10,000,000         10,000,000   1.40%       38.28%          1          7.0500%      Actual/360      0.055%
8587                      10,000,000         10,000,000   1.40%       39.68%          1          7.5700%      Actual/360      0.055%
5857                       9,950,000          9,950,000   1.39%       41.08%          1          7.2000%      Actual/360      0.055%
------------------ -----------------------------------------------------------------------------------------------------------------
5995                       9,600,000          9,588,410   1.34%       42.42%          3          7.7300%      ACTUAL/360      0.055%
             5995a                                                                    1
             5995b                                                                    1
             5995c                                                                    1
6233                       9,400,000          9,349,660   1.31%       43.73%          1          8.1250%      Actual/360      0.055%
------------------ -----------------------------------------------------------------------------------------------------------------
5237                       9,100,000          9,066,374   1.27%       44.99%          4          7.3150%      ACTUAL/360      0.055%
             5237a                                                                    1
             5237b                                                                    1
             5237c                                                                    1
             5237d                                                                    1
------------------ -----------------------------------------------------------------------------------------------------------------
5615                       9,000,000          8,990,620   1.26%       46.25%          1          6.9900%      Actual/360      0.055%
6082                       8,500,000          8,491,609   1.19%       47.44%          1          7.2400%      Actual/360      0.055%
5828                       7,560,000          7,542,302   1.06%       48.50%          1          6.8600%      Actual/360      0.055%
6310                       7,500,000          7,476,040   1.05%       49.54%          1          7.2200%      Actual/360      0.055%
9333                       7,410,000          7,402,302   1.04%       50.58%          1          7.0050%      Actual/360      0.080%
------------------ -----------------------------------------------------------------------------------------------------------------
9114                       7,000,000          6,995,535   0.98%       51.56%          1          6.9340%      Actual/360      0.055%
9305                       7,000,000          6,990,596   0.98%       52.53%          1          7.3100%      Actual/360      0.055%
9495                       6,750,000          6,750,000   0.94%       53.48%          1          7.2900%      Actual/360      0.055%
5833                       6,750,000          6,645,382   0.93%       54.41%          1          7.1950%      Actual/360      0.055%
5819                       6,500,000          6,500,000   0.91%       55.32%          1          7.6800%      Actual/360      0.055%
------------------ -----------------------------------------------------------------------------------------------------------------
6072                       6,000,000          6,000,000   0.84%       56.16%          1          7.2200%      Actual/360      0.055%
8669                       6,000,000          5,996,451   0.84%       57.00%          1          7.1800%      Actual/360      0.055%
6386                       6,000,000          5,983,530   0.84%       57.83%          1          7.9500%      Actual/360      0.055%
------------------ -----------------------------------------------------------------------------------------------------------------
9204                       5,900,000          5,900,000   0.83%       58.66%          2          7.3500%      ACTUAL/360      0.080%
             9204a                                                                    1

(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    STATED
                                      ORIGINAL    REMAINING                                                              ANNUAL
                         NET          TERM TO      TERM TO        ORIGINAL      INTEREST      FIRST                    PRINCIPAL &
                      MORTGAGE       MATURITY     MATURITY      AMORTIZATION     ONLY        PAYMENT      MATURITY       INTEREST
   Loan Number         RATE            (MO.)       (MO.)          TERM (MO.)     MONTHS        DATE          DATE        PAYMENTS
------------------  ----------------------------------------------------------------------------------------------------------------
6100                  7.3100%         180           175              360             0        02/01/98     01/02/13      $1,987,182
6008                  6.9050%         120           117              300             0        04/01/98     03/01/08       1,943,673
-----------------------------------------------------------------------------------------------------------------------------------
9671 - 9675           7.8900%         120           113              360             0        12/01/97     11/01/07       1,953,354
             9671     7.9550%         121           114              360             0        12/01/97     12/01/07         132,203
             9672     7.9550%         121           114              360             0        12/01/97     12/01/07         414,236
             9673     7.7050%         120           113              360             0        12/01/97     11/01/07         550,735
             9674     7.9150%         120           113              360             0        12/01/97     11/01/07         175,602
             9675     7.9850%         120           113              360             0        12/01/97     11/01/07         680,577
-----------------------------------------------------------------------------------------------------------------------------------
9119                  6.8790%         180           179              360             0        06/01/98     05/01/13       1,697,129
9140                  7.2650%         120           120              360             0        07/01/98     06/01/08       1,401,339
5906                  7.0250%         120           120              300             0        07/01/98     06/01/08       1,366,830
9121                  6.8290%         180           179              360             0        06/01/98     05/01/13       1,242,732
9115                  6.8790%         180           179              360             0        06/01/98     05/01/13       1,149,924
-----------------------------------------------------------------------------------------------------------------------------------
6605                  6.8650%         120           116              360             60       03/01/98     02/01/08       1,108,697
8785                  7.0300%         120           120              300             0        07/01/98     06/01/08       1,139,244
8489                  7.0650%         120           120              360             0        07/01/98     06/01/08       1,058,555
6101                  7.3100%         180           175              360             0        02/01/98     01/02/13       1,018,431
6204                  6.8150%         120           117              300             0        04/01/98     03/01/08       1,022,616
-----------------------------------------------------------------------------------------------------------------------------------
6430                  7.1050%         180           179              360             0        06/01/98     05/01/13         973,559
6151                  6.4150%         120           118              300             0        05/01/98     04/01/08         969,601
5005                  6.8050%         180           174              360             0        01/01/98     12/01/12         865,823
5351                  7.3100%         180           175              360             0        02/01/98     01/01/13         852,840
8976                  6.9950%         120           120              300             0        07/01/98     06/01/08         851,966
8587                  7.5150%         120           120              300             0        07/01/98     06/01/08         892,260
5857                  7.1450%         120           120              300             0        07/01/98     06/01/08         859,189
-----------------------------------------------------------------------------------------------------------------------------------
5995                  7.6750%         120           118              360             0        05/01/98     04/01/08         823,715
             5995a
             5995b
             5995c
6233                  8.0700%         120           111              360             0        10/01/97     09/01/07         837,537
-----------------------------------------------------------------------------------------------------------------------------------
5237                  7.2600%         120           115              360             0        02/01/98     01/01/08         749,757
             5237a
             5237b
             5237c
             5237d
-----------------------------------------------------------------------------------------------------------------------------------
5615                  6.9350%         120           119              300             0        06/01/98     05/01/08         762,633
6082                  7.1850%         120           119              300             0        06/01/98     05/01/08         736,606
5828                  6.8050%         120           118              300             0        05/01/98     04/01/08         633,111
6310                  7.1650%         120           117              300             0        04/01/98     03/01/08         648,788
9333                  6.9250%         120           119              300             0        06/01/98     05/01/08         628,752
-----------------------------------------------------------------------------------------------------------------------------------
9114                  6.8790%         180           179              360             0        06/01/98     05/01/13         555,136
9305                  7.2550%         180           178              360             0        05/01/98     04/01/13         576,451
9495                  7.2350%         120           120              360             0        07/01/98     06/01/08         554,762
5833                  7.1400%         180           175              180             0        02/01/98     01/01/13         736,910
5819                  7.6250%         120           120              360             0        07/01/98     06/01/08         555,033
-----------------------------------------------------------------------------------------------------------------------------------
6072                  7.1650%         120           117              336             24       04/01/98     03/01/08         499,797
8669                  7.1250%         120           119              360             0        06/01/98     05/01/08         487,753
6386                  7.8950%         180           176              360             0        03/01/98     02/01/13         525,803
-----------------------------------------------------------------------------------------------------------------------------------
9204                  7.2700%         120           120              360             0        07/01/98     06/01/08         487,792
             9204a

(RESTUBBED TABLE CONTINUED FROM ABOVE)

                       ANNUAL                         UNDERWRITTEN                          DEBT
                      INTEREST   1996 NET   1997 NET       NET      UNDERWRITTEN          SERVICE             CUT-OFF
                        ONLY     OPERATING  OPERATING    OPERATING    NET CASH   LOCKBOX  COVERAGE  APPRAISED    DATE   MATURITY
   Loan Number        PAYMENTS   INCOME(A) INCOME (A)     INCOME        FLOW     IN PLACE  RATIO      VALUE      LTV      LTV
------------------  ------------------------------------------------------------------------------------------------------------
6100                           $2,595,257 $2,915,571   $2,962,703    $2,826,206    No      1.42   $32,000,000  74.73%    58.30%
6008                            5,616,083  6,435,912    5,456,477     4,602,923    No      2.37    63,200,000  36.26%    28.58%
------------------  ------------------------------------------------------------------------------------------------------------
9671 - 9675                                                           2,607,498            1.33    33,300,000  66.67%    59.79%
             9671                 154,936    241,616      241,038       201,158    No      1.52     3,000,000  49.78%    44.64%
             9672                 531,310    486,832      561,029       530,027    No      1.28     6,000,000  77.99%    69.94%
             9673                 778,282    850,833      807,204       694,649    No      1.26     8,600,000  74.08%    66.15%
             9674                       0    408,672      288,470       235,930    No      1.34     4,200,000  47.41%    42.54%
             9675               1,119,305  1,043,997    1,014,387       945,734    No      1.39    11,500,000  66.67%    59.92%
------------------  ------------------------------------------------------------------------------------------------------------
9119                            1,592,990  1,557,773    2,626,786     2,518,434    No      1.48    33,000,000  64.81%    49.49%
9140                            2,216,207  2,156,712    2,056,916     1,992,700    No      1.42    23,800,000  71.43%    62.83%
5906                            4,285,745  4,232,987    3,934,595     3,924,064    No      2.87    45,900,000  34.86%    27.96%
9121                                                    2,016,285     2,003,221    No      1.61    24,700,000  63.72%    48.55%
9115                            1,749,425  1,781,508    1,774,492     1,708,805    No      1.49    21,600,000  67.09%    51.23%
------------------  ------------------------------------------------------------------------------------------------------------
6605                   968,800               621,007    2,262,861     2,053,640    No      1.85    25,400,000  55.12%    52.15%
8785                            1,374,665  1,795,199    1,734,994     1,659,459    No      1.46    18,200,000  73.08%    58.67%
8489                                                    1,491,513     1,476,104    No      1.39    18,300,000  71.58%    62.64%
6101                            1,624,125  1,634,867    1,582,547     1,511,199    No      1.48    17,000,000  72.09%    56.24%
6204                            2,447,407  3,069,860    2,887,972     2,367,422    No      2.32    40,200,000  30.24%    24.19%
------------------  ------------------------------------------------------------------------------------------------------------
6430                            2,325,975  2,410,190    2,004,120     1,872,357    No      1.92    29,300,000  40.93%    31.58%
6151                            1,575,979  1,880,147    1,969,324     1,811,916    No      1.87    19,350,000  61.86%    48.79%
5005                            1,196,745  1,891,251    1,998,990     1,925,490    No      2.22    23,500,000  46.59%    35.58%
5351                            1,299,876  1,321,541    1,312,998     1,259,814    No      1.48    15,300,000  67.07%    52.33%
8976                            1,224,807  1,308,986    1,230,339     1,182,362    No      1.39    15,900,000  62.89%    50.40%
8587                            2,731,755  3,363,811    2,675,622     2,067,465    No      2.32    37,950,000  26.35%    21.45%
5857                            1,505,018  1,685,846    1,565,077     1,468,782    No      1.71    15,900,000  62.58%    50.38%
------------------  ------------------------------------------------------------------------------------------------------------
5995                            1,004,041  1,094,301    1,140,070     1,094,124   YES      1.33    12,475,000  76.86%    68.39%
             5995a                486,537    492,344      493,252       465,567   Yes               5,325,000  76.90%    68.43%
             5995b                172,898    193,190      177,341       166,997   Yes               2,125,000  68.15%    60.64%
             5995c                344,606    408,767      469,477       461,560   Yes               5,025,000  80.50%    71.63%
6233                            1,069,526  1,026,041    1,137,869     1,072,539    No      1.28    11,750,000  79.57%    71.74%
------------------  ------------------------------------------------------------------------------------------------------------
5237                              498,805    582,576    1,265,694     1,180,860            1.57    13,300,000  68.17%    60.14%
             5237a                 67,803     83,379      208,948       204,948    No               1,900,000  74.72%    65.93%
             5237b                                        256,417       221,917    No               2,200,000  73.59%    64.93%
             5237c                174,442    179,129      158,951       141,018    No               1,900,000  57.68%    50.89%
             5237d                592,635    660,719      641,378       612,977    No               7,300,000  67.56%    59.60%
------------------  ------------------------------------------------------------------------------------------------------------
5615                            1,560,080  1,710,444    1,407,821     1,304,461    No      1.71    15,500,000  58.00%    46.45%
6082                              798,315    951,220    1,195,912     1,113,923    No      1.51    13,200,000  64.33%    51.91%
5828                              687,476    761,787    1,121,427       990,810    No      1.56    10,500,000  71.83%    57.36%
6310                              697,141  1,158,768    1,009,129       930,435    No      1.43    10,000,000  74.76%    60.43%
9333                              639,829    711,912      833,540       801,140    No      1.27     9,675,000  76.51%    61.30%
------------------  ------------------------------------------------------------------------------------------------------------
9114                                                      844,926       817,443    No      1.47    10,000,000  69.96%    53.42%
9305                              818,329    805,842      813,076       780,276    No      1.35    10,500,000  66.58%    51.74%
9495                              929,527    941,941      924,315       867,469    No      1.56     9,000,000  75.00%    65.92%
5833                              871,116    964,149    1,040,263       982,124    No      1.33    12,000,000  55.38%    1.05%
5819                              832,902    977,491      870,176       780,927    No      1.41     9,000,000  72.22%    64.11%
------------------  ------------------------------------------------------------------------------------------------------------
6072                   433,200                            714,096       688,782    No      1.38     7,800,000  76.92%    68.56%
8669                                         672,257      706,851       690,651    No      1.42     7,600,000  78.90%    69.20%
6386                                         805,111      761,449       742,708    No      1.41     8,150,000  73.42%    58.67%
------------------  ------------------------------------------------------------------------------------------------------------
9204                              888,607    787,503      739,572       695,631            1.43     8,290,000  71.17%    62.65%
             9204a                483,641    420,642      431,605       405,033    No               4,850,000  70.62%    62.16%


(RESTUBBED TABLE CONTINUED FROM ABOVE)


                EFFECTIVE                               CALL     FREE
                LOCKOUT     PREPAYMENT     CALL      PROTECTION PREPAY
                 PERIOD      LOCKOUT    PROTECTION     PERIOD   PERIOD
LOAN NUMBER       (MO.)      END DATE  DESCRIPTION    END DATE   (MO.)        ADDRESS                                     CITY
----------------------------------------------------------------------------------------------------------------------------------
6100                180      12/31/12   Defeasance   12/31/12    0     427-499 College Boulevard                        Oceanside
6008                120      02/29/08   Defeasance   02/29/08    0     851 Gulf Shore Boulevard North                   Naples
-----------------------------------------------------------------------------------------------------------------------------------
9671 - 9675         120      10/31/07   DEFEASANCE   10/31/07    0
             9671   121      11/30/07   Defeasance   11/30/07    0   1153-1155 Malabar Road                           Palm Bay
             9672   121      11/30/07   Defeasance   11/30/07    0   1480 East Main Street                            Wytheville
             9673   120      10/31/07   Defeasance   10/31/07    0   2500 West Franklin                               Gastonia
             9674   120      10/31/07   Defeasance   10/31/07    0   4249 Eastland Square Drive                       Columbus
             9675   120      10/31/07   Defeasance   10/31/07    0   "Swansea Crossing, Route 118"                    Swansea
-----------------------------------------------------------------------------------------------------------------------------------
9119                180      04/30/13   Defeasance   04/30/13    0   905-993 Lomas Santa Fe Drive                     Solana Beach
9140                120      05/31/08   Defeasance   05/31/08    0   1851 & 1871 Sunrise Highway (Route 27)           Bayshore
5906                120      05/31/08   Defeasance   05/31/08    0   1564 Broadway                                    New York
9121                180      04/30/13   Defeasance   04/30/13    0   11452-11512 El Camino Real                       San Diego
9115                180      04/30/13   Defeasance   04/30/13    0   1020-1080 White Road                             San Jose
-----------------------------------------------------------------------------------------------------------------------------------
6605                120      01/31/08   Defeasance   01/31/08    0   16666 Northchase Drive & 263 Sam Housten Tollwa  Houston
8785                120      05/31/08   Defeasance   05/31/08    0   750 Queen Street                                 Southington
8489                120      05/31/08   Defeasance   05/31/08    0   400 Commerce Drive                               New Castle
6101                180      12/31/12   Defeasance   12/31/12    0   12720-12784 Carmel Country Road                  San Diego
6204                120      02/29/08   Defeasance   02/29/08    0   2151 Laurelwood Road                             Santa Clara
-----------------------------------------------------------------------------------------------------------------------------------
6430                180      04/30/13   Defeasance   04/30/13    0   9811 Washington Blvd                             Gaithersburg
6151                120      03/31/08   Defeasance   03/31/08    0   Southfield Rd & Dix Toledo Hwy                   Lincoln Park
5005                178      09/30/12   Defeasance   09/30/12    2   75 St. Alphonsus Street                          Boston
5351                180      12/31/12   Defeasance   12/31/12    0   2903-3089 Clairemont Drive                       San Diego
8976                120      05/31/08   Defeasance   05/31/08    0   701-709 Madison Avenue                           New York
8587                120      05/31/08   Defeasance   05/31/08    0   1933 S. Broadway                                 Los Angeles
5857                120      05/31/08   Defeasance   05/31/08    0   Baltimore Annapolis Blvd. & Dorsey Rd.           Glen Burnie
-----------------------------------------------------------------------------------------------------------------------------------
5995                120      03/31/08   DEFEASANCE   03/31/08    0
             5995a                                                   255 Metro Center Boulevard                       Warwick
             5995b                                                   174 West Street                                  Hatfield
             5995c                                                   347 State Street                                 North Haven
6233                60       08/31/02   > 1% or YM   05/31/07    3   NEC Ramona Blvd. & Maine Ave.                    Baldwin Park
-----------------------------------------------------------------------------------------------------------------------------------
5237                120      12/31/07   DEFEASANCE   12/31/07    0
             5237a                                                   680 Basket Road                                  Webster
             5237b                                                   2 Potomac Street                                 Rochester
             5237c                                                   691 Phillips Road                                Webster
             5237d                                                   1750 Basket Road                                 Webster
-----------------------------------------------------------------------------------------------------------------------------------
5615                120      04/30/08   Defeasance   04/30/08    0   301 Boulevard West                               Bradenton
6082                120      04/30/08   Defeasance   04/30/08    0   550 Kirkland Way                                 Kirkland
5828                120      03/31/08   Defeasance   03/31/08    0   1300 North 12th Street                           Phoenix
6310                120      02/29/08   Defeasance   02/29/08    0   315,321 & 351 Richard Mine Road                  Rockaway
9333                120      04/30/08   Defeasance   04/30/08    0   250 Wynnewood Road                               Wynnewood
-----------------------------------------------------------------------------------------------------------------------------------
9114                180      04/30/13   Defeasance   04/30/13    0   5959 Santa Fe Street                             San Diego
9305                180      03/31/13   Defeasance   03/31/13    0   1655 West Ajo Highway                            Tucson
9495                120      05/31/08   Defeasance   05/31/08    0   690 West Price River Drive                       Price
5833                180      12/31/12   Defeasance   12/31/12    0   Transit Road and Greiner Road                    Clarence
5819                 0       05/31/98   > 3% or YM   05/31/08    0   Memorial Drive (Route 5)                         St. Johnsbury
-----------------------------------------------------------------------------------------------------------------------------------
6072                120      02/29/08   Defeasance   02/29/08    0   127-129-131 Second Ave.                          New York
8669                120      04/30/08   Defeasance   04/30/08    0   3180 Route 96                                    Manchester
6386                177      10/31/12   Defeasance   10/31/12    3   1350 Sixth Avenue                                San Diego
-----------------------------------------------------------------------------------------------------------------------------------
9204                120      05/31/08   DEFEASANCE   05/31/08    0
             9204a


(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                               CUT-OFF
                                                                                                DATE      CUT-OFF
                                                                                               BALANCE     DATE
                                                            YEAR BUILT/  SQUARE    NUMBER    PER SQUARE   BALANCE     OCCUPANCY
   LOAN NUMBER      STATE   ZIP CODE PROPERTY TYPE           RENOVATED   FEET      OF UNITS     FOOT      PER UNIT     RATE
------------------  ----------------------------------------------------------------------------------------------------------
6100                  CA     92057   Retail, Anchored          1989      344,009                70                    96%
6008                  FL     34102   Hotel                     1950                 284                  80,682       67%
------------------  ----------------------------------------------------------------------------------------------------------
9671 - 9675                          RETAIL, ANCHORED                    753,398
             9671     FL     32907   Retail, Anchored          1986      97,250                 15                    52%
             9672     VA     24382   Retail, Anchored          1989      122,529                38                    90%
             9673     NC     28052   Retail, Anchored          1995      221,203                29                    98%
             9674     OH     43215   Retail, Anchored          1980      133,588                15                    66%
             9675     MA     02777   Retail, Anchored          1985      178,828                43                    73%
------------------  ----------------------------------------------------------------------------------------------------------
9119                  CA     92075   Retail, Anchored          1998      214,093               100                    90%
9140                  NY     11706   Retail, Anchored          1983      173,723                98                    100%
5906                  NY     10036   Theater/Air Rights to Hote1990      52,657                304                    100%
9121                  CA     92130   Office                    1997      130,641               120                    100%
9115                  CA     95127   Retail, Anchored          1987      153,849                94                    95%
------------------  ----------------------------------------------------------------------------------------------------------
6605                  TX     77060   Office                    1997      233,860                60                    100%
8785                  CT     06489   Retail, Anchored          1988      151,846                88                    98%
8489                  DE     19711   Office                    1998      154,086                85                    100%
6101                  CA     92130   Retail, Unanchored        1991      77,781                158                    100%
6204                  CA     95054   Hotel                     1990                 262                  46,406       77%
------------------  ----------------------------------------------------------------------------------------------------------
6430                  MA     20885   Retail, Anchored          1989      198,057                61                    97%
6151                  MI     48146   Retail, Anchored          1957      296,000                40                    94%
5005                  MA     02111   Multifamily               1997                 294                  37,238       98%
5351                  CA     92130   Retail, Anchored          1988      127,148                81                    97%
8976                  NY     10021   Retail, Anchored          1901      11,276                887                    100%
8587                  CA     90007   Office                    1992      614,860                16                    86%
5857                  MD     21061   Retail, Anchored          1984      234,186                42                    100%
------------------  ----------------------------------------------------------------------------------------------------------
5995                                 INDUSTRIAL/WAREHOUSE                136,780                70                    100%
             5995a    RI     02886   Industrial/Warehouse      1988      60,000                 68                    100%
             5995b    MA     01088   Industrial/Warehouse      1991      24,000                 60                    100%
             5995c    CT     06473   Industrial/Warehouse      1988      52,780                 77                    100%
6233                  CA     92279   Retail, Anchored          1990      94,093                 99                    88%
------------------  ----------------------------------------------------------------------------------------------------------
5237                                 INDUSTRIAL/WAREHOUSE                544,380               108                    100%
             5237a    NY     14580   Industrial/Warehouse      1995      40,000                 35                    100%
             5237b    NY     14611   Industrial/Warehouse      1993      345,000                5                     100%
             5237c    NY     14580   Industrial/Warehouse      1994      44,500                 25                    100%
             5237d    NY     14580   Industrial/Warehouse      1991      114,880                43                    100%
------------------  ----------------------------------------------------------------------------------------------------------
5615                  FL     34205   Office                    1995      133,451                67                    100%
6082                  WA     98033   Office                    1990      62,953                135                    95%
5828                  AZ     85006   Medical Office            1985      141,583                53                    88%
6310                  NJ     07866   Industrial/Warehouse      1972      242,288                31                    100%
9333                  PA     19096   Multifamily               1995                 144                  51,405       99%
------------------  ----------------------------------------------------------------------------------------------------------
9114                  CA     92109   Industrial/Warehouse      1981      127,226                55                    100%
9305                  AZ     85713   Mobile Home               1973                 681                  10,265       83%
9495                  UT     84501   Retail, Anchored          1997      199,646                34                    99%
5833                  NY     14031   Retail, Anchored          1995      110,488                60                    100%
5819                  VT     05819   Retail, Anchored          1991      179,619                36                    100%
------------------  ----------------------------------------------------------------------------------------------------------
6072                  NY     10003   Multifamily               1983                 63                   95,238       100%
8669                  NY     15404   Mobile Home               1990                 324                  18,508       94%
6386                  CA     92101   Mixed-Use                 1991      220,297                27                    98%
------------------  ----------------------------------------------------------------------------------------------------------
9204                                 MIXED-USE                           39,638      7         298      489,286
             9204a    FL     34102   Mixed-Use                 1995      19,793      7         173      489,286       100%




(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                   ANNUAL         ANNUAL                                            LARGEST   LARGEST
                    OCCUPANCY    REPLACEMENT   REPLACEMENT                                           TENANT    TENANT
                    RATE AS OF   RESERVES PER  RESERVES PER                                          SQUARE     LEASE
 LOAN NUMBER         DATE          SQ FOOT      UNIT              LARGEST TENANT                      FEET    EXPIRATION
------------------  -----------------------------------------------------------------------------------------------------
6100                 03/24/98       0.11                   Kmart                                      89,483   3/31/16
6008                 02/28/98                    3,424
------------------  -----------------------------------------------------------------------------------------------------
9671 - 9675
             9671    04/02/98                              Dollar General                              8,450   4/30/98
             9672    04/02/98                              Kmart                                      86,479   6/30/14
             9673    04/02/98                              Winn Dixie                                 42,000    6/6/10
             9674    04/02/98                              Big Bear                                   38,300   6/14/00
             9675    04/02/98                              Sears Home Life                            44,285   7/15/00
------------------  -----------------------------------------------------------------------------------------------------
9119                 02/19/98       0.14                   Vons                                       49,895   12/31/17
9140                 04/01/98       0.15                   Toys 'R Us                                 43,123   1/31/08
5906                 02/19/98       0.28                   Walt Disney Theatrical Production LTD      52,657
9121                 03/01/98       0.10                   Household Auto Finance                     46,307   9/30/04
9115                 02/19/98       0.13                   Lucky Store                                39,880   3/31/08
------------------  -----------------------------------------------------------------------------------------------------
6605                 04/01/98                              Kerr McGee                                 208,006  6/30/09
8785                 02/28/98       0.15                   Shaw's                                     60,000   11/30/16
8489                                0.10                   Computer Science Corporation               154,000  5/31/07
6101                 03/24/98       0.11                   Sharp Rees-Stealy                           6,987   3/26/00
6204                 12/31/97                    1,908
------------------  -----------------------------------------------------------------------------------------------------
6430                 02/28/98       0.15                   Cineplex Odean (Plitt Theatres, Inc.)      56,035   9/30/09
6151                 02/02/98       0.15                   Farmer Jack                                53,000   5/31/03
5005                 03/24/98                     247
5351                 03/24/98       0.10                   Keils Food Stores                          29,585   12/31/11
8976                 03/08/98       0.17                   Club Macanudo                               5,475   7/31/05
8587                 01/07/98       0.15
5857                 01/21/98       0.15                   Caldor Inc.                                83,910   1/31/12
------------------  -----------------------------------------------------------------------------------------------------
5995
             5995a                  0.15                   Federal Express                            60,000   6/30/04
             5995b                  0.15                   Federal Express                            24,000   6/30/04
             5995c                  0.15                   Federal Express                            52,500   8/31/08
6233                 01/08/98                              Sav-On                                     19,920   8/31/15
------------------  -----------------------------------------------------------------------------------------------------
5237
             5237a   12/31/97       0.10                   Boulter Rigging                            40,000   8/31/12
             5237b   12/31/97       0.10                   Boulter Carting                            345,000  8/30/12
             5237c   09/01/97       0.10                   Xerox PE&M                                 15,000   1/14/01
             5237d   12/31/97       0.10                   Xerox                                      50,000   1/14/01
------------------  -----------------------------------------------------------------------------------------------------
5615                 04/15/98                              Staff Leasing                              81,669   12/31/05
6082                 05/01/98       0.15                   Eastside Executive Suites                  30,028   12/31/05
5828                 03/31/98       0.15                   Phoenix Children's Hospital                12,542   2/16/03
6310                 01/20/98       0.15                   Independent Enclosures                     56,000   2/28/03
9333                 02/20/98                     225
------------------  -----------------------------------------------------------------------------------------------------
9114                 04/01/98       0.10                   Coast Distributing                         127,226  3/31/13
9305                 01/01/98                      48
9495                 02/28/98       0.15                   Kmart                                      91,266   11/30/17
5833                 03/31/98       0.15                   Homeplace Stores Two, Inc.                 53,000   10/31/10
5819                 04/08/98       0.15                   Ames Department Store                      60,526   1/31/12
------------------  -----------------------------------------------------------------------------------------------------
6072                 05/01/98                     262      NY Village                                   850    12/31/02
8669                 04/09/98                      49
6386                 04/01/98       0.10                   Five Star Parking                          205,000   1/7/08
------------------  -----------------------------------------------------------------------------------------------------
9204
             9204a   05/15/98       0.00                   Smith Barney                                6,334   10/31/05


(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             2ND      2ND
                                                          LARGEST   LARGEST
                                                           TENANT   TENANT
                                                          SQUARE     LEASE      CROSS-
 LOAN NUMBER        2ND LARGEST TENANT                      FEET   EXPIRATION  COLLATERALIZED  CROSS-COLLATERALIZED DESCRIPTION
------------------ ----------------------------------------------------------------------------------------------------------------
6100               Ralph's                                 45,000   12/31/06       No
6008                                                                               No
------------------ ----------------------------------------------------------------------------------------------------------------
9671 - 9675                                                                        YES               MULTIPLE PROPERTIES
             9671  US Post Office                           5,600   11/30/16       Yes      Crossed With Loan #9672,9673,9674,9675
             9672  General Service Administration           5,100   3/27/04        Yes      Crossed With Loan #9671,9673,9674,9675
             9673  Mathews Belk                            34,500   3/16/00        Yes      Crossed With Loan #9671,9672,9674,9675
             9674  Hancock Fabrics                         11,320   2/28/02        Yes      Crossed With Loan #9671,9672,9673,9675
             9675  Marshalls                               27,000   1/31/07        Yes      Crossed With Loan #9671,9672,9673,9674
------------------ ----------------------------------------------------------------------------------------------------------------
9119               Ross                                    30,531   1/31/03        No
9140               Waldbaum's                              39,478   1/31/08        No
5906               Air Rights Lease to 1568 Broadway Assc.          2/28/37        No
9121               The Herb Farm                           17,444   10/31/04       No
9115               Pic-N-Save                              25,500   1/31/11        No
------------------ ----------------------------------------------------------------------------------------------------------------
6605               Oil and Gas Asset Clearinghouse Inc     11,630   4/30/02        No
8785               Toy Works, Inc (Consolidated Stores)    14,450   12/31/99       No
8489                                                                               No
6101               Frazee Industries, Inc.                  5,053    9/8/01        No
6204                                                                               No
------------------ ----------------------------------------------------------------------------------------------------------------
6430               Washingtonian Sport & Health            50,889   12/31/03       No
6151               Loek's Theater                          37,400   5/31/03        No
5005                                                                               No
5351               Payless Drug                            25,488   8/31/12        No
8976               Timberland                               3,514   12/31/06       No
8587                                                                               No
5857               Giant Food                              52,706   5/31/16        No
------------------ ----------------------------------------------------------------------------------------------------------------
5995                                                                               YES               MULTIPLE PROPERTIES
             5995a                                                                 Yes               Multiple Properties
             5995b                                                                 Yes               Multiple Properties
             5995c                                                                 Yes               Multiple Properties
6233               Trak Auto                                9,960   4/30/98        No
------------------ ----------------------------------------------------------------------------------------------------------------
5237                                                                               YES               MULTIPLE PROPERTIES
             5237a                                                                 Yes               Multiple Properties
             5237b                                                                 Yes               Multiple Properties
             5237c Xerox                                   13,000   8/31/00        Yes               Multiple Properties
             5237d PCS, Inc.                               28,000   12/31/01       Yes               Multiple Properties
------------------ ----------------------------------------------------------------------------------------------------------------
5615               Signature                               12,240   12/31/00       No
6082               Nutley Sytems                           16,977   5/31/02        No
5828               SHS Family Practice Center              11,568   2/16/03        No
6310               Sears                                   22,850   6/27/00        No
9333                                                                               No
------------------ ----------------------------------------------------------------------------------------------------------------
9114                                                                               No
9305                                                                               No
9495               City Mart                               42,001   3/31/06        No
5833               Dick's Clothing & Sporting Goods, Inc.  50,000   10/31/10       No
5819               JC Penney                               35,340   1/31/00        No
------------------ ----------------------------------------------------------------------------------------------------------------
6072               Omni Park Place                           700    7/30/17        No
8669                                                                               No
6386               US Recruiters (Army)                     2,242   4/30/98        No
------------------ ----------------------------------------------------------------------------------------------------------------
9204                                                                               YES               MULTIPLE PROPERTIES
             9204a Point Marco Development                  5,628   12/31/02       Yes               Multiple Properties


(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                          REPLACEMENT
                    RELEASE                                             TAX    INSURANCE     RESERVE
 LOAN NUMBER        PROVISION    RELEASE PROVISION DESCRIPTION          ESCROW   ESCROW      ESCROW   SPRINGING ESCROW DESCRIPTION
------------------  ---------------------------------------------------------------------------------------------------------------
6100                    No                                               Yes      Yes         Yes
6008                    No                                               Yes      Yes         Yes      Liquidity Reserve
------------------  ---------------------------------------------------------------------------------------------------------------
9671 - 9675
             9671      Yes     1.30x Dscr - 125% Defeasance Release      Yes      Yes         Yes
             9672      Yes     1.30x Dscr - 125% Defeasance Release      Yes      Yes         Yes
             9673      Yes     1.30x Dscr - 125% Defeasance Release      Yes      Yes         Yes
             9674      Yes     1.30x Dscr - 125% Defeasance Release      Yes      Yes         Yes
             9675      Yes     1.30x Dscr - 125% Defeasance Release      Yes      Yes         Yes
------------------  ---------------------------------------------------------------------------------------------------------------
9119                    No                                               Yes      No          Yes      Insurance
9140                    No                                               Yes      Yes         Yes      Insurance
5906                    No                                               Yes      Yes         Yes
9121                    No                                               Yes      No          Yes      Insurance
9115                    No                                               Yes      No          Yes      Insurance
------------------  ---------------------------------------------------------------------------------------------------------------
6605                   Yes     1.74x Dscr - 125% Defeasance Release      Yes      Yes         No       Replacement Reserve
8785                    No                                               Yes      Yes         Yes      TI/LC Escrow for all tenants
8489                    No                                               Yes      Yes         Yes       > 7500 Sq. Ft.
6101                    No                                               Yes      Yes         Yes
6204                    No                                               Yes      No          Yes      Insurance
------------------  ---------------------------------------------------------------------------------------------------------------
6430                    No                                               Yes      Yes         Yes
6151                    No                                               Yes      Yes         Yes
5005                    No                                               Yes      Yes         Yes
5351                    No                                               Yes      Yes         Yes
8976                    No                                               Yes      Yes         Yes
8587                    No                                               Yes      Yes         Yes
5857                    No                                               Yes      Yes         Yes
------------------  ---------------------------------------------------------------------------------------------------------------
5995                   YES
             5995a     Yes     1.20x Dscr - 125% Defeasance Release      No       No          Yes      Tax & Insurance
             5995b     Yes     1.20x Dscr - 125% Defeasance Release      No       No          Yes      Tax & Insurance
             5995c     Yes     1.20x Dscr - 125% Defeasance Release      No       No          Yes      Tax & Insurance
6233                    No                                               Yes      No          No
------------------  ---------------------------------------------------------------------------------------------------------------
5237
             5237a     Yes     1.40x Dscr - 125% Defeasance Release      Yes      No          Yes      Insurance
             5237b     Yes     1.40x Dscr - 125% Defeasance Release      Yes      No          Yes
             5237c     Yes     1.40x Dscr - 125% Defeasance Release      Yes      No          Yes
             5237d     Yes     1.40x Dscr - 125% Defeasance Release      Yes      No          Yes
------------------  ---------------------------------------------------------------------------------------------------------------
5615                    No                                               Yes      Yes         No       Replacement
6082                    No                                               Yes      Yes         Yes
5828                    No                                               Yes      Yes         Yes
6310                    No                                               Yes      Yes         Yes
9333                    No                                               Yes      No          Yes      Insurance
------------------  ---------------------------------------------------------------------------------------------------------------
9114                    No                                               Yes      No          Yes      Insurance
9305                    No                                               Yes      Yes         Yes
9495                    No                                               Yes      Yes         Yes
5833                    No                                               Yes      No          Yes
5819                   Yes     >125% of Appraised Val or $375K YM ReleaseYes      Yes         Yes
------------------  ---------------------------------------------------------------------------------------------------------------
6072                    No                                               Yes      Yes         Yes
8669                    No                                               Yes      Yes         Yes
6386                    No                                               Yes      Yes         Yes
------------------  ---------------------------------------------------------------------------------------------------------------
9204
             9204a     Yes     1.41x Dscr - 125% Defeasance Release      Yes      Yes         Yes     Tax, Insurance, & Replacement




 LOAN NUMBER        LOAN NAME                         PROPERTY NAME
--------------------------------------------------------------------------------------------
         9204b                                       405 Fifth Ave. South
--------------------------------------------------------------------------------------------
9306             Sunshine Valley Mobile Home Park    Sunshine Valley Mobile Home Park
5610             Enterprise Business Center          Enterprise Business Center
9371             The Beacon School                   The Beacon School
9326             Baywood Apts                        Baywood Apts
9145             Clay Street                         Clay Street
--------------------------------------------------------------------------------------------
9588             Central Avenue                      Central Ave.
6070             86-10 Roosevelt Avenue              86-10 Roosevelt Avenue
5589             OECO Industrial Facility            OECO Industrial Facility
9332             Cooper River Apartments             Cooper River Apartments
6414             North Shore Self Storage            North Shore Self Storage
--------------------------------------------------------------------------------------------
9123             Woodland Gardens                    Woodland Gardens
5923             Corporate Square                    Corporate Square
9277             155-165 Mason Street                155-165 Mason Street
9329             Grant Meadows                       Grant Meadows
6234             Plan Hold Corporation               Plan Hold Corporation
--------------------------------------------------------------------------------------------
8874             Kleban Properties                   Kleban Properties
5632             Shaw's Cove VI                      Shaw's Cove VI
8666             Oak Bridge Condominiums             Oak Bridge Condominiums
8597             Rosewood Apartments                 Rosewood Apartments
9669             37-39 Breck Street                  37-39 Breck Street
9014             Crossroads Business Center          Crossroads Business Center
9496             Richfield Plaza Shopping Ctr.       Richfield Plaza Shopping Ctr.
--------------------------------------------------------------------------------------------
6161             BENDERSON OFFICE AND RETAIL PORTFOLIO
         6161a                                       Benderson - 570 Delaware Ave.
         6161b                                       Benderson - 3190 Niagara
         6161c                                       Benderson - 621 Delaware
         6161d                                       Benderson - 600 Delaware
--------------------------------------------------------------------------------------------
5981             Blue Island Industrial Terminal     Blue Island Industrial Terminal
6388             206 & 210 East 67 Street            206 & 210 East 67 Street
5914             The Boylston Trust                  The Boylston Trust
5829             Samaritan West Valley               Samaritan West Valley
6378             University Mall                     University Mall
--------------------------------------------------------------------------------------------
9497             Cedar South Shopping Center         Cedar South Shopping Center
6461             Crown Industrial Park               Crown Industrial Park
6382             Brewster Business Park              Brewster Business Park
6016             5050 North 40th Street              5050 North 40th Street
9002             Sharon Center Apartments            Sharon Center Apartments
--------------------------------------------------------------------------------------------
9213             1401-1407  Kings Highway            1401-1407  Kings Highway
4500             Grant Road Properties               Grant Road Properties
9331             Beekman Place                       Beekman Place
--------------------------------------------------------------------------------------------
6599             CAMPUS & VARSITY APARTMENTS
         6599a                                       Campus Apartments
         6599b                                       Varsity Apartments
9210             Tallahassee Mini Storage            Tallahassee Mini Storage
6557             Via Bice                            Via Bice
6266             Holiday Inn Express                 Holiday Inn Express
--------------------------------------------------------------------------------------------
5876             ROUSSO PORTFOLIO
         5876a                                       Rousso Portfolio - 4575 South Procyon
         5876b                                       Rousso Portfolio - 4560 - 4580 South Va
6529             Macungie Square Shopping            Macungie Square Shopping
8462             Bellevue Apartments                 Bellevue Apartments
6017             Sea Bay Inn (Best Western)          Sea Bay Inn (Best Western)
9430             Midtown Marketplace                 Midtown Marketplace
--------------------------------------------------------------------------------------------
9173             SAKELLARIS APARTMENTS


                   (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                           % OF        CUM. %
                                                         INITIAL    OF INITIAL        NUMBER      GROSS        INTEREST
LOAN                    ORIGINAL            CUT-OFF DATE  POOL         POOL             OF      MORTGAGE        ACCRUAL  SERVICING
NUMBER                   BALANCE              BALANCE    BALANCE      BALANCE       PROPERTIES   RATE           METHOD      FEE
------------------ ---------------------------------------------------------------------------------------------------------------
             9204b                                                                    1
------------------ ---------------------------------------------------------------------------------------------------------------
9306                       5,900,000          5,892,075   0.82%       59.48%          1          7.3100%      Actual/360    0.055%
5610                       5,870,000          5,870,000   0.82%       60.30%          1          7.1000%      Actual/360    0.055%
9371                       5,850,000          5,850,000   0.82%       61.12%          1          7.4700%      Actual/360    0.055%
9326                       5,800,000          5,800,000   0.81%       61.93%          1          7.3000%      Actual/360    0.055%
9145                       5,700,000          5,700,000   0.80%       62.73%          1          7.4700%      Actual/360    0.055%
------------------ ---------------------------------------------------------------------------------------------------------------
9588                       5,400,000          5,400,000   0.76%       63.49%          1          7.5200%      Actual/360    0.055%
6070                       5,350,000          5,350,000   0.75%       64.24%          1          7.3800%      Actual/360    0.055%
5589                       5,175,000          5,164,222   0.72%       64.96%          1          7.4900%      Actual/360    0.055%
9332                       5,070,000          5,070,000   0.71%       65.67%          1          7.0050%      Actual/360    0.080%
6414                       5,037,224          5,020,347   0.70%       66.37%          1          7.3900%      Actual/360    0.055%
------------------ ---------------------------------------------------------------------------------------------------------------
9123                       5,000,000          4,996,811   0.70%       67.07%          1          6.9340%      Actual/360    0.055%
5923                       5,000,000          4,980,423   0.70%       67.77%          1          7.9000%      Actual/360    0.055%
9277                       4,700,000          4,700,000   0.66%       68.42%          1          7.5900%      Actual/360    0.055%
9329                       4,575,000          4,570,298   0.64%       69.06%          1          7.0550%      Actual/360    0.080%
6234                       4,575,000          4,535,493   0.63%       69.70%          1          8.2500%      Actual/360    0.055%
------------------ ---------------------------------------------------------------------------------------------------------------
8874                       4,520,000          4,520,000   0.63%       70.33%          1          7.1100%      Actual/360    0.080%
5632                       4,500,000          4,483,604   0.63%       70.96%          1          7.3800%      Actual/360    0.055%
8666                       4,400,000          4,393,682   0.61%       71.57%          1          7.0400%      Actual/360    0.080%
8597                       4,300,000          4,300,000   0.60%       72.17%          1          7.0700%      Actual/360    0.055%
9669                       4,275,000          4,275,000   0.60%       72.77%          1          7.5800%      Actual/360    0.055%
9014                       4,250,000          4,250,000   0.59%       73.37%          1          7.7150%      Actual/360    0.055%
9496                       4,250,000          4,250,000   0.59%       73.96%          1          7.2900%      Actual/360    0.055%
------------------ ---------------------------------------------------------------------------------------------------------------
6161                       4,000,000          4,000,000   0.56%       74.52%          4          7.0000%      Actual/360    0.055%
             6161a                                                                    1
             6161b                                                                    1
             6161c                                                                    1
             6161d                                                                    1
------------------ ---------------------------------------------------------------------------------------------------------------
5981                       4,000,000          3,992,003   0.56%       75.08%          1          7.7050%      Actual/360    0.055%
6388                       3,900,000          3,895,795   0.55%       75.62%          1          6.8300%      Actual/360    0.055%
5914                       3,850,000          3,829,912   0.54%       76.16%          1          6.7100%      Actual/360    0.055%
5829                       3,800,000          3,765,673   0.53%       76.69%          1          7.4150%      Actual/360    0.055%
6378                       3,700,000          3,682,675   0.52%       77.20%          1          7.4000%      Actual/360    0.055%
------------------ ---------------------------------------------------------------------------------------------------------------
9497                       3,600,000          3,600,000   0.50%       77.71%          1          7.2900%      Actual/360    0.055%
6461                       3,500,000          3,497,891   0.49%       78.20%          1          7.1200%      Actual/360    0.055%
6382                       3,500,000          3,489,698   0.49%       78.68%          1          7.6000%      Actual/360    0.055%
6016                       3,500,000          3,488,709   0.49%       79.17%          1          7.1700%      Actual/360    0.055%
9002                       3,400,000          3,400,000   0.48%       79.65%          1          7.4600%      Actual/360    0.080%
------------------ ---------------------------------------------------------------------------------------------------------------
9213                       3,340,000          3,336,972   0.47%       80.11%          1          7.6200%      Actual/360    0.055%
4500                       3,150,000          3,130,201   0.44%       80.55%          1          7.7100%      Actual/360    0.055%
9331                       3,112,000          3,108,767   0.43%       80.99%          1          7.0050%      Actual/360    0.080%
------------------ ---------------------------------------------------------------------------------------------------------------
6599                       3,100,000          3,100,000   0.43%       81.42%          2          6.8700%      Actual/360    0.055%
             6599a                                                                    1
             6599b                                                                    1
9210                       3,000,000          3,000,000   0.42%       81.84%          1          6.9100%      Actual/360    0.055%
6557                       3,000,000          2,989,105   0.42%       82.26%          1          7.0500%      Actual/360    0.055%
6266                       2,950,000          2,935,216   0.41%       82.67%          1          7.5300%      Actual/360    0.055%
------------------ ---------------------------------------------------------------------------------------------------------------
5876                       2,940,000          2,929,812   0.41%       83.08%          2          7.6100%      Actual/360    0.055%
             5876a                                                                    1
             5876b                                                                    1
6529                       2,860,000          2,858,621   0.40%       83.48%          1          7.8000%      Actual/360    0.055%
8462                       2,800,000          2,795,891   0.39%       83.87%          1          6.9500%      Actual/360    0.055%
6017                       2,700,000          2,700,000   0.38%       84.25%          1          7.4000%      Actual/360    0.055%
9430                       2,700,000          2,700,000   0.38%       84.63%          1          7.4200%      Actual/360    0.055%
------------------ ---------------------------------------------------------------------------------------------------------------
9173                       2,700,000          2,700,000   0.38%       85.00%          2          7.5200%      Actual/360    0.080%


(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                    STATED
                                      ORIGINAL    REMAINING                                                              ANNUAL
                         NET          TERM TO      TERM TO        ORIGINAL      INTEREST      FIRST                    PRINCIPAL &
                      MORTGAGE       MATURITY     MATURITY      AMORTIZATION     ONLY        PAYMENT      MATURITY       INTEREST
   Loan Number         RATE            (MO.)       (MO.)          TERM (MO.)     MONTHS        DATE          DATE        PAYMENTS
------------------  ---------------------------------------------------------------------------------------------------------------
             9204b
-----------------------------------------------------------------------------------------------------------------------------------
9306                  7.2550%         180           178              360             0        05/01/98     04/01/13         485,856
5610                  7.0450%         120           120              300             0        07/01/98     06/01/08         502,358
9371                  7.4150%         120           120              300             0        07/01/98     06/01/08         517,403
9326                  7.2450%         120           120              360             0        07/01/98     06/01/08         477,157
9145                  7.4150%         120           120              360             0        07/01/98     06/01/08         476,858
-----------------------------------------------------------------------------------------------------------------------------------
9588                  7.4650%         120           120              360             0        07/01/98     06/01/08         453,979
6070                  7.3250%         120           120              300             0        07/01/98     06/01/08         469,433
5589                  7.4350%         120           118              300             0        05/01/98     04/01/08         458,510
9332                  6.9250%         120           120              300             0        07/01/98     06/01/08         430,199
6414                  7.3350%         118           115              291             0        04/01/98     01/01/08         447,608
-----------------------------------------------------------------------------------------------------------------------------------
9123                  6.8790%         180           179              360             0        06/01/98     05/01/13         396,525
5923                  7.8450%         120           115              336             0        02/01/98     01/01/08         443,959
9277                  7.5350%         120           120              300             0        07/01/98     06/01/08         420,098
9329                  6.9750%         120           119              300             0        06/01/98     05/01/08         389,950
6234                  8.1950%         120           111              300             0        10/01/97     08/31/07         432,859
-----------------------------------------------------------------------------------------------------------------------------------
8874                  7.0300%         120           120              360             0        07/01/98     06/01/08         364,876
5632                  7.3250%         120           115              360             0        02/01/98     01/01/08         373,149
8666                  6.9600%         120           118              360             0        05/01/98     04/01/08         352,699
8597                  7.0150%         120           120              360             0        07/01/98     06/01/08         345,725
9669                  7.5250%         120           120              240             0        07/01/98     06/01/08         415,782
9014                  7.6600%         120           120              300             0        07/01/98     06/01/08         384,047
9496                  7.2350%         120           120              360             0        07/01/98     06/01/08         349,295
-----------------------------------------------------------------------------------------------------------------------------------
6161                  6.9450%         180           180              180             0        07/01/98     06/01/13         431,438
             6161a
             6161b
             6161c
             6161d
-----------------------------------------------------------------------------------------------------------------------------------
5981                  7.6500%         120           118              300             0        05/01/98     04/01/08         361,141
6388                  6.7750%         180           179              300             0        06/01/98     05/01/13         325,715
5914                  6.6550%         120           116              300             0        03/01/98     02/01/08         318,035
5829                  7.3600%         180           175              240             0        02/01/98     01/01/13         364,984
6378                  7.3450%         120           116              300             0        03/01/98     02/01/08         325,230
-----------------------------------------------------------------------------------------------------------------------------------
9497                  7.2350%         120           120              360             0        07/01/98     06/01/08         295,873
6461                  7.0650%         120           119              360             0        06/01/98     05/01/08         282,820
6382                  7.5450%         120           116              360             0        03/01/98     02/01/08         296,551
6016                  7.1150%         120           117              300             0        04/01/98     03/01/08         301,418
9002                  7.3800%         120           120              300             0        07/01/98     06/01/08         300,448
-----------------------------------------------------------------------------------------------------------------------------------
9213                  7.5650%         120           119              300             0        06/01/98     05/01/08         299,323
4500                  7.6550%         120           114              300             0        01/01/98     12/01/07         284,522
9331                  6.9250%         120           119              300             0        06/01/98     05/01/08         264,059
-----------------------------------------------------------------------------------------------------------------------------------
6599                  6.8150%         120           120              360             0        07/01/98     06/01/08         244,253
             6599a
             6599b
9210                  6.8550%         120           120              240             0        07/01/98     06/30/08         277,166
6557                  6.9950%         120           118              240             0        05/01/98     04/01/08         280,189
6266                  7.4750%         120           117              240             0        04/01/98     03/01/08         285,830
-----------------------------------------------------------------------------------------------------------------------------------
5876                  7.5550%         120           115              360             0        02/01/98     01/01/08         249,346
             5876a
             5876b
6529                  7.7450%         120           119              360             0        06/01/98     05/01/08         247,060
8462                  6.8950%         120           118              360             0        05/01/98     04/01/08         222,414
6017                  7.3450%         120           120              300             0        07/01/98     06/01/08         237,330
9430                  7.3650%         120           120              360             0        07/01/98     06/01/08         224,773
-----------------------------------------------------------------------------------------------------------------------------------
9173                  7.4400%         120           120              300             0        07/01/98     06/01/08         239,855


(RESTUBBED TABLE CONTINUED FROM ABOVE)



                       ANNUAL                         UNDERWRITTEN                          DEBT
                      INTEREST   1996 NET   1997 NET       NET      UNDERWRITTEN          SERVICE             CUT-OFF
                        ONLY     OPERATING  OPERATING    OPERATING    NET CASH   LOCKBOX  COVERAGE  APPRAISED    DATE   MATURITY
   Loan Number        PAYMENTS   INCOME(A) INCOME (A)     INCOME        FLOW     IN PLACE  RATIO      VALUE      LTV      LTV
------------------  ------------------------------------------------------------------------------------------------------------
             9204b            404,966       366,861         307,967      290,598     No             3,440,000    71.95%     63.33%
----------------------------------------------------------------------------------------------------------------------------------
9306                          547,572       651,046         708,623      690,373     No      1.42   8,500,000    69.32%     53.87%
5610                          878,150       988,385       1,097,516      941,782     No      1.87   9,200,000    63.80%     51.21%
9371                          842,640       834,304         750,101      742,751     No      1.44   8,500,000    68.82%     55.86%
9326                          508,581       764,402         640,871      615,871     No      1.29   8,060,000    71.96%     63.26%
9145                                        806,687         738,082      710,259     No      1.49   8,500,000    67.06%     59.21%
-----------------------------------------------------------------------------------------------------------------------------------
9588                          497,960       662,306         701,596      634,636     No      1.40   7,200,000    73.97%     65.40%
6070                                        961,148         822,982      771,603     No      1.64   8,300,000    64.46%     52.18%
5589                          741,501       752,100         703,611      639,402     No      1.39   7,150,000    72.23%     58.79%
9332                          430,836       641,851         767,609      713,359     No      1.66   8,000,000    63.38%     50.71%
6414                          613,151       707,536         696,288      662,533     No      1.48   7,500,000    66.94%     53.70%
-----------------------------------------------------------------------------------------------------------------------------------
9123                          515,750       594,207         617,479      579,979     No      1.46   6,950,000    71.90%     54.90%
5923                          335,118       651,017         698,261      584,123     No      1.32   7,300,000    68.22%     59.44%
9277                          680,525       703,817         593,079      551,828     No      1.31   6,700,000    70.15%     57.14%
9329                          432,503       558,016         627,399      576,649     No      1.48   6,150,000    74.31%     59.63%
6234                                                        627,383      571,095     No      1.32   6,750,000    67.19%     56.25%
-----------------------------------------------------------------------------------------------------------------------------------
8874                          788,330       841,193         770,911      731,020     No      2.00   8,200,000    55.12%     48.22%
5632                          765,979       859,289         774,012      689,878     No      1.85   7,600,000    58.99%     52.13%
8666                          504,022       544,934         532,553      496,053     No      1.41   5,700,000    77.08%     67.41%
8597                          523,437       558,518         558,242      520,242     No      1.50   5,750,000    74.78%     65.35%
9669                          737,345       256,284         588,168      535,730     No      1.29   5,700,000    75.00%     52.14%
9014                                                        538,553      510,278     No      1.33   5,800,000    73.28%     59.91%
9496                          530,348       569,410         538,094      507,844     No      1.45   5,675,000    74.89%     65.82%
-----------------------------------------------------------------------------------------------------------------------------------
6161                                                        807,000      710,837             1.65   6,840,000    58.48%     1.08%
             6161a                                          507,190      459,162     No             4,070,000    60.20%     1.11%
             6161b            106,395       104,595          92,455       84,573     No               970,000    56.70%     1.05%
             6161c                  0             0          40,777       40,132     No               350,000    57.14%     1.06%
             6161d            219,160       217,587         166,578      126,970     No             1,450,000    55.17%     1.02%
-----------------------------------------------------------------------------------------------------------------------------------
5981                          517,787       618,199         633,112      505,196     No      1.40   6,100,000    65.44%     53.60%
6388                           31,376       220,729         486,414      465,649     No      1.43   5,340,000    72.95%     45.80%
5914                          615,569       668,815         699,381      669,131     No      2.10   7,400,000    51.76%     41.22%
5829                                                        581,306      576,033     No      1.58   6,360,000    59.21%     25.33%
6378                          603,355       570,824         574,373      500,231     No      1.54   5,700,000    64.61%     52.54%
-----------------------------------------------------------------------------------------------------------------------------------
9497                          488,587       496,119         478,647      431,192     No      1.46   4,875,000    73.85%     64.91%
6461                          496,114       588,337         572,936      486,570     No      1.72   5,600,000    62.46%     54.70%
6382                          131,594        50,114         478,082      433,883     No      1.46   5,000,000    69.79%     61.96%
6016                          525,012       734,680         490,241      475,912     No      1.58   6,000,000    58.15%     46.93%
9002                          438,579       466,771         429,647      401,487     No      1.34   4,700,000    72.34%     58.70%
-----------------------------------------------------------------------------------------------------------------------------------
9213                                                        408,868      391,456     No      1.31   4,500,000    74.15%     60.53%
4500                          388,776       502,283         483,977      442,970     No      1.56   4,350,000    71.96%     59.17%
9331                          462,513       485,748         514,007      479,007     No      1.81   5,350,000    58.11%     46.55%
-----------------------------------------------------------------------------------------------------------------------------------
6599                          485,695       600,456         599,008      572,008             2.34   7,600,000    40.79%     35.46%
             6599a            177,392       217,301         216,742      208,342     No             2,800,000    40.36%     35.08%
             6599b            308,303       383,155         382,266      363,666     No             4,800,000    41.04%     35.68%
9210                          758,612       778,148         709,598      674,673     No      2.43   6,200,000    48.39%     32.83%
6557                          428,559       492,756         448,255      419,531     No      1.50   5,250,000    56.94%     38.98%
6266                          557,396       581,306         557,284      490,634     No      1.72   4,400,000    66.71%     46.54%
-----------------------------------------------------------------------------------------------------------------------------------
5876                          259,963       396,436         388,122      363,860             1.46   4,260,000    68.77%     61.12%
             5876a            129,735       150,911         142,584      132,419     No             1,525,000    69.27%     61.55%
             5876b            130,228       245,525         245,538      231,441     No             2,735,000    68.50%     60.87%
6529                                                        331,541      321,863     No      1.30   3,700,000    77.26%     68.82%
8462                          288,141       333,701         337,524      329,594     No      1.48   3,900,000    71.69%     62.54%
6017                          489,550       500,821         467,505      412,539     No      1.74   4,600,000    58.70%     47.54%
9430                                                        365,400      351,266     No      1.56   3,750,000    72.00%     63.49%
-----------------------------------------------------------------------------------------------------------------------------------
9173                          297,348       271,257         366,380      351,130             1.46   3,900,000    69.23%     56.28%


(RESTUBBED TABLE CONTINUED FROM ABOVE)


                EFFECTIVE                               CALL     FREE
                LOCKOUT     PREPAYMENT     CALL      PROTECTION PREPAY
                 PERIOD      LOCKOUT    PROTECTION     PERIOD   PERIOD
LOAN NUMBER       (MO.)      END DATE  DESCRIPTION    END DATE   (MO.)        ADDRESS                                     CITY
----------------------------------------------------------------------------------------------------------------------------------
             9204b                                                           405 Fifth Ave. South                    Naples
---------------------------------------------------------------------------------------------------------------------------------
9306                   180      03/31/13  Defeasance   03/31/13        0     1650 South Arizona Avenue               Chandler
5610                   119      04/30/08  Defeasance   04/30/08        1     6251 44th St. North                     Pinellas Park
9371                   120      05/31/08  Defeasance   05/31/08        0     227-243 West 61 Street                  New York
9326                   114      11/30/07  Defeasance   11/30/07        6     31010 - 31294 Brae Burn Avenue          Hayward
9145                   120      05/31/08  Defeasance   05/31/08        0     1200 Clay Street                        Oakland
---------------------------------------------------------------------------------------------------------------------------------
9588                   120      05/31/08  Defeasance   05/31/08        0     5327 Jacuzzi Street                     Richmond
6070                   120      05/31/08  Defeasance   05/31/08        0     8602-8610 Roosevelt Avenue              Queens
5589                   120      03/31/08  Defeasance   03/31/08        0     4607 SE International Way               Milwaukie
9332                   120      05/31/08  Defeasance   05/31/08        0     215 Garfield Ave                        Collingswood
6414                   118      11/30/07  Defeasance   11/30/07        0     38 Swampscott Road                      Salem
----------------------------------------------------------------------------------------------------------------------------------
9123                   180      04/30/13  Defeasance   04/30/13        0     502-545 Woodlawn Avenue                 Chula Vista
5923                   120      12/31/07  Defeasance   12/31/07        0     1400 South Wolf Road                    Wheeling
9277                   120      05/31/08  Defeasance   05/31/08        0     155-165 Mason Street                    Greenwich
9329                   120      04/30/08  Defeasance   04/30/08        0     3100 Grant Meadows                      Philadelphia
6234                   36       08/31/00  > 1% or YM   05/30/07        3     17421 Von Karman Avenue                 Irvine
----------------------------------------------------------------------------------------------------------------------------------
8874                   120      05/31/08  Defeasance   05/31/08        0     1940, 1968 & 1865 Black Rock Tpke       Fairfield
5632                   120      12/31/07  Defeasance   12/31/07        0     Howard Street                           New London
8666                   120      03/31/08  Defeasance   03/31/08        0     120 Fisherville Road                    Concord
8597                   119      04/30/08  Defeasance   04/30/08        1     4051 Rapids Bayou Road                  Alexandria
9669                   120      05/31/08  Defeasance   05/31/08        0     Mustard, Breck, and Chapel Streets      Rochester
9014                   120      05/31/08  Defeasance   05/31/08        0     122 Kissel Road                         Burlington
9496                   120      05/31/08  Defeasance   05/31/08        0     1080 South Highway 89                   Richfield
----------------------------------------------------------------------------------------------------------------------------------
6161                   180      05/31/13  Defeasance   05/31/13        0
             6161a                                                           570 Delaware Ave.                       Buffalo
             6161b                                                           3190 Niagara Falls Blvd.                Amherst
             6161c                                                           621 Delaware Ave.                       Buffalo
             6161d                                                           600 Delaware Ave.                       Buffalo
----------------------------------------------------------------------------------------------------------------------------------
5981                   120      03/31/08  Defeasance   03/31/08        0     13636 Western Avenue                    Blue Island
6388                   180      04/30/13  Defeasance   04/30/13        0     206 & 210 East 67th Street              New York
5914                   120      01/31/08  Defeasance   01/31/08        0     1197-1209 Boylston Street               Boston
5829                   180      12/31/12  Defeasance   12/31/12        0     1000 North Litchfield Road              Goodyear
6378                   120      01/31/08  Defeasance   01/31/08        0     1122 North University Blvd.             Nacogdoches
----------------------------------------------------------------------------------------------------------------------------------
9497                   120      05/31/08  Defeasance   05/31/08        0     905 South Main Street                     Cedar City
6461                   120      04/30/08  Defeasance   04/30/08        0    315-319 Ella Grasso Blvd. & 1-3 Choice Rd.Windsor Locks
6382                   120      01/31/08  Defeasance   01/31/08        0     Route 22                                  Brewster
6016                   120      02/29/08  Defeasance   02/29/08        0     5050 North 40th Street                    Phoenix
9002                   120      05/31/08  Defeasance   05/31/08        0     12-28 & 47-61 Pond Street                 Sharon
-----------------------------------------------------------------------------------------------------------------------------------
9213                   118      02/29/08  Defeasance   02/29/08        2     1401-1407  Kings Highway                  Brooklyn
4500                   120      11/30/07  Defeasance   11/30/07        0     1857, 1859 & 1861 West Grant Road         Tucson
9331                   120      04/30/08  Defeasance   04/30/08        0     2746 Belmont Ave                          Philadelphia
-----------------------------------------------------------------------------------------------------------------------------------
6599                   120      05/31/08  Defeasance   05/31/08        0
             6599a                                                           1133 Pleasant Street                      Boulder
             6599b                                                           1555 Broadway                             Boulder
9210                   120      05/31/08  Defeasance   05/31/08        0     West Side of Capital Circle, NE, south of Tallahassee
6557                   119      02/29/08  Defeasance   02/29/08        1     313 1/2 Worth Avenue                      Palm Beach
6266                    0       02/28/98  > 3% or YM   02/29/08        0     818 Charlestown Road                      Springfield
-----------------------------------------------------------------------------------------------------------------------------------
5876                   117      09/30/07  Defeasance   09/30/07        3
             5876a                                                           4575 South Proycon                        Las Vegas
             5876b                                                           4560 - 4580 South Valley View Boulevard   Las Vegas
6529                   120      04/30/08  Defeasance   04/30/08        0     185-205 West Main Street                  Macungie
8462                   120      03/31/08  Defeasance   03/31/08        0     1422 Bellevue Ave.                        Burlingame
6017                   120      05/31/08  Defeasance   05/31/08        0     6007 Coastal Highway                      Ocean City
9430                   116      01/31/08  Defeasance   01/31/08        4     Howard & 21st Street                      Baltimore
-----------------------------------------------------------------------------------------------------------------------------------
9173                   120      05/31/08  Defeasance   05/31/08        0


(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                               CUT-OFF
                                                                                                DATE      CUT-OFF
                                                                                               BALANCE     DATE
                                                            YEAR BUILT/  SQUARE    NUMBER    PER SQUARE   BALANCE     OCCUPANCY
   LOAN NUMBER      STATE   ZIP CODE PROPERTY TYPE           RENOVATED   FEET      OF UNITS     FOOT      PER UNIT     RATE
------------------  ---------------------------------------------------------------------------------------------------------------
             9204b    FL    34102     Mixed-Use               1996         19,845                125                         90%
------------------ ----------------------------------------------------------------------------------------------------------------
9306                  AZ    85224     Mobile Home             1975                      365                  16,143          91%
5610                  FL    34665     Mixed-Use               1986        448,342                 13                         97%
9371                  NY    10023     Other                   1995         73,500                 80                        100%
9326                  CA    94544     Multifamily             1997                      100                  58,000          97%
9145                  CA    94612     Office                  1991         79,364                 72                         95%
------------------ ----------------------------------------------------------------------------------------------------------------
9588                  CA    94804     Industrial/Warehouse    1980        146,328                 37                         94%
6070                  NY    11372     Retail, Unanchored      1990         48,915                109                         98%
5589                  OR    97222     Industrial/Warehouse    1985        171,440                 30                        100%
9332                  NJ    08108     Multifamily             1995                      217                  23,364          95%
6414                  MA    01970     Self-Storage            1988        135,234                 37                         89%
------------------ ----------------------------------------------------------------------------------------------------------------
9123                  CA    91910     Multifamily             1958                      150                  33,312         100%
5923                  IL    60090     Office                  1994        112,674                 44                        100%
9277                  CT    06830     Office                  1983         27,396                172                        100%
9329                  PA    19114     Multifamily             1988                      203                  22,514          94%
6234                  CA    92714     Industrial/Warehouse    1974        118,392                 38                        100%
------------------ ----------------------------------------------------------------------------------------------------------------
8874                  CT    06430     Retail, Anchored        1963         42,400                107                        100%
5632                  CT    06320     Office                  1989         87,666                 51                        100%
8666                  NH    03301     Multifamily             1992                      146                  30,094          97%
8597                  LA    71303     Multifamily             1997                      152                  28,289          97%
9669                  NY    14609     Industrial/Warehouse    1981        350,000                 12                         90%
9014                  NJ    08016     Industrial/Warehouse    1985        159,000                 27                        100%
9496                  UT    84701     Retail, Anchored        1992        112,856                 38                         99%
------------------ ----------------------------------------------------------------------------------------------------------------
6161                                  Multiple                            107,965                133
             6161a    NY    14202     Office                  1964         53,246                 46                        100%
             6161b    NY    14221     Retail, Unanchored      1995         12,358                 45                         77%
             6161c    NY    14202     Parking                 1960         12,891                 16                        100%
             6161d    NY    14202     Office                  1964         29,470                 27                        100%
------------------ ----------------------------------------------------------------------------------------------------------------
5981                  IL    60406     Industrial/Warehouse    1920        469,544                 9                          96%
6388                  NY    10021     Multifamily             1993                       69                  56,461         100%
5914                  MA    02215     Multifamily             1925                      121                  31,652          98%
5829                  AZ    85338     Medical Office          1997         35,151                107                        100%
6378                  TX    75961     Retail, Anchored        1981        171,225                 22                         82%
------------------ ----------------------------------------------------------------------------------------------------------------
9497                  UT    84720     Retail, Anchored        1992        126,178                 29                         97%
6461                  CT    06096     Industrial/Warehouse    1981        175,250                 20                         96%
6382                  NY    10509     Industrial/Warehouse    1981        134,938                 26                         90%
6016                  AZ    85018     Office                  1989         71,644                 49                        100%
9002                  MA    02067     Mixed-Use               1972         25,116        51      135         66,667          85%
------------------ ----------------------------------------------------------------------------------------------------------------
9213                  NY    11229     Retail, Anchored        1997         29,600                113                        100%
4500                  AZ    85711     Industrial/Warehouse    1985        147,900                 21                        100%
9331                  PA    19131     Multifamily             1997                      140                  22,205          99%
------------------ ----------------------------------------------------------------------------------------------------------------
6599                                                                                     90                  72,131
             6599a    CO    80302     Multifamily             1969                       28                  40,357         100%
             6599b    CO    80302     Multifamily             1969                       62                  31,774         100%
9210                  FL    32308     Self-Storage            1990        232,835                 13                         92%
6557                  FL    33480     Retail, Unanchored      1987         16,573                180                         96%
6266                  VT    05156     Hotel                   1995                       88                  33,355          64%
------------------ ----------------------------------------------------------------------------------------------------------------
5876                                                                       62,746                 92
             5876a    NV    89103     Industrial/Warehouse    1988         25,000                 42                        100%
             5876b    NV    89103     Industrial/Warehouse    1996         37,746                 50                         89%
6529                  PA    18062     Retail, Anchored        1997         27,622                103                         97%
8462                  CA    94010     Multifamily             1929                       26                  107,534        100%
6017                  MD    21842     Hotel                   1986                       93                   29,032         59%
9430                  MD    21218     Retail, Anchored        1997         38,900                 69                        100%
------------------ ----------------------------------------------------------------------------------------------------------------
9173                                                                                     61                  90,000





(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                   ANNUAL         ANNUAL                                            LARGEST   LARGEST
                    OCCUPANCY    REPLACEMENT   REPLACEMENT                                           TENANT    TENANT
                    RATE AS OF   RESERVES PER  RESERVES PER                                          SQUARE     LEASE
 LOAN NUMBER         DATE          SQ FOOT      UNIT              LARGEST TENANT                      FEET    EXPIRATION
------------------  -----------------------------------------------------------------------------------------------------
             9204b   05/15/98           0.00                     Raymond  James                       4,200       1/31/01
-----------------------------------------------------------------------------------------------------------------------------
9306                 02/17/98                         50
5610                 02/01/98           0.15
9371                                    0.10                     NYC School Constuction Authority     73,500      9/30/10
9326                 03/10/98                         250
9145                 03/24/98           0.15                     Club One @ City Center               56,080     11/30/10
-----------------------------------------------------------------------------------------------------------------------------
9588                 04/03/98           0.15                     Clothing Broker                      13,780      12/1/03
6070                 01/01/98           0.15                     86 St. Parking Corp.                 20,750      7/1/11
5589                 04/06/98           0.15                     OECO Corporation                    171,440      3/31/06
9332                 02/20/98                         225
6414                 03/14/98           0.15                     Gold's Gym                           12,500      2/28/99
-----------------------------------------------------------------------------------------------------------------------------
9123                 03/11/98                         250
5923                 03/06/98           0.17                     Sportmart, Inc.                      43,127      5/31/05
9277                 03/26/98           0.15                     W.R. Berkley Corporation             22,469      7/31/04
9329                 02/20/98                         225
6234                                    0.10                     Plan Hold                           118,392      8/31/07
-----------------------------------------------------------------------------------------------------------------------------
8874                 04/24/98                                    CVS                                  9,604       1/31/04
5632                 04/03/98           0.15                     EB/General Dynamics                  61,356     12/31/03
8666                 02/11/98                         250
8597                 02/23/98                         250
9669                 01/00/00           0.15                     Monroe FTZ Operators                265,000      3/31/07
9014                 03/01/98           0.10                     Paris Business Products             125,000      3/31/01
9496                 02/28/98           0.15                     Kmart                                84,183     10/31/06
-----------------------------------------------------------------------------------------------------------------------------
6161
             6161a   04/02/98           0.21                     Benderson Development Co.            53,246      2/1/13
             6161b   04/02/98           0.15                     Blockbuster Video                    6,500       10/1/05
             6161c   04/02/98           0.05                     Benderson Development                12,891      2/1/13
             6161d   12/19/97           0.25                     La Salle Ambulance                   29,470      2/1/01
-----------------------------------------------------------------------------------------------------------------------------
5981                 02/23/98           0.16                     Allied Tube & Conduit               129,536      7/31/03
6388                 04/03/98                         263
5914                 03/19/98                          0
5829                 02/28/98           0.10                     Samaritan Health System              35,151      8/31/12
6378                 03/01/98           0.17                     JC Penney                            34,364      4/1/01
-----------------------------------------------------------------------------------------------------------------------------
9497                 02/28/98           0.15                     Kmart                                83,552     11/30/06
6461                 01/31/98           0.25                     US Postal Service                    51,000      1/31/99
6382                 01/15/98           0.15                     Matco-Norca, Inc.                    44,500      4/30/02
6016                 02/23/98           0.20                     John M. Driscoll Co.                 12,738      5/31/00
9002                 03/31/98           0.65          319        ETZ Chaim, Inc.                      1,860       1/31/99
-----------------------------------------------------------------------------------------------------------------------------
9213                 02/24/98           0.15                     Rock Bottom                          20,300      4/30/13
4500                 03/01/98           0.10                     AMA Plastic Corp.                    59,400     10/31/02
9331                 02/20/98                         225
-----------------------------------------------------------------------------------------------------------------------------
6599
             6599a   02/28/98                         300
             6599b   02/28/98                         300
9210                 02/28/98           0.15
6557                 03/31/98           0.15                     Bice Restaurant                      4,635       9/30/05
6266                 02/28/98                         702
-----------------------------------------------------------------------------------------------------------------------------
5876
             5876a   03/31/98           0.10                     Regency Cleaners                     8,000      12/31/99
             5876b   03/31/98           0.10                     Betson Coin-Op                       5,362       6/30/01
6529                 04/01/98           0.15                     CVS (Revco)                          10,722      6/30/17
8462                 03/01/98                         300
6017                 03/31/98
9430                 04/16/98           0.15                     Save A Lot (Super Valu Guaranty)     18,000      3/31/13
-----------------------------------------------------------------------------------------------------------------------------
9173

(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             2ND      2ND
                                                          LARGEST   LARGEST
                                                           TENANT   TENANT
                                                          SQUARE     LEASE      CROSS-
 LOAN NUMBER           2ND LARGEST TENANT                   FEET   EXPIRATION  COLLATERALIZED  CROSS-COLLATERALIZED DESCRIPTION
--------------------- -------------------------------------------------------------------------------------------------------------
             9204   Print Media Graphics                        3,377       5/14/03      Yes         Multiple Properties
-----------------------------------------------------------------------------------------------------------------------------------
9306                                                                                     No
5610                                                                                     No
9371                                                                                     No
9326                                                                                     No
9145                Medical Group @ City Center                 16,084      8/31/01      No
-----------------------------------------------------------------------------------------------------------------------------------
9588                Miracle Auto                                12,850      12/1/98      No
6070                NY Billards                                 10,000       3/1/07      No
5589                                                                                     No
9332                                                                                     No
6414                Community Newsdealers, Inc.                 5,000       12/31/99     No
-----------------------------------------------------------------------------------------------------------------------------------
9123                                                                                     No
5923                Capital Construction                        38,800      3/31/01      No
9277                                                                                     No
9329                                                                                     No
6234                                                                                     No
-----------------------------------------------------------------------------------------------------------------------------------
8874                People's Bank                               5,985       11/25/02     Yes          Multiple Parcels
5632                Dept. of  Labor                             13,912      9/19/99      No
8666                                                                                     No
8597                                                                                     No
9669                RCN Fulfillment                             50,000      12/31/03     No
9014                American Casein                             34,000      3/31/01      No
9496                Reel Theatres                               8,000       12/31/00     No
-----------------------------------------------------------------------------------------------------------------------------------
6161                                                                                     Yes         Multiple Properties
             6161                                                                        Yes         Multiple Properties
             6161   Mighty Taco, Inc.                           3,003       12/1/00      Yes         Multiple Properties
             6161                                                                        Yes         Multiple Properties
             6161                                                                        Yes         Multiple Properties
-----------------------------------------------------------------------------------------------------------------------------------
5981                Gallway Warehouse Dist.                     33,073      9/30/98      No
6388                                                                                     No
5914                                                                                     No
5829                                                                                     No
6378                Beall's                                     30,000       1/1/09      No
-----------------------------------------------------------------------------------------------------------------------------------
9497                Christensens                                22,272      7/31/15      No
6461                Federal Reserve Bank of Boston              38,364      10/31/02     No
6382                The Feed Barn                               16,630      9/30/02      No
6016                Main Street & Main Inc.                     12,102      1/31/99      No
9002                CVS                                         1,254       3/31/99      No
-----------------------------------------------------------------------------------------------------------------------------------
9213                No-Life Properties                          5,786       4/30/03      No
4500                AMA Plasic Corp.                            32,730      8/31/01      No
9331                                                                                     No
-----------------------------------------------------------------------------------------------------------------------------------
6599                                                                                     Yes         Multiple Properties
             6599                                                                        Yes         Multiple Properties
             6599                                                                        Yes         Multiple Properties
9210                                                                                     No
6557                European Collections                        3,177       11/30/01     No
6266                                                                                     No
-----------------------------------------------------------------------------------------------------------------------------------
5876                                                                                     Yes         Multiple Properties
             5876   American Racing                             7,000       9/30/99      Yes         Multiple Properties
             5876   Mothers Cookies                             5,362       11/30/01     Yes         Multiple Properties
6529                Video Update                                5,100       11/30/07     No
8462                                                                                     No
6017                                                                                     No
9430                Parts America                               8,400       12/31/07     No
-----------------------------------------------------------------------------------------------------------------------------------
9173                                                                                     Yes         Multiple Properties



                                                                                          REPLACEMENT
                    RELEASE                                             TAX    INSURANCE     RESERVE
 LOAN NUMBER        PROVISION    RELEASE PROVISION DESCRIPTION          ESCROW   ESCROW      ESCROW   SPRINGING ESCROW DESCRIPTION
------------------  ---------------------------------------------------------------------------------------------------------------
             9204b      Yes      1.41x Dscr - 125% Defeasance Release       Yes     Yes        Yes
------------------ ----------------------------------------------------------------------------------------------------------------
9306                    No                                                  Yes     Yes        Yes
5610                    No                                                  Yes     Yes        Yes
9371                    No                                                   No     Yes        Yes
9326                    No                                                  Yes     Yes        Yes
9145                    No                                                  Yes     Yes        Yes
------------------ ----------------------------------------------------------------------------------------------------------------
9588                    No                                                  Yes     Yes        Yes
6070                    No                                                  Yes     Yes        Yes
5589                    No                                                  Yes     Yes        Yes
9332                    No                                                  Yes     No         Yes        Insurance
6414                    No                                                  Yes     Yes        Yes
------------------ ----------------------------------------------------------------------------------------------------------------
9123                    No                                                  Yes     No         Yes        Insurance
5923                    No                                                  Yes     No         Yes        Insurance
9277                    No                                                  Yes     Yes        Yes
9329                    No                                                  Yes     No         Yes        Insurance
6234                    No                                                  Yes     No         Yes
------------------ ----------------------------------------------------------------------------------------------------------------
8874                    No                                                  Yes     Yes        No         Replacement/Insurance/Tax
5632                    No                                                  Yes     Yes        Yes
8666                    No                                                  Yes     Yes        Yes
8597                    No                                                  Yes     Yes        Yes
9669                    No                                                  Yes     Yes        Yes
9014                    No                                                  Yes     Yes        Yes
9496                    Yes   1.50x Dscr - $219,426 Par Defeasance Release  Yes     Yes        Yes
------------------ ----------------------------------------------------------------------------------------------------------------
6161
             6161a      No                                                  Yes     No         Yes
             6161b      No                                                  Yes     No         Yes
             6161c      No                                                  Yes     No         Yes
             6161d      No                                                  Yes     No         Yes
------------------ ----------------------------------------------------------------------------------------------------------------
5981                    No                                                  Yes     Yes        Yes
6388                    No                                                  Yes     Yes        Yes
5914                    No                                                  Yes     Yes        Yes
5829                    No                                                  Yes     No         Yes        Insurance - @ Default
6378                    No                                                  Yes     Yes        Yes        Deferred Maint
------------------ ----------------------------------------------------------------------------------------------------------------
9497                    No                                                  Yes     Yes        Yes
6461                    No                                                  Yes     Yes        Yes
6382                    No                                                  Yes     Yes        Yes
6016                    No                                                  Yes     Yes        Yes
9002                    No                                                  Yes     Yes        Yes
------------------ ----------------------------------------------------------------------------------------------------------------
9213                    No                                                  Yes     Yes        Yes
4500                    No                                                  Yes     Yes        Yes
9331                    No                                                  Yes     No         Yes        Insurance
------------------ ----------------------------------------------------------------------------------------------------------------
6599
             6599a      Yes      1.75x Dscr - 125% Defeasance Release       Yes     No         Yes        Insurance
             6599b      Yes      1.75x Dscr - 125% Defeasance Release       Yes     No         Yes
9210                    No                                                  Yes     Yes        Yes
6557                    No                                                  Yes     Yes        Yes
6266                    No                                                  Yes     Yes        Yes
------------------ ----------------------------------------------------------------------------------------------------------------
5876
             5876a      Yes      1.38x Dscr - 110% Defeasance Release       Yes     Yes        Yes
             5876b      Yes      1.38x Dscr - 110% Defeasance Release       Yes     Yes        Yes
6529                    No                                                  Yes     Yes        Yes
8462                    No                                                  Yes     Yes        Yes
6017                    No                                                  Yes     Yes        No
9430                    No                                                  Yes     Yes        Yes
------------------ ----------------------------------------------------------------------------------------------------------------
9173


   LOAN NUMBER                LOAN NAME                                     PROPERTY NAME
---------------------------------------------------------------------------------------------------------------------------
             9173a                                                    Sakellaris Apartments - Lothian
             9173b                                                    Sakellaris Apartments - Commonwealth
8497                Crossroads Plaza                                  Crossroads Plaza
4950                White Clay                                        White Clay
3912                Blackstone Valley Place                           Blackstone Valley Place
6041                Seven Creek Parkway                               Seven Creek Parkway
8460                Pacific Plaza                                     Pacific Plaza
---------------------------------------------------------------------------------------------------------------------------
5874                Westover/Belair Portfolio
             5874a                                                    Bel-Air
             5874b                                                    Westover
6526                Mears Park Corner                                 Mears Park Corner
5596                San Marco Apartments                              San Marco Apartments
6365                American Press Building                           American Press Building
8672                Northrups MHP                                     Northrups MHP
9406                Tanglewood Plaza                                  Tanglewood Plaza
6638                Hobart Apartments                                 Hobart Apartments
---------------------------------------------------------------------------------------------------------------------------
6191                Hornig V
             6191a                                                    Hornig V - Aldrich
             6191b                                                    Hornig V - Dupont
             6191c                                                    Hornig V - Colfax
6027                4400 Coldwater                                    4400 Coldwater
9025                LA Times Parking                                  LA Times Parking
6102                Santa Fe                                          Santa Fe
---------------------------------------------------------------------------------------------------------------------------
5867                Fulton MHP Portfolio
             5867a                                                    Fulton - Fox Meadow MHP
             5867b                                                    Fulton - Somerlawn MHP
             5867c                                                    Fulton - Wooded Acres MHP
6042                21 Industrial                                     21 Industrial
---------------------------------------------------------------------------------------------------------------------------
9488                ICW-Encino                                        ICW-Encino
5979                Dumbarton Square                                  Dumbarton Square
6221                459-461 Fulton Street                             459-461 Fulton Street
9073                Lion Alvin Shopping Center                        Lion Alvin Shopping Center
5483                62 West 45th Street                               62 West 45th Street
---------------------------------------------------------------------------------------------------------------------------
6146                Asia Bank Building                                Asia Bank Building
9423                Federal Express II                                Federal Express II
6347                Park 16                                           Park 16
6028                Yucca                                             Yucca
6591                Barclay Circle Office Buildings                   Barclay Circle Office Buildings
---------------------------------------------------------------------------------------------------------------------------
6341                Barclay Square                                    Barclay Square
6116                Harvard Apartments                                Harvard Apartments
9489                ICW-Walnut Creek                                  ICW-Walnut Creek
9330                Fairway Apartments                                Fairway Apartments
---------------------------------------------------------------------------------------------------------------------------
6187                Hornig I
             6187a                                                    Hornig I - Girard
             6187b                                                    Hornig I - Fremont
             6187c                                                    Hornig I - 3447 Garfield
             6187d                                                    Hornig I - Harriet
             6187e                                                    Hornig I - 3439/3446 Garfield
---------------------------------------------------------------------------------------------------------------------------
6225                Byron Loft Apartments                             Byron Loft Apartments
6383                Spectrum Office & Technology Park                 Spectrum Office & Technology Park
8652                Andrews Square                                    Andrews Square
5405                Somerset Apartments                               Somerset Apartments
5915                Cambridge Realty Trust                            Cambridge Realty Trust
---------------------------------------------------------------------------------------------------------------------------
6021                Hidden Oaks Apartments                            Hidden Oaks Apartments
6235                Sandman Hotel                                     Sandman Hotel




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                           % OF        CUM. %
                                                         INITIAL    OF INITIAL        NUMBER      GROSS        INTEREST
LOAN                    ORIGINAL            CUT-OFF DATE  POOL         POOL             OF      MORTGAGE        ACCRUAL   SERVICING
NUMBER                   BALANCE              BALANCE    BALANCE      BALANCE       PROPERTIES   RATE           METHOD       FEE
------------------ ----------------------------------------------------------------------------------------------------------------
             9173a                                                                     1
             9173b                                                                     1
8497                        2,700,000          2,697,192   0.38%       85.38%          1          7.0000%      Actual/360    0.080%
4950                        2,700,000          2,689,234   0.38%       85.76%          1          7.6200%      Actual/360    0.080%
3912                        2,639,044          2,639,044   0.37%       86.13%          1          8.5578%      Actual/360    0.055%
6041                        2,600,000          2,587,475   0.36%       86.49%          1          7.2200%      Actual/360    0.080%
8460                        2,550,000          2,550,000   0.36%       86.85%          1          7.8300%      Actual/360    0.055%
-----------------------------------------------------------------------------------------------------------------------------------
5874                        2,550,000          2,547,505   0.36%       87.20%          2          7.2800%      Actual/360    0.055%
             5874a                                                                     1
             5874b                                                                     1
6526                        2,550,000          2,545,176   0.36%       87.56%          1          7.9900%      Actual/360    0.055%
5596                        2,500,000          2,485,721   0.35%       87.91%          1          7.3450%      Actual/360    0.055%
6365                        2,450,000          2,442,506   0.34%       88.25%          1          7.4400%      Actual/360    0.055%
8672                        2,400,000          2,400,000   0.34%       88.58%          1          7.2300%      Actual/360    0.055%
9406                        2,310,000          2,310,000   0.32%       88.91%          1          7.7600%      Actual/360    0.055%
6638                        2,300,000          2,295,122   0.32%       89.23%          1          6.9300%      Actual/360    0.055%
-----------------------------------------------------------------------------------------------------------------------------------
6191                        2,300,000          2,294,518   0.32%       89.55%          3          6.7610%      Actual/360    0.055%
             6191a                                                                     1
             6191b                                                                     1
             6191c                                                                     1
6027                        2,300,000          2,286,763   0.32%       89.87%          1          7.3000%      Actual/360    0.055%
9025                        2,275,000          2,271,401   0.32%       90.19%          1          7.9940%      Actual/360    0.055%
6102                        2,250,000          2,241,775   0.31%       90.50%          1          7.3650%      Actual/360    0.055%
-----------------------------------------------------------------------------------------------------------------------------------
5867                        2,150,000          2,143,252   0.30%       90.80%          3          7.3100%      Actual/360    0.055%
             5867a                                                                     1
             5867b                                                                     1
             5867c                                                                     1
6042                        2,100,000          2,093,252   0.29%       91.09%          1          7.1900%      Actual/360    0.080%
-----------------------------------------------------------------------------------------------------------------------------------
9488                        2,050,000          2,050,000   0.29%       91.38%          1          6.9340%      Actual/360    0.055%
5979                        2,000,000          2,000,000   0.28%       91.66%          1          7.0800%      Actual/360    0.055%
6221                        2,000,000          2,000,000   0.28%       91.94%          1          7.1800%      Actual/360    0.055%
9073                        2,000,000          2,000,000   0.28%       92.22%          1          7.6300%      Actual/360    0.055%
5483                        2,000,000          1,995,610   0.28%       92.50%          1          7.2100%      Actual/360    0.055%
-----------------------------------------------------------------------------------------------------------------------------------
6146                        1,990,000          1,986,631   0.28%       92.78%          1          7.7600%      Actual/360    0.055%
9423                        1,950,000          1,950,000   0.27%       93.05%          1          7.6800%      Actual/360    0.055%
6347                        1,950,000          1,947,015   0.27%       93.32%          1          8.0150%      Actual/360    0.055%
6028                        1,950,000          1,942,693   0.27%       93.59%          1          7.2500%      Actual/360    0.055%
6591                        1,925,000          1,925,000   0.27%       93.86%          1          6.9000%      Actual/360    0.055%
-----------------------------------------------------------------------------------------------------------------------------------
6341                        1,921,398          1,921,398   0.27%       94.13%          1          7.7026%      Actual/360    0.055%
6116                        1,900,000          1,897,265   0.27%       94.40%          1          7.0300%      Actual/360    0.055%
9489                        1,875,000          1,875,000   0.26%       94.66%          1          6.9200%      Actual/360    0.055%
9330                        1,840,000          1,838,088   0.26%       94.92%          1          7.0050%      Actual/360    0.080%
-----------------------------------------------------------------------------------------------------------------------------------
6187                        1,800,000          1,795,710   0.25%       95.17%          5          6.7610%      Actual/360    0.055%
             6187a                                                                     1
             6187b                                                                     1
             6187c                                                                     1
             6187d                                                                     1
             6187e                                                                     1
-----------------------------------------------------------------------------------------------------------------------------------
6225                        1,750,000          1,741,463   0.24%       95.41%          1          7.1400%      Actual/360    0.055%
6383                        1,700,000          1,700,000   0.24%       95.65%          1          8.0500%      Actual/360    0.055%
8652                        1,680,000          1,680,000   0.24%       95.88%          1          7.5100%      Actual/360    0.055%
5405                        1,650,000          1,643,737   0.23%       96.11%          1          7.1900%      Actual/360    0.055%
5915                        1,600,000          1,591,652   0.22%       96.34%          1          6.7100%      Actual/360    0.055%
-----------------------------------------------------------------------------------------------------------------------------------
6021                        1,600,000          1,589,915   0.22%       96.56%          1          6.7100%      Actual/360    0.055%
6235                        1,600,000          1,562,449   0.22%       96.78%          1          9.1250%      Actual/360    0.055%


(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                    STATED
                                      ORIGINAL    REMAINING                                                              ANNUAL
                         NET          TERM TO      TERM TO        ORIGINAL      INTEREST      FIRST                    PRINCIPAL &
                      MORTGAGE       MATURITY     MATURITY      AMORTIZATION     ONLY        PAYMENT      MATURITY       INTEREST
   Loan Number         RATE            (MO.)       (MO.)          TERM (MO.)     MONTHS        DATE          DATE        PAYMENTS
------------------  ---------------------------------------------------------------------------------------------------------------
             9173a
             9173b
8497                    6.9200%         120           119              300             0        06/01/98     05/01/08     228,996
4950                    7.5400%         144           138              360             0        01/01/98     12/01/09     229,214
3912                    8.5028%         109           109              289             0        07/01/98     07/01/07     259,073
6041                    7.1400%         120           116              300             0        03/01/98     02/01/08     224,913
8460                    7.7750%         120           120              300             0        07/01/98     06/01/08     232,740
----------------------------------------------------------------------------------------------------------------------------------
5874                    7.2250%         120           119              300             0        06/01/98     05/01/08     221,771
             5874a
             5874b
6526                    7.9350%         120           118              300             0        05/01/98     04/01/08     235,973
5596                    7.2900%         120           115              300             0        02/01/98     01/01/08     218,682
6365                    7.3850%         120           117              300             0        04/01/98     03/01/08     216,117
8672                    7.1750%         120           120              360             0        07/01/98     06/01/08     196,076
9406                    7.7050%         120           120              300             0        07/01/98     06/01/08     209,559
6638                    6.8750%         120           117              360             0        04/01/98     03/01/08     182,328
----------------------------------------------------------------------------------------------------------------------------------
6191                    6.7060%         180           178              300             0        05/01/98     04/01/13     190,883
             6191a
             6191b
             6191c
6027                    7.2450%         120           115              300             0        02/01/98     01/01/08     200,385
9025                    7.9390%         180           177              360             0        04/01/98     03/01/13     200,204
6102                    7.3100%         180           175              360             0        02/01/98     01/01/13     186,298
----------------------------------------------------------------------------------------------------------------------------------
5867                    7.2550%         120           117              300             0        04/01/98     03/01/08     187,483
             5867a
             5867b
             5867c
6042                    7.1100%         120           117              300             0        04/01/98     03/01/08     181,174
----------------------------------------------------------------------------------------------------------------------------------
9488                    6.8790%         180           180              360             0        07/01/98     06/01/13     162,576
5979                    7.0250%         120           120              300             0        07/01/98     06/01/08     170,854
6221                    7.1250%          84            84              300             0        07/01/98     06/01/05     172,393
9073                    7.5750%         120           120              300             0        07/01/98     06/01/08     179,392
5483                    7.1550%         120           118              300             0        05/01/98     04/01/08     172,856
----------------------------------------------------------------------------------------------------------------------------------
6146                    7.7050%         120           117              360             0        04/01/98     03/01/08     171,244
9423                    7.6250%         120           120              360             0        07/01/98     06/01/08     187,165
6347                    7.9600%          84            82              324             0        05/01/98     04/01/05     176,739
6028                    7.1950%         120           115              360             0        02/01/98     01/01/08     159,629
6591                    6.8450%         120           120              240             0        07/01/98     06/01/08     177,710
----------------------------------------------------------------------------------------------------------------------------------
6341                    7.6476%         118           118              298             0        07/01/98     04/01/08     173,822
6116                    6.9750%         120           118              360             0        05/01/98     04/01/08     152,149
9489                    6.8650%         180           180              360             0        07/01/98     06/01/13     148,486
9330                    6.9250%         120           119              300             0        06/01/98     05/01/08     156,127
----------------------------------------------------------------------------------------------------------------------------------
6187                    6.7060%         180           178              300             0        05/01/98     04/01/13     149,387
             6187a
             6187b
             6187c
             6187d
             6187e
----------------------------------------------------------------------------------------------------------------------------------
6225                    7.0850%         120           116              300             0        03/01/98     02/01/08     150,304
6383                    7.9950%         120           120              360             0        07/01/98     06/01/08     150,400
8652                    7.4550%         120           120              360             0        07/01/98     06/01/08     141,100
5405                    7.1350%         120           115              360             0        02/01/98     01/01/08     134,266
5915                    6.6550%         120           116              300             0        03/01/98     02/01/08     132,170
----------------------------------------------------------------------------------------------------------------------------------
6021                    6.6550%         180           178              180             0        05/01/98     04/01/13     169,477
6235                    9.0700%         180           171              180             0        10/01/97     09/01/12     196,170



(RESTUBBED TABLE CONTINUED FROM ABOVE

                       ANNUAL                         UNDERWRITTEN                          DEBT
                      INTEREST   1996 NET   1997 NET       NET      UNDERWRITTEN          SERVICE             CUT-OFF
                        ONLY     OPERATING  OPERATING    OPERATING    NET CASH   LOCKBOX  COVERAGE  APPRAISED    DATE   MATURITY
   Loan Number        PAYMENTS   INCOME(A) INCOME (A)     INCOME        FLOW     IN PLACE  RATIO      VALUE      LTV      LTV
------------------  ---------------------------------------------------------------------------------------------------------------
             9173a                148,146    139,339     189,072           180,322     No           2,100,000    66.67%     54.19%
             9173b                149,202    131,918     177,308           170,808     No           1,800,000    72.22%     58.71%
8497                              308,311    327,211     357,661           348,768     No   1.52    3,600,000    74.92%     60.02%
4950                              353,008    337,537     346,644           339,283     No   1.48    3,700,000    72.68%     62.08%
3912                              554,197    498,629     626,272           525,371     No   2.03    5,500,000    47.98%     40.49%
6041                              225,123    396,406     360,164           332,941     No   1.48    3,500,000    73.93%     59.80%
8460                              363,977    333,625     349,870           334,960     No   1.44    4,130,000    61.74%     50.65%
-----------------------------------------------------------------------------------------------------------------------------------
5874                                         358,532     366,604           355,104          1.60    3,800,000    67.04%     54.17%
             5874a                           184,728     204,659           198,259     No           2,200,000    63.57%     51.37%
             5874b                           173,804     161,945           156,845     No           1,600,000    71.80%     58.02%
6526                              139,317    279,731     379,818           342,230     No   1.45    3,400,000    74.86%     61.82%
5596                                                     394,116           368,366     No   1.68    3,450,000    72.05%     58.56%
6365                                                     356,996           339,146     No   1.57    3,500,000    69.79%     56.78%
8672                              239,490    265,508     269,039           262,039     No   1.34    3,000,000    80.00%     70.21%
9406                              238,919    272,521     315,336           288,065     No   1.37    3,200,000    72.19%     59.10%
6638                                         341,861     310,425           293,675     No   1.61    3,100,000    74.04%     64.61%
-----------------------------------------------------------------------------------------------------------------------------------
6191                              394,195    430,054     402,810           374,310          1.96    4,000,000    57.36%     35.91%
             6191a                131,674    135,331     134,077           124,327     No           1,410,000    63.68%     39.87%
             6191b                121,407    135,331     117,342           108,842     No           1,180,000    54.95%     34.40%
             6191c                141,114    159,392     151,391           141,141     No           1,410,000    53.06%     33.22%
6027                              408,829    416,704     375,129           333,305     No   1.66    3,670,000    62.31%     50.58%
9025                                                     295,488           286,030     No   1.43    3,100,000    73.27%     58.70%
6102                              310,513    360,778     354,391           347,941     No   1.87    3,500,000    64.05%     49.97%
-----------------------------------------------------------------------------------------------------------------------------------
5867                              202,256    269,522     280,623           269,373          1.44    3,500,000    61.24%     49.63%
             5867a                159,119    218,920     280,623           269,373     No           2,400,000    72.69%     58.91%
             5867b                 25,496     27,247                        25,058     No             600,000    33.23%     26.93%
             5867c                 17,641     23,355                        25,058     No             500,000    39.87%     32.32%
6042                              385,540    422,492     317,376           297,039     No   1.64    2,900,000    72.18%     58.29%
-----------------------------------------------------------------------------------------------------------------------------------
9488                              201,916    144,871     267,828           230,799     No   1.42    2,800,000    73.21%     55.86%
5979                              501,900    268,121     298,104           286,663     No   1.68    3,100,000    64.52%     51.75%
6221                              334,540    381,777     340,734           313,456     No   1.82    3,500,000    57.14%     50.21%
9073                              336,335    376,549     366,157           342,039     No   1.91    4,300,000    46.51%     37.93%
5483                              336,657    306,927     357,014           301,599     No   1.74    4,000,000    49.89%     40.27%
-----------------------------------------------------------------------------------------------------------------------------------
6146                              274,752    279,936     233,642           231,002     No   1.35    2,700,000    73.58%     65.56%
9423                                         260,979     250,621           244,916     No   1.31    2,800,000    69.64%     52.31%
6347                              121,647    263,654     263,701           256,174     No   1.45    3,000,000    64.90%     59.32%
6028                                         268,037     273,620           257,620     No   1.61    2,600,000    74.72%     65.82%
6591                              356,629    398,045     338,661           303,767     No   1.71    4,300,000    44.77%     30.37%
-----------------------------------------------------------------------------------------------------------------------------------
6341                              251,541    220,956     326,842           255,089     No   1.47    3,790,000    50.70%     41.51%
6116                                         270,729     253,295           236,045     No   1.55    2,600,000    72.97%     63.80%
9489                              146,692    243,220     265,401           222,860     No   1.50    3,140,000    59.71%     45.53%
9330                              201,199    210,501     291,622           274,622     No   1.76    2,840,000    64.72%     51.85%
-----------------------------------------------------------------------------------------------------------------------------------
6187                              290,527    298,114     282,735           257,280          1.72    2,790,000    64.36%     40.29%
             6187a                 78,735     84,759      72,196            66,946     No             725,000    55.04%     34.46%
             6187b                 41,618     40,324      45,020            40,015     No             465,000    42.91%     26.86%
             6187c                 47,693     43,854      40,111            35,211     No             440,000    73.69%     46.13%
             6187d                 53,673     52,070      48,338            44,838     No             490,000    66.17%     41.42%
             6187e                 68,808     77,107      77,070            70,270     No             670,000    81.89%     51.27%
-----------------------------------------------------------------------------------------------------------------------------------
6225                              258,696    244,498     218,919           210,419     No   1.40    2,600,000    66.98%     54.05%
6383                              164,426    258,075     216,740           204,362     No   1.36    2,900,000    58.62%     52.50%
8652                              236,205    261,573     282,055           236,009     No   1.67    2,900,000    57.93%     51.20%
5405                              286,709    245,287     269,933           238,933     No   1.78    2,800,000    58.70%     51.63%
5915                              262,396    212,986     320,228           307,728     No   2.33    3,400,000    46.81%     37.28%
-----------------------------------------------------------------------------------------------------------------------------------
6021                              298,348    306,788     309,219           283,779     No   1.67    3,100,000    51.29%     0.89%
6235                              409,649    455,342     380,746           303,419     No   1.55    4,375,000    35.71%     1.11%


(RESTUBBED TABLE CONTINUED FROM ABOVE)

                EFFECTIVE                               CALL     FREE
                LOCKOUT     PREPAYMENT     CALL      PROTECTION PREPAY
                 PERIOD      LOCKOUT    PROTECTION     PERIOD   PERIOD
LOAN NUMBER       (MO.)      END DATE  DESCRIPTION    END DATE   (MO.)        ADDRESS                                    CITY
-----------------------------------------------------------------------------------------------------------------------------------
             9173a                                                      3-5 Lothian Road                         Boston
             9173b                                                      Commonwealth Ave.                        Boston
8497                  120     04/30/08   Defeasance    04/30/08   0     26 East Washington Street                North Attleborough
4950                  144     11/30/09   Defeasance    11/30/09   0     101 White Clay Center Drive              Newark
3912                  109     06/30/07   Defeasance    06/30/07   0     25 Blackstone Valley Place               Lincoln
6041                  120     01/31/08   Defeasance    01/31/08   0     7 Creek Parkway                          Boothwyn
8460                  120     05/31/08   Defeasance    05/31/08   0     2910, 2920, 2924, & 2930 Damon Avenue    San Diego
-----------------------------------------------------------------------------------------------------------------------------------
5874                  120     04/30/08   Defeasance    04/30/08   0
             5874a                                                      State Route 14                           Wellsburg
             5874b                                                      2782 South Broadway                      Wellsburg
6526                  120     03/31/08   Defeasance    03/31/08   0     227-235 East Sixth                       St. Paul
5596                  120     12/31/07   Defeasance    12/31/07   0     311,351,421,501 NW 42nd Street           Pompano Beach
6365                  120     02/29/08   Defeasance    02/29/08   0     1 American Place                         Gordonsville
8672                  120     05/31/08   Defeasance    05/31/08   0     8199 Route 5                             West Bloomfield
9406                  120     05/31/08   Defeasance    05/31/08   0     9600 Pines Boulevard                     Pembroke Pines
6638                  120     02/29/08   Defeasance    02/29/08   0     825 South Hobart Blvd.                   Los Angeles
-----------------------------------------------------------------------------------------------------------------------------------
6191                  180     03/31/13   Defeasance    03/31/13   0
             6191a                                                      2321 Aldrich Ave. South                  Minneapolis
             6191b                                                      2509 Dupont Ave. South                   Minneapolis
             6191c                                                      2211 Colfax Ave. South                   Minneapolis
6027                  120     12/31/07   Defeasance    12/31/07   0     4400 Coldwater Canyon Avenue             Studio City
9025                  177     11/30/12   Defeasance    11/30/12   3     236-240 South Hill Street                Los Angeles
6102                  180     12/31/12   Defeasance    12/31/12   0     5707 Santa Fe Street                     San Diego
-----------------------------------------------------------------------------------------------------------------------------------
5867                  120     02/29/08   Defeasance    02/29/08   0
             5867a                                                      County Route 8 @ Johnny Cake Road        Fulton
             5867b                                                      Route 48 North                           Fulton
             5867c                                                      Rathburn Road                            Fulton
6042                  120     02/29/08   Defeasance    02/29/08   0     21 Industrial Boulevard                  New Castle
-----------------------------------------------------------------------------------------------------------------------------------
9488                  180     05/31/13   Defeasance    05/31/13   0     17323 Ventura Boulevard                  Encino
5979                  117     02/29/08   Defeasance    02/29/08   3     3700 Old Court Road                      Pikesville
6221                  84      05/31/05   Defeasance    05/31/05   0     459-461 Fulton Street                    Brooklyn
9073                  120     05/31/08   Defeasance    05/31/08   0     2435 Alvin Avenue                        San Jose
5483                  120     03/31/08   Defeasance    03/31/08   0     62 West 45th Street                      New York
-----------------------------------------------------------------------------------------------------------------------------------
6146                  120     02/29/08   Defeasance    02/29/08   0     135-34 Roosevelt Avenue                  Flushing
9423                  120     05/31/08   Defeasance    05/31/08   0     2400 Richmond Avenue                     Staten Island
6347                  84      03/31/05   Defeasance    03/31/05   0     3221 North 16th Street                   Phoenix
6028                  120     12/31/07   Defeasance    12/31/07   0     6633 Yucca Street                        Los Angeles
6591                  120     05/31/08   Defeasance    05/31/08   0     705-745 Barclay Circle Drive             Rochester Hills
-----------------------------------------------------------------------------------------------------------------------------------
6341                  118     03/31/08   Defeasance    03/31/08   0     2900 Jog Road                            Greenacres
6116                  120     03/31/08   Defeasance    03/31/08   0     400 South Harvard Boulevard              Los Angeles
9489                  180     05/31/13   Defeasance    05/31/13   0     1575 Treat Blvd                          Walnut Creek
9330                  120     04/30/08   Defeasance    04/30/08   0     5000 Woodbine Ave                        Philadelphia
-----------------------------------------------------------------------------------------------------------------------------------
6187                  180     03/31/13   Defeasance    03/31/13   0
             6187a                                                      3252 Girard Ave. South                   Minneapolis
             6187b                                                      3305 Fremont Ave. South                  Minneapolis
             6187c                                                      3447 Garfield Ave. South                 Minneapolis
             6187d                                                      3400 Harriet Ave South                   Minneapolis
             6187e                                                      3439/3446 Garfield Ave. South            Minneapolis
-----------------------------------------------------------------------------------------------------------------------------------
6225                  120     01/31/08   Defeasance    01/31/08   0     3900 North Damen Avenue                  Chicago
6383                  120     05/31/08   Defeasance    05/31/08   0     375 Willard Ave.                         Newington
8652                  120     05/31/08   Defeasance    05/31/08   0     150 North Andrews Ave.                   Pompano Beach
5405                  120     12/31/07   Defeasance    12/31/07   0     300 & 320 Terrace Street                 Flushing
5915                  120     01/31/08   Defeasance    01/31/08   0     1610-1622 Massachusetts Avenue           Cambridge
-----------------------------------------------------------------------------------------------------------------------------------
6021                  180     03/31/13   Defeasance    03/31/13   0     15801-15901 Eleven Mile Road             Southfield
6235                  90      02/28/05   > 1% or YM    02/29/12   6     3421 Cleveland Avenue                    Santa Rosa




(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                               CUT-OFF
                                                                                                DATE      CUT-OFF
                                                                                               BALANCE     DATE
                                                            YEAR BUILT/  SQUARE    NUMBER    PER SQUARE   BALANCE     OCCUPANCY
   LOAN NUMBER      STATE   ZIP CODE PROPERTY TYPE           RENOVATED   FEET      OF UNITS     FOOT      PER UNIT     RATE
------------------  ----------------------------------------------------------------------------------------------------------
             9173a     MA       02135     Multifamily           1928                  35                    40,000        97%
             9173b     MA       02135     Multifamily           1920                  26                    50,000        96%
8497                   MA       02760     Retail, Anchored      1986       18,840                  143                   100%
4950                   DE       19711     Office                1983       49,072                   55                   100%
3912                   RI       02865     Office                1987       78,372                   34                   100%
6041                   PA       19061     Office                1996       39,644                   65                   100%
8460                   CA       92109     Retail, Unanchored    1991       14,842                  172                   100%
-----------------------------------------------------------------------------------------------------------------------------------
5874                                                                                 231                    22,618
             5874a     NY       14894     Mobile Home           1970                 102                    13,712       100%
             5874b     NY       14894     Mobile Home           1970                 129                     8,906        84%
6526                   MN       55101     Parking               1995       37,156                   68                   100%
5596                   FL       33064     Multifamily           1973                 104                    23,901        97%
6365                   VA       22942     Industrial/Warehouse  1973      119,000                   21                   100%
8672                   NY       14585     Mobile Home           1991                 140                    17,143       100%
9406                   FL       33025     Mixed-Use             1986       36,243                   64                    89%
6638                   CA       90005     Multifamily           1989                  67                    34,256        94%
-----------------------------------------------------------------------------------------------------------------------------------
6191                                                                                 114                    60,343
             6191a     MN       55405     Multifamily           1974                  39                    23,022       100%
             6191b     MN       55405     Multifamily           1965                  34                    19,072       100%
             6191c     MN       55405     Multifamily           1969                  41                    18,249       100%
6027                   CA       91604     Office                1984       23,587                   97                   100%
9025                   CA       90012     Parking               1970      189,169                   12                   100%
6102                   CA       92109     Mobile Home           1971                 129                    17,378        70%
-----------------------------------------------------------------------------------------------------------------------------------
5867                                                                                 225                    22,158
             5867a     NY       13069     Mobile Home           1970         0       145                    12,031        86%
             5867b     NY       13069     Mobile Home           1961         0        45                     4,430        93%
             5867c     NY       13069     Mobile Home           1970         0        35                     5,696        66%
6042                   DE       19720     Industrial/Warehouse  1989       52,200                   40                   100%
-----------------------------------------------------------------------------------------------------------------------------------
9488                   CA       91316     Office                1985       24,845                   83                    92%
5979                   MD       21208     Mixed-Use             1970       25,615                   78                   100%
6221                   NY       11201     Retail, Anchored      1996       6,240                   321                   100%
9073                   CA       95121     Retail, Unanchored    1995       20,240                   99                   100%
5483                   NY       10036     Office                1980       45,200                   44                    91%
-----------------------------------------------------------------------------------------------------------------------------------
6146                   NY       11354     Office                1995       5,400                   368                   100%
9423                   NY       10302     Industrial/Warehouse  1992       20,000                   98                   100%
6347                   AZ       86016     Office                1982       50,182                   39                    90%
6028                   CA       90028     Multifamily           1997                  64                    30,355        95%
6591                   MI       48307     Office                1987       31,063                   62                   100%
-----------------------------------------------------------------------------------------------------------------------------------
6341                   FL       33467     Retail, Anchored      1987       78,401                   25                    87%
6116                   CA       90020     Multifamily           1997                  69                    27,497        96%
9489                   CA       94598     Office                1982       29,343                   64                    95%
9330                   PA       19131     Multifamily           1997                  68                    27,031        96%
-----------------------------------------------------------------------------------------------------------------------------------
6187                                                                                 121                    102,616
             6187a     MN       55408     Multifamily           1923                  21                    19,002       100%
             6187b     MN       55408     Multifamily           1928                  13                    15,348       100%
             6187c     MN       55408     Multifamily           1930                  14                    23,159       100%
             6187d     MN       55408     Multifamily           1929                  14                    23,159       100%
             6187e     MN       55408     Multifamily           1968                  25                    21,948       100%
-----------------------------------------------------------------------------------------------------------------------------------
6225                   IL       60618     Multifamily           1993                  34                    51,219       100%
6383                   CT       06131     Office                1986       26,997                   63                   100%
8652                   FL       33069     Office                1988       39,558                   42                    95%
5405                   MI       48433     Multifamily           1971                 124                    13,256        91%
5915                   MA       01238     Multifamily           1920                  50                    31,833        98%
-----------------------------------------------------------------------------------------------------------------------------------
6021                   MI       48076     Multifamily           1977                  96                    16,562        93%
6235                   CA       95403     Hotel                 1994                 112                    13,950        67%




(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                   ANNUAL         ANNUAL                                            LARGEST         LARGEST
                    OCCUPANCY    REPLACEMENT   REPLACEMENT                                           TENANT          TENANT
                    RATE AS OF   RESERVES PER  RESERVES PER                                          SQUARE          LEASE
 LOAN NUMBER         DATE          SQ FOOT      UNIT              LARGEST TENANT                      FEET         EXPIRATION
------------------  ---------------------------------------------------------------------------------------------------------------
             9173a     04/06/98                              250                                                0
             9173b     04/06/98                              250                                                0
8497                                      0.18                        CVS                                  11,840      1/1/08
4950                   10/01/97           0.15                        Bank of New York                     38,452      3/31/08
3912                   04/13/98           0.15                        CVS                                  33,600      3/31/01
6041                   01/27/98           0.15                        IKON Office Solutions, Inc.          15,444      8/3/02
8460                   04/07/98           0.18                        In-N-Out                             3,566       1/1/16
----------------------------------------------------------------------------------------------------------------------------------
5874
             5874a     03/31/98                              62
             5874b     03/31/98                              40
6526                   04/13/98           0.20                        MMI Risk Mgt Resources, Inc.         8,300       7/31/02
5596                   03/27/98                              250
6365                                      0.15                        American Press                      119,000
8672                   01/31/98                              50
9406                   04/21/98           0.15                        General Rental Co.                   6,157       2/28/02
6638                   02/11/98                              250
----------------------------------------------------------------------------------------------------------------------------------
6191
             6191a     03/30/98                                                                              0
             6191b     03/30/98                                                                              0
             6191c     03/30/98                                                                              0
6027                   10/10/97           0.20                        iMall                                5,376      11/30/98
9025                   03/01/98           0.06                        L & R Auto Parks, Inc.              189,169      4/1/13
6102                   02/25/98                              50
----------------------------------------------------------------------------------------------------------------------------------
5867
             5867a     03/31/98                              78
             5867b     03/31/98
             5867c     03/31/98
6042                   03/01/98           0.15                        E.J. DeSeta Company, Inc.            52,200     12/31/08
----------------------------------------------------------------------------------------------------------------------------------
9488                   03/25/98                                       WFS Financial Inc.                   3,882      12/31/01
5979                   02/23/98           0.15                        Community First, FSB                 4,676       2/1/08
6221                                      0.20                        Payless Shoe Source Inc.             6,240       3/1/02
9073                   03/23/98           0.18                        Quynh Huong Cafe                     2,200      11/30/99
5483                   09/01/97           0.20                        Lattera                              8,000       4/30/06
----------------------------------------------------------------------------------------------------------------------------------
6146                                      0.49                        Asia Bank, N.A.                      6,400       3/31/08
9423                                      0.10                        Federal Express                      20,000     10/31/07
6347                   01/01/98           0.15                        Arizona Dept. of Economic Security   13,193      9/14/00
6028                   04/06/98                              225
6591                   03/03/98           0.16                        Michigan Medical Properties, Inc.    6,617      11/30/99
----------------------------------------------------------------------------------------------------------------------------------
6341                   05/18/98           0.40                        Believers Victory Church             15,500      6/1/01
6116                   03/25/98                              200
9489                   03/01/98                                       CMG Mortgage                         5,686       3/31/02
9330                   03/20/98                              225
----------------------------------------------------------------------------------------------------------------------------------
6187
             6187a     03/30/98
             6187b     03/30/98
             6187c     03/30/98
             6187d     03/30/98
             6187e     03/30/98
----------------------------------------------------------------------------------------------------------------------------------
6225                   04/01/98                              250
6383                   04/06/98           0.15                        Abrahms Life Services                8,871      10/30/08
8652                   05/01/98           0.20                        Occupational Health Medical Systems  4,600       1/31/04
                                                                        of Florida Inc
5405                   03/31/98                              250
5915                   03/01/98
----------------------------------------------------------------------------------------------------------------------------------
6021                   03/30/98                               0
6235                   12/31/97





(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             2ND      2ND
                                                          LARGEST   LARGEST
                                                           TENANT   TENANT
                                                          SQUARE     LEASE      CROSS-
 LOAN NUMBER        2ND LARGEST TENANT                      FEET   EXPIRATION  COLLATERALIZED  CROSS-COLLATERALIZED DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------
             9173a                                                                     Yes          Multiple Properties
             9173b                                                                     Yes          Multiple Properties
8497                Blockbuster Video                         7,000        1/1/02      No
4950                Bank of New York                          10,620      3/31/08      No
3912                CVS - Pharmacare                          14,741      1/31/99      No
6041                Delaware Valley Surgical Supply, Inc.     12,800      8/30/02      No
8460                Auto Max                                  2,684        1/1/02      No
-----------------------------------------------------------------------------------------------------------------------------------
5874                                                                                   Yes          Multiple Properties
             5874a                                                                     Yes          Multiple Properties
             5874b                                                                     Yes          Multiple Properties
6526                Insty Print                               5,200       8/31/02      No
5596                                                                                   No
6365                                                                                   No
8672                                                                                   No
9406                Christian Missionary Church               5,340       2/28/02      No
6638                                                                                   No
-----------------------------------------------------------------------------------------------------------------------------------
6191                                                                                   Yes          Multiple Properties
             6191a                                                                     Yes          Multiple Properties
             6191b                                                                     Yes          Multiple Properties
             6191c                                                                     Yes          Multiple Properties
6027                MPH Entertainment                         3,645       8/31/98      No
9025                                                                                   No
6102                                                                                   No
-----------------------------------------------------------------------------------------------------------------------------------
5867                                                                                   Yes          Multiple Properties
             5867a                                                                     Yes          Multiple Properties
             5867b                                                                     Yes          Multiple Properties
             5867c                                                                     Yes          Multiple Properties
6042                                                                                   No
-----------------------------------------------------------------------------------------------------------------------------------
9488                Screenmedia Entertainment                 3,471       3/31/03      No
5979                Gourmet Again                             3,452        4/1/99      No
6221                                                                                   No
9073                Thanh Tam Restaurant                      2,200       11/30/99     No
5483                Cliff Schwarz Music                       4,000       12/31/06     No
-----------------------------------------------------------------------------------------------------------------------------------
6146                                                                                   No
9423                                                                                   No
6347                General Service Administration            9,639       10/31/99     No
6028                                                                                   No
6591                                                                                   No
-----------------------------------------------------------------------------------------------------------------------------------
6341                Lawnmower Headquarters                    6,523        2/1/00      Yes          Crossed With Loan #6397
6116                                                                                   No
9489                Alisto Engineering                        5,526       4/30/00      No
9330                                                                                   No
-----------------------------------------------------------------------------------------------------------------------------------
6187                                                                                   Yes          Multiple Properties
             6187a                                                                     Yes          Multiple Properties
             6187b                                                                     Yes          Multiple Properties
             6187c                                                                     Yes          Multiple Properties
             6187d                                                                     Yes          Multiple Properties
             6187e                                                                     Yes          Multiple Properties
-----------------------------------------------------------------------------------------------------------------------------------
6225                                                                                   No
6383                Bio Medical                               8,305       6/30/09      No
8652                Atlantic Surgical/ MUA Center             3,175       4/30/98      No
5405                                                                                   No
5915                                                                                   No
-----------------------------------------------------------------------------------------------------------------------------------
6021                                                                                   No
6235                                                                                   No



(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                                          REPLACEMENT
                    RELEASE                                             TAX    INSURANCE     RESERVE
 LOAN NUMBER        PROVISION    RELEASE PROVISION DESCRIPTION          ESCROW   ESCROW      ESCROW   SPRINGING ESCROW DESCRIPTION
------------------  ---------------------------------------------------------------------------------------------------------------
             9173a       No                                                  No       No        Yes
             9173b       No                                                 Yes       Yes       Yes
8497                     No                                                 Yes       No        Yes        Insurance
4950                     No                                                 Yes       Yes       Yes
3912                     No                                                 Yes       Yes       Yes
6041                     No                                                 Yes       No        Yes        Insurance
8460                     No                                                 Yes       Yes       Yes
-----------------------------------------------------------------------------------------------------------------------------------
5874
             5874a       Yes      1.30x Dscr - 125% Defeasance Release      Yes       Yes       Yes
             5874b       Yes      1.30x Dscr - 125% Defeasance Release      Yes       Yes       Yes
6526                     No                                                 Yes       Yes       Yes
5596                     No                                                 Yes       Yes       Yes
6365                     No                                                 Yes       Yes       Yes        Additional Replacement
8672                     No                                                 Yes       Yes       Yes
9406                     No                                                 Yes       Yes       Yes
6638                     No                                                 Yes       No        Yes        Insurance
-----------------------------------------------------------------------------------------------------------------------------------
6191
             6191a       Yes      1.61x Dscr - 125% Defeasance Release      Yes       Yes       No         Replacement
             6191b       Yes      1.61x Dscr - 125% Defeasance Release      Yes       Yes       No         Replacement
             6191c       Yes      1.61x Dscr - 125% Defeasance Release      Yes       Yes       No         Replacement
6027                     No                                                 Yes       Yes       Yes
9025                     No                                                 Yes       No        Yes
6102                     No                                                 Yes       Yes       Yes
-----------------------------------------------------------------------------------------------------------------------------------
5867
             5867a       Yes      1.33x Dscr - 125% Defeasance Release      Yes       Yes       Yes
             5867b       Yes      1.33x Dscr - 125% Defeasance Release      Yes       Yes       Yes
             5867c       Yes      1.33x Dscr - 125% Defeasance Release      Yes       Yes       Yes
6042                     No                                                  No       No        Yes        T&I
-----------------------------------------------------------------------------------------------------------------------------------
9488                     No                                                 Yes       No        Yes        Insurance
5979                     No                                                 Yes       Yes       Yes
6221                     No                                                 Yes       Yes       Yes
9073                     No                                                 Yes       Yes       Yes
5483                     No                                                 Yes       Yes       Yes
-----------------------------------------------------------------------------------------------------------------------------------
6146                     No                                                 Yes       Yes       Yes
9423                     No                                                  No       No        Yes        Real Estate Taxes
6347                     No                                                 Yes       Yes       Yes
6028                     No                                                 Yes       No        Yes        Insurance
6591                     No                                                 Yes       Yes       Yes
-----------------------------------------------------------------------------------------------------------------------------------
6341                     Yes      1.54x Dscr - Par Defeasance Release       Yes       Yes       Yes
6116                     No                                                 Yes       No        Yes        Insurance
9489                     No                                                 Yes       No        Yes        Insurance
9330                     No                                                 Yes       No        Yes        Insurance
-----------------------------------------------------------------------------------------------------------------------------------
6187
             6187a       Yes      1.59x Dscr - 125% Defeasance Release      Yes       Yes       No         Replacement
             6187b       Yes      1.59x Dscr - 125% Defeasance Release      Yes       Yes       No         Replacement
             6187c       Yes      1.59x Dscr - 125% Defeasance Release      Yes       Yes       No         Replacement
             6187d       Yes      1.59x Dscr - 125% Defeasance Release      Yes       Yes       No         Replacement
             6187e       Yes      1.59x Dscr - 125% Defeasance Release      Yes       Yes       No         Replacement
-----------------------------------------------------------------------------------------------------------------------------------
6225                     No                                                 Yes       Yes       Yes
6383                     No                                                 Yes       No        Yes        Insurance
8652                     No                                                 Yes       Yes       Yes
5405                     No                                                 Yes       Yes       Yes
5915                     No                                                 Yes       Yes       No
-----------------------------------------------------------------------------------------------------------------------------------
6021                     No                                                 Yes       Yes       No         Replacement Escrow
6235                     No                                                 Yes       Yes       No







   LOAN NUMBER                        LOAN NAME                                        PROPERTY NAME
---------------------------------------------------------------------------------------------------------------------------
6190                Hornig IV                                         Hornig IV
6397                Buttonwood Plaza                                  Buttonwood Plaza
6284                Aero Park                                         Aero Park
---------------------------------------------------------------------------------------------------------------------------
9365                Kmart                                             Kmart
6059                Tigard Retail Center                              Tigard Retail Center
6236                Southtrust Bank Building                          Southtrust Bank Building
5535                Nob Hill Business Plaza                           Nob Hill Business Plaza
5873                Monte Carlo MHP                                   Monte Carlo MHP
---------------------------------------------------------------------------------------------------------------------------
6189                Hornig III
             6189a                                                    Hornig III - Grand
             6189b                                                    Hornig III - Colfax
             6189c                                                    Hornig III - Pillsbury
             6189d                                                    Hornig III - Hennipen
---------------------------------------------------------------------------------------------------------------------------
6237                Los Osos Center                                   Los Osos Center
8782                Leisure Pointe Apartments                         Leisure Pointe Apartments
6475                Gary Hall Eye Surgery Institute                   Gary Hall Eye Surgery Institute
8749                Le Colonial                                       Le Colonial
8574                Comfort Inn - Big Spring                          Comfort Inn - Big Spring
---------------------------------------------------------------------------------------------------------------------------
8466                304 East 89 Street                                304 East 89 Street
6238                Casey Richards Family                             Casey Richards Family
6230                Stockade Plaza                                    Stockade Plaza
6254                Woodmen Plaza Blockbuster/Subway                  Woodmen Plaza Blockbuster/Subway
6239                HCR Properties                                    HCR Properties



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                           % OF        CUM. %
                                                         INITIAL    OF INITIAL        NUMBER      GROSS        INTEREST
LOAN                    ORIGINAL            CUT-OFF DATE  POOL         POOL             OF      MORTGAGE        ACCRUAL   SERVICING
NUMBER                   BALANCE              BALANCE    BALANCE      BALANCE       PROPERTIES   RATE           METHOD       FEE
------------------ ----------------------------------------------------------------------------------------------------------------
6190                       1,550,000          1,550,000   0.22%       96.99%          1          7.2030%      Actual/360   0.055%
6397                       1,510,000          1,506,978   0.21%       97.21%          1          7.7000%      Actual/360   0.055%
6284                       1,500,000          1,498,076   0.21%       97.42%          1          7.4950%      Actual/360   0.080%
---------------------------------------------------------------------------------------------------------------------------------
9365                       1,500,000          1,497,707   0.21%       97.62%          1          7.7800%      Actual/360   0.055%
6059                       1,450,000          1,444,917   0.20%       97.83%          1          7.3100%      Actual/360   0.055%
6236                       1,450,000          1,435,783   0.20%       98.03%          1          8.6250%        30/360     0.055%
5535                       1,300,000          1,291,949   0.18%       98.21%          1          6.8600%      Actual/360   0.055%
5873                       1,218,958          1,218,958   0.17%       98.38%          1          7.4400%      Actual/360   0.055%
---------------------------------------------------------------------------------------------------------------------------------
6189                       1,210,000          1,207,194   0.17%       98.55%          4          6.9110%      Actual/360   0.055%
             6189a                                                                    1
             6189b                                                                    1
             6189c                                                                    1
             6189d                                                                    1
---------------------------------------------------------------------------------------------------------------------------------
6237                       1,200,000          1,190,334   0.17%       98.71%          1          8.6250%      Actual/360   0.055%
8782                       1,190,000          1,190,000   0.17%       98.88%          1          7.5100%      Actual/360   0.055%
6475                       1,100,000          1,096,888   0.15%       99.03%          1          7.8250%      Actual/360   0.055%
8749                       1,050,000          1,050,000   0.15%       99.18%          1          8.0400%      Actual/360   0.080%
8574                       1,050,000          1,047,224   0.15%       99.33%          1          8.1500%      Actual/360   0.055%
---------------------------------------------------------------------------------------------------------------------------------
8466                       1,035,000          1,031,732   0.14%       99.47%          1          7.2800%      Actual/360   0.055%
6238                       1,015,000          1,010,833   0.14%       99.61%          1          8.6250%      Actual/360   0.055%
6230                       1,000,000            997,068   0.14%       99.75%          1          7.6500%      Actual/360   0.055%
6254                       1,000,000            996,566   0.14%       99.89%          1          7.4600%      Actual/360   0.055%
6239                         789,750            774,546   0.11%      100.00%          1          9.8750%      Actual/360   0.055%

                        $716,143,374       $714,739,121                                          7.2790%                   0.057%




(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                    STATED
                                      ORIGINAL    REMAINING                                                              ANNUAL
                         NET          TERM TO      TERM TO        ORIGINAL      INTEREST      FIRST                    PRINCIPAL &
                      MORTGAGE       MATURITY     MATURITY      AMORTIZATION     ONLY        PAYMENT      MATURITY       INTEREST
   Loan Number         RATE            (MO.)       (MO.)          TERM (MO.)     MONTHS        DATE          DATE        PAYMENTS
------------------  ---------------------------------------------------------------------------------------------------------------
6190                    7.1480%         180           180              360             0        07/01/98     06/01/13    126,292
6397                    7.6450%         120           118              300             0        05/01/98     04/01/08    136,271
6284                    7.4150%         120           118              360             0        05/01/98     04/01/08    125,797
---------------------------------------------------------------------------------------------------------------------------------
9365                    7.7250%         120           119              240             0        06/01/98     05/01/08    148,104
6059                    7.2550%         180           178              240             0        05/01/98     04/01/13    138,159
6236                    8.5700%         120           110              300             0        09/01/97     08/01/07    141,578
5535                    6.8050%         120           115              300             0        02/01/98     01/01/08    108,868
5873                    7.3850%         115           115              295             0        07/01/98     01/01/08    108,156
---------------------------------------------------------------------------------------------------------------------------------
6189                    6.8560%         180           178              300             0        05/01/98     04/01/13    101,801
             6189a
             6189b
             6189c
             6189d
---------------------------------------------------------------------------------------------------------------------------------
6237                    8.5700%         120           111              300             0        10/01/97     09/01/07    117,168
8782                    7.4550%         120           120              300             0        07/01/98     06/01/08    105,621
6475                    7.7700%         120           117              300             0        04/01/98     03/01/08    100,354
8749                    7.9600%         120           120              300             0        07/01/98     06/01/08     97,583
8574                    8.0950%         120           117              300             0        04/01/98     03/01/08     98,504
---------------------------------------------------------------------------------------------------------------------------------
8466                    7.2250%         120           117              300             0        04/01/98     03/01/08     90,013
6238                    8.5700%         120           112              360             0        11/01/97     10/01/07     94,735
6230                    7.5950%         120           117              300             0        04/01/98     03/01/08     89,853
6254                    7.4050%         180           178              240             0        05/01/98     04/01/13     96,378
6239                    9.8200%         180           172              180             0        11/01/97     10/01/12    101,117

                        7.2216%         136           134              327



(RESTUBBED TABLE CONTINUED FROM ABOVE

                       ANNUAL                         UNDERWRITTEN                          DEBT
                      INTEREST   1996 NET   1997 NET       NET      UNDERWRITTEN          SERVICE             CUT-OFF
                        ONLY     OPERATING  OPERATING    OPERATING    NET CASH   LOCKBOX  COVERAGE  APPRAISED    DATE   MATURITY
   Loan Number        PAYMENTS   INCOME(A) INCOME (A)     INCOME        FLOW     IN PLACE  RATIO      VALUE      LTV      LTV
------------------  --------------------------------------------------------------------------------------------------------------
6190                              34,836       242,656     207,141      198,641     No       1.57     2,250,000    68.89%    53.20%
6397                                           155,047     246,886      209,501     No       1.54     2,450,000    61.51%    50.37%
6284                             236,947       254,613     227,317      202,505     No       1.61     2,200,000    68.09%    60.24%
-----------------------------------------------------------------------------------------------------------------------------------
9365                                                       208,631      184,844     No       1.25     2,400,000    62.40%    43.77%
6059                             260,041       224,075     238,222      213,809     No       1.55     2,700,000    53.52%    22.66%
6236                             231,106       311,063     281,626      225,897     No       1.60     2,432,000    59.04%    48.90%
5535                             212,098       310,907     301,929      274,482     No       2.52     2,800,000    46.14%    36.96%
5873                             158,845       168,078     143,231      140,531     No       1.30     2,000,000    60.95%    49.66%
-----------------------------------------------------------------------------------------------------------------------------------
6189                             190,360       184,786     178,316      160,629              1.58     1,770,000    68.20%    43.04%
             6189a                55,040        44,564      47,467       44,467     No                  420,000    71.26%    44.97%
             6189b                42,404        48,872      45,426       41,426     No                  470,000    63.68%    40.19%
             6189c                41,837        39,045      38,132       33,632     No                  330,000    78.61%    49.61%
             6189d                51,079        52,305      47,291       41,104     No                  550,000    63.49%    40.07%
-----------------------------------------------------------------------------------------------------------------------------------
6237                             120,181       183,962     181,939      155,063     No       1.32     1,630,000    73.03%    61.73%
8782                                           134,031     151,175      137,425     No       1.30     1,616,000    73.64%    59.84%
6475                                                       135,641      133,309     No       1.33     1,470,000    74.62%    61.40%
8749                                                       129,010      124,556     No       1.28     1,475,000    71.19%    58.76%
8574                             236,915       164,098     189,886      163,335     No       1.66     1,600,000    65.45%    54.35%
-----------------------------------------------------------------------------------------------------------------------------------
8466                                           138,602     123,642      119,142     No       1.32     1,360,000    75.86%    61.43%
6238                                           105,880     128,986      118,486     No       1.25     1,700,000    59.46%    54.16%
6230                             133,903       118,574     150,500      137,228     No       1.53     1,350,000    73.86%    60.46%
6254                                                       125,383      120,617     No       1.25     1,400,000    71.18%    30.42%
6239                                                       155,135      145,635     No       1.44     1,215,000    63.75%    2.36%

                                                                                             1.62                  63.82%    51.29%



(RESTUBBED TABLE CONTINUED FROM ABOVE)


                EFFECTIVE                               CALL     FREE
                LOCKOUT     PREPAYMENT     CALL      PROTECTION PREPAY
                 PERIOD      LOCKOUT    PROTECTION     PERIOD   PERIOD
LOAN NUMBER       (MO.)      END DATE  DESCRIPTION    END DATE   (MO.)        ADDRESS                               CITY
------------------------------------------------------------------------------------------------------------------------------
6190                 180      05/31/13    Defeasance    05/31/13     0     4410-4450 Park Glen Road               Minneapolis
6397                 120      03/31/08    Defeasance    03/31/08     0     3060 Jog Road                          Greenacres
6284                 120      03/31/08    Defeasance    03/31/08     0     34 Startlifter Avenue                  Dover
----------------------------------------------------------------------------------------------------------------------------------
9365                 120      04/30/08    Defeasance    04/30/08     0     2005 E. Cone Boulevard                 Greensboro
6059                 180      03/31/13    Defeasance    03/31/13     0     13727 Southwest Pacific Highway 99W    Tigard
6236                 36       07/31/00    > 1% or YM    01/31/07     6     61 St. Joseph Street                   Mobile
5535                 120      12/31/07    Defeasance    12/31/07     0     10000-10140 NW 53rd Street             Sunrise
5873                 115      12/31/07    Defeasance    12/31/07     0     4249 Avon-Caledonia Road               Caledonia
----------------------------------------------------------------------------------------------------------------------------------
6189                 180      03/31/13    Defeasance    03/31/13     0
             6189a                                                         2122 Grand Ave. South                  Minneapolis
             6189b                                                         3508 Colfax Ave. South                 Minneapolis
             6189c                                                         2712 Pillsbury Ave. South              Minneapolis
             6189d                                                         2121 Hennipen Ave. South               Minneapolis
----------------------------------------------------------------------------------------------------------------------------------
6237                 60       08/31/02    > 1% or YM    02/28/07     6     1230-1236 Los Osos Valley Rd.          Los Osos
8782                 120      05/31/08    Defeasance    05/31/08     0     3111 NE 1st Ave                        Pompano Beach
6475                 120      02/29/08    Defeasance    02/29/08     0     2501 North 32nd St.                    Phoenix
8749                 117      02/29/08    Defeasance    02/29/08     3     1623 Walnut St.                        Philadelphia
8574                 120      02/29/08    Defeasance    02/29/08     0     2900 East Interstate Highway 20        Big Spring
----------------------------------------------------------------------------------------------------------------------------------
8466                 120      02/29/08    Defeasance    02/29/08     0     304 East 89th Street                   New York
6238                 60       09/30/02    > 1% or YM    03/31/07     6     301 & 304 Eastminster, 151
                                                                              &155 Westminster, 148               Henderson
6230                 120      02/29/08    Defeasance    02/29/08     0     246-270 East Street Road               Lower Southampton
6254                 180      03/31/13    Defeasance    03/31/13     0     3790 East Woodmen Drive                Colorado Springs
6239                 60       09/30/02    > 1% or YM    07/02/12     3     201-203 & 264 State St,
                                                                              55 & 75 Sherman St.                 Portland

                     132      03/30/09





(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                              CUT-OFF
                                                                                                DATE      CUT-OFF
                                                                                               BALANCE     DATE
                                                            YEAR BUILT/  SQUARE    NUMBER    PER SQUARE   BALANCE     OCCUPANCY
   LOAN NUMBER      STATE   ZIP CODE PROPERTY TYPE           RENOVATED   FEET      OF UNITS     FOOT      PER UNIT     RATE
------------------  ----------------------------------------------------------------------------------------------------------
6190                   MN    55436     Multifamily               1997                       34               45,588         100%
6397                   FL    33467     Retail, Unanchored        1986         46,082                 33                      89%
6284                   DE    19901     Office                    1989         34,000                 44                     100%
----------------------------------------------------------------------------------------------------------------------------------
9365                   NC    27405     Retail, Anchored          1976        114,180                 13                      74%
6059                   OR    97223     Retail, Unanchored        1990         22,275                 65                      94%
6236                   AL    36606     Office                    1996         59,539                 24                      86%
5535                   FL    33351     Industrial/Warehouse      1995         55,090                 23                     100%
5873                   NY    14232     Mobile Home               1980                       54               22,573         100%
----------------------------------------------------------------------------------------------------------------------------------
6189                                                                                        69               73,242
             6189a     MN    55412     Multifamily               1996                       12               24,942         100%
             6189b     MN    55412     Multifamily               1960                       16               18,707         100%
             6189c     MN    55412     Multifamily               1966                       18               14,411         100%
             6189d     MN    55412     Multifamily               1913                       23               15,182         100%
---------------------------------------------------------------------------------------------------------------------------------
6237                   CA    93402     Office                    1988         24,552                 48                     100%
8782                   FL    33064     Multifamily               1997                       55               21,636         100%
6475                   AZ    85008     Medical Office            1986         11,658                 94                     100%
8749                   PA    19103     Retail, Unanchored        1997         9,242                 114                     100%
8574                   TX    79720     Hotel                     1995                       64               16,363          62%
---------------------------------------------------------------------------------------------------------------------------------
8466                   NY    10128     Multifamily               1910                       18               57,318         100%
6238                   NV    89015     Multifamily               1977                       42               24,067          93%
6230                   PA    19407     Retail, Unanchored        1997         14,975                 67                     100%
6254                   CO    80903     Retail, Unanchored        1997         8,333                 120                     100%
6239                   ME    04101     Multifamily               1992                       38               20,383          97%







(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                   ANNUAL         ANNUAL                                          LARGEST      LARGEST
                    OCCUPANCY    REPLACEMENT   REPLACEMENT                                        TENANT       TENANT
                    RATE AS OF   RESERVES PER  RESERVES PER                                       SQUARE        LEASE
 LOAN NUMBER         DATE          SQ FOOT      UNIT              LARGEST TENANT                   FEET       EXPIRATION
------------------  ---------------------------------------------------------------------------------------------------------------
6190                   02/28/98                     250
6397                   03/05/98           0.24                 EBS 2000                             5,098          10/1/99
6284                   12/11/97           0.15                 Discover Card                       34,000           1/1/01
------------------------------------------------------------------------------------------------------------------------------
9365                   03/25/98           0.15                 Kmart                               84,180          2/28/08
6059                   02/07/98           0.31                 Hollywood Video                      6,450          6/30/00
6236                   03/03/98           0.20                 Southtrust Bank                     25,899          8/31/99
5535                   03/01/98           0.15                 One Price Concepts, Inc.             3,000          1/31/99
5873                   04/07/98                     50
------------------------------------------------------------------------------------------------------------------------------
6189
             6189a     02/01/98
             6189b     02/01/98
             6189c     02/01/98
             6189d     02/01/98
------------------------------------------------------------------------------------------------------------------------------
6237                   12/31/97           0.13                 Teatronics, Inc.                     7,922         10/31/01
8782                   04/09/98                     250
6475                   02/01/98           0.20                 Gary Hall Eye Institute             11,658          1/31/13
8749                                      0.10                 Le Colonial                          9,242          2/28/12
8574                   11/30/97                     415
------------------------------------------------------------------------------------------------------------------------------
8466                   01/06/98                     250
6238                   07/23/97
6230                   01/15/98           0.10                 Weight Watchers of Phila.            3,000         10/31/00
6254                   01/07/98           0.10                 Blockbuster                          6,500          6/30/07
6239                   07/24/97







(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             2ND      2ND
                                                          LARGEST   LARGEST
                                                           TENANT   TENANT
                                                          SQUARE     LEASE      CROSS-
 LOAN NUMBER        2ND LARGEST TENANT                      FEET   EXPIRATION  COLLATERALIZED  CROSS-COLLATERALIZED DESCRIPTION
------------------ ----------------------------------------------------------------------------------------------------------------
6190                                                                                 No
6397                Job Site Personnel, Inc.                 4,200       12/1/01     Yes         Crossed With Loan #6341
6284                                                                                 No
-----------------------------------------------------------------------------------------------------------------------------------
9365                                                                                 No
6059                AAMCO                                    4,125       5/31/02     No
6236                Jackson & Taylor                         8,792       8/31/02     No
5535                Performance Brands, Inc.                 3,000       5/31/98     No
5873                                                                                 No
-----------------------------------------------------------------------------------------------------------------------------------
6189                                                                                 Yes           Multiple Properties
             6189a                                                                   Yes           Multiple Properties
             6189b                                                                   Yes           Multiple Properties
             6189c                                                                   Yes           Multiple Properties
             6189d                                                                   Yes           Multiple Properties
-----------------------------------------------------------------------------------------------------------------------------------
6237                Los Osos Christian Fellowship            7,295       6/30/98     No
8782                                                                                 No
6475                                                                                 No
8749                                                                                 No
8574                                                                                 No
-----------------------------------------------------------------------------------------------------------------------------------
8466                                                                                 No
6238                                                                                 No
6230                Freedom Valley Girl Scouts               3,000       7/31/02     No
6254                Subway                                   1,833       12/31/07    No
6239                                                                                 No



(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                                          REPLACEMENT
                    RELEASE                                             TAX    INSURANCE     RESERVE
 LOAN NUMBER        PROVISION    RELEASE PROVISION DESCRIPTION          ESCROW   ESCROW      ESCROW   SPRINGING ESCROW DESCRIPTION
------------------  ---------------------------------------------------------------------------------------------------------------
6190                     No                                                 Yes      Yes      Yes
6397                     Yes      1.54x Dscr - Par Defeasance Release       Yes      Yes      Yes
6284                     No                                                 Yes      Yes      Yes
-----------------------------------------------------------------------------------------------------------------------------------
9365                     No                                                 Yes      Yes      Yes
6059                     No                                                 Yes      Yes      Yes
6236                     No                                                 Yes      Yes      Yes
5535                     No                                                 Yes      Yes      Yes
5873                     No                                                 Yes      Yes      Yes
-----------------------------------------------------------------------------------------------------------------------------------
6189
             6189a       Yes      1.46x Dscr - 125% Defeasance Release      Yes      Yes      No         Replacement
             6189b       Yes      1.46x Dscr - 125% Defeasance Release      Yes      Yes      No         Replacement
             6189c       Yes      1.46x Dscr - 125% Defeasance Release      Yes      Yes      No         Replacement
             6189d       Yes      1.46x Dscr - 125% Defeasance Release      Yes      Yes      No         Replacement
-----------------------------------------------------------------------------------------------------------------------------------
6237                     No                                                 Yes      Yes      Yes
8782                     No                                                 Yes      Yes      Yes
6475                     No                                                 Yes      Yes      Yes
8749                     No                                                 Yes      Yes      Yes
8574                     No                                                 Yes      Yes      Yes
-----------------------------------------------------------------------------------------------------------------------------------
8466                     No                                                 Yes      No       Yes        Insurance
6238                     No                                                  No      No       No
6230                     No                                                 Yes      Yes      Yes
6254                     No                                                 Yes      Yes      Yes
6239                     No                                                  No      No       No         Tax & Insurance



(a) 1997 Net Operating Income reflects the property's historical operating performance over the most recent twelve month period for which operating statements are available. 1996 Net Operating Income reflects the property's historical operating performan to calendar year 1996.

Note: Loan Numbers 9671 - 9675 (The Retail Portfolio) consists of five Mortgage
      Loans which are cross-collateralized and cross-defaulted. For purposes of this Annex, this group of loans has been treated as one Mortgage Loan.

Note: With respect to loan numbers 6414, 5873, 6341, 3912, the terms of the original loan agreements provided for an earnout option, or a one time principal curtailment. Such earnout (or curtailment, as the case may be) has been fully funded to the exte For purposes of this annex, the loan is presented as if it was fully funded on the earnout/curtailment date, with the Stated Original Term to Maturity and Original Amortization Term reduced by the number of months from origination to such earnout/curtailm


                      Comparative Financial Status Report
                                  Exhibit I-1


                                          LAST            ENDING
                                        PROPERTY         SCHEDULED      PAID      ANNUAL
  PROPECTUS                            INSPECTION        PRINCIPAL      THRU       DEBT
   NUMBER          CITY       STATE       DATE            BALANCE       DATE      SERVICE









FINANCIAL INFORMATION:


CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC less than 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC less than 1:



ORIGINAL UNDERWRITING INFORMATION                                 PRIOR FULL YEAR OPERATING INFORMATION
                                                                  AS OF  Y-E YYYY                               NORMALIZED


                                                                    FINANCIAL
 FINANCIAL INFO       %        TOTAL          $                     INFO AS OF      %          TOTAL            $
   AS OF DATE        OCC      REVENUE        NOI          DSCR         DATE        OCC        REVENUE          NOI        DSCR






                  RECEIVED                                        REQUIRED
LOANS                                  BALANCE                                            BALANCE
#                 %                    $               %          %                       $               %





CURRENT ANNUAL OPERATING INFORMATION                           "ACTUAL"  YTD FINANCIAL INFORMATION
AS OF  Y-E YYYY                              NORMALIZED                                    MONTH REPORTED


FINANCIAL                                                           FS            FS
  INFO AS OF       %         TOTAL           $                     START          END         %          TOTAL           $
     DATE         OCC       REVENUE         NOI        DSCR        DATE          DATE        OCC        REVENUE         NOI    DSCR






    NET CHANGE
    CURRENT & BASIS


                        %
         %            TOTAL
        OCC            REV           DSCR






                         Delinquent Loan Status Report
                                  Exhibit I-2


---------------------------------------------------------------------------------------------------------------------------------
                                                                                        TOTAL      TOTAL     OTHER
                                                                            ENDING     O/S P&I      O/S     ADVANCES
  PROSPECTUS     PROPERTY    PROPERTY                   SQ FT     PAID TO   SCHEDULED  ADVANCES   EXPENSES  (TAXES &      TOTAL
     ID            NAME       TYPE       CITY   STATE  OR UNITS     DATE    BALANCE     TO DATE   TO DATE   INSURANCE)   EXPOSURE
---------------------------------------------------------------------------------------------------------------------------------











---------------------------------------------------------------------------

              CURRENT   CURRENT            LTM                       CAP
 PROSPECTUS   MONTHLY   INTEREST   MAT.    NOI              LTM      RATE
    ID          P&I      RATE      DATE    DATE   LTM NOI   DSCR   ASSIGNED
---------------------------------------------------------------------------













                                      B-2



                         Delinquent Loan Status Report
                                  Exhibit I-2



------------------------------------------------------------------------------------------------------------------------------
                                                       VALUE                  APPRAISAL,    LOSS                      TOTAL
                                                       USING     VALUATION/   BPO, OR      USING 92%                APPRAISAL
 PROSPECTUS     PROPERTY    PROPERTY                  NOI & CAP  APPRAISAL    INTERNAL    APPRAISAL   ESTIMATED     REDUCTION
    ID            NAME       TYPE       CITY   STATE    RATE       DATE        VALUE       OR BPO     RECOVERY %     REALIZED
------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------
                                              EXPECTED
                                       FCL      FCL
 PROSPECTUS   TRANSFER   RESOLUTION   START     SALE      WORKOUT
    ID          DATE       DATE       DATE      DATE     STRATEGY
-------------------------------------------------------------------







                                      B-3




                         Delinquent Loan Status Report
                                  Exhibit I-2


--------------------------------------------------------------


PROSPECTUS   PROPERTY    PROPERTY
   ID          NAME       TYPE       CITY   STATE   COMMENTS
--------------------------------------------------------------












                      HISTORICAL LOAN MODIFICATION REPORT
                                  EXHIBIT I-3

-------------------------------------------------------------------------------------------------------------------------------
                                                      BALANCE WHEN    BALANCE AT
                          MODIFICATION  MODIFICATION    SENT TO     THE EFFECTIVE
 PROSPECTUS                  OR EXT       EFFECTIVE     SPECIAL       DATE OF       OLD   NEW   # OF    OLD     NEW      OLD
    ID       CITY  STATE      FLAG           DATE       SERVICER     MODIFICATION   RATE  RATE  MONTHS  P & I  P & I   MATURITY
-------------------------------------------------------------------------------------------------------------------------------









                      HISTORICAL LOAN MODIFICATION REPORT
                                  EXHIBIT I-3

-------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS             NEW        MONTHS FOR   REALIZED LOSS   ESTIMATED INTEREST
     ID         CITY   MATURITY     MOD CHANGE     TO TRUST         LOSS TO TRUST                COMMENTS
-------------------------------------------------------------------------------------------------------------------------------











                        HISTORICAL LOSS ESTIMATE REPORT
                                  EXHIBIT I-4

---------------------------------------------------------------------------------------------------------------------------------
                                                             LATEST                        NET AMOUNT    SCHEDULED     TOTAL
                                                    % REC   APPRAISAL    EFFECTIVE          RECEIVED      BALANCE       P&I
PROSPECTUS   PROPERTY   PROPERTY                     FROM   OR BROKERS    DATE OF    SALES    FROM        (AS OF        PAID
    ID         NAME       TYPE     CITY   STATE      SALE    OPINION        SALE     PRICE    SALE       RESOLUTION)  (ADVANCES)
---------------------------------------------------------------------------------------------------------------------------------








----------------------------------------
               TOTAL         SERVICING
PROSPECTUS    EXPENSES         FEES
   ID       (OUTSTANDING)     EXPENSE
----------------------------------------









                        HISTORICAL LOSS ESTIMATE REPORT
                                  EXHIBIT I-4


------------------------------------------------------------------------------------------------------------------------
                                                      ACUTAL     DATE     MINOR      DATE       TOTAL          LOSS %
                                                      LOSSES     LOSS      ADJ     MINOR ADJ     LOSS           OF
PROSPECTUS   PROPERTY   PROPERTY             NET      PASSED    PASSED     TO       PASSED       WITH        SCHEDULED
    ID         NAME       TYPE     CITY   PROCEEDS   THROUGH   THROUGH   TRUST     THROUGH    ADJUSTMENT      BALANCE
------------------------------------------------------------------------------------------------------------------------











                               REO STATUS REPORT
                                  EXHIBIT I-5

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     TOTAL                 OTHER
                                                                         ENDING       P&I       TOTAL     ADVANCES
 PROSPECTUS   PROPERTY   PROPERTY                  SQ FT    PAID THRU   SCHEDULED   ADVANCES   EXPENSES   (TAXES &      TOTAL
     ID         NAME       TYPE     CITY   STATE  OR UNITS     DATE      BALANCE     TO DATE    TO DATE   INSURANCE)   EXPOSURE
---------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------
                                                                        VALUATION
               CURRENT                                        CAP           /
 PROSPECTUS    MONTHLY    MATURITY  LTM NOI   LTM    LTM      RATE      APPRAISAL
     ID          P&I        DATE      DATE    NOI    DSCR   ASSIGNED       DATE
-----------------------------------------------------------------------------------









                               REO STATUS REPORT
                                  EXHIBIT I-5

-------------------------------------------------------------------------------------------------------------------------------
                                                   VALUE      APPRAISAL /                                 TOTAL     SPECIAL
                                                   USING        BPO OR       LOSS USING                 APPRAISAL  SERVICING
 PROSPECTUS   PROPERTY   PROPERTY                 NOI & CAP    INTERNAL     92% APPRAISAL   ESTIMATED   REDUCTION  TRANSFER
     ID         NAME       TYPE     CITY   STATE    RATE        VALUE          OR BPO       RECOVERY %  REALIZED     DATE
-------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------
                  REO        PENDING
 PROSPECTUS   ACQUISITION  RESOLUTION
     ID          DATE        DATE          COMMENTS
------------------------------------------------------










                              SERVICER WATCH LIST
                                  EXHIBIT I-6


---------------------------------------------------------------------------------------------------------
                                                   ENDING    PAID
 PROSPECTUS   PROPERTY   PROPERTY                 SCHEDULED  THRU     MATURITY    LTM    COMMENT/REASON
     ID         NAME       TYPE     CITY   STATE   BALANCE   DATE       DATE      DSCR    ON WATCH LIST
---------------------------------------------------------------------------------------------------------













                       OPERATING STATEMENT ANALYSIS REPORT
                                  Exhibit I-7
As of

PROPERTY OVERVIEW:
        Prospectus Number
        Sched Balance/Paid to Date
        Property Name
        Property Type
        Property Address
        City, State
        Net Rentable Square Feet
        Year Built/Renovated
        Year of Operations             UNDERWRITING        1995          1996         1997     1998 YTD
        Occupancy Rate
        Average Rental Rate

INCOME:
        No. of Months Annualized                                                             # OF MONTHS
        Period Ended                   UNDERWRITING        1995          1996         1997     1998 YTD      1997-BASE   1997-1996
        Statement Classification          BASIS        NORMALIZED    NORMALIZED   NORMALIZED                 VARIANCE    VARIANCE
        Rental Income - Category 1
        Rental Income - Category 2
        Rental Income - Category 3
        Pass Through/Escalations
        Other Income

        EFFECTIVE GROSS INCOME

OPERATING EXPENSES:
        Real Estate Taxes
        Property insurance
        Utilities
        General and Administration
        Repairs and Maintenance
        Management Fees
        Payroll and Benefits
        Advertising and Marketing
        Professional Fees
        Other Expenses
        Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

        Leasing Commissions
        Tenant Improvements
        Replacement Reserves
        Other Capital Expense
Total Capital Items

NOI AFTER CAPITAL ITEMS

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :


                           NOI ADJUSTMENT WORKSHEET
                                  EXHIBIT I-8

AS OF MM/DD/YY


PROPERTY OVERVIEW:
        Prospectus Number
        Sched Balance/Paid to Date
        Property Name
        Property Type
        Property Address
        City, State
        Net Rentable Square Feet
        Year Built/Renovated
        Year of Operations                     BORROWER           ADJUSTMENT          NORMALIZED
        Occupancy Rate
        Average Rental Rate

INCOME:
        No. of Months Annualized                                                     # OF MONTHS
        Period Ended                         UNDERWRITING                              1998 YTD
        Statement Classification                BASIS             NORMALIZED
        Rental Income - Category 1
        Rental Income - Category 2
        Rental Income - Category 3
        Pass Through/Escalations
        Other Income

        EFFECTIVE GROSS INCOME

OPERATING EXPENSES:
        Real Estate Taxes
        Property insurance
        Utilities
        General and Administration
        Repairs and Maintenance
        Management Fees
        Payroll and Benefits
        Advertising and Marketing
        Professional Fees
        Other Expenses
        Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

        Leasing Commissions
        Tenant Improvements
        Replacement Reserves
        Other Capital Expense
Total Capital Items

NOI AFTER CAPITAL ITEMS

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :


                        CSSA Set-Up Data Record Layout
                                  Exhibit I-9

                                                FIELD
FIELD NAME                                      NUMBER     TYPE         FORMAT        DESCRIPTION
----------                                      ------     ----         ------        -----------
Transaction Id                                     1        AN         XXX97001       Unique Issue Identification Mnemonic
Group Id                                           2        AN         XXX9701A       Unique Indentification Number Assigned To
                                                                                      Each Loan Group Within An Issue
Loan Id                                            3        AN      00000000012345    Unique Indentification Number Assigned To
                                                                                      Each Collateral Item In A Pool
Offering Document Loan Id                          4        AN           123          Unique Indentification Number Assigned To
                                                                                      Each Collateral Item In The Prospectus
Original Note Amount                               5     Numeric      1000000.00      The Mortgage Loan Balance At Inception Of
                                                                                      The Note
Original Term Of Loan                              6     Numeric         240          Original Number Of Months Until Maturity Of
                                                                                      Loan
Original Amortization Term                         7     Numeric         360          Original Number Of Months Loan Amortized Over
Original Note Rate                                 8     Numeric        0.095         The Note Rate At Inception Of The Note
Original Payment Rate                              9     Numeric        0.095         Original Rate Payment Calculated On
First Loan Payment Due Date                       10        AN         YYYYMMDD       First Payment Date On The Mortgage Loan
Grace Days Allowed                                11     Numeric          10          Number Of Days From Due Date Borrower Is
                                                                                      Permitted To Remit Payment
Interest Only (Y/N)                               12        AN            Y           Y=Yes,  N=No
Balloon (Y/N)                                     13        AN            Y           Y=Yes,  N=No
Interest Rate Type                                14     Numeric          1           1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code                      15     Numeric          1           1=30/360, 2=Actual/365, 3=Actual/360,
                                                                                      4=Actual/Actual, 5=Actual/366, 6=Simple,
                                                                                      7=78'S
Interest in Arrears (Y/N)                         16        AN            Y           Y=Yes,  N=No
Payment Type Code                                 17     Numeric          1           See Payment Type Code Legend
Prepayment Lock-out End Date                      18        AN         YYYYMMDD       Date After Which Loan Can Be Prepaid
Yield Maintenance End Date                        19        AN         YYYYMMDD       Date After Which Loan Can Be Prepaid Without
                                                                                      Yield Maintenance
Prepayment Premium End Date                       20        AN         YYYYMMDD       Date After Which Loan Can Be Prepaid Without
                                                                                      Penalty
Prepayment Terms Description                      21        AN           Text         Description Of Prepayment Terms (Not To
                                                                                      Exceed 50 Characters)
ARM Index Code                                    22        AN            A           See Arm Index Code Legend
First Rate Adjustment Date                        23        AN         YYYYMMDD       Date Note Rate Originally Changed
First Payment Adjustment Date                     24        AN         YYYYMMDD       Date Payment Originally Changed
ARM Margin                                        25     Numeric        0.025         Rate Added To Index Used In The Determination
                                                                                      Of The Gross Interest Rate
Lifetime Rate Cap                                 26     Numeric         0.15         Maximum Rate That The Borrower Must Pay On
                                                                                      An Arm Loan Per The Loan Agreement
Lifetime Rate Floor                               27     Numeric         0.05         Minimum Rate That The Borrower Must Pay On
                                                                                      An Arm Loan Per The Loan Agreement
Periodic Rate Increase Limit                      28     Numeric         0.02         Maximum Periodic Increase To The Note Rate
                                                                                      Allowed Per The Loan Agreement
Periodic Rate Decrease Limit                      29     Numeric         0.02         Minimum Periodic Increase To The Note Rate
                                                                                      Allowed Per The Loan Agreement
Periodic Payment Adjustment Max-%                 30     Numeric         0.03         Maximum Periodic Percentage Increase To The
                                                                                      Borrowers P&I Payment Allowed Per The Loan
                                                                                      Agreement
Periodic Payment Adjustment Max-$                 31     Numeric       5000.00        Maximum Periodic Dollar Increase To The
                                                                                      Borrowers P&I Payment Allowed Per The Loan
                                                                                      Agreement
Payment Frequency                                 32     Numeric          1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                      12=Annually...

                                     B-14



                        CSSA Set-Up Data Record Layout
                                  Exhibit I-9
                                                FIELD
FIELD NAME                                      NUMBER     TYPE         FORMAT        DESCRIPTION
----------                                      ------     ----         ------        -----------
Rate Reset Frequency In Months                    33     Numeric          1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                      12=Annually...
Payment Reset Frequency In Months                 34     Numeric          1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                      12=Annually...
Rounding Code                                     35     Numeric          1           Rounding Method For Sum Of Index Plus Margin
                                                                                      (See Rounding Code Legend)
Rounding Increment                                36     Numeric       0.00125        Used In Conjunction With Rounding Code
Index Look Back In Days                           37     Numeric          45          Use Index In Effect X Days Prior To
                                                                                      Adjustment Date
Negative Amortization Allowed (Y/N)               38        AN            Y           Y=Yes,  N=No
Max Negam Allowed (% Of Orig Balance)             39     Numeric        0.075         Maximum Lifetime Percentage Increase To The
                                                                                      Original Balance Allowed Per The Loan
                                                                                      Agreement
Maximum Negam Allowed ($)                         40     Numeric       25000.00       Maximum Lifetime Dollar Increase To The
                                                                                      Original Balance Allowed Per The Loan
                                                                                      Agreement
Remaining Term At Securitization                  41     Numeric         240          Remaining Number Of Months Until Maturity
                                                                                      Of Loan At Cutoff
Remaining Amortized Term At Securitization        42     Numeric         360          Remaining Number Of Months Loan Amortized
                                                                                      Over At Cutoff
Maturity Date At Securitization                   43        AN         YYYYMMDD       The Scheduled Maturity Date Of The Mortgage
                                                                                      Loan At Securitization
Scheduled Principal Balance At Securitization     44     Numeric      1000000.00      The Scheduled Principal Balance Of The
                                                                                      Mortgage Loan At Securitization
Note Rate At Securitization                       45     Numeric        0.095         Cutoff Annualized Gross Interest Rate
                                                                                      Applicable To The Calculation Of Scheduled
                                                                                      Interest
Servicer And Trustee Fee Rate                     46     Numeric       0.00025        Cutoff Annualized Fee Paid To The Servicer
                                                                                      And Trustee
Fee Rate / Strip Rate 1                           47     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 2                           48     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 3                           49     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 4                           50     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 5                           51     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Net Rate At Securitization                        52     Numeric       0.00001        Cutoff Annualized Interest Rate Applicable
                                                                                      To The Calculation Of Remittance Interest
Periodic P&I Payment At Securitization            53     Numeric       3000.00        The Periodic Scheduled Principal & Interest
                                                                                      Payment
# Of Properties                                   54     Numeric          13          The Number Of Properties Underlying The
                                                                                      Mortgage Loan
Property Name                                     55        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property Address                                  56        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property City                                     57        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property State                                    58        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property Zip Code                                 59        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property County                                   60        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property Type Code                                61        AN            MF          If Number Of Properties Is Greater Than
                                                                                      1 Then "Various" (See Property Type Code
                                                                                      Legend)
Net Square Feet At Securitization                 62     Numeric        25000         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
# Of Units/Beds/Rooms At Securitization           63     Numeric          75          If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Year Built                                        64        AN           1990         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"


                                     B-15


                        CSSA Set-Up Data Record Layout
                                  Exhibit I-9

                                                FIELD
FIELD NAME                                      NUMBER     TYPE         FORMAT        DESCRIPTION
----------                                      ------     ----         ------        -----------
NOI At Securitization                             65     Numeric      100000.00       Net Operating Income At Securitization
DSCR At Securitization                            66     Numeric         2.11         DSCR At Securitization
Appraisal Value At Securitization                 67     Numeric      1000000.00      Appraisal Value At Securitization
Appraisal Date At Securitization                  68        AN         YYYYMMDD       Appraisal Date At Securitization
Physical Occupancy At Securitization              69     Numeric         0.88         Physical Occupancy At Securitization
Revenue At Securitization                         70     Numeric      100000.00       Revenue At Securitization
Operating Expenses At Securitization              71     Numeric      100000.00       Expenses At Securitization
Securitization Financials As Of Date              72        AN         YYYYMMDD       Securitization Financials As Of Date
Recourse (Y/N)                                    73        AN            Y           Y=Yes,  N=No
Ground Lease (Y/N)                                74        AN            Y           Y=Yes,  N=No
Cross-Collateralized Loan Grouping                75     Numeric         9(3)         All Loans With The Same Numeric Value Are
                                                                                      Crossed
Collection Of Escrows (Y/N)                       76        AN            Y           Y=Yes,  N=No
Collection Of Other Reserves (Y/N)                77        AN            Y           Y=Yes,  N=No
Lien Position At Securitization                   78     Numeric          1           1=First, 2=Second...


                       CSSA Periodic Data Record Layout
                                 Exhibit I-10

                                                FIELD
FIELD NAME                                      NUMBER    TYPE          FORMAT        DESCRIPTION
----------                                      ------    ----          ------        -----------
Transaction Id (pool ID)                           1       AN           XXX97001      Unique Issue Identification Mnemonic
Group Id (subgroup within a pool)                  2       AN           XXX9701A      Unique Identification Number Assigned To
                                                                                      Each Loan Group Within An Issue
Loan Id (loan number)                              3       AN        00000000012345   Unique Identification Number Assigned To Each
                                                                                      Collateral Item In A Pool
Prospectus Id                                      4       AN              123        Unique Identification Number Assigned To Each
                                                                                      Collateral Item In The Prospectus
Distribution Date                                  5       AN           YYYYMMDD      Date Payments  Made To Certificateholders
Current Beginning Scheduled  Balance               6    Numeric         100000.00     Outstanding Scheduled Principal Balance At
                                                                                      The Beginning Of The Current Period
Current Ending Scheduled  Balance                  7    Numeric         100000.00     Outstanding Scheduled Principal Balance At
                                                                                      The End Of The Current Period
Paid To Date                                       8       AN           YYYYMMDD      Due Date Of The Last Interest Payment
                                                                                      Received
Current Index Rate                                 9    Numeric           0.09        Index Rate Used In The Determination Of
                                                                                      The Current Period Gross Interest Rate
Current Note Rate                                 10    Numeric           0.09        Annualized Gross Rate Applicable To The
                                                                                      Calculation Of The Current Period Scheduled
                                                                                      Interest
Maturity Date                                     11       AN           YYYYMMDD      Date Collateral Is Scheduled To Make Its
                                                                                      Final Payment
Servicer and Trustee Fee Rate                     12    Numeric          0.00025      Annualized Fee Paid To The Servicer And
                                                                                      Trustee
Fee Rate/Strip Rate 1                             13    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 2                             14    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 3                             15    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 4                             16    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 5                             17    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Net Pass-Through Rate                             18    Numeric          #VALUE!      Annualized Interest Rate Applicable To The
                                                                                      Calculation Of The Current Period Remittance
                                                                                      Interest
Next Index Rate                                   19    Numeric           0.09        Index Rate Used In The Determination Of The
                                                                                      Next Period Gross Interest Rate
Next Note Rate                                    20    Numeric           0.09        Annualized Gross Interest Rate Applicable To
                                                                                      The Calculation Of The Next Period Scheduled
                                                                                      Interest
Next Rate Adjustment Date                         21       AN           YYYYMMDD      Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                      22       AN           YYYYMMDD      Date Scheduled P&I Amount Is Next Scheduled
                                                                                      To Change
Scheduled Interest Amount                         23    Numeric          1000.00      Scheduled Gross Interest Payment Due For The
                                                                                      Current Period
Scheduled Principal Amount                        24    Numeric          1000.00      Scheduled Principal Payment Due For The
                                                                                      Current Period
Total Scheduled P&I Due                           25    Numeric          1000.00      Scheduled Principal And Interest Payment Due
                                                                                      For The Current Period
Neg am/Deferred Interest Amount                   26    Numeric          1000.00      Negative Amortization/Deferred Interest
                                                                                      Amount Due For The Current Period
Unscheduled Principal Collections                 27    Numeric          1000.00      Unscheduled Payments Of Principal Received
                                                                                      During The Related Collection Period
Other Principal Adjustments                       28    Numeric          1000.00      Unscheduled Principal Adjustments For The
                                                                                      Related Collection Period
Liquidation/Prepayment Date                       29       AN           YYYYMMDD      Date Unscheduled Payment Of Principal
                                                                                      Received
Prepayment Penalty/Yield Maint Received           30    Numeric          1000.00      Additional Payment Required From Borrower
                                                                                      Due To Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)            31    Numeric          1000.00      Scheduled Gross Interest Applicable To The
                                                                                      Prepayment Amount



                                     B-17





                       CSSA Periodic Data Record Layout
                                 Exhibit I-10


                                                FIELD
FIELD NAME                                      NUMBER    TYPE          FORMAT        DESCRIPTION
----------                                      ------    ----          ------        -----------
Liquidation/Prepayment Code                       32    Numeric             1         See Liquidation/Prepayment Codes Legend
Most Recent ASER $                                33    Numeric          1000.00      Excess Of The Principal Balance Over The
                                                                                      Defined Appraisal Percentage
Most Recent ASER Date                             34       AN           YYYYMMDD      Date ASER  Amount Applied To Loan
Cumulative ASER $                                 35    Numeric          1000.00      Cumulative ASER Amount
Actual Balance                                    36    Numeric         100000.00     Outstanding Actual Principal Balance At the
                                                                                      End of The Current Period
Total P&I Advance Outstanding                     37    Numeric          1000.00      Outstanding P&I Advances At The End Of The
                                                                                      Current Period
Total T&I Advance Outstanding                     38    Numeric          1000.00      Outstanding Taxes & Insurance Advances At
                                                                                      The End Of The Current Period
Other Expense Advance Outstanding                 39    Numeric          1000.00      Other Outstanding Advances At The End Of
                                                                                      The Current Period
Status of Loan                                    40       AN               1         See Status Of Loan Legend
In Bankruptcy                                     41       AN               Y         Bankruptcy Status Of Loan (If In Bankruptcy
                                                                                      "Y", Else "N")
Foreclosure Date                                  42       AN           YYYYMMDD      Date Of Foreclosure
REO Date                                          43       AN           YYYYMMDD      Date Of REO
Bankruptcy Date                                   44       AN           YYYYMMDD      Date of Bankruptcy
Net Proceeds Received on Liquidation              45    Numeric         100000.00     Net Proceeds Received On Liquidation To Be
                                                                                      Remitted To The Trust Per The Trust
                                                                                      Documentation
Liquidation Expense                               46    Numeric         100000.00     Expenses Associated With The Liquidation To
                                                                                      Be Netted From The Trust Per The Trust
                                                                                      Documentation
Realized Loss to Trust                            47    Numeric         10000.00      Liquidation Balance Less Net Liquidation
                                                                                      Proceeds Received
Date of Last Modification                         48       AN           YYYYMMDD      Date Loan Was Modified
Modification Code                                 49    Numeric             1         See Modification Codes Legend
Modified Note Rate                                50    Numeric           0.09        Note Rate Loan Modified To
Modified Payment Rate                             51    Numeric           0.09        Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                     52    Numeric          1000.00      Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses                    53    Numeric          1000.00      Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                         54    Numeric          1000.00      Preceding Fiscal Year Net Operating Income
Preceding Fiscal Year Debt Service Amt.           55    Numeric          1000.00      Preceding Fiscal Year Debt Service Amount
Preceding Fiscal Year DSCR                        56    Numeric           2.55        Preceding Fiscal Year Debt Service Coverage
                                                                                      Ratio
Preceding Fiscal Year Physical Occupancy          57    Numeric           0.85        Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date                 58       AN           YYYYMMDD      Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                       59    Numeric          1000.00      Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses                      60    Numeric          1000.00      Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                           61    Numeric          1000.00      Second Preceding Fiscal Year Net Operating
                                                                                      Income
Second Preceding FY Debt Service                  62    Numeric          1000.00      Second Preceding Fiscal Year Debt Service



                                     B-18

                       CSSA Periodic Data Record Layout
                                 Exhibit I-10
                                                FIELD
FIELD NAME                                      NUMBER    TYPE          FORMAT        DESCRIPTION
----------                                      ------    ----          ------        -----------
Second Preceding FY DSCR                          63    Numeric           2.55        Second Preceding Fiscal Year Debt Service
                                                                                      Coverage Ratio
Sec Preceding FY Physical Occupancy               64    Numeric           0.85        Second Preceding Fiscal Year Physical
                                                                                      Occupancy
Sec Preceding FY Financial As of Date             65       AN           YYYYMMDD      Second Preceding Fiscal Year Financial As
                                                                                      Of Date
Most Recent Fiscal YTD Revenue                    66    Numeric          1000.00      Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses                   67    Numeric          1000.00      Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI                        68    Numeric          1000.00      Most Recent Fiscal Year To Date Net Operating
                                                                                      Income
Most Recent Fiscal YTD Debt Service               69    Numeric          1000.00      Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR                       70    Numeric           2.55        Most Recent Fiscal Year To Date Debt Service
                                                                                      Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.                 71    Numeric           0.85        Most Recent Fiscal Year To Date Physical
                                                                                      Occupancy
Most Recent Fiscal YTD Start Date                 72       AN           YYYYMMDD      Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date                   73       AN           YYYYMMDD      Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date                        74       AN           YYYYMMDD      The Date Of The Latest  Available Appraisal
                                                                                      For The Property
Most Recent Appraisal Value                       75    Numeric         100000.00     The Latest  Available Appraisal Value For
                                                                                      The Property
Workout Strategy Code                             76    Numeric             1         See Workout Strategy Codes Legend
Most Recent Spec Service Transfer Date            77       AN           YYYYMMDD      Date Transferred To The Special Servicer
Most Recent Master Service Return Date            78       AN           YYYYMMDD      Date Returned To The Master Servicer
Date Asset is Expected to Be Resolved             79       AN           YYYYMMDD      Date Asset Is Expected To Be Resolved
Year Last Renovated                               80       AN             1997        Year Property Last Renovated

                            CSSA Property Data File
                                 Exhibit I-11


                                               FIELD
FIELD NAME                                     NUMBER    TYPE          FORMAT       DESCRIPTION
----------                                     ------    ----          ------       -----------
Transaction Id                                    1       AN           XXX97001     Unique Issue Identification Mnemonic
Loan Id                                           2       AN        00000000012345  Unique Indentification Number Assigned To Each
                                                                                    Collateral Item In A Pool
Prospectus Loan ID                                3       AN              123       Unique Indentification Number Assigned To Each
                                                                                    Collateral Item In The Prospectus
Property ID                                       4       AN           1001-001     Should contain Prospectus ID and property
                                                                                    identifier, e.g., 1001-001, 1000-002
Distribution Date                                 5       AN           YYYYMMDD
Cross-Collateralized Loan Grouping                6     Numeric          9(3)       All Loans With The Same Numeric Value Are
                                                                                    Crossed
Property Name                                     7       AN             Text
Property Address                                  8       AN             Text
Property City                                     9       AN             Text
Property State                                    10      AN             Text
Property Zip Code                                 11      AN             30303
Property County                                   12      AN             Text
Property Type Code                                13      AN              MF
Year Built                                        14      AN             YYYY
Year Last Renovated                               15      AN             YYYY
Net Square Feet At Securitization                 16    Numeric          25000      RT, IN, WH, OF, MU, SS, OT - SF
# Of Units/Beds/Rooms At Securitization           17    Numeric           75        MF, MHP, LO, HC - Units
Property Status                                   18      AN               1        1=FCL, 2-REO, 3=Defeased, 4=partial Releases,
                                                                                    5=Released, 6=Same as at Securitization
Allocated Percentage of Loan at Securitization    19    Numeric          0.75       Issuer to allocate loan % attributable to
                                                                                    property for multi-property loans
Current Allocated Percentage                      20    Numeric          0.75       Calculation based on Current Allocated Loan
                                                                                    Amount and Current SPB for associated loan
Current Allocated Loan Amount                     21    Numeric         5900900     Maintained by servicer
Ground Lease (Y/N)                                22      AN               N        Either Y=Yes, S=Subordinate, N=No ground lease
Other Escrow / Reserve Balances                   23    Numeric          25000
Most Recent Appraisal Date                        24      AN           YYYYMMDD
Most Recent Appraised Value                       25    Numeric        10000000
Date Asset is Expected to Be Resolved             26      AN           YYYYMMDD     Could be different dates for different
                                                                                    properties if foreclosing
Foreclosure Date                                  27      AN           YYYYMMDD
REO Date                                          28      AN           YYYYMMDD
Occupancy %                                       29    Numeric          0.75       Map to Most Recent Fiscal YTD Physical
                                                                                    Occupancy in CSSA, multiply times Current
                                                                                    Allocated %
Occupancy Date                                    30    Numeric        YYYYMMDD
Date Lease Rollover Review                        31      AN           YYYYMMDD     Roll over review to be completed every 12
                                                                                    months
% Sq. Feet expiring 1-12 months                   32    Numeric          0.20
% Sq. Feet expiring 13-24 months                  33    Numeric          0.20
% Sq. Feet expiring 25-36 months                  34    Numeric          0.20
% Sq. Feet expiring 37-48 months                  35    Numeric          0.20
% Sq. Feet expiring 49-60 months                  36    Numeric          0.20


                                     B-20




                            CSSA Property Data File
                                 Exhibit I-11

                                               FIELD
FIELD NAME                                     NUMBER    TYPE          FORMAT       DESCRIPTION
----------                                     ------    ----          ------       -----------
Largest Tenant (Tenant Name)                      37      AN             Text       For Office, WH, Retail, Industrial, *Only if
                                                                                    disclosed in the offering document
Square Feet of Largest Tenant                     38    Numeric          15000
2nd Largest Tenant (Tenant Name)                  39      AN             Text       For Office, WH, Retail, Industrial, *Only if
                                                                                    disclosed in the offering document
Square Feet of 2nd Largest Tenant                 40    Numeric        15000.000
3rd Largest Tenant (Tenant Name)                  41      AN             Text
Square Feet of 3rd Largest Tenant                 42    Numeric          15000
Fiscal Year End Month                             43    Numeric           12        Needed to indicate month ending for borrower's
                                                                                    Fiscal Year
Securitization Financials As Of Date              44      AN           YYYYMMDD
Revenue At Securitization                         45    Numeric       1000000.00
Operating Expenses At Securitization              46    Numeric       1000000.00
NOI At Securitization                             47    Numeric       1000000.00
DSCR At Securitization                            48    Numeric           1.5       Multiply times the Allocated % at
                                                                                    Securitization
Appraisal Value At Securitization                 49    Numeric       1000000.00
Appraisal Date At Securitization                  50      AN           YYYYMMDD
Physical Occupancy At Securitization              51    Numeric                     Multiply times the Allocated % at
                                                                                    Securitization
Date of Last Inspection                           52      AN           YYYYMMDD
Preceding FY Financial As of Date                 53      AN           YYYYMMDD
Preceding Fiscal Year Revenue                     54    Numeric       1000000.00
Preceding Fiscal Year Expenses                    55    Numeric       1000000.00
Preceding Fiscal Year NOI                         56    Numeric       1000000.00
Preceding Fiscal Year Debt Service Amt            57    Numeric       1000000.00
Preceding Fiscal Year DSCR                        58    Numeric           1.3       Multiply times the Allocated % at
                                                                                    Securitization
Preceding Fiscal Year Physical Occupancy          59    Numeric           0.9       Multiply times the Allocated % at
                                                                                    Securitization
Sec Preceding FY Financial As of Date             60      AN           YYYYMMDD
Second Preceding FY Revenue                       61    Numeric       1000000.00
Second Preceding FY Expenses                      62    Numeric       1000000.00
Second Preceding FY NOI                           63    Numeric       1000000.00
Second Preceding FY Debt Service                  64    Numeric       1000000.00
Second Preceding FY DSCR                          65    Numeric           1.3
Second Preceding FY Physical Occupancy            66    Numeric          0.90


PROSPECTUS

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)
               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 (DEPOSITOR)

                                 -----------

   The commercial mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates".

   Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein); and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Retail properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS included in a particular Trust Fund) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued.

                                 -----------

   If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support described in this Prospectus, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements described in this Prospectus, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   The Depositor does not intend to list any of the Offered Certificates on any securities exchange and has not made any other arrangement for secondary trading of the Offered Certificates. There will have been no public market for the Certificates of any series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. See "Risk Factors".
                                                (cover continued on next page)

   SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

                                 -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                                 -----------

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, which may include Bear, Stearns & Co. Inc., an affiliate of the Depositor, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

   This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                 The date of this Prospectus is May 26, 1998

(cover continued)

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

   Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

   No series of Certificates will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class or Classes will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust

Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   The Master Servicer or Trustee for each series will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of such Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange

Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 245 Park Avenue, New York, New York 10167, Attention:
James G. Reichek, or by telephone at 212-272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS

                                                                                       PAGE
                                                                                    ------
PROSPECTUS SUPPLEMENT..............................................................    2
AVAILABLE INFORMATION..............................................................    3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..................................    3
SUMMARY OF PROSPECTUS..............................................................    9
RISK FACTORS.......................................................................   17
  Secondary Market.................................................................   17
  Limited Assets...................................................................   17
  Prepayments; Average Life of Certificates; Yields................................   18
  Limited Nature of Ratings........................................................   19
  Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
 Loans--General....................................................................   19
   Risks Particular to Cooperatively-Owned Apartment Buildings.....................   21
  Balloon Payments; Borrower Default...............................................   22
  Credit Support Limitations.......................................................   22
  Leases and Rents.................................................................   23
  Environmental Risks..............................................................   23
  Special Hazard Losses............................................................   24
  ERISA Considerations.............................................................   24
  Certain Federal Tax Considerations Regarding Residual Certificates ..............   24
  Certain Federal Tax Considerations Regarding Original Issue Discount ............   25
  Book-Entry Registration..........................................................   25
  Delinquent Mortgage Loan.........................................................   25
DESCRIPTION OF THE TRUST FUNDS.....................................................   25
  General..........................................................................   25
  Mortgage Loans...................................................................   26
    General........................................................................   26
    Default and Loss Considerations with Respect to the Mortgage Loans ............   28
    Payment Provisions of the Mortgage Loans.......................................   30
    Mortgage Loan Information in Prospectus Supplements............................   30
  MBS..............................................................................   31
  Certificate Accounts.............................................................   32
  Credit Support...................................................................   32
  Cash Flow Agreements.............................................................   32
YIELD AND MATURITY CONSIDERATIONS..................................................   32
  General..........................................................................   32
  Pass-Through Rate................................................................   32
  Payment Delays...................................................................   33
  Certain Shortfalls in Collections of Interest....................................   33
  Yield and Prepayment Considerations..............................................   33
  Weighted Average Life and Maturity...............................................   35
  Controlled Amortization Classes and Companion Classes............................   36
  Other Factors Affecting Yield, Weighted Average Life and Maturity  ..............   36
    Balloon Payments; Extensions of Maturity.......................................   36
    Negative Amortization..........................................................   37
    Foreclosures and Payment Plans.................................................   37
    Losses and Shortfalls on the Mortgage Assets...................................   37
    Additional Certificate Amortization............................................   38
    Optional Early Termination.....................................................   38
THE DEPOSITOR......................................................................   38
USE OF PROCEEDS....................................................................   39

                                5

                                                                                     PAGE
                                                                                    ------
DESCRIPTION OF THE CERTIFICATES....................................................   39
  General..........................................................................   39
  Distributions....................................................................   39
  Distributions of Interest on the Certificates....................................   40
  Distributions of Principal on the Certificates...................................   41
  Distributions on the Certificates in Respect of Prepayment Premiums or in
 Respect   of Equity Participations................................................   41
  Allocation of Losses and Shortfalls..............................................   42
  Advances in Respect of Delinquencies.............................................   42
  Reports to Certificateholders....................................................   43
  Voting Rights....................................................................   44
  Termination......................................................................   44
  Book-Entry Registration and Definitive Certificates..............................   45
DESCRIPTION OF THE POOLING AGREEMENTS..............................................   47
  General..........................................................................   47
  Assignment of Mortgage Loans; Repurchases........................................   47
  Representations and Warranties; Repurchases......................................   48
  Collection and Other Servicing Procedures........................................   49
  Sub-Servicers....................................................................   49
  Special Servicers................................................................   50
  Certificate Account..............................................................   50
    General........................................................................   50
    Deposits.......................................................................   50
    Withdrawals....................................................................   51
  Modifications, Waivers and Amendments of Mortgage Loans..........................   53
  Realization Upon Defaulted Mortgage Loans........................................   53
  Hazard Insurance Policies........................................................   55
  Due-on-Sale and Due-on-Encumbrance Provisions....................................   56
  Servicing Compensation and Payment of Expenses...................................   56
  Evidence as to Compliance........................................................   56
  Certain Matters Regarding the Master Servicer and the Depositor  ................   57
  Events of Default................................................................   58
  Rights Upon Event of Default.....................................................   58
  Amendment........................................................................   59
  List of Certificateholders.......................................................   59
  The Trustee......................................................................   59
  Duties of the Trustee............................................................   60
  Certain Matters Regarding the Trustee............................................   60
  Resignation and Removal of the Trustee...........................................   60
DESCRIPTION OF CREDIT SUPPORT......................................................   61
  General..........................................................................   61
  Subordinate Certificates.........................................................   61
  Cross-Support Provisions.........................................................   61
  Insurance or Guarantees with Respect to Mortgage Loans...........................   62
  Letter of Credit.................................................................   62
  Certificate Insurance and Surety Bonds...........................................   62
  Reserve Funds....................................................................   62
  Credit Support with Respect to MBS...............................................   63
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS............................................   63
  General..........................................................................   63
  Types of Mortgage Instruments....................................................   63
  Leases and Rents.................................................................   64

                                6

                                                                                     PAGE
                                                                                    ------
  Personalty.......................................................................   64
  Foreclosure......................................................................   64
    General........................................................................   64
    Foreclosure procedures vary from state to state................................   64
    Judicial Foreclosure...........................................................   64
    Equitable Limitations on Enforceability of Certain Provisions..................   65
    Non-Judicial Foreclosure/Power of Sale.........................................   65
    Public Sale....................................................................   65
    Rights of Redemption...........................................................   66
    Anti-Deficiency Legislation....................................................   67
  Leasehold Risks..................................................................   67
  Cooperative Shares...............................................................   68
  Bankruptcy Laws..................................................................   68
  Environmental Risks..............................................................   71
  Due-on-Sale and Due-on-Encumbrance Provisions....................................   72
  Subordinate Financing............................................................   72
  Default Interest and Limitations on Prepayments..................................   73
  Adjustable Rate Loans............................................................   73
  Applicability of Usury Laws......................................................   73
  Soldiers' and Sailors' Civil Relief Act of 1940..................................   73
  Type of Mortgaged Property.......................................................   74
  Americans with Disabilities Act..................................................   74
  Forfeitures in Drug and RICO Proceedings.........................................   74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES............................................   76
  Federal Income Tax Consequences for REMIC Certificates ..........................   76
    General........................................................................   76
    Status of REMIC Certificates...................................................   76
    Qualification as a REMIC.......................................................   77
  Taxation of Regular Certificates.................................................   79
    General........................................................................   79
    Original Issue Discount........................................................   79
    Acquisition Premium............................................................   81
    Variable Rate Regular Certificates.............................................   81
    Deferred Interest..............................................................   83
    Market Discount................................................................   83
    Premium........................................................................   84
    Election to Treat All Interest Under the Constant Yield Method ................   84
    Sale or Exchange of Regular Certificates.......................................   84
    Treatment of Losses............................................................   85
  Taxation of Residual Certificates................................................   86
    Taxation of REMIC Income.......................................................   86
    Basis and Losses...............................................................   87
    Treatment of Certain Items of REMIC Income and Expense.........................   87
    Original Issue Discount and Premium............................................   87
    Deferred Interest..............................................................   88
    Market Discount................................................................   88
    Premium........................................................................   88
    Limitations on Offset or Exemption of REMIC Income.............................   88
    Tax-Related Restrictions on Transfer of Residual Certificates  ................   89
    Disqualified Organizations.....................................................   89
    Noneconomic Residual Interests.................................................   90
    Foreign Investors..............................................................   91

                                7

                                                                                     PAGE
                                                                                    ------
    Sale or Exchange of a Residual Certificate.....................................    91
    Mark to Market Regulations.....................................................    92
  Taxes That May Be Imposed on the REMIC Pool......................................    92
    Prohibited Transactions........................................................    92
    Contributions to the REMIC Pool After the Startup Day..........................    92
    Net Income from Foreclosure Property...........................................    93
  Liquidation of the REMIC Pool....................................................    93
  Administrative Matters...........................................................    93
  Limitations on Deduction of Certain Expenses.....................................    93
  Taxation of Certain Foreign Investors............................................    94
    Regular Certificates...........................................................    94
    Residual Certificates..........................................................    94
  Backup Withholding...............................................................    95
  Reporting Requirements...........................................................    95
  Federal Income Tax Consequences For Certificates as to Which No REMIC Election
   Is Made.........................................................................    96
    Standard Certificates..........................................................    96
     General.......................................................................    96
     Tax Status....................................................................    96
    Premium and Discount...........................................................    97
     Premium.......................................................................    97
     Original Issue Discount.......................................................    97
     Market Discount...............................................................    97
    Recharacterization of Servicing Fees...........................................    97
     Sale or Exchange of Standard Certificates.....................................    98
  Stripped Certificates............................................................    98
    General........................................................................    98
    Status of Stripped Certificates................................................   100
    Taxation of Stripped Certificates..............................................   100
    Original Issue Discount........................................................   100
    Sale or Exchange of Stripped Certificates......................................   100
    Purchase of More Than One Class of Stripped Certificates.......................   101
    Possible Alternative Characterizations.........................................   101
  Federal Income Tax Consequences for FASIT Certificates...........................   101
  Reporting Requirements and Backup Withholding....................................   102
  Taxation of Certain Foreign Investors............................................   102
STATE AND OTHER TAX CONSIDERATIONS.................................................   102
ERISA CONSIDERATIONS...............................................................   102
  General..........................................................................   102
  Plan Asset Regulations...........................................................   103
  Administrative Exemptions........................................................   104
  Unrelated Business Taxable Income; Residual Certificates.........................   104
LEGAL INVESTMENT...................................................................   104
METHOD OF DISTRIBUTION.............................................................   106
LEGAL MATTERS......................................................................   107
FINANCIAL INFORMATION..............................................................   107
RATING.............................................................................   108
INDEX OF PRINCIPAL DEFINITIONS.....................................................   109

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES .........  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

DEPOSITOR .....................  Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation. See "The
                                 Depositor".

MASTER SERVICER ...............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be an affiliate of the Depositor or a Special Servicer. See "Description of the Pooling Agreements-- Collection and Other Servicing Procedures".

SPECIAL SERVICER ..............  One or more special servicers (each, a
                                 "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. See "Description of the Pooling Agreements--Special Servicers".

TRUSTEE .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee".

THE TRUST ASSETS ..............  Each series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

A. MORTGAGE ASSETS ............  The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of loans or participations therein, together with installment sales contracts, or any combination thereof (collectively, the "Mortgage Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of such units and proprietary leases appurtenant thereto (the "Multifamily Properties") or and mobile home parks, (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein) and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                                 As and to the extent described in the
                                 related Prospectus Supplement, a Mortgage
                                 Loan (i) may provide for no accrual of
                                 interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had a principal balance at origination of not less than $25,000 and an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                                 If and to the extent specified in the
                                 related Prospectus Supplement, the Mortgage
                                 Assets with respect to a series of
                                 Certificates may also include, or consist of, (i) private mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

B. CERTIFICATE ACCOUNT ........  Each Trust Fund will include one or more accounts (collectively, the "Certificate
                                 Account") established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency (as defined below) rating one or more classes of the related series of Offered Certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".

C. CREDIT SUPPORT .............  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this Prospectus, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of Credit Support".

D. CASH FLOW AGREEMENTS .......  If so provided in the related Prospectus
                                 Supplement, a Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the

                                 Prospectus Supplement for the related
                                 series. In addition, the related Prospectus
                                 Supplement will contain certain information that pertains to the obligor or counterparty under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".

DESCRIPTION OF CERTIFICATES ...  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                 As described in the related Prospectus
                                 Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
                                 (i) are senior (collectively, "Senior
                                 Certificates") or subordinate (collectively,
                                 "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                                 Each class of Certificates, other than
                                 certain classes of Stripped Interest
                                 Certificates and certain classes of Residual
                                 Certificates (as defined herein), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance and/or Notional Amount and the Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                                 The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates".

DISTRIBUTIONS OF INTEREST
 ON THE CERTIFICATES ..........  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to
                                 Certificateholders as provided in the
                                 related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL
 OF THE CERTIFICATES ..........  Each class of Certificates of each series
                                 (other than certain classes of Stripped
                                 Interest Certificates and certain classes of Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to certain limitations, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

ADVANCES ......................  If and to the extent provided in the related
                                 Prospectus Supplement, if a Trust Fund
                                 includes Mortgage Loans, the Master
                                 Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances maybe entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

TERMINATION ...................  If so specified in the related Prospectus
                                 Supplement, a series of Certificates may be subject to optional early termination through there purchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES .................  If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive Certificates of such class in fully registered, definitive form ("Definitive Certificates"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and
                                 "Description of the Certificates--Book-Entry
                                 Registration and Definitive Certificates".

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  The federal income tax consequences to
                                 Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Certain Federal Income Tax Consequences".

ERISA CONSIDERATIONS ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase and holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT ..............  The Offered Certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ........................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

SECONDARY MARKET

   There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

   The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

   Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

   Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

LIMITED ASSETS

   Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit

Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

   As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to, among other things, the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

   The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

   A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.

   The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".

FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS--GENERAL

   General. A description of risks associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily

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
or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of the Master Servicer. In the case of Mortgage Loans that represent participation interests in a mortgage loan, the Trustee's or the Master Servicer's enforcement rights may be limited in the event of default by the related borrower.

   In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a Mortgage Loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a Mortgage Loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

   Other multifamily and commercial properties located in the areas of the Mortgaged Properties and of the same types as the Mortgaged Properties compete with the Mortgaged Properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgaged Property may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

   It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

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
   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

   Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

   Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the
Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

   Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

   Risks Particular to Retail Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping malls and shopping centers, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

   Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at such locations (which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property.

BALLOON PAYMENTS; BORROWER DEFAULT

   Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While the Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if an instrument of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

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
   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

LEASES AND RENTS

   Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath such property. Such liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner or operator's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, such owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where such person's hazardous substances were disposed.

   Although the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), provides an exemption from the definition of "owner" for lenders whose primary indicia of ownership in a particular property is the holding of a security interest, lenders may forfeit, as a result of their actions with respect to particular borrowers, their secured creditor exemption and be deemed an owner or operator of property such that they are liable for remediation costs. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" herein. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks". There can be no assurance that any such requirements of a Pooling Agreement will effectively insulate the related Trust Fund from potential liability for a materially adverse environmental condition at a Mortgaged Property.

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
SPECIAL HAZARD LOSSES

   Unless otherwise specified in a Prospectus Supplement, the Master Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, the Master Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. In addition, certain other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Code. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA or Section 4975 of the Code are urged to consult their own counsel regarding the consequences under ERISA or the Code of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

   Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates".

BOOK-ENTRY REGISTRATION

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DELINQUENT MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past-due (i.e. beyond any applicable grace period); provided, however, that such delinquent Mortgage Loans may only constitute up to, but not including, 20% (by principal balance) of the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans may be performed by a Special Servicer. When a Mortgage Loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related Mortgaged Property. In such cases, the related borrower may not have an incentive to continue to perform under the subject Mortgage Loan. In addition, when the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan and all mortgage loans senior thereto. In such cases, the related borrower will be required to pay a portion of such items from sources other than cash flow from the related Mortgaged Property. If the related borrower ceases to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur. Credit Support provided with respect to a particular Series of Certificates may not cover all losses related to delinquent Mortgage Loans and, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), (ii) pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Bear Stearns Commercial Mortgage Securities Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes or other evidences of indebtedness (the "Mortgage Notes") secured by liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of
(i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") and mobile home parks, (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein) and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land (the "Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Such liens may be created by mortgages, deeds of trust and similar security instruments (the "Mortgages"). Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the Mortgage Loans included in the Trust Fund for a particular Series of Certificates may be delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

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   Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

   A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

   In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by

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
the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

   Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

   Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming bankrupt or insolvent, as well as fundamental aspects of real estate such as location and market demographics.

   The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause such tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

   Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

   Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the retail properties.

   Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to

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
generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or the economy of the area in which the Mortgaged Property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described herein. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

   Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had individual principal balances at origination of not less than $25,000,
(ii) have had original terms to maturity of not more than 40 years and (iii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,
(ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average original

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
Loan-to-Value Ratio of the Mortgage Loans, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan,
(viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

   MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans

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
described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.

CREDIT SUPPORT

   If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support arrangements, such as letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor or counterparty, will be described in the Prospectus Supplement for a series of Certificates.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related

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Trust Fund. The Prospectus Supplement with respect to any series of
Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such Prepayment Interest Shortfalls will be allocated among the classes of such Certificates. If so specified in the Prospectus Supplement for a series of Certificates, the Master Servicer for such series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such Prepayment Interest Shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

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   The extent to which the yield to maturity of a class of Offered
Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

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   The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund) is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables

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

and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

   A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as and to the extent described in the related Prospectus Supplement, to receive principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending on the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payments schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

   Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, provides that its scheduled payment will adjust less frequently than its Mortgage Rate or provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

   Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                THE DEPOSITOR

   Bear Stearns Commercial Mortgage Securities Inc., the Depositor, is a Delaware corporation organized on April 20, 1987. It has remained inactive until the filing of the Registration Statement of which this Prospectus is a part. The primary business of the Depositor is to acquire Mortgage Assets and sell interests therein or bonds secured thereby. It is an affiliate of Bear, Stearns & Co. Inc. The Depositor maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

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
                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates");
(iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (viii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity" and "--Book-Entry Registration".

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

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   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either
(i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, all or a portion of the Master Servicer's servicing compensation) that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, will be further reduced by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

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ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer, a Special Servicer or the Trustee if, in the good faith judgment of the Master Servicer, a Special Servicer or the Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by the Master Servicer, a Special Servicer or the Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by the Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of the Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

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REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, the Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
    (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as the reporting party deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent in varying degrees (including specific identification of Mortgage Loans that are more than 60 days delinquent or in foreclosure);

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

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     (xiv) to the extent not otherwise reflected through the information furnished pursuant to subclauses (x) and (xiii) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

   If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

   The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

   Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

   The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

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BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   To facilitate subsequent transfer, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

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   Unless otherwise provided in the related Prospectus Supplement, the only
"Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

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                    DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include the Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer or Special Servicer. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the Master Servicer or a Special Servicer for the related series will not be allocated Voting Rights.

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James
G. Reichek.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

   With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or

                               47
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a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will require that the Depositor or another party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

   The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement;
(ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such

                               48
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breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund, and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

   The Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between the Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. The Master Servicer will be required to monitor the performance of

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Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of the Master Servicer including the ability to appoint subservicers to the extent specified in the related Prospectus Supplement. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement.

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

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     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

   Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Trustee or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, a Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the

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    Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received that were identified and applied by the Master Servicer or a Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any instrument of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer, the Trustee or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any instrument of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, a Special Servicer, the Trustee or other specified person for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it that, in the good faith judgment of the Master Servicer, Special Servicer, Trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause
    (iii) above made by it and the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of Trustee;

     (x) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xi) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any instrument of Credit Support;

     (xiii) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

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     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
    Consequences--Federal Income Tax Consequences for REMIC
    Certificates--Taxes That May Be Imposed on the REMIC Pool";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

     (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

   The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the Special Servicer for a series of Certificates will be required to monitor any Mortgage Loan in the related Trust Fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

   The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

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   A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Special Servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

   If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which one or more REMIC elections have been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

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   If Liquidation Proceeds collected with respect to a defaulted Mortgage
Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Special Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the

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full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund and any Special Servicer's compensation with respect to a Series of Certificates will come from payments or other collections on or with respect to Specially Serviced Mortgage Loans and REO Properties. Because that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, the Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

   If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

EVIDENCE AS TO COMPLIANCE

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require, on or before a specified date in each year, the Master Servicer to cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially

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similar to each other (which may include such Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

   Each Pooling Agreement will also require, on or before a specified date in each year, the Master Servicer to furnish to the Trustee a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under such Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

   The entity serving as Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, any Special Servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor or any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or

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desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

   Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Master Servicer under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

   No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and

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unless Certificateholders of the same series entitled to not less than 25%
(or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

   Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

   The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as

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Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer or Special Servicer and its affiliates. If and to the extent specified under the related Pooling Agreement, certain functions of the Trustee may be performed by a fiscal agent under certain circumstances.

DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of the Master Servicer for such series of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account for such series by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

   If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee.

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   Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of Certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any instrument of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if an instrument of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any

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reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such instrument of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) and, in some deed of trust transactions, the directions of the beneficiary.

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LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room revenues are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default. See "--Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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   Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a Mortgaged Property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's

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right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to

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force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

   Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. The ground leases that secure the Mortgage Loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

   In addition to the foregoing protections, a leasehold mortgagee may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, although the enforceability of such a provision has not been established. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

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COOPERATIVE SHARES

   Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

   Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency. See "--Anti-Deficiency Legislation".

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the lender's lien may be transferred to other collateral and/or the outstanding amount of the secured loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f)

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of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

   The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the borrowers' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition,
Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of such remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

   Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under
Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

   Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement

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relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

   Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the related Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations periods if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of the bankruptcy.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a Mortgage Loan is originated or transferred to the related Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

   For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

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ENVIRONMENTAL RISKS

   A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the Mortgage Loans. Such environmental risks may give rise to (i) a diminution in value of property securing a Mortgage Loan or the inability to foreclose against such property or (ii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien"), including those of existing mortgages; in these states, the lien of the mortgage for any Mortgage Loan may lose its priority to such a superlien.

   Under the federal Comprehensive Response Compensation and Liability Act ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties ("PRPs"), including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

   Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. A 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. In response to the Fleet Factors case, the Environmental Protection Agency ("EPA") promulgated a rule in 1992 intended to reduce interpretive uncertainties that surrounded the scope of the secured lender exemption to liability under CERCLA. The rule, which the EPA stated would be entitled to deference in CERCLA cost recovery actions brought against lenders by private parties, clarified the scope of the secured creditor exemption and identified specific types of actions that, if taken by a lender, would preclude application of the exemption. In the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), the Court of Appeals for the District of Columbia vacated the EPA's lender liability rule. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996" (the "Asset Conservation Act"), which substantially protects lenders and fiduciaries from liability for the environmental obligations of borrowers and beneficiaries. The Asset Conservation Act includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Environment clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders if such remedial costs were incurred.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a Mortgage Loan could be subject to such transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

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   The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

   To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that the Master Servicer, acting on behalf of the related Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". There can be no assurance that any environmental site assessment obtained by the Master Servicer will detect all possible environmental contamination or conditions or that the other requirements of the related Pooling Agreement, even if fully observed by the Master Servicer, will in fact insulate the related Trust Fund from liability with respect to environmental matters.

   Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

   If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations, as set forth in the Garn Act and the regulations promulgated thereunder), the Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

   Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice

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the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

   The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the related Trust Fund will not be deemed to be a "holder in due course" within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on the ability to foreclose and to certain contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted under the laws of such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who

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are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any instrument of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, in the event such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

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   A lender may avoid forfeiture of its interest in the property if it established that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

   In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.

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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

   For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

   General. With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for FASIT Certificates and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

   Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.

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For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

   Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received

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either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

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   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

   Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued

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interest that relates to a period prior to the issue date of the Regular
Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the

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

beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on
(i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

   In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified de minimis amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and

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a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all such qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all such qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable

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rates, as having qualified stated interest, except to the extent that initial
"teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage
Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as

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described above in the third paragraph under "Original Issue Discount")
remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period

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(currently more than one year). Such gain will be treated as ordinary income
(i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

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
TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable

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income during certain periods may exceed the income reflected by such
Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

   Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as

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original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

   Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code
Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on

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such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code
Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

   Tax-Related Restrictions on Transfer of Residual Certificates

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool, if the Disqualified Organization is required, pursuant to a binding contract, to sell such Residual Certificate, which sale occurs within seven days after the Startup Days, a tax would be imposed in an amount equal to the product of
(i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount

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of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

   The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the

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transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   Sale or Exchange of a Residual Certificate

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

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   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark-to-Market Regulations

   The Service has issued regulations (the "Mark-to-Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage,
(c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve

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fund by a Residual Certificateholder, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed
(i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in

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another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion

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of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC
Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S.
Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

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FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
ELECTION IS MADE

 STANDARD CERTIFICATES

 General

   In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

 Tax Status

   Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
    Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

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     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 Premium and Discount

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and
Expense--Premium".

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

   Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage

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Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 STRIPPED CERTIFICATES

 General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped

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coupons" with respect to interest payments. For purposes of this discussion,
Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

   The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and
(iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992, assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further pursuant to these final regulations the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Code Section 1273(a)(3), or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

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 Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

 Taxation of Stripped Certificates

   Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Sale or

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Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

   If and to the extent set forth in the Prospectus Supplement relating to a particular Series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ("FASITs") within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

   FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related Prospectus Supplement will describe the Federal income tax consequences of such election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

   The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".

TAXATION OF CERTAIN FOREIGN INVESTORS

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".

                      STATE AND OTHER TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans in connection with the investment of Plan assets.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, a Special Servicer or any Sub-Servicer or the Trustee or an affiliate thereof, either: (a) has discretionary authority or control with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

   Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such governmental and church plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN ASSET REGULATIONS

   A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations ("Plan Asset Regulations") of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans, certain employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets) is not "significant". For this purpose, the Plan Asset Regulations provide, in general, that participation in an entity, such as a Trust Fund, is "significant" if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as Certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to Plans apply with respect to a Series of Certificates, there can be no assurance that benefit plan investors will not own at least 25% of a class of Certificates.

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve one or more prohibited transactions under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

   Several underwriters of mortgage-backed securities have applied for and obtained from DOL individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

   Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

   The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

   The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies, (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and (iii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on (a) a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or (b) one or more parcels of real estate upon which are located one or more commercial structures will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for such enactments limiting to various extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss.1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss.1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. ss.ss.703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

   All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific

"high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                            METHOD OF DISTRIBUTION

   The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

   The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Offered Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

   If specified in the Prospectus Supplement relating to a Series of Offered Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein (including Originators of Mortgage Loans) may purchase some or all of one or more Classes of Offered Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement. Pursuant to this Prospectus and the related Prospectus Supplement, such purchaser may thereafter from time to time offer and sell some or all of such Certificates directly, or through one or more underwriters to be designated at the time of the offering of such Certificates, or through dealers (whether acting as agent or as principal) or in such other manner as may be specified in the related Prospectus Supplement.

Such offering may be restricted in the manner specified in the related Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

   If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Offered Certificates will be set forth in the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

   In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Offered Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

   It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all Offered Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that the Depositor will indemnify the several underwriters, and each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

   The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

   The Depositor anticipates that the Offered Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

   If and to the extent required by applicable law or regulation, this Prospectus will be used by Bear, Stearns & Co. Inc., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Offered Certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                LEGAL MATTERS

   The validity of the Certificates of each series will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                       INDEX OF SIGNIFICANT DEFINITIONS

1986 Act .....................................          79
1997 Statement ...............................         105
A
Accrual Certificates .........................      13, 40
Accrued Certificate Interest .................          40
ADA ..........................................          74
ARM Loans ....................................          31
Asset Conservation Act .......................          71
B
Book-Entry Certificates ......................      15, 39
call risk ....................................      18, 36
capital asset ................................          84
C
Cash Flow Agreement ..........................      11, 32
Cash Flow Agreements .........................           1
CERCLA .......................................      23, 71
Certificate ..................................          47
Certificate Account ..........................  11, 32, 50
Certificate Balance ..........................       2, 12
Certificate Owner ............................      15, 45
Certificateholders ...........................           2
Certificates .................................           9
Code .........................................      15, 76
commercial mortgage-related securities .......         105
Commercial Properties ........................      10, 26
Commission ...................................           3
Companion Class ..............................      14, 41
Controlled Amortization Class ................      14, 41
Cooperatives .................................          26
CPR ..........................................          35
Credit Support ...............................   1, 11, 32
Crime Control Act ............................          74
Cut-Off Date .................................          13
D
Debt Service Coverage Ratio ..................          29
defective obligation .........................          78
Definitive Certificates ......................      15, 39
Depositor ....................................          26
Determination Date ...........................      33, 40
Direct Participants ..........................          45
Disqualified Organization ....................          90
Distribution Date ............................          13
Distribution Date Statement ..................          43
DOL ..........................................         103
DTC .........................................3, 15, 39, 45
Due Dates ....................................          30
Due Period ...................................          33
E
EPA ..........................................          71

                               109

Equity Participation .........................          30
ERISA ........................................     15, 102
Events of Default ............................          58
excess inclusion .............................          24
Exchange Act .................................           3
extension risk ...............................      18, 36
F
FAMC .........................................          10
FASIT ........................................          76
FASITs .......................................         101
FFIEC ........................................         105
FHLMC ........................................          10
FNMA .........................................          10
Foreign Investors ............................          90
G
Garn Act .....................................          72
GNMA .........................................          10
I
Indirect Participants ........................          45
Insurance and Condemnation Proceeds ..........          51
L
L/C Bank .....................................          62
Limitations on Deduction of Certain Expenses .          95
Liquidation Proceeds .........................          51
Loan-to-Value Ratio ..........................          29
Lock-out Date ................................          30
Lock-out Period ..............................          30
M
Mark-to-Market Regulations ...................          92
Master Servicer ..............................        3, 9
MBS ..........................................       1, 25
MBS Agreement ................................          31
MBS Issuer ...................................          31
MBS Servicer .................................          31
MBS Trustee ..................................          31
Mortgage Asset Pool ..........................           1
Mortgage Asset Seller ........................          26
Mortgage Assets ..............................          26
Mortgage Loans ...............................    1, 9, 25
Mortgage Notes ...............................          26
Mortgage Rate ................................      10, 30
mortgage related securities ..................     16, 104
mortgage related security ....................         105
Mortgaged Properties .........................          26
Mortgaged Property ...........................           1
mortgagee-in-possession ......................          54
Mortgages ....................................          26
Multifamily Properties .......................       9, 26
N
Net Leases ...................................          29
net of expense ...............................          29

                               110

Net Operating Income .........................          29
noneconomic residual interest ................          90
Nonrecoverable Advance .......................          42
Non-SMMEA Certificates .......................         104
Non-U.S. Person ..............................          94
Notional Amount ..............................      12, 40
numerous obligors ............................         105
O
OCC ..........................................         105
Offered Certificates .........................           1
OID Regulations ..............................          79
operator .....................................          54
Original Issue Discount ......................          84
Originator ...................................          26
P
PAC ..........................................          36
Participants .................................      25, 45
Parties in Interest ..........................         103
Pass-Through Entity ..........................          89
Pass-Through Rate ............................       2, 12
Permitted Investments ........................          50
Plan Asset Regulations .......................         103
Plans ........................................         102
Policy Statement .............................         105
Pooling Agreement ............................      12, 47
portfolio interest ...........................          94
prepayment ...................................          35
Prepayment Assumption ........................          80
Prepayment Interest Shortfall ................          33
Prepayment Premium ...........................          30
Prospectus Supplement ........................           1
PRPs .........................................          71
R
Random Lot Certificates ......................          79
Rating Agency ................................          16
real estate mortgage investment conduit ......           2
real estate mortgage investment conduits .....          15
Record Date ..................................          40
Regular Certificateholder ....................          79
Regular Certificates .........................          76
Related Proceeds .............................          42
Relief Act ...................................          73
REMIC ........................................       2, 15
REMIC Certificates ...........................          76
REMIC Pool ...................................          76
REMIC Regulations ............................          76
REO Property .................................          49
Residual Certificateholders ..................          86
Residual Certificates ........................          76
RICO .........................................          74

                               111

S
SBJPA of 1996 ................................          77
Section 42 Properties ........................          21
Securities Act ...............................         107
Senior Certificates ..........................      12, 39
Series .......................................           1
Service ......................................          78
Servicing Standard ...........................          49
SMMEA ........................................     16, 104
SPA ..........................................          35
Special Servicer .............................    3, 9, 50
Standard Certificateholder ...................          96
Standard Certificates ........................          96
Stripped Certificateholder ...................         100
Stripped Certificates ........................      96, 98
Stripped Interest Certificates ...............      12, 39
Stripped Principal Certificates ..............      12, 39
Subordinate Certificates .....................      12, 39
Sub-Servicer .................................          49
Sub-Servicing Agreement ......................          49
superlien ....................................          71
super-premium ................................          80
T
TAC ..........................................          36
Title V ......................................          73
Treasury .....................................          76
Trust Assets .................................           2
Trust Fund ...................................           1
Trustee ......................................        3, 9
U
UCC ..........................................          64
U.S. Person ..................................          91
V
Voting Rights ................................          44
W
Warranting Party .............................          48

(GRAPH OF 365-405 Fifth Avenue Property)
365-405 Fifth Avenue Property
Naples, FL


(GRAPH OF Mears Park Corner Property)
Mears Park Corner
St. Paul, MN


(GRAPH OF Continental Plaza Property)
Continental Plaza
Kirkland, WA


(GRAPH OF Shaw's Cove Property)
Shaw's Cove VI
New London, CT


(GRAPH OF Clairemont Village Property)
Clairemont Village
San Diego, CA


(GRAPH OF Carmel Country Property)
Carmel Country Plaza
San Diego, CA


(GRAPH OF Park Plaza on Marine Property)
Park Plaza on Marine
Baldwin Park, CA

(GRAPH OF PROPERTY)
127-131 Second Avenue
New York, NY



(GRAPH OF PARKING PALACE PROPERTY)
Parking Palace
San Diego, CA


(GRAPH OF HOLIDAY INN EXPRESS PROPERTY)
Holiday Inn Express
Springfield, VT


(GRAPH OF SUNSHINE VALLEY MOBILE HOME PARK PROPERTY)
SUNSHINE VALLEY MOBILE HOME PARK
Chandler, AZ

(GRAPH OF COOPER RIVER APARTMENTS PROPERTY)
Cooper River Apartments
Collingswood, NJ


(GRAPH OF RIO ENTERTAINMENT PLAZA PROPERTY)
Rio Entertainment Plaza
Gaithersburg, MD


(GRAPH OF COAST DISTRIBUTING PROPERTY)
Coast Distributing
San Diego, CA

(GRAPH OF 5050 NORTH 40TH STREET PROPERTY)
5050 North 40th Street
Phoenix, AZ


**************

                           TEXT FOR DISKETTE LABEL

                   Prospectus Supplement dated May 26, 1998
                       To Prospectus dated May 26, 1998

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                Commercial Mortgage Pass-Through Certificates,
                                Series 1998-C1

-----------------------------------------------------------------------------
                        (Microsoft Excel Version 5.0)

   This diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File "BS98C1.XLS" is a Microsoft Excel,(1) Version 5.0 spreadsheet. The Spreadsheet File provides, in electronic format, all of the information shown in Annex A of the Prospectus Supplement dated May 26, 1998 (the "Prospectus Supplement"). The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Bear, Stearns & Co. Inc. at (212) 272-4192 to receive an original copy of the diskette. As a precautionary measure, scan this diskette for computer viruses before opening. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.

   Open the file as you would normally open any Spreadsheet File in Microsoft Excel. After the Spreadsheet File is opened, a legend will be displayed. READ THE LEGEND CAREFULLY. The data in the Spreadsheet File that corresponds to the information shown in Annex A is in the worksheet labeled "ANNEX A".
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATIONS IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                 PAGE
                                             -----------
Summary of Prospectus Supplement ...........      S-9
Risk Factors ...............................     S-30
Description of the Mortgage Pool ...........     S-39
Description of the Certificates ............     S-74
Yield and Maturity Considerations ..........     S-95
Servicing of the Mortgage Loans ............    S-101
Certain Federal Income Tax Consequences ....    S-113
Method of Distribution .....................    S-114
Legal Matters ..............................    S-114
Ratings ....................................    S-115
Legal Investment Considerations ............    S-115
ERISA Considerations .......................    S-116
Index of Principal Definitions .............    S-119
Mortgage Loan Schedule......................    ANNEX A
Forms of Servicing Reports .................    ANNEX B

                                  PROSPECTUS

 Prospectus Supplement....................   2
Available Information ...................    3
Incorporation of Certain Information by
 Reference ..............................    3
Summary of Prospectus ...................    9
Risk Factors ............................   17
Description of Trust Funds ..............   25
Yield and Maturity Considerations  ......   32
The Depositor ...........................   38
Use of Proceeds .........................   39
Description of the Certificates  ........   39
Description of the Pooling Agreements  ..   47
Description of Credit Support ...........   61
Certain Legal Aspects of Mortgage Loans     63
Certain Federal Income Tax Consequences .   76
State and Other Tax Considerations  .....  102
ERISA Considerations ....................  102
Legal Investment ........................  104
Method of Distribution ..................  106
Legal Matters ...........................  107
Financial Information ...................  107
Rating ..................................  108
Index of Principal Terms ................  109

                                 $655,773,143

                           BEAR STEARNS COMMERCIAL
                           MORTGAGE SECURITIES INC.

                                  DEPOSITOR
                       COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1998-C1

  CLASS A-1 CERTIFICATES ........................................ $129,564,000
  CLASS A-2 CERTIFICATES  ....................................... $417,211,428
  CLASS B CERTIFICATES  ......................................... $ 35,736,956
  CLASS C CERTIFICATES  ......................................... $ 32,163,260
  CLASS D CERTIFICATES  ......................................... $ 32,163,260
  CLASS E CERTIFICATES  ......................................... $  8,934,239

                            PROSPECTUS SUPPLEMENT

                         [BEAR, STEARNS & CO. INC. LOGO]

                                       , 1998

                           BEAR, STEARNS & CO. INC.